     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1997


                                                      REGISTRATION NO. 333-26091
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         BOOTH CREEK SKI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                                84-1359604
            (State or Other Jurisdiction                                   (I.R.S. Employer
          of Incorporation or Organization)                             Identification Number)

                           and subsidiary guarantors
                              TRIMONT LAND COMPANY
                             SIERRA-AT-TAHOE, INC.
                              BEAR MOUNTAIN, INC.
                       BOOTH CREEK SKI ACQUISITION CORP.
                       WATERVILLE VALLEY SKI RESORT, INC.
                        MOUNT CRANMORE SKI RESORT, INC.
                                SKI LIFTS, INC.
                           GRAND TARGHEE INCORPORATED
                                B-V CORPORATION
                                TARGHEE COMPANY
                               TARGHEE SKI CORP.
     (Exact name of registrants as specified in their respective charters)

                     CALIFORNIA                                               94-1640750
                      DELAWARE                                                68-0305344
                      DELAWARE                                                33-0679795
                      DELAWARE                                                84-1359820
                      DELAWARE                                                02-0492684
                      DELAWARE                                                02-0492680
                     WASHINGTON                                               91-0412837
                      DELAWARE                                                82-0307639
                       WYOMING                                                84-1398702
                      DELAWARE                                                84-1360243
                      DELAWARE                                                68-0393702
           (State or Other Jurisdiction of                                 (I.R.S. Employer
           Incorporation or Organization)                               Identification Number)
                                                     7990
                           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                            ------------------------

                                                                           NANCI N. NORTHWAY
                                                              VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                                                    BOOTH CREEK SKI HOLDINGS, INC.
           HIGHWAY 267 AND NORTHSTAR DRIVE                          HIGHWAY 267 AND NORTHSTAR DRIVE
              TRUCKEE, CALIFORNIA 96160                                TRUCKEE, CALIFORNIA 96160
                   (916) 562-1010                                           (916) 562-1010
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
   INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                               NUMBER,
                  EXECUTIVE OFFICE)                           INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                 BRUCE A. TOTH
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5723
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
PUBLIC: As soon as practicable after the effective date of this Registration Statement.


    If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

================================================================================

                         BOOTH CREEK SKI HOLDINGS, INC.

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

 ITEM
NUMBER                         ITEM                                   LOCATION IN PROSPECTUS
------                         ----                                   ----------------------
  1.     Forepart of Registration Statement and Outside
           Front Cover Page of Prospectus................  Outside Front Cover Page
  2.     Inside Front and Outside Back Cover Pages of
           Prospectus....................................  Inside Front Cover Page; Outside Back Cover
                                                           Page
  3.     Risk Factors, Ratio of Earnings to Fixed Charges
           and Other Information.........................  Summary; Risk Factors; Selected Combined
                                                             Financial Data; Pro Forma Financial
                                                             Information
  4.     Terms of the Transaction........................  Outside Front Cover Page; Summary;
                                                           Description of the Notes; The Exchange Offer;
                                                             Certain U.S. Federal Income Tax
                                                             Considerations
  5.     Pro Forma Financial Information.................  Pro Forma Financial Information
  6.     Material Contracts with the Company Being
           Acquired......................................  Inapplicable
  7.     Additional Information Required.................  Inapplicable
  8.     Interests of Named Experts and Counsel..........  Legal Matters; Experts
  9.     Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities...................................  Inapplicable
 10.     Information with Respect to S-3 Registrants.....  Inapplicable
 11.     Incorporation of Certain Information by
           Reference.....................................  Inapplicable
 12.     Information with Respect to S-3 or S-2
           Registrants...................................  Inapplicable
 13.     Incorporation of Certain Information by
           Reference.....................................  Inapplicable
 14.     Information with Respect to Registrants other
           than S-3 or S-2 Registrants...................  Outside Front Cover Page; Summary; Risk
                                                           Factors; The Transactions; Capitalization;
                                                             Pro Forma Financial Information; Selected
                                                             Combined Financial Data; Management's
                                                             Discussion and Analysis of Financial
                                                             Condition and Results of Operations;
                                                             Business; Management; Certain Transactions;
                                                             Ownership and Control; Description of
                                                             Certain Indebtedness; Description of the
                                                             Notes
 15.     Information with Respect to S-3 Companies.......  Inapplicable
 16.     Information with Respect to S-3 or S-2
           Companies.....................................  Inapplicable
 17.     Information with Respect to Companies Other than
           S-3 or S-2 Companies..........................  Inapplicable

 ITEM
NUMBER                         ITEM                                   LOCATION IN PROSPECTUS
------                         ----                                   ----------------------
 18.     Information if Proxies, Consents or
           Authorizations are to be Solicited............  Inapplicable
 19.     Information if Proxies, Consents or
           Authorizations are not to be Solicited or in
           an Exchange Offer.............................  Management; Ownership and Control; Certain
                                                             Transactions

PROSPECTUS


                         BOOTH CREEK SKI HOLDINGS, INC.
              OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS
                     SERIES B 12 1/2% SENIOR NOTES DUE 2007
            WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR
               EACH $1,000 IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                    12 1/2% SENIOR NOTES DUE 2007, OF WHICH
                  $116,000,000 PRINCIPAL AMOUNT IS OUTSTANDING

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                      ON AUGUST 13, 1997, UNLESS EXTENDED.

                            ------------------------

     Booth Creek Ski Holdings, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its Series B 12 1/2% Senior Notes due 2007 (the "New Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 12 1/2% Senior Notes due 2007 (the "Old Notes"), of which $116,000,000 principal amount is outstanding. The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace), except that the New Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Old Notes in certain circumstances relating to the timing of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of March 18, 1997 (the "Indenture"), among the Company, the Guarantors (as defined herein) and Marine Midland Bank, as trustee (the "Trustee"). The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Notes."

     Interest on the Notes will be paid in cash semi-annually on March 15 and September 15 of each year, commencing on September 15, 1997. The Notes will mature on March 15, 2007 and are not subject to any sinking fund requirement. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, the Company, at its option, may redeem in the aggregate up to 30% of the original principal amount of the Notes at any time and from time to time prior to March 15, 2000 at 112.5% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, with the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein), provided that at least $77.0 million of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of the Notes -- Optional Redemption."

     Upon a Change of Control (as defined herein), each holder of the Notes will be entitled to require the Company to repurchase such holder's Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date. See "Description of the Notes -- Change of Control Offer." In addition, the Company is obligated in certain instances to make an offer to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with the net cash proceeds of certain asset sales. See "Description of the Notes -- Certain Covenants -- Limitation on Certain Asset Sales."

     The New Notes will be general senior unsecured obligations of the Company ranking pari passu with all other existing and future senior indebtedness of the Company and senior to any subordinated indebtedness of the Company. The New Notes will be unconditionally guaranteed, on a senior unsecured basis, jointly and severally by certain Restricted Subsidiaries (as defined herein) of the Company. The New Notes and the Guarantees (as defined herein) will be effectively subordinated to all secured indebtedness of the Company and the Guarantors, including indebtedness under the Senior Credit Facility (as defined herein). In addition, the New Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. As of May 2, 1997 the Company had approximately $3.4 million of senior indebtedness outstanding (other than the Notes and the Guarantees). In addition, the Company would have had $12.0 million of additional borrowing availability under the Senior Credit Facility. See "Capitalization." For
                                                        (Continued on Next Page)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 21 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


                 THE DATE OF THIS PROSPECTUS IS JULY 14, 1997.

(Continued from Cover Page)

the twelve months ended October 31, 1996 after giving pro forma effect to the Transactions, earnings would have been inadequate to cover fixed charges by $13.0 million. See "Risk Factors -- High Level of Indebtedness and Leverage."


     The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on August 13, 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions.


     The Old Notes were sold in an aggregate principal amount of $110.0 million by the Company on March 18, 1997 to CIBC Wood Gundy Securities Corp. (the "Initial Purchaser") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. An additional $6.0 million aggregate principal amount of Old Notes were sold by the Company on April 25, 1997 to the Initial Purchaser pursuant to the exercise of an option by the Initial Purchaser in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. These transactions are collectively hereinafter referred to as the "Initial Offering." The Initial Purchaser subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement (as defined herein) entered into by the Company and the Guarantors in connection with the Initial Offering. See "The Exchange Offer."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. See "The Exchange Offer -- Resale of the New Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of marketmaking activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

     There has not previously been any public market for the Old Notes or the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. See "Risk Factors -- Absence of a Public Market." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

     The New Notes will be available initially only in book-entry form and the Company expects that the New Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Note, New Notes in certificated form will be issued in exchange for the Global Note only under the limited circumstances set forth in the Indenture. See "Description of the Notes -- Book-Entry, Delivery and Form."

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company and the Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company and the Guarantors to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company and the Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent auditors and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                           FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), CONCERNING FUTURE OPERATIONS OF THE COMPANY. WHEN USED IN THIS DOCUMENT, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE" AND "EXPECT" AND SIMILAR EXPRESSIONS ARE GENERALLY INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY OR ITS MANAGEMENT, ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE ITEMS IDENTIFIED UNDER "RISK FACTORS." THE COMPANY DOES NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

     The term "day skier" generally refers to a skier or snowboarder who lives in a resort's regional ski market and skis or snowboards for one day before returning home.

     The terms "EBITDA," "EBITDA margin" and "resort cash flow" are referred to in various places in this Prospectus. "EBITDA" represents income from operations before depreciation and amortization expense and the non-cash cost of real estate sales. "EBITDA margin" is EBITDA divided by total revenue. "Resort cash flow" represents, with respect to a particular resort for a given period, the EBITDA of the resort for such period before deducting corporate overhead charges allocated to the resort for such period. Although EBITDA and resort cash flow are not measures of performance under United States generally accepted accounting principles ("GAAP"), the terms are presented because management believes they provide useful information regarding a company's ability to incur and service debt. Neither EBITDA nor resort cash flow should be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. In addition, "EBITDA," "EBITDA margin" and "resort cash flow" as determined by the Company may not be comparable to the related or similar measures as reported by other companies and do not represent funds available for discretionary use.

     "Guarantors" refers to all Restricted Subsidiaries of the Company having either assets or stockholders' equity in excess of $20,000. As of the date of this Prospectus, the Guarantors consist of (i) Trimont Land Company, a California corporation and operator of Northstar-at-Tahoe, (ii) Sierra-at-Tahoe, Inc., a Delaware corporation and operator of Sierra-at-Tahoe, (iii) Bear Mountain, Inc., a Delaware corporation and operator of Bear Mountain, (iv) Waterville Valley Ski Resort, Inc., a Delaware corporation and operator of Waterville Valley, (v) Mount Cranmore Ski Resort, Inc., a Delaware corporation and operator of Mt. Cranmore, (vi) Booth Creek Ski Acquisition Corp., a Delaware corporation and direct owner of Waterville Valley Ski Resort, Inc. and Mount Cranmore Ski Resort, Inc., (vii) Ski Lifts, Inc., a Washington corporation and operator of Snoqualmie Pass, (viii) Grand Targhee Incorporated, a Delaware corporation and operator of Grand Targhee, (ix) B-V Corporation, a Wyoming corporation and a wholly-owned subsidiary of Grand Targhee Incorporated, (x) Targhee Company, a Delaware corporation and a wholly-owned subsidiary of Grand Targhee Incorporated, and (xi) Targhee Ski Corp., a Delaware corporation and a wholly-owned subsidiary of Grand Targhee Incorporated. As of the date of this Prospectus, the Company's only Unrestricted Subsidiary, which will not be a Guarantor, holds certain developmental real property formerly owned by Ski Lifts, Inc.

     The term "regional overnight skier" generally refers to a skier or snowboarder who lives in a resort's regional ski market and lodges in the vicinity of the resort to ski or snowboard for more than one day before returning home.

     The term "regional resort" refers to a resort that primarily serves a regional ski market.

     The term "regional ski market" generally refers to a market that lies within a 200 mile radius (or three hours driving time) of a resort.

     "Restricted Group" means Booth Creek and its Restricted Subsidiaries (as defined in "Description of the Notes -- Certain Definitions") as of the date of this Prospectus.

     "Revenue per skier day" represents a resort's total revenue from resort operations, excluding revenues earned from real estate and timber sales, for a given period divided by such resort's total skier days for the same period.

     "Skier day" represents one skier or snowboarder visiting one ski resort for one day, including skiers and snowboarders using complimentary and season passes. Calculation of skier days requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier days are immaterial.

     The term "ski season" generally refers to the period during which resorts offer skiing or snowboarding to paying guests. Depending on the location of the resort, the natural snowfall patterns and/or the amount of snowmaking, the ski season can range from early November to late May, although the Company's resorts typically close in April.

     "Ticket yield" is the ratio of the average ticket price paid by all guests to the price of a full price weekend adult ticket. The ticket yield reflects the impact of discounting and promotions and the mix of ticket types (adult, children, complimentary, multi-day, season passes, etc.)

     The term "vertical drop" generally refers to the change in elevation from the highest skiable point to the base of the mountain.

     "Vertical transfer feet per hour" ("VTFH") is the number of people lifted 1,000 vertical feet per hour.

     Market data used throughout this Prospectus were obtained from internal company surveys, industry publications and currently available information. The sources for this data include, without limitation, the 1995/96 Kottke National End of Season Survey, the Sporting Goods Manufacturers Association, RRC Associates and the National Skier/Boarder Opinion Survey. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy and completeness of such information. The Company has not independently verified such market data. Similarly, internal Company surveys, while believed by the Company to be reliable, have not been verified by any independent sources.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, the "Company" or "Booth Creek" refers to Booth Creek Ski Holdings, Inc. and its subsidiaries, after giving effect to the Acquisitions (as defined), unless the context otherwise requires. Since November 27, 1996 the Company has acquired the Northstar-at-Tahoe ("Northstar") and Sierra-at-Tahoe ("Sierra") ski resorts in the Lake Tahoe region of Northern California, the Bear Mountain ski resort (together with Northstar and Sierra, the "California Resorts") in Southern California, the Waterville Valley and Mt. Cranmore ski resorts in New Hampshire (the "New Hampshire Resorts"), the Snoqualmie Pass ski resort complex, which consists of four separate and distinct resorts ("Snoqualmie Pass") in the Cascade Mountains of Northwest Washington and the Grand Targhee ski resort ("Grand Targhee") in the Grand Tetons in Wyoming. References in this Prospectus to the closing date of the Initial Offering shall mean March 18, 1997. Please refer to "Certain Definitions and Market and Industry Data" beginning on page 4 for the definitions of certain terms used in this Prospectus.

                                  THE COMPANY

     Booth Creek owns and operates seven ski resort complexes encompassing ten separate resorts, making the Company the fourth largest operator in North America based on approximately 1.8 million skier days recorded during the 1995/96 ski season. Booth Creek primarily operates regional ski resorts which, in the aggregate, attract approximately 85% of their guests from their regional ski markets, within a 200 mile driving radius of each resort. The Company's properties offer approximately 8,150 acres of skiable terrain, 354 trails, 89 lifts (including 12 high-speed lifts) and on-mountain capacity to accommodate approximately 50,000 guests daily. For the twelve months ended October 31, 1996 and the six months ended May 2, 1997, the Company's resorts generated approximately $82.1 million and $71.2 million of pro forma revenue, respectively, $3.1 million and $8.8 million of pro forma operating income, respectively and ($8.4 million) and $805,000 of pro forma net income (loss), respectively. For the twelve months ended October 31, 1996 and the six months ended May 2, 1997, the Company's resorts generated approximately $20.7 million and $16.7 million of adjusted pro forma EBITDA, respectively.

     The Company has acquired an attractive group of resort properties primarily located near major skiing populations. According to the Sporting Goods Manufacturers Association, the average American skier skied approximately 3.3 days during the 1995/96 ski season, of which approximately 80% of visits were at regional ski resorts. The Company's resorts are located near approximately 26% of all skiers in the United States, including four of the five largest regional ski markets: Los Angeles/San Diego, San Francisco/Sacramento, Boston and Seattle/Tacoma. The Company believes this geographical diversification serves to limit the Company's exposure to regional economic downturns and unfavorable weather conditions.

     The domestic skiing industry has been relatively consistent, averaging approximately 52 million skier days over the last 10 years with approximately 54 million skier days recorded during the 1995/96 ski season. While skier visitation has been relatively stable, the number of U.S. ski areas has declined from 709 in 1986 to 519 in 1996. The Company believes that this attrition is occurring primarily because smaller resorts lack the variety of terrain, infrastructure, capital and management capability required to compete with larger, more sophisticated resorts. Furthermore, given the lack of suitable real estate, environmental concerns and considerable development and start-up costs, no new major ski resort has opened in the United States since 1989. According to RRC Associates, the 519 domestic ski areas averaged approximately 104,000 skier days, and only 25% of all resorts reported more than 220,000 skier days during the 1995/96 ski season. Five of the Company's seven resort complexes typically exceed the 220,000 skier day threshold. The Company also believes that the ski resort industry is experiencing a period of consolidation, resulting in larger companies operating multiple resorts. The four largest ski resort companies, including the Company, accounted for approximately 23% of all U.S. skier days recorded during the 1995/96 ski season.

     The Company's resorts continue to differentiate themselves in their respective markets by selectively upgrading on-mountain facilities and guest services, employing targeted marketing strategies and offering extensive skier development programs, all of which create a competitively-priced, high-quality guest experience. The Company's resorts have collectively spent over $35.0 million in expansion-related capital improvements over the past three years, including the addition of eight high-speed chairlifts, additional snowmaking capability, improved trail grooming equipment, and enhanced on-mountain lodging, retail and food service amenities. The Company believes its existing resorts have been well maintained and ongoing capital expenditure requirements are expected to be approximately $5.0 million in the aggregate in each of the next two years. The Company's California Resorts have introduced what management believes to be one of the industry's leading marketing programs, Vertical Plus, an electronic annual frequent skier program designed to build customer loyalty, increase visitation frequency and maximize guest revenue yields. In less than three full ski seasons since the introduction of Vertical Plus, its members already account for approximately 11% of total skier days at Northstar and Sierra. The Company intends to expand Vertical Plus to its other resorts over the next two ski seasons. In addition to Vertical Plus, the Company uses targeted advertising, database marketing and strategic marketing alliances to enhance the image of its resorts and increase regional market share. The Company also offers extensive development programs to improve the technical skill level of all types of skiers, which management believes is important to expand the total skier population and increase skier visitation frequency. Northstar and Sierra are consistently rated by consumer publications as having premier ski instruction and development programs. The Company intends to implement similar skier development programs at its other resorts in future ski seasons.

                               OPERATING STRATEGY

     The Company expects to capitalize on certain benefits associated with being a multiple resort operating company by extending key operating strategies and management practices which have been successfully implemented at its California Resorts to the Company's other resorts. The key elements of the Company's strategy include the following:

          Continually Enhance the Guest Experience. In addition to offering accessible locations, the Company is committed to providing a high-quality guest experience by offering a diversity of terrain, consistent snow conditions (the Company's most weather-sensitive resorts have snowmaking coverage on nearly 100% of their trails), state-of-the-art ski lift capacity, attractive facilities, a friendly atmosphere and extensive skier development programs. The Company believes the physical condition of its resorts is very competitive with other regional resorts, and will continue to selectively enhance and expand its resorts in order to continuously offer a diverse and competitively-priced, high-quality skiing experience.

          Incorporate Sophisticated Management Information Systems. The Company's California Resorts utilize what management believes is one of the industry's premier management information systems, providing daily statistical and financial information on all operating departments within each resort. This system enables management to continuously monitor and align staffing and services to meet market demands, while enhancing the quality and timing of communications and decisions. The Company plans to integrate all of its resorts into its management information system.

          Develop Effective Marketing Plans. The Company's marketing plans are designed to attract skiers and snowboarders by emphasizing the Company's diverse facilities, high-quality services and proximity to each of the regional skier markets in which it operates. The Company intends to position each of its resorts as an economical and attractive alternative to competing regional resorts and to other forms of leisure entertainment. The Company's marketing objectives are to (i) increase each of its resorts' relative market share, (ii) expand the number of skiers in each of its markets, (iii) increase skier visitation frequency and (iv) influence the vacation destination choices of prospective guests. A key component to the Company's marketing plans will be the expansion of Vertical Plus to enhance guest loyalty and increase skier visitation frequency. The Company also believes there are opportunities to cross-market its resorts through the integration and expansion of the Vertical Plus program.

          Maximize Revenues and Resort Cash Flow. The Company focuses on increasing revenues and resort cash flow by managing the mix of skier days and revenue per skier day. The strategy for each resort is based on the demographic profile of its market and the physical capacity of its mountain and facilities. The Company seeks to increase skier days by developing effective ticket pricing strategies and marketing programs to improve peak and off-peak volume. The Company seeks to improve revenue per skier day by effectively managing the price, quality and value of each of its ski-related services, including retail shops, ski rentals, ski lessons and food and beverage facilities. The Company also generates revenue from a variety of non-ski related services, such as golf, tennis, health clubs and conference centers, as well as from real estate and timber sales.

          Pursue Cost Savings Opportunities. The Company expects to realize significant cost savings from operating multiple resorts through centralized purchasing of insurance, retail inventory, capital and rental equipment, bulk purchasing of advertising and printing, as well as through the selective consolidation of administrative functions. In addition, the Company intends to extend the flexible staffing practices utilized at its California Resorts to its other resorts, which management estimates will reduce annual expenses by approximately $500,000 at its non-California Resorts. By pursuing these and other operating synergies, management believes that it can realize significant cost savings while growing skier days and enhancing profitability.

          Selectively Develop New Terrain and Real Estate. Management believes that the Company has significant opportunities to expand skiable terrain and trails and to develop Company-owned real estate for commercial and residential use. The Company owns or has access to approximately 2,640 acres at Northstar, 425 acres at Grand Targhee and 700 acres at Mt. Cranmore for potential development of additional ski terrain and/or for residential and commercial purposes. The Company also owns approximately 84 acres at Snoqualmie Pass available for additional residential and commercial development which it holds through an Unrestricted Subsidiary. See "The Transactions." Management believes that the Company's undeveloped acreage at Northstar is the only significant privately-held land available for skiing expansion in the Lake Tahoe basin and could double the amount of skiable terrain and the number of trails at Northstar while significantly increasing the on-site bed base. The Company believes that increasing the on-site and area bed base is important in attracting regional overnight skiers, expanding market share and capturing a greater portion of each guest's expenditures. Management anticipates that any significant development project would be undertaken through a joint venture with a major real estate development company, which would offset a significant portion of the infrastructure cost.

                              ACQUISITION STRATEGY

     The Company believes that the domestic ski industry is highly fragmented but is undergoing a transition from individual resort ownership to ownership by multiple resort operating companies. With their high-quality facilities and services, sophisticated information systems and experienced management team, the California Resorts, in management's view, will serve as the core of the Company's operations and its base for future expansion. The acquisitions of the New Hampshire Resorts, Snoqualmie Pass and Grand Targhee provide the Company with additional geographical diversity and proximity to other major skiing population centers. In addition, the Company believes that there are numerous opportunities to introduce sophisticated management practices, many of which are already employed at its California Resorts, to all of its resorts, which are expected to increase the number of skier days, revenue per skier day and resort cash flow. The Company will consider future acquisition opportunities that it believes will further expand the Company's national presence or enhance its operating synergies.

                                   MANAGEMENT

     The Company believes that one of its most important assets is its experienced and guest-oriented management team. The 10 members of the Company's senior management team have, on average, approximately 17 years of experience in the ski industry. George N. Gillett, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, has 13 years of experience operating ski resorts, including the Vail Ski Resort, which during his association as owner and Chairman became the largest ski mountain complex, and one of the most profitable ski resorts, in North America. Each of the Company's resorts is managed by an on-site resort executive with extensive local experience and industry expertise. See "Management." The Company's principal executive offices are located at Highway 267 and Northstar Drive, Truckee, California 96160. Its telephone number at that location is (916) 562-1010. The Company was incorporated in Delaware on October 8, 1996.

                                THE TRANSACTIONS

     The Company was formed by a group of investors led by Mr. Gillett in 1996 to acquire the New Hampshire Resorts and the California Resorts. The New Hampshire Resorts, Waterville Valley and Mt. Cranmore, were acquired for approximately $17.5 million and the California Resorts, Northstar, Sierra and Bear Mountain, were acquired for approximately $121.5 million. In addition, the Company has acquired Snoqualmie Pass for approximately $14.0 million and Grand Targhee for approximately $7.9 million (excluding certain contingent payments). The Company financed the purchase of the New Hampshire Resorts and the California Resorts with the proceeds from: (i) $90.0 million of senior subordinated notes issued to an affiliate of the Initial Purchaser (the "Bridge Notes"); (ii) $10.0 million of subordinated option notes (the "Hancock Option Notes," and together with the Bridge Notes, the "Bridge Financing Facilities") issued by Parent (as defined); (iii) the issuance of the ASC Seller Note (as defined) and (iv) the investment in the Company of $40.0 million of equity by Parent, which was funded through the issuance by Parent of debt and equity securities to John Hancock Mutual Life Insurance Company ("John Hancock") and affiliates of George N. Gillett, Jr. and the Initial Purchaser. Snoqualmie Pass was purchased effective January 15, 1997 for an aggregate purchase price of approximately $14.0 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by the Company of the Snoqualmie Seller Note (as defined) in the amount of approximately $9.8 million, and other obligations to the selling shareholders of approximately $600,000. Grand Targhee was purchased on March 18, 1997 for an aggregate purchase price of approximately $7.9 million. In addition, concurrently with the consummation of the Initial Offering, the Senior Credit Facility, which initially provided borrowing availability of up to $10.0 million, was amended to, among other things, provide a total revolving credit commitment of $20.0 million, subject to certain conditions, and initial borrowing availability of up to $12.0 million, subject to seasonal reductions. The Company used the proceeds from the Initial Offering, together with available cash on hand and an additional equity contribution of $6.5 million by Parent, (i) to repay the Bridge Financing Facilities, the Snoqualmie Seller Note and certain debt assumed in connection with the acquisition of Snoqualmie Pass, (ii) to finance the purchase price for the acquisition of Grand Targhee and repay certain assumed indebtedness in connection therewith, (iii) to pay fees and expenses in connection with the Initial Offering and the Senior Credit Facility and (iv) for general corporate purposes. The acquisitions of the New Hampshire Resorts, the California Resorts, Snoqualmie Pass and Grand Targhee are sometimes collectively referred to herein as the "Acquisitions." The foregoing transactions, as described more fully below in "The Transactions," as well as the Initial Offering and the application of the net proceeds therefrom, are hereinafter referred to collectively as the "Transactions."

                              THE INITIAL OFFERING

Notes

     Pursuant to a Securities Purchase Agreement dated as of March 13, 1997 (the "Purchase Agreement"), the Company sold Old Notes in an aggregate principal amount of $110.0 million to the Initial Purchaser on March 18, 1997, and an additional $6.0 million aggregate principal amount of Old Notes to the Initial Purchaser on April 25, 1997 pursuant to the exercise of an option by the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes purchased from the Company to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights Agreement

     Pursuant to the Purchase Agreement, the Company, the Guarantors and the Initial Purchaser entered into a Registration Rights Agreement, dated as of March 18, 1997 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered............   $116,000,000 aggregate principal amount of
                                 12 1/2% Senior Notes due 2007 of the Company.

The Exchange Offer............   $1,000 principal amount of New Notes in
                                 exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $116,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the New
                                 Notes to holders on or promptly after the Expiration Date.

                                 Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                                 Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that, among other things, the New Notes will be acquired by the holder in the ordinary course of business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes.

                                 Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                 Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes will not be able to rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Minimum Condition.............   The Exchange Offer is not conditioned upon any
                                 minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.


Expiration Date...............   5:00 p.m., New York City time, on August 13,
                                 1997 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended.


Accrued Interest on the New
Notes and the Old Notes.......   Each New Note will bear interest from its
                                 issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old
                                 Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Company. See "The Exchange Offer --
                                 Conditions." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Procedures for Tendering Old
Notes.........................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, or an Agent's
                                 Message (as defined) in connection with a book-entry transfer, together with the Old
                                 Notes and other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New
                                 Notes, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such New Notes, (ii) is engaging or intends to engage in the distribution of such New Notes, or (iii) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The
                                 Exchange Offer -- Purpose and Effect of the
                                 Exchange Offer" and "The Exchange Offer --
                                 Procedures for Tendering."

Untendered Old Notes..........   Following the consummation of the Exchange
                                 Offer, holders of Old Notes eligible to
                                 participate but who do not tender their Old
                                 Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer.
                                 Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure
  to Exchange.................   The Old Notes that are not exchanged pursuant
                                 to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities
                                 Act or pursuant to some other exemption under the Securities Act, (iii) outside the United
                                 States to a non-U.S. person pursuant to the requirements of Rule 904 under the Securities
                                 Act, or (iv) pursuant to an effective
                                 registration statement under the Securities
                                 Act. See "The Exchange Offer -- Consequences of
                                 Failure to Exchange."

Shelf Registration
Statement.....................   In the event that changes in the law or the
                                 applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 210 days of the date of the original issuance of the Old Notes, the Company and the Guarantors will (i) as promptly as possible, file a shelf registration statement (the "Shelf
                                 Registration Statement") covering resales of the Old Notes, (ii) use their respective best efforts to cause the Shelf Registration
                                 Statement to be declared effective under the Securities Act and (iii) use their respective best efforts to keep effective the Shelf
                                 Registration Statement until three years after its effective date. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf
                                 Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

Special Procedures for
  Beneficial Owners...........   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer --
                                 Guaranteed Delivery Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date.

Acceptance of Old Notes and
  Delivery of New Notes.......   The Company will accept for exchange any and
                                 all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The New
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Federal Income Tax
Consequences..................   The exchange of Old Notes for New Notes by
                                 tendering holders will not be a taxable
                                 exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Use of Proceeds...............   There will be no cash proceeds to the Company
                                 from the exchange pursuant to the Exchange
                                 Offer.

Exchange Agent................   Marine Midland Bank.

                                 THE NEW NOTES

General........................    The form and terms of the New Notes are the
                                   same as the form and terms of the Old Notes
                                   (which they replace) except that (i) the New
                                   Notes bear a Series B designation, (ii) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
                                   (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See
                                   "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."
                                   The Old Notes and the New Notes are referred to collectively herein as the "Notes."

Issuer.........................    Booth Creek Ski Holdings, Inc.

Securities Offered.............    $116,000,000 principal amount of Series B
                                   12 1/2% Senior Notes due 2007.

                                   The Indenture governing the Notes (the
                                   "Indenture") provides for the issuance of additional series of Notes in aggregate principal amounts of not less than $25.0 million per series, subject to compliance with the covenant regarding incurrence of additional indebtedness and provided that no Default (as defined) or Event of Default (as defined) exists under the Indenture at the time of issuance or would result therefrom and that the aggregate principal amount of Notes issued under the Indenture does not exceed $200.0 million.

Maturity Date..................    March 15, 2007.

Interest Payment Dates.........    Interest will accrue on the New Notes from
                                   the date of issuance (the "Issue Date") and will be payable semi-annually on each March
                                   15 and September 15, commencing September 15,
                                   1997.

Ranking........................    The New Notes will be general senior
                                   unsecured obligations of the Company ranking pari passu with all other existing and future senior indebtedness of the Company and senior to any subordinated indebtedness of the Company. The New Notes will be effectively subordinated to all secured indebtedness of the Company and the Guarantors, including indebtedness under the Senior Credit
                                   Facility. In addition, the New Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. Booth Creek and the Guarantors had approximately $3.4 million of senior indebtedness outstanding (other than the
                                   Notes and the Guarantees) as of May 2, 1997, and borrowing availability of $12.0 million under the Senior Credit Facility. See
                                   "Description of Certain Indebtedness --
                                   Senior Credit Facility."

Guarantees.....................    The New Notes will be unconditionally
                                   guaranteed, on an unsecured senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally (the
                                   "Guarantees"), by all Restricted Subsidiaries of the Company having either assets or stockholders' equity in excess of $20,000
                                   (the "Guarantors"). As of the Issue Date, all of the Company's direct and indirect subsidiaries will be Restricted Subsidiaries, except the Real Estate LLC (as defined in "The Transactions -- The Snoqualmie
                                   Acquisition"). Each Guarantee will be
                                   effectively subordinated to all secured
                                   indebtedness of such Guarantor. See
                                   "Description of the Notes -- Certain
                                   Covenants -- Limitation on Creation of
                                   Subsidiaries" and "Description of the
                                   Notes -- Guarantees."

Optional Redemption............    The Notes will be redeemable at the option of
                                   the Company, in whole or in part, at any time on or after March 15, 2002, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, the Company, at its option, may redeem in the aggregate up to 30% of the original principal amount of the Notes at any time and from time to time prior to March 15, 2000 at a redemption price equal to 112.5% of the principal amount thereof plus accrued interest to the redemption date with the Net
                                   Proceeds of one or more Public Equity
                                   Offerings, provided that at least $77.0
                                   million aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

Change of Control..............    In the event of a Change of Control, holders
                                   of the Notes will have the right to require the Company to repurchase their Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the repurchase date. See "Description of the Notes -- Change of Control Offer."

Asset Sale Proceeds............    The Company will be obligated in certain
                                   instances to make offers to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with the net cash proceeds of certain asset sales. See "Description of the Notes -- Certain Covenants -- Limitation on
                                   Certain Asset Sales."

Certain Covenants..............    The Indenture contains covenants for the
                                   benefit of the holders of the Notes that, among other things, restrict the ability of the Company and any Restricted Subsidiaries
                                   (as defined) to: (i) incur additional
                                   Indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments;
                                   (v) repurchase stock; (vi) create liens;
                                   (vii) enter into transactions with
                                   affiliates; (viii) enter into sale and
                                   leaseback transactions; (ix) create dividend or other payment restrictions affecting
                                   Restricted Subsidiaries; (x) merge or
                                   consolidate the Company or any Guarantors;
                                   and (xi) transfer and sell assets. These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."

Registration Rights............    Pursuant to the Registration Rights
                                   Agreement, the Company and the Guarantors agreed to use their best efforts to file within 45 days, and cause to become effective within 150 days, of the closing date of the Initial Offering a Registration Statement under the Securities Act with respect to an offer to exchange the Old Notes for New Notes of the Company with terms substantially identical to the Old Notes. In addition, under certain circumstances the Company may be required to file a Shelf Registration
                                   Statement. Among other provisions, in the event that (i) such Registration Statement or Shelf Registration Statement has not been filed with the Commission within 45 days after the closing date of the Initial
                                   Offering; (ii) such Registration Statement or
                                   Shelf Registration Statement is not declared effective within 150 days after the closing date of the Initial Offering; or (iii) an exchange offer is not consummated within 60 days after the Registration Statement is declared effective (each such event referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to holders of the Old Notes will be the immediate assessment of additional interest ("Additional Interest") as follows:
                                   the per annum interest rate on the Old Notes will increase by .50%, and the per annum interest rate will increase by an additional
                                   .25% for each subsequent 90 day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2% per year in excess of the interest rate set forth on the cover page hereof. All
                                   Additional Interest will be payable to
                                   holders of the Old Notes in cash on each March 15 and September 15, commencing with the first such date occurring after any such Additional Interest commences to accrue, and continuing until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to the interest rate originally borne by the Old
                                   Notes. See "The Exchange Offer."

                                  RISK FACTORS

     Before tendering their Old Notes for the New Notes offered hereby, holders of the Old Notes should consider carefully the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus.

                        SUMMARY COMBINED FINANCIAL DATA
              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

     The summary combined financial data presented below should be read in conjunction with the combined financial statements of the Fibreboard Resort Group and notes thereto included elsewhere in this Prospectus, the unaudited interim financial statements of the Company and the notes thereto included elsewhere in this Prospectus, "Selected Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The summary combined financial data (except for the other financial and operating data) of the Fibreboard Resort Group (i) as of and for the year ended December 31, 1992 and as of December 31, 1993 have been derived from the unaudited financial statements of the Fibreboard Resort Group, (ii) for the year ended December 31, 1993 and as of and for the years ended December 31, 1994 and 1995 and as of and for the ten months ended October 31, 1996 have been derived from the audited combined financial statements of the Fibreboard Resort Group and (iii) for the ten months ended October 31, 1995 and for the period from November 1, 1996 to December 2, 1996 have been derived from the unaudited combined financial statements of the Fibreboard Resort Group. The summary historical financial data of the Company as of and for the six months ended May 2, 1997 were derived from the unaudited financial statements of the Company. The Company was formed in October 1996 and had no operations until its acquisition of seven ski resort complexes during the first six months of fiscal 1997. The summary pro forma data presented below should be read in conjunction with the information contained in "Pro Forma Financial Information."

                                                                          FIBREBOARD RESORT GROUP
                                            -----------------------------------------------------------------------------------

                                                                                                                    PERIOD FROM
                                                                                         10 MONTHS     10 MONTHS    NOVEMBER 1,
                                                     YEAR ENDED DECEMBER 31,               ENDED         ENDED        1996 TO
                                            -----------------------------------------   OCTOBER 31,   OCTOBER 31,   DECEMBER 2,
                                            1992(a)    1993(b)    1994(c)    1995(d)      1995(d)       1996(e)       1996(e)
                                            --------   --------   --------   --------   -----------   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations........................  $ 20,336   $ 25,528   $ 40,810   $ 39,823    $ 32,072      $ 36,829       $ 1,395
 Real Estate and Other....................        --         --        610      5,213       4,659         4,288           304
                                            --------   --------   --------   --------    --------      --------       -------
                                              20,336     25,528     41,420     45,036      36,731        41,117         1,699
Operating Expenses:
 Cost of Sales -- Resort Operations.......    15,224     18,117     26,920     28,569      21,536        26,950         2,890
 Cost of Sales -- Real Estate and Other...        --         --        280      1,989       1,780         2,142           161
 Selling, General & Administrative........     3,155      4,579      5,545      5,871       4,399         5,220         1,087
 Management Fee and Corporate Expenses....       169        507        655      1,247         513           701            70
                                            --------   --------   --------   --------    --------      --------       -------
Operating Income (Loss)...................     1,788      2,325      8,020      7,360       8,503         6,104        (2,509)
Interest (Income) Expense (net)...........      (386)       186        666        821         334         1,189           289
                                            --------   --------   --------   --------    --------      --------       -------
Pre-tax Income (Loss).....................     2,174      2,139      7,354      6,539       8,169         4,915        (2,798)
Income Taxes (Benefit)....................       880        876      2,979      2,624       3,308         2,018          (885)
                                            --------   --------   --------   --------    --------      --------       -------
Income (Loss) Before Minority Interest and
 Extraordinary Item.......................     1,294      1,263      4,375      3,915       4,861         2,897        (1,913)
Minority Interest.........................        --         --         --         --          --            --            --
                                            --------   --------   --------   --------    --------      --------       -------
Income (Loss) Before Extraordinary Item...     1,294      1,263      4,375      3,915       4,861         2,897        (1,913)
Extraordinary Loss on Early Retirement of
 Debt.....................................        --         --         --         --          --            --            --
                                            --------   --------   --------   --------    --------      --------       -------
      Net Income (Loss)...................  $  1,294   $  1,263   $  4,375   $  3,915    $  4,861      $  2,897       $(1,913)
                                            ========   ========   ========   ========    ========      ========       =======
OTHER FINANCIAL AND OPERATING DATA:
Skier Days................................   324,863    436,153    837,179    784,964     626,500       706,075        30,818
Revenue per Skier Day (i).................  $  62.60   $  58.53   $  48.75   $  50.73       51.19      $  52.16       $ 45.27
Depreciation & Amortization...............  $  1,003   $  2,514   $  3,449   $  4,024    $  2,989      $  4,354       $     7
Non-cash Cost of Real Estate and Other
 (j)......................................  $     --   $     --   $     --   $  1,618       1,488      $  1,461       $   133
Capital Expenditures Excluding
 Acquisitions and Real Estate and Other...  $  6,192   $  4,619   $  6,199   $  5,226       2,188      $  5,761       $ 5,531
Net cash provided by (used in):
 Operating activities.....................  $     UN   $  4,212   $  9,482   $  7,861    $  7,506      $  4,923       $ 2,827
 Investing activities.....................        UN    (18,336)    (6,287)   (29,430)    (28,321)       (8,467)       (6,020)
 Financing activities.....................        UN      9,027     (2,664)    26,071      18,059        (2,778)        1,906
EBITDA....................................  $  2,791   $  4,839   $ 11,469   $ 13,002    $ 12,980      $ 11,919       $(2,369)
EBITDA Margin.............................     13.7%      19.0%      27.7%      28.9%       35.3%         29.0%        (139.4)%

                                                           COMPANY
                                            --------------------------------------
                                                                 UNAUDITED
                                            HISTORICAL          PRO FORMA(g)
                                            -----------   ------------------------
                                            SIX MONTHS                  SIX MONTHS
                                               ENDED      YEAR ENDED      ENDED
                                              MAY 2,      OCTOBER 31,     MAY 2,
                                              1997(f)        1996          1997
                                            -----------   -----------   ----------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations........................  $   60,469     $  77,471    $   70,430
 Real Estate and Other....................         450         4,657           754
                                            ----------     ----------   ----------
                                                60,919        82,128        71,184
Operating Expenses:
 Cost of Sales -- Resort Operations.......      41,229        76,726(h)     61,856(h)
 Cost of Sales -- Real Estate and Other...         378         2,297           539
 Selling, General & Administrative........       6,518            --            --
 Management Fee and Corporate Expenses....         827            --            --
                                            ----------     ----------   ----------
Operating Income (Loss)...................      11,967         3,105         8,789
Interest (Income) Expense (net)...........       6,304        15,686         7,843
                                            ----------     ----------   ----------
Pre-tax Income (Loss).....................       5,663       (12,581)          946
Income Taxes (Benefit)....................       1,416        (4,437)           --
                                            ----------     ----------   ----------
Income (Loss) Before Minority Interest and
 Extraordinary Item.......................       4,247        (8,144)          946
Minority Interest.........................          87           281           141
                                            ----------     ----------   ----------
Income (Loss) Before Extraordinary Item...       4,160        (8,425)          805
Extraordinary Loss on Early Retirement of
 Debt.....................................       1,998            --            --
                                            ----------     ----------   ----------
      Net Income (Loss)...................  $    2,162     $  (8,425)   $      805
                                            ==========     ==========   ==========
OTHER FINANCIAL AND OPERATING DATA:
Skier Days................................   1,565,917     1,828,000     1,846,119
Revenue per Skier Day (i).................  $    38.62     $   42.38    $    38.15
Depreciation & Amortization...............  $    5,124     $  13,197    $    6,792
Non-cash Cost of Real Estate and Other
 (j)......................................  $      349     $   1,607    $      482
Capital Expenditures Excluding
 Acquisitions and Real Estate and Other...  $    2,416     $  10,308    $   10,343
Net cash provided by (used in):
 Operating activities.....................  $   13,621     $      NA    $       NA
 Investing activities.....................    (144,620)           NA            NA
 Financing activities.....................     139,715            NA            NA
EBITDA....................................  $   17,440     $  17,909    $   16,063
EBITDA Margin.............................       28.6%         21.8%         22.6%

                                                                     FIBREBOARD RESORT GROUP                           COMPANY
                                                ------------------------------------------------------------------   ------------
                                                           AS OF DECEMBER 31,                 AS OF OCTOBER 31,         AS OF
                                                -----------------------------------------   ----------------------      MAY 2,
                                                1992(a)    1993(b)    1994(c)    1995(d)    1995(e)      1996(e)         1997
                                                -------    -------    -------    -------    -------      -------         ----
BALANCE SHEET DATA:
Working Capital (Deficit).....................  $  5,414   $ (3,271)  $ (6,555)  $(35,980)  $(36,123)   $(36,187)      $ (2,799)
Total Assets..................................    27,859     39,618     43,065     73,316     64,125      69,602        192,157
Total Debt Including Intercompany Payable.....    10,608     15,743     15,422     41,493     33,487      38,715        119,367
Preferred Stock of Subsidiary (k).............        --         --         --         --         --          --          3,125
Common Stockholders' Equity/Net Assets........    13,435     17,826     19,752     23,667     24,606      26,564         48,662
UN - Unavailable   NA - Not Applicable

                                               (see footnotes on following page)

                    NOTES TO SUMMARY COMBINED FINANCIAL DATA

     The selection of a December 31 year end does not result in the presentation of the results of the resorts for a single ski season. Accordingly, as the results of a single ski season are split into two reporting periods, differing trends may develop, as compared to results of operations for other resorts consisting of a single ski season, which should be evaluated by an investor.

     As the results of operations of ski resorts are highly seasonal, with the majority of revenue generated in the period from November through April, the results of operations for the 10 months ended October 31, 1996 and 1995, the period from November 1, 1996 to December 2, 1996, and the six months ended May 2, 1997 are not representative of a pro rata year of operations.

(a)  Includes the financial results of Northstar only.

(b) Includes the financial results of Northstar for the entire period and of Sierra for the period beginning June 11, 1993, the date on which it was acquired by Fibreboard Corporation.

(c) Includes the financial results of Northstar and Sierra for the entire period.

(d) Includes the financial results of Northstar and Sierra for the entire period and of Bear Mountain for the period beginning October 23, 1995, the date on which it was acquired by Fibreboard Corporation.

(e) Includes the financial results of Northstar, Sierra and Bear Mountain for the entire period.

(f) Reflects the financial results of Waterville Valley and Mt. Cranmore from November 27, 1996, Northstar, Sierra and Bear Mountain from December 3, 1996, Snoqualmie Pass from January 15, 1997, and Grand Targhee from March 18, 1997, the respective dates of acquisition of each resort by the Company.

(g) Pro forma statement of operations and other financial and operating data for the year ended October 31, 1996 and the six months ended May 2, 1997 give effect to the Transactions as if they had occurred on November 1, 1995. See "Pro Forma Financial Information."

(h) The historical financial presentations for the Fibreboard Resort Group, Waterville Valley, Mt. Cranmore, Ski Lifts, Inc. and Grand Targhee Incorporated are inconsistent in categorizing cost of sales -- resort operations, selling, general and administrative expenses and management fees and corporate expenses. For presentation purposes in this Prospectus, all operating expenses, including depreciation and amortization, have been aggregated as cost of sales -- resort operations.

(i)  Reflects revenues from resort operations divided by skier days.

(j) Non-cash cost of real estate sales represents the allocated portion of real estate development expenditures previously capitalized (including acquisition costs allocated to real estate development) which relate to current year real estate sales.

(k) Represents preferred stock of a subsidiary of the Company which is subject to mandatory redemption requirements.

                             SUMMARY FINANCIAL DATA
              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

     The summary financial data (revenues, resort cash flow and capital expenditures only) presented below should be read in conjunction with the respective financial statements of the various resorts and the Company and the notes thereto to the extent included elsewhere in this Prospectus, "Selected Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Capital expenditures data excludes acquisitions, real estate development costs and purchases of timber. Skier days information is based on management estimates. The following summary financial data have been presented on a historical basis for each resort. During the periods presented all resorts experienced ownership changes. Accordingly, for the periods in which these changes occurred, the data presented below include information for both before and after such changes on a combined basis to provide comparable period data.

     The financial statements of Northstar, Sierra (since its acquisition by Fibreboard Corporation on June 11, 1993) and Bear Mountain (since its acquisition by Fibreboard Corporation on October 23, 1995) have been included as the combined financial statements of The Resort Group of Fibreboard Corporation. These financial statements, as listed in the "Index of Financial Statements", are audited for the ten months ended October 31, 1996 and for each of the years ended December 31, 1995, 1994 and 1993 and unaudited for the period from November 1, 1996 to December 2, 1996.

     The financial statements of Waterville Valley, as listed in the "Index of Financial Statements", are audited for the year ended October 29, 1995, the period from October 30, 1995 to June 30, 1996 and the period from July 1, 1996 to October 27, 1996 and are unaudited for the period from October 28, 1996 to November 26, 1996.

     The financial statements of Mt. Cranmore have been excluded from the filing as management has determined that such financial statements are not material to the Company or to an investor in the Exchange Offer.

     The financial statements of Ski Lifts, Inc., as listed in the "Index of Financial Statements", are audited for the years ended September 30, 1996, 1995, and 1994 and are unaudited for the period from October 1, 1996 to January 15, 1997.

     The financial statements of Grand Targhee Incorporated, as listed in the "Index of Financial Statements", are audited for the years ended May 31, 1996, 1995 and 1994 and are unaudited for the period from June 1, 1996 to March 18, 1997.

     All resort operations are included in the unaudited financial statements of the Company for the period from each respective acquisition date to May 2, 1997.

     Financial data for Sierra, Bear Mountain, Waterville Valley and Mt. Cranmore for periods prior to those noted in the table are unavailable or, in the opinion of management, are not material to the Company or to those investor in the Exchange Offer.

                                                                                    TEN         SIX
                                                                                  MONTHS       MONTHS
                                             YEAR ENDED DECEMBER 31,               ENDED       ENDED
                                    -----------------------------------------   OCTOBER 31,    MAY 2,
                                      1992       1993       1994       1995        1996         1997
                                    --------   --------   --------   --------   -----------   --------
NORTHSTAR-AT-TAHOE
  (EXCLUDES REAL ESTATE AND OTHER)
Revenue...........................  $ 20,336   $ 24,574   $ 28,821   $ 26,994    $ 21,210     $ 23,773
Resort Cash Flow..................     2,960      6,193      7,155      5,800       4,670        6,913
Capital Expenditures..............     6,192      4,240      5,479      1,999       1,562          449
Skier Days........................   324,863    410,207    509,502    436,954     320,440      445,753
Revenue per Skier Day.............  $  62.60   $  59.91   $  56.57   $  61.78    $  66.19     $  53.33

                                                                                   TEN         SIX
                                                                                 MONTHS       MONTHS
                                                 YEAR ENDED DECEMBER 31,          ENDED       ENDED
                                              ------------------------------   OCTOBER 31,    MAY 2,
                                                1993       1994       1995        1996         1997
                                              --------   --------   --------   -----------   --------
SIERRA-AT-TAHOE
Revenue.....................................  $  7,491   $ 11,989   $ 11,395     $ 8,472     $  8,314
Resort Cash Flow............................     2,625      4,639      4,073       3,113        1,421
Capital Expenditures........................       624        750      1,350       3,095        4,821
Skier Days..................................   227,347    327,677    308,992     210,651      213,156
Revenue per Skier Day.......................  $  32.95   $  36.58   $  36.88     $ 40.22     $  39.00

              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

                                                                                   TEN         SIX
                                                                                 MONTHS       MONTHS
                                                 YEAR ENDED DECEMBER 31,          ENDED       ENDED
                                              ------------------------------   OCTOBER 31,    MAY 2,
                                                1993       1994       1995        1996         1997
                                              --------   --------   --------   -----------   --------
BEAR MOUNTAIN
Revenue.....................................  $ 12,237   $ 16,082   $  9,916     $ 7,147     $  9,451
Resort Cash Flow............................     3,540      5,995      1,599       1,230          971
Capital Expenditures........................        NA         NA        218       1,051          425
Skier Days..................................   291,543    382,253    209,561     174,984      276,729
Revenue per Skier Day.......................  $  41.97   $  42.07   $  47.32     $ 40.84     $  34.15

                                                                 YEAR          YEAR        SIX MONTHS
                                                                 ENDED         ENDED         ENDED
                                                              OCTOBER 29,   OCTOBER 27,      MAY 2,
                                                                 1995          1996           1997
                                                              -----------   -----------   ------------
WATERVILLE VALLEY
Revenue.....................................................    $ 9,653       $11,733       $  9,497
Resort Cash Flow............................................      1,387         2,018          2,487
Capital Expenditures........................................      1,249         1,175            601
Skier Days..................................................    207,386       256,563        219,313
Revenue per Skier Day.......................................    $ 46.55       $ 45.73       $  43.30

                                                                              NINE
                                                                 YEAR        MONTHS
                                                                ENDED        ENDED
                                                               JULY 28,      MAY 2,
                                                                 1996         1997
                                                              ----------   ----------
MT. CRANMORE
Revenue.....................................................   $  4,161     $  3,697
Resort Cash Flow............................................        637          414
Capital Expenditures........................................      2,533           80
Skier Days..................................................    123,201      120,052
Revenue per Skier Day.......................................   $  33.77     $  30.79

                                                                                                         SEVEN
                                                     YEAR ENDED SEPTEMBER 30,                         MONTHS ENDED
                                -------------------------------------------------------------------      MAY 2,
                                   1992          1993          1994          1995          1996           1997
                                -----------   -----------   -----------   -----------   -----------   ------------
SNOQUALMIE PASS
Revenue.......................    $ 8,084       $10,247       $10,241       $10,670       $ 9,451       $ 10,181
Resort Cash Flow(a)...........        890         1,677         1,777         1,629         1,251          2,444
Capital Expenditures..........        582           853           346         1,159         1,466            413
Skier Days....................    432,014       521,127       519,953       515,487       455,240        476,218
Revenue per Skier Day.........    $ 18.71       $ 19.66       $ 19.69       $ 20.69       $ 20.76       $  21.38

                                                                                                         ELEVEN
                                                        YEAR ENDED MAY 31,                            MONTHS ENDED
                                -------------------------------------------------------------------      MAY 2,
                                   1992          1993          1994          1995          1996           1997
                                -----------   -----------   -----------   -----------   -----------   ------------
GRAND TARGHEE
Revenue.......................    $ 6,319       $ 6,298       $ 6,285       $ 6,762       $ 7,376       $ 6,753
Resort Cash Flow(a)...........        928           672         1,098         1,066         1,225           330
Capital Expenditures..........        309           292           170           473           236         3,443
Skier Days....................    134,535       108,666       113,298       117,772       116,696        94,898
Revenue per Skier Day.........    $ 46.97       $ 57.96       $ 55.47       $ 57.41       $ 63.21       $ 71.16

---------------

(a) Because no corporate overhead charges were allocated during the fiscal periods presented, resort cash flow equals EBITDA for each period.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, before tendering their Old Notes for the New Notes offered hereby, holders of the Old Notes should consider carefully the following factors, which may be generally applicable to the Old Notes as well as the New Notes.

HIGH LEVEL OF INDEBTEDNESS AND LEVERAGE

     The Company is highly leveraged. At May 2, 1997 the Company's total indebtedness (including current maturities) and stockholders' equity was $119.4 million and $48.7 million, respectively. In addition, for the twelve months ended October 31, 1996, after giving pro forma effect to the Transactions, the Company's pro forma EBITDA would have been $17.9 million and pro forma interest expense would have been $15.7 million (including amortization of deferred financing costs of $860,000). The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the Notes) depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1996, AFTER GIVING PRO FORMA EFFECT TO THE TRANSACTIONS, EARNINGS WOULD HAVE BEEN INADEQUATE TO COVER FIXED CHARGES BY $13.0 MILLION. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL NOT GENERATE NET LOSSES IN THE FUTURE. Continued net losses could have an adverse effect on the market value and marketability of the Notes.

     The Company believes that its cash flow from operations, together with borrowings under the Senior Credit Facility, will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next twelve months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." However, any decline in the Company's expected operating performance could have a material adverse effect on the Company's liquidity and on its ability to service its debt and make required capital expenditures. There can be no assurance that the Company's business will generate cash flow at or above expected levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, or if its future earnings are insufficient to make all required principal or interest payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained on terms acceptable to the Company or at all, particularly in view of the Company's high level of debt.

     The Company's high level of debt will have several important effects on its future operations, including the following: (a) the Company will have significant cash requirements to service debt, reducing funds available for operations, expansions and improvements and increasing the Company's vulnerability to adverse general economic and industry conditions; (b) the financial covenants and other restrictions contained in the Senior Credit Facility, the Indenture and other agreements relating to the Company's indebtedness require the Company to meet certain financial tests and restrict its ability to borrow additional funds and to dispose of assets and (c) because of the Company's debt service requirements, funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited. The Company's leveraged position may increase its vulnerability to competitive pressures and the seasonality of the skiing and recreational industries. In addition, although management believes that capital expenditures above maintenance levels can be deferred to address cash flow or other constraints, such initiatives cannot be deferred for extended periods without adverse effects on skier days, revenues and profitability. The Company's continued growth depends, in part, on its ability to maintain its facilities, and, therefore, to the extent it is unable to do so with internally generated cash, its inability to finance capital expenditures through borrowed funds could have a material adverse effect on the Company's future operations.

FINANCIAL PERFORMANCE

     For the twelve months ended October 31, 1996, after giving pro forma effect to the Transactions, the Company would have incurred a net loss of $8.4 million, primarily as a result of increased depreciation and amortization related to the Acquisitions, increased interest expense related to the financing of the Acquisitions and poor operating performance at Bear Mountain. For the six months ended May 2, 1997, after giving pro forma effect to the Transactions, the Company would have generated net income of only $805,000, primarily as a result of increased depreciation and amortization, increased interest expense, poor weather conditions, particularly at Sierra, and the incurrence of certain non-recurring or unusual expenses, as well as the timing of real estate and timber sales. The Company generates the vast majority of its annual revenues between November and April of each fiscal year, which falls within the Company's first and second fiscal quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality." There can be no assurance that the Company's results of operations will improve in future periods.

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCES

     Virtually all of the Company's operating income will be generated by its subsidiaries. As a result, the Company will be dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes. In particular, the Company is heavily dependent upon the earnings of Northstar, which accounted for approximately 37% and 33% of the Company's pro forma revenues for the twelve months ended October 31, 1996 and the six months ended May 2, 1997, respectively. There can be no assurance that the Company's subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to the Company. Should the Company fail to satisfy any payment obligation under the Notes, the holders thereof would have a direct claim therefor against the Guarantors pursuant to the Guarantees. However, the Guarantees will be effectively subordinated to all secured indebtedness of the Guarantors, including the obligations of the Guarantors under the Senior Credit Facility. Substantially all of the assets of the Guarantors are pledged to secure the obligations of the Company and such Guarantors under the Senior Credit Facility. The Indenture limits, but does not prohibit, the ability of the Company and its Restricted Subsidiaries to incur additional senior or secured indebtedness. In the event of a default under the Senior Credit Facility (or any other secured indebtedness), the lenders thereunder would be entitled to a claim on the assets securing such indebtedness which is prior to any claim of the holders of the Notes. Accordingly, there may be insufficient assets remaining after payment of prior secured claims (including claims of lenders under the Senior Credit Facility) to pay amounts due on the Notes. See "-- High Level of Indebtedness and Leverage" and "-- Effective Subordination of the Notes."

EFFECTIVE SUBORDINATION OF THE NOTES

     The Notes and the Guarantees will be general senior unsecured obligations of the Company and the Guarantors, respectively, and will be effectively subordinated to all secured indebtedness of the Company and the Guarantors, respectively, including indebtedness under the Senior Credit Facility. In addition, the Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. The Indenture limits, but does not prohibit, the ability of the Company and its Restricted Subsidiaries to incur additional secured indebtedness.

RESTRICTIONS UNDER DEBT AGREEMENTS

     The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, incur liens, pay dividends and make certain other restricted payments, make investments, consummate certain asset sales, enter into certain transactions with affiliates, issue subsidiary stock, create dividend or other payment restrictions affecting Restricted Subsidiaries, consolidate or merge with any other person or transfer all or substantially all of the assets of the Company.

     In addition, the Senior Credit Facility contains restrictive covenants which, generally, are more restrictive than those contained in the Indenture, and limit the ability of the Company and its subsidiaries to prepay their indebtedness (including the Notes and obligations under the Guarantees). The Senior Credit Facility also requires the Company to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. The Company's ability to meet those financial ratios and financial tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests. A breach of any of the covenants under the Senior Credit Facility or the Indenture could result in a default under the Senior Credit Facility and/or the Indenture. If an event of default occurs under the Senior Credit Facility, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If the Company is unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. The capital stock of the Company's principal subsidiaries, as well as substantially all of the Company's consolidated assets, will be pledged to secure the Senior Credit Facility. See "Description of the Notes" and "Description of Certain Indebtedness -- Senior Credit Facility."

REGIONAL AND NATIONAL ECONOMIC CONDITIONS

     The skiing industry is seasonal in nature, and is particularly vulnerable to shifts in regional and national economic conditions. A significant portion of the Company's guests reside in California, Washington and the New England states. The economies of New England and California have been affected in recent years by substantial job losses in the manufacturing sector and in the defense industry, and have experienced other adverse economic trends. Although data indicate an improvement of the New England and California economies, there can be no assurance that such improvement will continue or that stagnation or declines in skier days or real estate-related sales will not occur. Skiing is a discretionary recreational activity entailing relatively high costs of participation, and a worsening in the regional economy, or deteriorating national economic conditions, could adversely impact skier days and the Company's real estate and other revenues. Accordingly, the Company's financial condition, particularly in light of its highly leveraged condition, could be adversely affected by such a worsening in regional or national economies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON WEATHER CONDITIONS; SEASONALITY

     Although several of the Company's facilities include high quality snowmaking equipment, its revenues and operating expenses continue to be heavily influenced by weather conditions, particularly during key holiday periods and weekends. Adverse weather conditions, such as warm weather, rainfall and/or an extreme shortage of natural snowfall, lead to increased power and other operating costs associated with snowmaking, and can render snowmaking wholly or partially ineffective in maintaining quality skiing conditions. In addition, other adverse weather conditions, such as extreme cold temperatures, can adversely affect ski conditions and/or make skiing conditions less comfortable. Moreover, it has been management's experience that, despite the presence of high quality snow on the mountains, unfavorable weather conditions in more highly populated areas can result in decreased skier days. Prolonged adverse weather conditions, or the occurrence of such conditions during key periods of the ski season, can dramatically and adversely affect operating results. For example, skier days and resort revenue were significantly impacted by severe adverse weather conditions at Bear Mountain during the 1995/96 ski season and at Northstar, Sierra and the New Hampshire Resorts during the early part of the 1996/97 ski season. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." In addition, the Company's revenues are highly seasonal in nature, with the vast majority of its revenues historically being generated in the first and fourth calendar quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality." This high degree of seasonality of revenues exacerbates the potential effect on operating results of adverse weather and other developments of even moderate or limited duration.

COMPETITION

     The skiing industry is highly competitive and is characterized by relatively high fixed operating expenses and heavy dependence upon marginal revenues and maintenance or improvement of skier day levels. The Company's competitors include other major ski resorts in the western and northeastern United States for skiers and snowboarders in those regional ski markets and destination ski resorts throughout North America for its vacation business. The Company also competes with other non-ski-oriented resorts. See "Business -- Competition." The Company believes that competition for skiers focuses on snow conditions, size, quality and variety of terrain, the extent and quality of other facilities, quality of service, location and accessibility, and price. While the Company regularly monitors the activities of its principal competitors and modifies its marketing and operational strategies and techniques as necessary, there can be no assurance that its competitors will not be successful in capturing a material portion of the Company's present or potential customer base. Some of the Company's competitors have greater financial resources than the Company and could use these resources to take steps which could adversely affect the Company's competitive position. Such competitors may also be better positioned than the Company to withstand downturns in the skiing industry, adverse weather conditions, price and other forms of competition, and other negative developments. See "Business -- Competition."

RISKS OF EXPANSION

     An element of the Company's business strategy is the development of new skiable terrain, recreational facilities and residential and commercial real estate at its ski resorts. See "Business -- Real Estate Development." Such efforts will be dependent upon, among other things, receipt of adequate financing on suitable terms and obtaining and maintaining the requisite permits and licenses. There can be no assurance as to whether, when or on what terms such financing, permits and licenses may be obtained. In addition, such efforts entail risks associated with development and construction activities, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, and acts of God, any of which could delay construction and result in a substantial increase in cost to the Company. See "Business -- Real Estate Development" and
"Business -- Regulatory Matters." The Company may also grow through acquisitions; however, there can be no assurance that attractive acquisition candidates will be identified, or that any such acquisitions will be completed on terms acceptable to the Company, that necessary financing will be available on suitable terms, if at all, or that such acquisitions will be permitted under applicable antitrust laws. See "-- High Level of Indebtedness and Leverage."

RISK ASSOCIATED WITH LEASED PROPERTY AND PROPERTY USED PURSUANT TO PERMITS

     Portions of the land underlying certain of the Company's ski resorts are used pursuant to permits or licenses from governmental and private entities. If any such permit or license were to be terminated as a result of a default by the user thereunder or not renewed upon expiration or otherwise revoked prior to expiration, the Company would lose possession of the land subject thereto, perhaps making it impossible for the Company to operate the affected resort. Special use permits granted by the United States Forest Service (the "Forest Service" or the "USFS") are subject to termination if the federal government determines that the land is needed for a "higher public purpose." Such permits are granted subject to third party claims to the permitted land, if any, and the USFS reserves the right to use and permit others to use the permitted land so long as such use does not materially interfere with the rights and privileges authorized by the permits. For a description of such permits and licenses, see "Business -- Regulation and Legislation." In addition, future expansion could require amendment of the permits or licenses, which may involve additional review under the federal National Environmental Policy Act (the "NEPA") or other federal, state or local environmental laws and the imposition of additional conditions and requirements.

REGULATORY MATTERS

     The Company's resorts are subject to a wide variety of federal, state and local laws and regulations designed to protect the environment. Management believes that the Company's resorts have all permits, licenses and approvals material to their operations and are presently in compliance with all land use and environmental laws and regulations, except where non-compliance is not expected to have a material adverse effect on the Company's financial condition or future results of operations. However, failure to comply with such laws and regulations could result in the imposition of severe penalties and other costs or restrictions on operations by government agencies or courts that could adversely affect operations. The restrictions imposed by or enforcement of environmental laws and regulations may change from time to time, and there can be no assurance that such changes will not occur in a manner that will cause a detrimental effect to the Company, that material permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company, or that necessary new permits and approvals will be obtained. See "Business -- Regulation and Legislation" and "Business -- Regulatory Matters."

     The Company has not received any notice of material non-compliance with permits, licenses or approvals necessary for the operation of its properties or of any material liability under any environmental law or regulation. However, at Grand Targhee, the Wyoming Department of Environmental Quality (the "DEQ") has issued a Notice of Violation of state water pollution requirements based on alleged discharge from a wastewater lagoon without a permit. The Company expects to enter into an amended consent order with the DEQ requiring construction and operation of a new wastewater facility by November 1998 at a cost ranging from approximately $750,000 to $1.0 million. Penalties for the alleged noncompliance have not been sought by the DEQ or by any other governmental authority or person, although such action could be pursued. See "Business -- Regulatory Matters."

     Pursuant to the air emissions reduction program currently in effect in the area regulated by the South Coast Air Quality Management District (the "SCAQMD"), where Bear Mountain is located, Bear Mountain will be required to "bank" emission credits from other facilities which have already implemented NO(x) emission reductions. The Company may purchase "banked" emission credits in a one-time transaction at the current market rate of approximately $681,000 or over time up to the year 2010 at prevailing market rates. See "Business -- Regulatory Matters."

ADEQUACY OF WATER SUPPLY

     The Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses, or contractual arrangements, including leases, reservations in deeds, easements and rights-of-way, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have an adverse effect on the Company, or that important permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Additionally, the rights of the Company to use various water sources on or about its properties may be also subject to the rights of other riparian users and the public generally. See "Business -- Regulatory Matters" and "Business -- Resort Operations." Waterville Valley's snowmaking equipment is presently dependent on a single source of water that is inconsistent during the winter months; construction of storage facilities to accumulate sufficient water throughout the year will begin pending approval by the USFS. See "-- Dependence on Weather Conditions; Seasonality" and "-- Risk Associated with Leased Property and Property Used Pursuant to Permits."

CONTROLLING STOCKHOLDERS

     George N. Gillett, Jr. beneficially owns all of the issued and outstanding shares of voting stock of Parent and approximately 38% of the issued and outstanding shares of capital stock of Parent on a fully-diluted basis. Mr. Gillett also is Chairman of the Board of Directors and Chief Executive Officer of the Company and Parent. By virtue of his stock ownership, management position and pursuant to the Stockholders Agreement (as defined), Mr. Gillett will have the power to control all matters submitted to stockholders of the Company and Parent and to elect a majority of the directors of Parent and its subsidiaries. John Hancock owns common stock and warrants of Parent representing approximately 53% of the issued and outstanding shares of capital stock of Parent on a fully-diluted basis. Pursuant to the Stockholders Agreement, John Hancock is entitled to designate two of the five members of Parent's Board of Directors. The interests of Mr. Gillett and John Hancock as equity holders may differ from the interests of holders of the Notes. See "Ownership and Control" and "Certain Transactions."

CHANGE OF CONTROL

     Upon a Change of Control, the Company will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance that the Company will have sufficient funds available to finance a Change of Control Offer. In addition, upon a Change of Control, the Indenture would require the Company, before repurchase of the Notes, to (i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. See "Description of the Notes -- Change of Control Offer." The Company's inability to repay its obligations or obtain the requisite consent under the Senior Credit Facility, and to repurchase all of the tendered Notes, would constitute an event of default under the Indenture.

FRAUDULENT CONVEYANCE

     The incurrence by the Company of indebtedness such as the Notes may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either (a) the Company incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or
(b) the Company received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) was insolvent or rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Company, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the Company's creditors or take other action detrimental to the holders of such indebtedness.

     The Company's obligations under the Notes are guaranteed by the Guarantors. The incurrence by a Guarantor of a Guarantee may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of such Guarantor. Under these laws, if a court were to find that either (a) a Guarantee was incurred by a Guarantor with the intent of hindering, delaying or defrauding creditors or such Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (b) such Guarantor received less than reasonably equivalent value or consideration for incurring such Guarantee and (i) was insolvent or rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which the assets remaining with such Guarantor constituted unreasonably small capital or
(iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such Guarantee to presently existing and future indebtedness of such Guarantor, avoid the issuance of such Guarantee and direct the repayment of any amounts paid thereunder to such Guarantor's creditors or take other action detrimental to the holders of such Guarantee. A legal challenge of a Guarantee on fraudulent conveyance grounds, may, among other things, focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes.

     To the extent any Guarantee were avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the applicable Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the applicable Notes relating to any voided portions of any of the Guarantees.

     The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

     Based upon financial and other information currently available to it, management of the Company believes that the indebtedness retired with the proceeds of the Initial Offering and the indebtedness evidenced by the Notes and the Guarantees was incurred for proper purposes and in good faith, and that at the time the Company incurred the indebtedness retired with the proceeds of the Initial Offering and the Company and the Guarantors incurred the indebtedness evidenced by the Notes and the Guarantees, the Company and each Guarantor was
(i) neither insolvent nor rendered insolvent thereby, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due. See "Management's Discussions and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." In reaching these conclusions, the Company has relied upon various valuations and estimates of future cash flow that necessarily involve a number of assumptions and choices of methodology. No assurance can be given, however, that the assumptions and methodologies chosen by the Company would be adopted by a court or that a court would concur with the Company's conclusions.

DEPENDENCE ON KEY PERSONNEL

     The Company's business depends upon the efforts, abilities and expertise of its executive officers and other key employees, including George N. Gillett, Jr. If the Company were to lose the services of certain of these executive officers or key employees, the Company's operating results could be adversely affected. The Company has no long-term employment contracts with any of its executive officers or key employees. See "Management."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for New Notes by holders who are entitled to participate in the Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company and the Guarantors are required to file a Shelf Registration Statement with respect to such Old Notes. The New Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the New Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes, but it is not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the New Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of the Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer."

                                THE TRANSACTIONS

THE NEW HAMPSHIRE ACQUISITIONS

     On November 27, 1996, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of the Company, purchased the assets of the Waterville Valley and Mt. Cranmore resorts from subsidiaries of American Skiing Company for an aggregate purchase price of $17.5 million (the "New Hampshire Acquisitions"). The purchase price was paid with $14.75 million in cash (before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed, primarily consisting of receivables, inventories, accounts payable and deferred revenues) and the $2.75 million ASC Seller Note. See "Description of Certain Indebtedness -- ASC Seller Note."

THE CALIFORNIA ACQUISITIONS

     On December 3, 1996, the Company purchased from Fibreboard Corporation all of the issued and outstanding capital stock of Trimont Land Company, which operates Northstar, Sierra-at-Tahoe, Inc., which operates Sierra, and Bear Mountain, Inc., which operates Bear Mountain (the "California Acquisitions"). The aggregate purchase price for the California Acquisitions was $121.5 million in cash (before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed, primarily consisting of receivables, inventories, accounts payable and deferred revenues).

THE SNOQUALMIE ACQUISITION

     Effective January 15, 1997, the Company purchased all of the issued and outstanding common stock of Ski Lifts, Inc. ("Ski Lifts"), the owner and operator of the ski resort assets of Snoqualmie Pass (the "Snoqualmie Acquisition"), for an aggregate purchase price of approximately $14.0 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by Ski Lifts of the $9.8 million Snoqualmie Seller Note, and other obligations to the selling shareholders of approximately $600,000. The Snoqualmie Seller Note, which bore interest at a rate of 5% per annum, was repaid with a portion of the proceeds of the Initial Offering.

     In connection with the consummation of the Snoqualmie Acquisition, Ski Lifts transferred approximately 71 acres of owned real estate held for development purposes into a Delaware limited liability company (the "Real Estate LLC"), of which Ski Lifts is a member and 99% equity interest holder and the Company is the other member and 1% equity interest holder. The Real Estate LLC has been an Unrestricted Subsidiary since the closing of the Initial Offering. In addition, Ski Lifts granted the Real Estate LLC an option (the "Real Estate Option") to purchase an additional 14 acres of developmental real estate for nominal consideration, exercisable under certain conditions. Ski Lifts also issued 28,000 shares of non-voting preferred stock (the "Ski Lifts Preferred Stock") to its prior owners having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the real estate transferred to the Real Estate LLC and the real estate subject to the Real Estate Option. Concurrently with these transactions, the Real Estate LLC entered into an agreement to purchase (the "Preferred Stock Purchase Agreement") the Ski Lifts Preferred Stock, on a quarterly basis over the five years following the date of the Snoqualmie Acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. The Company advanced the first three quarterly payments under the Preferred Stock Purchase Agreement at or prior to the closing date of the Initial Offering. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the developmental real estate held by the Real Estate LLC and substantially all of its other assets. The Ski Lifts Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of Ski Lifts without premium. In addition, pursuant to the terms of the Ski Lifts Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of Ski Lifts. See "Description of Certain Indebtedness -- Ski Lifts Preferred Stock Purchase Agreement."

THE GRAND TARGHEE ACQUISITION

     On March 18, 1997, the Company acquired all the issued and outstanding capital stock of Grand Targhee Incorporated (the "Grand Targhee Acquisition"), the owner of the ski resort assets of Grand Targhee, for an aggregate purchase price of approximately $7.9 million plus contingent payments of up to $2.0 million based on the number of skier days recorded at Grand Targhee through the 1998/99 ski season and additional commissions of up to approximately $1.8 million based on the number of dwelling units developed at the resort through 2012 at a rate of $3,000 per unit.

THE SENIOR CREDIT FACILITY

     On December 3, 1996, the Company and certain of its subsidiaries entered into the Senior Credit Facility with The First National Bank of Boston, as lender and administrative agent, which provided for borrowings in a principal amount of up to $10.0 million at any one time outstanding. In connection with the consummation of the Initial Offering, the Senior Credit Facility was amended to, among other things, increase the total revolving credit commitment thereunder to $20.0 million, subject to certain conditions, and the initial borrowing availability to $12.0 million, subject to seasonal reductions. The Senior Credit Facility is secured by a substantial portion of the Company's consolidated assets and a pledge of the stock of Booth Creek's principal subsidiaries. See "Description of Certain Indebtedness -- Senior Credit Facility."

THE BRIDGE FINANCING FACILITIES

     Financing for the acquisitions of the California Resorts and the New Hampshire Resorts was provided in part by (i) $90.0 million from the issuance of the Bridge Notes and (ii) $10.0 million from the issuance of the Hancock Option Notes by Parent to John Hancock. Prior to the consummation of the Offering, the Hancock Option Notes were exchanged for notes of the Company with substantially identical terms, which were then repaid with a portion of the net proceeds of the Initial Offering. The Bridge Notes bore interest at an average rate of approximately 11 1/4% prior to their repayment. The Hancock Option Notes bore interest at a rate of 12% per annum.

THE EQUITY FINANCING

     Financing for the acquisitions of the California Resorts and the New Hampshire Resorts was also provided in part by the investment in the Company of $40.0 million of equity by Parent. The funds comprising the equity contribution from Parent were obtained from the issuance by Parent of equity and notes to John Hancock, CIBC WG Argosy Merchant Fund 2, L.L.C. (the "CIBC Merchant Fund") and Booth Creek Partners Limited II, L.L.L.P. Prior to the consummation of the Initial Offering, Parent made an additional equity contribution of $6.5 million. See "Certain Transactions -- The Financing Transactions."

THE INITIAL OFFERING

     The Initial Offering, in which $110.0 million aggregate principal amount of Old Notes were sold by the Company to the Initial Purchaser on March 18, 1997 and an additional $6.0 million aggregate principal amount of Old Notes were sold by the Company to the Initial Purchaser on April 25, 1997 pursuant to the exercise of an option by the Initial Purchaser, yielded net proceeds to the Company of approximately $112.5 million. The Company used the net proceeds from the Initial Offering, as well as an additional $6.5 million equity contribution from Parent and available cash on hand, (i) to repay the entire amount outstanding under the Bridge Financing Facilities, which was $100.0 million, the entire amount outstanding under the Snoqualmie Seller Note, which bore interest at a rate of 5% per annum, which was approximately $9.8 million, and approximately $3.6 million of debt assumed in connection with the Snoqualmie Acquisition, (ii) to finance the approximately $7.5 million purchase price of the Grand Targhee Acquisition, (iii) to pay the approximately $4.5 million of fees and expenses incurred in connection with the Initial Offering and the Senior Credit Facility and (iv) for general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the cash and the capitalization of the Company at May 2, 1997. This table should be read in conjunction with the information contained in unaudited financial statements of the Company as of May 2, 1997.

                                                                AS OF MAY 2, 1997
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Cash(a).....................................................         $  8,716
                                                                     ========
Debt:
  Senior Credit Facility(b).................................         $     --
  ASC Seller Note(c)........................................            2,500
  Notes.....................................................          116,000
  Other Debt(d).............................................              867
                                                                     --------
     Total Debt.............................................          119,367
Preferred Stock of Subsidiary(e)............................            3,125
Common Stockholders' Equity(f)..............................           48,662
                                                                     --------
     Total Capitalization...................................         $171,154
                                                                     ========

---------------
(a) Cash at May 2, 1997 includes $655,000 of cash restricted in escrow for payment of an assumed $655,000 obligation of Grand Targhee and restricted cash of $240,000 relating to advance deposits for lodging and property rentals.

(b) The Senior Credit Facility provides for a total revolving credit commitment of $20.0 million, subject to certain conditions, and initial borrowing availability of up to $12.0 million. The Company generates a significant amount of cash flow from operations between November and April of each year. A significant portion of the Company's available cash on hand upon consummation of the Initial Offering was used to fund the Transactions.

(c) The ASC Seller Note was issued in connection with the New Hampshire Acquisitions. The ASC Seller Note bears interest at 12% per annum and matures on June 20, 2004. As of May 2, 1997, $250,000 of this note has been paid.

(d) Represents debt assumed in connection with the acquisitions and capital leases.

(e) Represents preferred stock of Ski Lifts, Inc., a subsidiary of the Company, held by the prior owners of Ski Lifts, Inc. An Unrestricted Subsidiary of the Company has an obligation to purchase the Ski Lifts Preferred Stock. Such obligation is non-recourse to the Company and its Restricted Subsidiaries. As of May 2, 1997, $375,000 of the preferred stock has been repurchased.

(f) Parent contributed an aggregate of $40.0 million to the Company on November 27, 1996 and December 3, 1996 in connection with the New Hampshire Acquisitions and the California Acquisitions, respectively, and made additional capital contributions totaling $6.5 million prior to the consummation of the Initial Offering. The pro forma balance also reflects the write-off of $2.7 million of deferred financing costs related to the repayment of the Bridge Financing Facilities.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following unaudited pro forma condensed consolidated statements of operations give effect to the Transactions as if they had occurred on November 1, 1995.

     The pro forma financial information presented below should be read in conjunction with the separate historical consolidated financial statements of the Company and certain of the businesses it has acquired, and related notes thereto, included elsewhere in this Prospectus. The pro forma condensed consolidated financial statements do not purport to be indicative of the results that actually would have been obtained had the Transactions occurred as of the assumed dates and for the periods presented and are not intended to be a projection of future results or trends. Operating results for any interim period are not necessarily indicative of results that may be expected for the full year.

     The pro forma adjustments, as described in the accompanying Notes to Unaudited Pro Forma Financial Information, are based on available information and certain assumptions that management believes are reasonable. The allocations of the purchase prices of the Acquisitions are subject to revision when additional information concerning certain asset valuations is obtained and such revisions could be material.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                      FOR THE SIX MONTHS ENDED MAY 2, 1997

                                              CALIFORNIA
                                               RESORTS                NEW HAMPSHIRE RESORTS
                                           ----------------   -------------------------------------
                                              FIBREBOARD
                                                RESORT           WATERVILLE                              SNOQUALMIE
                                                GROUP              VALLEY           MT. CRANMORE            PASS
                                              HISTORICAL         HISTORICAL          HISTORICAL          HISTORICAL
                                           ----------------      ----------         ------------      ----------------
                                            FOR THE PERIOD     FOR THE PERIOD      FOR THE PERIOD      FOR THE PERIOD
                                                 FROM               FROM                FROM                FROM
                                THE        NOVEMBER 1, 1996   OCTOBER 28, 1996    OCTOBER 28, 1996    NOVEMBER 1, 1996
                              COMPANY          THROUGH             THROUGH             THROUGH            THROUGH
                           HISTORICAL(A)   DECEMBER 2, 1996   NOVEMBER 26, 1996   NOVEMBER 26, 1996   JANUARY 15, 1997
                           -------------   ----------------   -----------------   -----------------   ----------------
STATEMENT OF OPERATIONS
 DATA:
Revenue:
 Resort Operations.......     $60,469          $ 1,395              $ 310               $  45              $3,465
 Real Estate and Other...         450              304

Operating Expenses:
 Resort Operations.......      43,450            4,040                674                 245               2,816
 Cost of Sales -- Real
   Estate and Other......         378              161                                     --                  --
 Depreciation and
   Amortization..........       5,124                7                 82                  18                 208
                              -------          -------              -----               -----              ------
Operating Income.........      11,967           (2,509)              (446)               (218)                441

Interest Expense (net)...       6,304              289                 10                  15                  79
                              -------          -------              -----               -----              ------
Pre-tax Income (Loss)....       5,663           (2,798)              (456)               (233)                362
Income Taxes (Benefit)...       1,416             (885)                --                  --                  --
                              -------          -------              -----               -----              ------
Income (Loss) Before
 Minority Interest and
 Extraordinary Item......       4,247           (1,913)              (456)               (233)                362
Minority Interest........          87               --                 --                  --                  --
                              -------          -------              -----               -----              ------
Income (Loss) Before
 Extraordinary Item......       4,160           (1,913)              (456)               (233)                362
Extraordinary Loss on
 Early Retirement of
 Debt....................       1,998               --                 --                  --                  --
                              -------          -------              -----               -----              ------
Net Income (Loss)........     $ 2,162          $(1,913)             $(456)              $(233)             $  362
                           ============    ================   =================   =================   ================

OTHER DATA:
EBITDA...................     $17,440          $(2,369)             $(364)              $(200)             $  649
Non-cash Cost of Real
 Estate and Other........     $   349          $   133              $  --               $  --              $   --


                                GRAND
                               TARGHEE
                              HISTORICAL
                           ----------------
                            FOR THE PERIOD
                                 FROM                           PRO FORMA
                           NOVEMBER 1, 1996                    FOR THE SIX
                               THROUGH         PRO FORMA       MONTHS ENDED
                            MARCH 18, 1997    ADJUSTMENTS      MAY 2, 1997
                           ----------------   -----------    ----------------
STATEMENT OF OPERATIONS
 DATA:
Revenue:
 Resort Operations.......       $4,746          $    --          $70,430
 Real Estate and Other...                            --              754
Operating Expenses:
 Resort Operations.......        3,936              (75)(b)       55,064
                                                    (22)(c)
 Cost of Sales -- Real
   Estate and Other......           --               --              539
 Depreciation and
   Amortization..........          275            1,078(d)         6,792
                                ------          -------          -------
Operating Income.........          535             (981)           8,789
Interest Expense (net)...           24            1,122(e)         7,843(i)
                                ------          -------          -------
Pre-tax Income (Loss)....          511           (2,103)             946
Income Taxes (Benefit)...          231             (762)(f)           --
                                ------          -------          -------
Income (Loss) Before
 Minority Interest and
 Extraordinary Item......          280           (1,341)             946
Minority Interest........           --               54(g)           141
                                ------          -------          -------
Income (Loss) Before
 Extraordinary Item......          280           (1,395)             805
Extraordinary Loss on
 Early Retirement of
 Debt....................           --           (1,998)(h)           --
                                ------          -------          -------
Net Income (Loss)........       $  280          $   603          $   805
                           ================   ===========    ===============
OTHER DATA:
EBITDA...................       $  810          $    97          $16,063(j)
Non-cash Cost of Real
 Estate and Other........       $   --          $    --          $   482

Note: Except for minor cutoff differences by resort ranging from one to three days, all of the financial information presented above is for the period from November 1, 1996 through May 2, 1997.

                                              (see footnotes on following pages)

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a) The Company historical consolidated statement of operations includes the results of operations for each acquisition since the respective date of acquisition as follows:

  California Resorts     --   December 3, 1996
  New Hampshire Resorts  --   November 27, 1996
  Snoqualmie Pass        --   January 15, 1997
  Grand Targhee          --   March 18, 1997

(b) The following adjustments have been made to reduce historical operating expenses:

                                                               SIX MONTHS ENDED
                                                                 MAY 2, 1997
                                                            ----------------------
                                                            (DOLLARS IN THOUSANDS)
THE ACQUISITIONS
Replacement of executive management.......................           $52
Lease modification........................................            23
                                                                    ----
          Total...........................................           $75
                                                                    ====

     Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to (i) former owners of Ski Lifts, Inc. and (ii) former owners of Grand Targhee Incorporated. The responsibilities of these individuals will be absorbed by existing Company management.

     Lease modification represents elimination of lease expenses for the Teewinot Lodge, which is being acquired by the Company in the Grand Targhee Acquisition.

(c) Represents corporate management fee allocations from Fibreboard Corporation ($70,000) for the period from November 1, 1996 through December 2, 1996 and American Skiing Company and S-K-I Limited for Waterville Valley ($10,000) for the period from October 28, 1996 through November 27, 1996 net of (i) the management fees that would have been paid to Booth Creek, Inc. pursuant to the Management Agreement ($29,000) and (ii) the estimated amounts for certain corporate expenses if the Company had operated on a stand-alone basis ($29,000).

(d) Historical depreciation and amortization for periods prior to the respective resort acquisition dates has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation and amortization charges relate to the estimated fair values assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, machinery and equipment 3 to 15 year lives, and goodwill a 15 year life. These are estimated charges based on preliminary purchase price allocations which are subject to final allocations pursuant to appraisals.

(e) Historical interest expense has been eliminated. Pro forma interest expense includes interest on the $116.0 million of Notes at 12.5%, the ASC Seller Note at 12%, certain capital leases and other debt at 10% and amortization of $6.0 million of deferred financing fees (amortized generally over a 10 year period).

(f) Adjusts income tax provision to reflect the expected pro forma effective tax rate for the period.

(g) Reflects cumulative preferred stock dividend of 9% on the Ski Lifts Preferred Stock.

(h) Eliminates historical extraordinary loss on early retirement of debt.

(i) Pro forma cash interest expense would be approximately $7.4 million which excludes $430,000 in amortization of deferred financing fees.

(j) EBITDA is not a measure of performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Pro forma EBITDA does not reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy are based on estimates and assumptions made and believed to be reasonable by the Company and are

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                           OPERATIONS -- (CONTINUED)

    inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effects of these items:

                                                                SIX MONTHS ENDED
                                                                  MAY 2, 1997
                                                             (DOLLARS IN THOUSANDS)
                                                             ----------------------
Pro forma EBITDA...........................................         $16,063
Additional adjustments:
  Reduction of insurance premium...........................             134
  In-house operation of certain ski related services.......             435
  One-time charges at Grand Targhee........................              54
                                                                    -------
     Total additional adjustments..........................             623
                                                                    -------
Adjusted pro forma EBITDA..................................         $16,686
                                                             ================

     Reduction of insurance premium represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts.

     In-house operation of certain ski-related services represents the increase in revenues and elimination of expenses related to services performed by outside vendors at Snoqualmie Pass that will be performed by the Company and which are performed by the Company at its other resorts.

     One-time charges at Grand Targhee represents elimination of the cost associated with abandoning a land exchange project.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                         YEAR ENDED OCTOBER 31, 1996
                          ------------------------------------------------------------------------------------------
                                       CALIFORNIA
                                        RESORTS          NEW HAMPSHIRE
                                       ----------           RESORTS
                                       FIBREBOARD   -----------------------
                             THE         RESORT     WATERVILLE      MT.       SNOQUALMIE
                           COMPANY       GROUP        VALLEY      CRANMORE       PASS       PRO FORMA
                          HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL   ADJUSTMENTS     PRO FORMA
                          ----------   ----------   ----------   ----------   ----------   -----------     ---------
STATEMENT OF OPERATIONS
  DATA:
Revenue:
  Resort Operations.....     $--        $44,773      $11,733       $4,004       $9,504      $     --        $70,014
  Real Estate and
    Other...............      --          4,657           --           --           --            --          4,657

Operating Expenses:
  Resort Operations.....      --         36,017       10,302        3,556        8,176          (278)(a)     57,095
                                                                                                (678)(b)
  Cost of Sales -- Real
    Estate and Other....      --          2,297           --           --           --            --          2,297
  Depreciation and
    Amortization........      --          5,483        1,229          222          950         4,511 (c)     12,395
                             ---        -------      -------       ------       ------      --------        -------
Operating Income
  (Loss)................      --          5,633          202          226          378        (3,555)         2,884

Interest Expense
  (net).................      --          1,676          100          225          335        10,395 (d)     12,731
                             ---        -------      -------       ------       ------      --------        -------
Pre-tax Income (Loss)...                  3,957          102            1           43       (13,950)        (9,847)
Income Taxes
  (Benefit).............      --          1,630          455           --           --        (5,679)(e)     (3,594)
                             ---        -------      -------       ------       ------      --------        -------
Income (Loss) Before
  Minority Interest.....      --          2,327         (353)           1           43        (8,271)        (6,253)
Minority Interest.......      --             --           --           --           --           281 (f)        281
                             ---        -------      -------       ------       ------      --------        -------
Net Income (Loss).......     $--        $ 2,327      $  (353)      $    1       $   43      $ (8,552)       $(6,534)
                          =======      ========      =======      =======     ========     =========       ========

OTHER DATA:
EBITDA..................     $--        $12,723      $ 1,431       $  448       $1,328      $    956        $16,886
Non-cash Cost of Real
  Estate and Other......     $--        $ 1,607      $    --       $   --       $   --      $     --        $ 1,607

                               YEAR ENDED OCTOBER 31, 1996
                          -------------------------------------

                            GRAND
                           TARGHEE      PRO FORMA
                          HISTORICAL   ADJUSTMENTS    PRO FORMA
                          ----------   -----------    ---------
STATEMENT OF OPERATIONS
  DATA:
Revenue:
  Resort Operations.....    $7,457       $    --       $77,471
  Real Estate and
    Other...............        --            --         4,657
Operating Expenses:
  Resort Operations.....     6,569          (135)(a)    63,529

  Cost of Sales -- Real
    Estate and Other....                      --         2,297
  Depreciation and
    Amortization........       626           176 (g)    13,197
                            ------       -------       -------
Operating Income
  (Loss)................       262           (41)        3,105
Interest Expense
  (net).................       122         2,833 (h)    15,686(j)
                            ------       -------       -------
Pre-tax Income (Loss)...       140        (2,874)      (12,581)
Income Taxes
  (Benefit).............        48          (891)(i)    (4,437)
                            ------       -------       -------
Income (Loss) Before
  Minority Interest.....        92        (1,983)       (8,144)
Minority Interest.......        --            --           281
                            ------       -------       -------
Net Income (Loss).......    $   92       $(1,983)      $(8,425)
                           =======     =========      ========
OTHER DATA:
EBITDA..................    $  888       $   135       $17,909(k)
Non-cash Cost of Real
  Estate and Other......    $   --       $    --       $ 1,607

Note: Except for minor cutoff differences by resort ranging from one to three days, all of the financial information presented above is for the period from November 1, 1996 through May 2, 1997.

                                              (see footnotes on following pages)

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a) The following adjustments have been made to reduce historical operating expenses:

                                                                  YEAR ENDED
                                                               OCTOBER 31, 1996
                                                            ----------------------
                                                            (DOLLARS IN THOUSANDS)
THE ACQUISITIONS (EXCLUDING THE GRAND TARGHEE ACQUISITION)
Replacement of executive management.......................           $116
Profit sharing payment....................................            162
                                                                   ------
          Total...........................................           $278
                                                                   ======
THE GRAND TARGHEE ACQUISITION
Replacement of executive management.......................           $ 75
Lease modification........................................             60
                                                                   ------
          Total...........................................           $135
                                                                   ======

     Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to (i) former owners of Ski Lifts, Inc. and (ii) former owners of Grand Targhee Incorporated. The responsibilities of these individuals will be absorbed by existing Company management.

     Profit sharing payment represents elimination of one-time profit sharing contribution, considered a retention bonus, given to Ski Lifts, Inc. workforce in anticipation of the Snoqualmie Acquisition as specified in the acquisition agreement.

     Lease modification represents elimination of lease expenses for the Teewinot Lodge, which is being acquired by the Company in the Grand Targhee Acquisition.

(b) Represents corporate management fee allocations from Fibreboard Corporation ($791,000) and American Skiing Company and S-K-I Limited for Waterville Valley ($587,000) net of (i) the management fees that would have been paid to Booth Creek, Inc. pursuant to the Management Agreement ($350,000) and
    (ii) the estimated amounts for certain corporate expenses if the Company had operated on a stand-alone basis ($350,000).

(c) Historical depreciation and amortization are eliminated. Pro forma depreciation and amortization charges relate to the estimated fair values assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, machinery and equipment 3 to 15 year lives, and goodwill a 15 year life. These are estimated charges based on preliminary purchase price allocations which are subject to final allocations pursuant to appraisals.

(d) Historical interest expense has been eliminated. Pro forma interest expense includes interest on the Bridge Financing Facilities at 11%, the Senior Credit Facility at 8.5%, the Snoqualmie Seller Note and debt assumed in connection with the Snoqualmie Acquisition, the ASC Seller Note at 12% and amortization of $5.2 million of deferred financing fees (amortized generally over a 10 year period).

(e) Adjusts income tax provision to reflect an estimated 36.5% effective tax rate.

(f) Reflects cumulative preferred stock dividend of 9% on the Ski Lifts Preferred Stock.

(g) Historical depreciation and amortization are eliminated. Pro forma depreciation and amortization charges relate to the estimated fair values assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, machinery and equipment 3 to 15 year lives, and goodwill a 15 year life. These are estimated charges based on preliminary purchase price allocations which are subject to final allocations pursuant to appraisals.

(h) Historical interest expense has been eliminated. Pro forma interest expense includes interest on the $116.0 million of Notes at 12.5%, the ASC Seller Note at 12%, certain capital leases and other debt at 10% and amortization of $6.0 million of deferred financing fees (amortized generally over a 10 year period).

(i) Adjusts income tax provision to reflect the benefit of operating losses to the extent of recorded deferred tax liabilities.

(j) Pro forma cash interest expense would be approximately $14.8 million which excludes $860,000 in amortization of deferred financing fees.

(k) EBITDA is not a measure of performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income, cash flows from operating

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                           OPERATIONS -- (CONTINUED)

    activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Pro forma EBITDA does not reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy are based on estimates and assumptions made and believed to be reasonable by the Company and are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effects of these items:

                                                                   YEAR ENDED
                                                                OCTOBER 31, 1996
                                                             (DOLLARS IN THOUSANDS)
                                                             ----------------------
Pro forma EBITDA...........................................         $17,909
Additional adjustments:
  Reduction of insurance premium...........................             652
  Snoqualmie Pass cost reductions..........................             500
  In-house operation of certain ski related services.......             435
  Removal of Bear Mountain one-time post-acquisition
     adjustments...........................................             415
  Post-closing inventory and accounting adjustments........             309
  One-time charges at Grand Targhee........................             237
  One-time charges at Waterville Valley....................             147
  Removal of prior owner services at Mt. Cranmore..........              49
                                                                    -------
     Total additional adjustments..........................           2,744
                                                                    -------
Adjusted pro forma EBITDA..................................         $20,653
                                                                    =======

     Reduction of insurance premium represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts.

     Snoqualmie Pass cost reductions represents elimination of expenses primarily related to a reduction in summer labor costs.

     In-house operation of certain ski-related services represents the increase in revenues and elimination of expenses related to services performed by outside vendors at Snoqualmie Pass that will be performed by the Company and which are performed by the Company at its other resorts.

     Removal of Bear Mountain one-time post-acquisition adjustments represents elimination of certain charges incurred by the Company in connection with the acquisition of Bear Mountain by Fibreboard Corporation, which the Company believes will not occur in the future. These costs included misclassified payroll and related expenses, labor expense overruns expected to be reduced and snowboard inventory writeoffs.

     Post-closing inventory and accounting adjustments represents elimination of one-time charges at Northstar for inventory write-offs and sales tax audit adjustments.

     One-time charges at Grand Targhee represents elimination of several one-time expenses incurred by Grand Targhee Incorporated that reduced operating results. These expenses include the cost associated with abandoning a land exchange project, the write-off of an investment in a central reservation system, the establishment of an accrual for vacation pay, contributions to a local charity associated with the shareholders of Grand Targhee Incorporated, a loss on the disposal of fixed assets, fees associated with an application for financing which was never consummated and the write-off of certain credit card receivables.

     One-time charges at Waterville Valley represent elimination of several expenses incurred by Waterville Valley that were either non-recurring in nature, such as expenses related to the former owner, emissions testing for the state, or a tank removal project, or related to expenditures for property, plant and equipment which the Company would have capitalized such as roof and lodge repairs and various signage.

     Removal of prior owner services at Mt. Cranmore represents elimination of expenses incurred by Mt. Cranmore that were allocated to the resort by its former owner for services which are now being provided by the Company at no cost.

                  UNAUDITED ADJUSTED PRO FORMA FINANCIAL DATA
              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

     The following unaudited adjusted pro forma financial data, which is not determined in accordance with generally accepted accounting principles, give effect to the Transactions as if they had been completed as of November 1, 1995. The information presented may not be indicative of the actual results had the Transactions occurred on such date, and there can be no assurance that the Company will be able to achieve such results in the future. The unaudited adjusted pro forma financial data reflect the combined financial data of the Company's seven ski resort complexes adjusted for the removal of (i) corporate expenses and allocations, (ii) management fees, (iii) one-time expenses and write-offs and (iv) other non-recurring charges of prior owners. In addition, the unaudited adjusted pro forma financial data give effect to the Management Agreement (as defined) with Booth Creek, Inc. and the reduction of full-time employees and other operating improvements which management of the Company expects to implement. See "Certain Transactions -- Management Agreement with Booth Creek, Inc." The unaudited adjusted pro forma financial data presented below should be read in conjunction with the information contained in "Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                        ADJUSTED PRO FORMA
                                                             -----------------------------------------
                                                                 YEAR ENDED          SIX MONTHS ENDED
                                                             OCTOBER 31, 1996(A)      MAY 2, 1997(B)
                                                                            (UNAUDITED)
                                                             -------------------    ------------------
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations.........................................      $  77,471             $  70,430
  Real Estate and Other.....................................          4,657                   754
                                                                  ---------             ---------
                                                                     82,128                71,184
Operating Expenses:
  Cost of Sales -- Resort Operations(c).....................         60,785                54,441
  Cost of Sales -- Real Estate and Other(c).................            690                    57
                                                                  ---------             ---------
Adjusted Pro Forma EBITDA(c)................................      $  20,653             $  16,686
                                                                  =========             =========
OTHER FINANCIAL AND OPERATING DATA:
RESTRICTED GROUP(D)
Skier Days..................................................      1,828,000             1,846,119
Revenue per Skier Day.......................................      $   42.38             $   38.15
Adjusted Pro Forma EBITDA(c)................................      $  20,653             $  16,686
Cash Interest Expense(e)....................................         14,826                 7,413
Ratio of Adjusted Pro Forma EBITDA to Cash Interest
  Expense...................................................            1.4x                   NM
Ratio of total debt to Adjusted Pro Forma EBITDA(f).........            5.8x                   NM

NM -- Not Meaningful.

                                              (see footnotes on following pages)

              NOTES TO UNAUDITED ADJUSTED PRO FORMA FINANCIAL DATA

(a) The unaudited adjusted pro forma financial data presented reflect the following pro forma adjustments to operating expenses and management fee and corporate expenses. The following table reflects the effect of these items in the calculation of pro forma EBITDA.

                                                                          YEAR ENDED
                                                                       OCTOBER 31, 1996
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Historical EBITDA...........................................           $16,818
    Pro forma adjustments:
      Corporate management fee allocations......................               678
      Replacement of executive management.......................               191
      Lease modification........................................                60
      Profit sharing payment....................................               162
                                                                           -------
        Total pro forma adjustments.............................             1,091
                                                                           -------
    Pro forma EBITDA............................................           $17,909
                                                                           =======

    In addition, the unaudited adjusted pro forma financial data presented reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy, are based on estimates and assumptions made and believed to be reasonable by the Company but that are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effect of these items on pro forma EBITDA:

                                                                          YEAR ENDED
                                                                       OCTOBER 31, 1996
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Pro forma EBITDA............................................           $17,909
    Additional adjustments:
      Reduction of insurance premium............................               652
      Snoqualmie Pass cost reductions...........................               500
      In-house operation of certain ski-related services........               435
      Removal of Bear Mountain one-time post-acquisition
        adjustments.............................................               415
      Post-closing inventory and accounting adjustments.........               309
      One-time charges at Grand Targhee.........................               237
      One-time charges at Waterville Valley.....................               147
      Removal of prior owner services at Mt. Cranmore...........                49
                                                                           -------
        Total additional adjustments............................             2,744
                                                                           -------
    Adjusted pro forma EBITDA...................................           $20,653
                                                                           =======

    Corporate management fee allocations represent the allocations from Fibreboard Corporation ($791,000) and American Skiing Company and S-K-I Limited for Waterville Valley ($587,000) net of (i) the management fees that would have been paid to Booth Creek, Inc. pursuant to the Management Agreement ($350,000) and (ii) the estimated amounts for certain corporate expenses if the Company had operated on a stand-alone basis ($350,000).

    Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to (i) former owners of Ski Lifts, Inc. ($116,000) and (ii) former owners of Grand Targhee Incorporated ($75,000). The responsibilities of these individuals will be absorbed by existing Company management.

    Lease modification represents elimination of lease expenses for the Teewinot Lodge, which is being acquired by the Company in the Grand Targhee Acquisition.

    Profit sharing payment represents elimination of one-time profit sharing contribution, considered a retention bonus, given to Ski Lifts, Inc. workforce in anticipation of the Snoqualmie Acquisition as specified in the acquisition agreement.

    Reduction of insurance premium represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts.

    Snoqualmie Pass cost reductions represents elimination of expenses primarily related to a reduction in summer labor costs.

    In-house operation of certain ski-related services represents the increase in revenue and elimination of expenses related to services performed by outside vendors at Snoqualmie Pass that will be performed by the Company and which are performed by the Company at its other resorts.

    Removal of Bear Mountain one-time post-acquisition adjustments represents elimination of certain charges incurred by the Company in connection with the acquisition of Bear Mountain by Fibreboard Corporation, which the Company believes will not occur in the future. These costs included misclassified payroll and related expenses, labor expense overruns expected to be reduced and snowboard inventory writeoffs.

    Post-closing inventory and accounting adjustments represents elimination of one-time charges at Northstar for inventory write-offs and sales tax audit adjustments.

    One-time charges at Grand Targhee represents elimination of several one-time expenses incurred by Grand Targhee Incorporated that reduced operating results. These expenses include the cost associated with abandoning a land exchange project, the write-off of an investment in a central reservation system, the establishment of an accrual for vacation pay, contributions to a local charity associated with the shareholders of Grand Targhee Incorporated, a loss on the disposal of fixed assets, fees associated with an application for financing which was never consummated and the write-off of certain credit card receivables.

    One-time charges at Waterville Valley represents elimination of several expenses incurred by Waterville Valley that were either non-recurring in nature, such as expenses related to the former owner, emissions testing for the state, or a tank removal project, or related to expenditures for property, plant and equipment which the Company would have capitalized such as roof and lodge repairs and various signage.

    Removal of prior owner services at Mt. Cranmore represents elimination of expenses incurred by Mt. Cranmore that were allocated to the resort by its former owner for services which are now being provided by the Company at no cost.

(b) The unaudited adjusted pro forma financial data presented reflect the following pro forma adjustments to operating expenses and management fee and corporate expenses. The following table reflects the effect of these items in the calculation of pro forma EBITDA.

                                                                       SIX MONTHS ENDED
                                                                         MAY 2, 1997
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Historical EBITDA...........................................           $15,966
    Pro forma adjustments:
      Corporate management fee allocations......................                22
      Replacement of executive management.......................                52
      Lease modification........................................                23
                                                                           -------
        Total pro forma adjustments.............................                97
                                                                           -------
    Pro forma EBITDA............................................           $16,063
                                                                           =======

    In addition, the unaudited adjusted pro forma financial data presented reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy, are based on estimates and assumptions made and believed to be reasonable by the Company but that are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effect of these items on pro forma EBITDA:

                                                                       SIX MONTHS ENDED
                                                                         MAY 2, 1997
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Pro forma EBITDA............................................           $16,063
    Additional adjustments:
      Reduction of insurance premium............................               134
      In-house operation of certain ski-related services........               435
      One-time charges at Grand Targhee.........................                54
                                                                           -------
        Total additional adjustments............................               623
                                                                           -------
    Adjusted pro forma EBITDA...................................           $16,686
                                                                           =======

    Corporate management fee allocations represent the allocations from Fibreboard Corporation ($70,000) and American Skiing Company and S-K-I Limited for Waterville Valley ($10,000) net of (i) the management fees that would have been paid to Booth Creek, Inc. pursuant to the Management Agreement ($29,000) and (ii) the estimated amounts for certain corporate expenses if the Company had operated on a stand-alone basis ($29,000).

    Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to (i) former owners of Ski Lifts, Inc. ($29,000) and (ii) former owners of Grand Targhee Incorporated ($23,000). The responsibilities of these individuals will be absorbed by existing Company management.

    Lease modification represents elimination of lease expenses for the Teewinot Lodge, which is being acquired by the Company in the Grand Targhee Acquisition.

    Reduction of insurance premium represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts.

    In-house operation of certain ski-related services represents the increase in revenue and elimination of expenses related to services performed by outside vendors at Snoqualmie Pass that will be performed by the Company and which are performed by the Company at its other resorts.

    One-time charges at Grand Targhee represents elimination of the cost associated with abandoning a land exchange project.

(c) Excludes depreciation and amortization expenses of $13.2 million and $6.8 million and the non-cash cost of real estate and other sales of $1.6 million and $482,000 for the year ended October 31, 1996 and the six months ended May 2, 1997, respectively. The historical financial presentations for the Fibreboard Resort Group, Waterville Valley, Mt. Cranmore, Ski Lifts, Inc. and Grand Targhee Incorporated are inconsistent in categorizing cost of sales -- resort operations, selling, general and administrative expense and management fees and corporate expenses. For presentation purposes in this Prospectus, all operating expenses have been aggregated as cost of sales -- resort operations.

(d) The Restricted Group includes Booth Creek and its Restricted Subsidiaries as of the date of this Prospectus. The Restricted Group data excludes the real estate assets at Snoqualmie Pass, which are held by an entity that is an Unrestricted Subsidiary. See "The Transactions -- The Snoqualmie Acquisition." Such assets have not historically generated cash flow and the Unrestricted Subsidiary has an obligation to purchase shares of preferred stock of Ski Lifts, Inc. having an aggregate liquidation preference of $3.5 million from the prior owners of Snoqualmie Pass. Such obligation is recourse only to the assets of the Unrestricted Subsidiary and is non-recourse to the Company and its Restricted Subsidiaries.

(e) Reflects interest on the $116.0 million of Notes at 12.5%, the ASC Seller Note at 12.0% and capital leases and certain other debt at 10.0%. Cash interest expense excludes $860,000 and $430,000 in non-cash amortization of deferred financing fees for the year ended October 31, 1996 and the six months ended May 2, 1997, respectively.

(f) Total debt for purposes of this ratio includes the Notes, the ASC Seller Note and other debt, including capital leases. Total debt does not include any borrowing under the Senior Credit Facility. The Company did not have borrowings under the Senior Credit Facility upon completion of the Initial Offering. See "Capitalization."

                        SELECTED COMBINED FINANCIAL DATA
              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

    The selected combined financial data presented below should be read in conjunction with the combined financial statements of the Fibreboard Resort Group and notes thereto included elsewhere in this Prospectus, the unaudited interim financial statements of the Company and the notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected combined financial data (except for the other financial and operating data) of the Fibreboard Resort Group (i) as of and for the year ended December 31, 1992 and as of December 31, 1993 have been derived from the unaudited financial statements of the Fibreboard Resort Group, (ii) for the year ended December 31, 1993 and as of and for the years ended December 31, 1994 and 1995 and as of and for the ten months ended October 31, 1996 have been derived from the audited combined financial statements of the Fibreboard Resort Group and (iii) for the ten months ended October 31, 1995 and for the period from November 1, 1996 to December 2, 1996 have been derived from the unaudited combined financial statements of the Fibreboard Resort Group. The selected historical financial data of the Company as of and for the six months ended May 2, 1997 were derived from the unaudited financial statements of the Company. The Company was formed in October 1996 and had no operations until its acquisition of seven ski resort complexes during the first six months of fiscal 1997. The selected pro forma data presented below should be read in conjunction with the information contained in "Pro Forma Financial Information."

                                                                         FIBREBOARD RESORT GROUP
                                           -----------------------------------------------------------------------------------

                                                                                                                   PERIOD FROM
                                                                                        10 MONTHS     10 MONTHS    NOVEMBER 1,
                                                    YEAR ENDED DECEMBER 31,               ENDED         ENDED        1996 TO
                                           -----------------------------------------   OCTOBER 31,   OCTOBER 31,   DECEMBER 2,
                                           1992(a)    1993(b)    1994(c)    1995(d)      1995(d)       1996(e)       1996(e)
                                           --------   --------   --------   --------   -----------   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations.......................  $ 20,336   $ 25,528   $ 40,810   $ 39,823    $ 32,072      $ 36,829       $ 1,395
 Real Estate and Other...................        --         --        610      5,213       4,659         4,288           304
                                           --------   --------   --------   --------    --------      --------       -------
                                             20,336     25,528     41,420     45,036      36,731        41,117         1,699
Operating Expenses:
 Cost of Sales -- Resort Operations......    15,224     18,117     26,920     28,569      21,536        26,950         2,890
 Cost of Sales -- Real Estate and
   Other.................................        --         --        280      1,989       1,780         2,142           161
 Selling, General & Administrative.......     3,155      4,579      5,545      5,871       4,399         5,220         1,087
 Management Fee and Corporate Expenses...       169        507        655      1,247         513           701            70
                                           --------   --------   --------   --------    --------      --------       -------
Operating Income (Loss)..................     1,788      2,325      8,020      7,360       8,503         6,104        (2,509)
Interest (Income) Expense (net)..........      (386)       186        666        821         334         1,189           289
                                           --------   --------   --------   --------    --------      --------       -------
Pre-tax Income (Loss)....................     2,174      2,139      7,354      6,539       8,169         4,915        (2,798)
Income Taxes (Benefit)...................       880        876      2,979      2,624       3,308         2,018          (885)
                                           --------   --------   --------   --------    --------      --------       -------
Income (Loss) Before Minority Interest
 and Extraordinary Item..................     1,294      1,263      4,375      3,915       4,861         2,897        (1,913)
Minority Interest........................        --         --         --         --          --            --            --
                                           --------   --------   --------   --------    --------      --------       -------
Income (Loss) Before Extraordinary
 Item....................................     1,294      1,263      4,375      3,915       4,861         2,897        (1,913)
Extraordinary Loss on Early Retirement of
 Debt....................................        --         --         --         --          --            --            --
                                           --------   --------   --------   --------    --------      --------       -------
       Net Income (Loss).................  $  1,294   $  1,263   $  4,375   $  3,915    $  4,861      $  2,897       $(1,913)
                                           =========  =========  =========  =========  ==========    ==========    ===========
OTHER FINANCIAL AND OPERATING DATA:
Skier Days...............................   324,863    436,153    837,179    784,964     626,500       706,075        30,818
Revenue per Skier Day (i)................  $  62.60   $  58.53   $  48.75   $  50.73       51.19      $  52.16       $ 45.27
Depreciation & Amortization..............  $  1,003   $  2,514   $  3,449   $  4,024    $  2,989      $  4,354       $     7
Non-cash Cost of Real Estate and Other
 (j).....................................  $     --   $     --   $     --   $  1,618       1,488      $  1,461       $   133
Capital Expenditures Excluding
 Acquisitions and Real Estate and
 Other...................................  $  6,192   $  4,619   $  6,199   $  5,226       2,188      $  5,761       $ 5,531
Net cash provided by (used in):
 Operating activities....................  $     UN   $  4,212   $  9,482   $  7,861    $  7,506      $  4,923       $ 2,827
 Investing activities....................        UN    (18,336)    (6,287)   (29,430)    (28,321)       (8,467)       (6,020)
 Financing activities....................        UN      9,027     (2,664)    26,071      18,059        (2,778)        1,906
Ratio of Earnings to Fixed Charges (k)...        --         --         --         --                        --            --
EBITDA...................................  $  2,791   $  4,839   $ 11,469   $ 13,002    $ 12,980      $ 11,919       $(2,369)
EBITDA Margin............................     13.7%      19.0%      27.7%      28.9%       35.3%         29.0%        (139.4)%

                                                          COMPANY
                                           --------------------------------------
                                           HISTORICAL     UNAUDITED PRO FORMA(g)
                                           -----------   ------------------------
                                           SIX MONTHS                  SIX MONTHS
                                              ENDED      YEAR ENDED      ENDED
                                             MAY 2,      OCTOBER 31,     MAY 2,
                                             1997(f)        1996          1997
                                           -----------   -----------   ----------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations.......................  $   60,469     $   77,471   $   70,430
 Real Estate and Other...................         450          4,657          754
                                           ----------     ----------   ----------
                                               60,919         82,128       71,184
Operating Expenses:
 Cost of Sales -- Resort Operations......      41,229         76,726(h)     61,856(h)
 Cost of Sales -- Real Estate and
   Other.................................         378          2,297          539
 Selling, General & Administrative.......       6,518             --           --
 Management Fee and Corporate Expenses...         827             --           --
                                           ----------     ----------   ----------
Operating Income (Loss)..................       1,967          3,105        8,789
Interest (Income) Expense (net)..........       6,304         15,686        7,843
                                           ----------     ----------   ----------
Pre-tax Income (Loss)....................       5,663        (12,581)         946
Income Taxes (Benefit)...................       1,416         (4,437)          --
                                           ----------     ----------   ----------
Income (Loss) Before Minority Interest
 and Extraordinary Item..................       4,247         (8,144)         946
Minority Interest........................          87            281          141
                                           ----------     ----------   ----------
Income (Loss) Before Extraordinary
 Item....................................       4,160         (8,425)         805
Extraordinary Loss on Early Retirement of
 Debt....................................       1,998             --           --
                                           ----------     ----------   ----------
       Net Income (Loss).................  $    2,162     $   (8,425)  $      805
                                           ===========   ===========   ===========
OTHER FINANCIAL AND OPERATING DATA:
Skier Days...............................   1,565,917      1,828,000    1,846,119
Revenue per Skier Day (i)................  $    38.62     $    42.38   $    38.15
Depreciation & Amortization..............  $    5,124     $   13,197   $    6,792
Non-cash Cost of Real Estate and Other
 (j).....................................  $      349     $    1,607   $      482
Capital Expenditures Excluding
 Acquisitions and Real Estate and
 Other...................................  $    2,416     $   10,308   $   10,343
Net cash provided by (used in):
 Operating activities....................  $   13,621     $       NA   $       NA
 Investing activities....................    (144,620)            NA           NA
 Financing activities....................     139,715             NA           NA
Ratio of Earnings to Fixed Charges (k)...        1.74             --         1.09
EBITDA...................................  $   17,440     $   17,909   $   16,063
EBITDA Margin............................       28.6%          21.8%        22.6%

                                                                         FIBREBOARD RESORT GROUP                         COMPANY
                                                    ------------------------------------------------------------------   --------
                                                               AS OF DECEMBER 31,                 AS OF OCTOBER 31,       AS OF
                                                    -----------------------------------------   ----------------------    MAY 2,
                                                    1992(a)    1993(b)    1994(c)    1995(d)    1995(e)      1996(e)       1997
                                                    -------    -------    -------    -------    -------      -------       ----
BALANCE SHEET DATA:
Working Capital (Deficit).........................  $  5,414   $ (3,271)  $ (6,555)  $(35,980)  $(36,123)   $(36,187)    $ (2,799)
Total Assets......................................    27,859     39,618     43,065     73,316     64,125      69,602      192,157
Total Debt Including Intercompany Payable.........    10,608     15,743     15,422     41,493     33,487      38,715      119,367
Preferred Stock of Subsidiary (l).................        --         --         --         --         --          --        3,125
Common Stockholders' Equity/Net Assets............    13,435     17,826     19,752     23,667     24,606      26,564       48,662
UN - Unavailable    NA - Not Applicable

                                               (see footnotes on following page)

                   NOTES TO SELECTED COMBINED FINANCIAL DATA

     The selection of a December 31 year end does not result in the presentation of the results of the resorts for a single ski season. Accordingly, as the results of a single ski season are split into two reporting periods, differing trends may develop, as compared to results of operations for other resorts consisting of a single ski season, which should be evaluated by an investor.

     As the results of operations of ski resorts are highly seasonal, with the majority of revenue generated in the period from November through April, the results of operations for the 10 months ended October 31, 1996 and 1995, the period from November 1, 1996 to December 2, 1996, and the six months ended May 2, 1997 are not representative of a pro rata year of operations.

(a) Includes the financial results of Northstar only.

(b) Includes the financial results of Northstar for the entire period and of Sierra for the period beginning June 11, 1993, the date on which it was acquired by Fibreboard Corporation.

(c) Includes the financial results of Northstar and Sierra for the entire period.

(d) Includes the financial results of Northstar and Sierra for the entire period and of Bear Mountain for the period beginning October 23, 1995, the date on which it was acquired by Fibreboard Corporation.

(e) Includes the financial results of Northstar, Sierra and Bear Mountain for the entire period.

(f) Reflects the financial results of Waterville Valley and Mt. Cranmore from November 27, 1996, Northstar, Sierra and Bear Mountain from December 3, 1996, Snoqualmie Pass from January 15, 1997, and Grand Targhee from March 18, 1997, the respective dates of acquisition of each resort by the Company.

(g) Pro forma statement of operations and other financial and operating data for the year ended October 31, 1996 and the six months ended May 2, 1997 give effect to the Transactions as if they had occurred on November 1, 1995. See "Pro Forma Financial Information."

(h) The historical financial presentations for the Fibreboard Resort Group, Waterville Valley, Mt. Cranmore, Ski Lifts, Inc. and Grand Targhee Incorporated are inconsistent in categorizing cost of sales -- resort operations, selling, general and administrative expenses and management fees and corporate expenses. For presentation purposes in this Prospectus, all operating expenses, including depreciation and amortization, have been aggregated as cost of sales -- resort operations.

(i) Reflects revenues from resort operations divided by skier days.

(j) Non-cash cost of real estate sales represents the allocated portion of real estate development expenditures previously capitalized (including acquisition costs allocated to real estate development) which relate to current year real estate sales.

(k) For purposes of this computation, earnings are defined as pretax income
    (loss) and fixed charges excluding the Ski Lifts Preferred Stock dividend requirement. Fixed charges are the sum of (i) interest costs (including the interest portion of operating leases), (ii) amortization of deferred financing costs and (iii) the Ski Lifts Preferred Stock dividend requirement. Earnings were inadequate to cover fixed charges by approximately $13.0 million for the unaudited pro forma year ended October 31, 1996.

(l) Represents preferred stock of a subsidiary of the Company which is subject to mandatory redemption requirements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The discussion and analysis below relates to (i) the historical financial statements and results of operations of the Company, the California Resorts, Waterville Valley, Ski Lifts and Grand Targhee and (ii) the liquidity and capital resources of the Company after giving effect to the consummation of the Transactions. The following discussion should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

GENERAL

     The Company's ski operations are highly sensitive to regional weather conditions and the overall strength of the regional economies in the areas in which the Company operates. The Company believes that the geographic diversity of the Company's resorts and the use of extensive snowmaking technology coupled with advanced trail grooming equipment, which together can provide consistent skiing conditions, can partially mitigate the risk of both economic downturns and adverse weather conditions in any given region. However, the Company remains vulnerable to warm weather, heavy rains and drought conditions, which can have a significant effect on the operating revenues and profitability at any one of the Company's resorts. Bear Mountain experienced its worst early winter conditions in over 40 years during the 1995/96 ski season, with a lack of natural snowfall and warm weather which severely limited snowmaking. As a result, skier days were approximately 30% below the prior year's level. In addition, during the early part of the 1996/97 ski season, the Lake Tahoe region experienced significant rainfall, flooding and mudslides. The inclement weather resulted in poor ski conditions at Northstar and Sierra and a major access highway to Sierra being closed for several weeks during the first quarter of the Company's current fiscal year. Furthermore, much of the poor weather occurred during the Christmas holiday period, a traditionally busy period at the Company's resorts. As a result, skier days and resort revenue at Sierra were adversely impacted. Certain of the Company's other resorts also experienced poor weather conditions during the six months ended May 2, 1997, which resulted in a reduction in skier days, revenue and operating income. These conditions also reduced EBITDA for the period.

     The Company's three most weather-sensitive resorts, Bear Mountain, Waterville Valley and Mt. Cranmore, have invested heavily in snowmaking capabilities to provide coverage on virtually all of their trails and have been open for skiing at least 122, 159, and 103 days, respectively, during each of the last six ski seasons. The Company's Northstar, Sierra, Snoqualmie Pass and Grand Targhee resorts are less weather-sensitive based on their historical natural snowfall, averaging approximately 286, 467, 363, and 483 inches of snow, respectively, per year since 1991 through the 1996/97 ski season. As a result of their historic natural snowfall, their snowmaking capabilities are considerably less extensive than at Bear Mountain or the New Hampshire Resorts.

     The Company's results of operations are also highly dependent on its ability to compete in each of the large regional ski markets in which it operates. At Northstar and Sierra, more than 75% and 88%, respectively, of the 1995/96 ski season total skier days were attributable to residents of the San Francisco, Sacramento and Central California Valley regions. At Bear Mountain, more than 94% of the 1995/96 ski season total skier days were attributable to residents of the Los Angeles and San Diego metropolitan regions. At Waterville Valley and Mt. Cranmore, more than 78% and 76%, respectively, of the 1995/96 ski season total skier days were attributable to residents of the Boston metropolitan area and Southern New Hampshire. At Snoqualmie Pass, the Company estimates that more than 95% of the 1995/96 ski season total skier days were attributable to residents of the Seattle/Tacoma metropolitan region. The Company's Grand Targhee resort attracts approximately 60% of its skiers from outside its local skiing population.

     The Company seeks to maximize revenues and operating income by managing the mix of skier days and revenue per skier day. These strategies are also designed to maximize resort cash flow. The strategy for each resort is based on the demographic profile of its market and the physical capacity of its mountain and facilities. The Company seeks to increase skier days by developing effective ticket pricing strategies and marketing programs to improve peak and off-peak volume. The Company seeks to improve revenue per skier day by effectively managing the price, quality and value of each of its ski-related services, including retail shops, ski rentals, ski lessons and food and beverage facilities. The Company also generates revenue from a variety of non-ski related services, such as golf, tennis, health clubs and conference centers, as well as from real estate and timber sales.

     The Company expects to increase skier days by offering a consistent, quality guest experience and developing effective target marketing programs. See "Business -- Marketing and Sales." The Company's resorts have spent more than $35.0 million in capital expenditures during the last three years to upgrade chairlift capacity, expand terrain, improve rental lodging and retail facilities and increase snowmaking capabilities, all of which management believes are important in providing a consistent, quality guest experience.

     The Company believes it can selectively increase lift ticket prices and skier days to generate additional revenue and resort cash flow from other related services and activities in conjunction with the upgrading of its resort infrastructure and facilities. For example, Grand Targhee announced a $4 per lift ticket increase effective upon installation of two new lifts completed in January 1997. Management believes that this lift ticket price increase will increase revenue and resort cash flow by over $400,000 based on the number of skier days in the 1995/96 ski season. In addition, the Company's Northstar resort has been successful in increasing lift ticket revenues, other ski-related revenues and non-ski related revenues (excluding real estate and timber sales) by 16.6%, 43.6% and 13.6%, respectively, from the year ended December 31, 1992 to the year ended October 31, 1996. The Company believes that by extending its successful operating strategies it can significantly increase revenue per skier day at each of its resorts.

     In addition to revenues generated from skiing operations, the Company's resorts generate significant revenues from non-ski operations, including lodging, conference center services, health and tennis clubs and summer activities such as mountain biking rentals and golf course fees. Moreover, real estate and timber sales at Northstar generated $4.7 million during the year ended October 31, 1996, accounting for 15.0% of Northstar's total revenue during such period. The table below summarizes the components of revenue (excluding real estate and timber sales) for each of the resorts for the recent twelve month periods indicated.

                             COMPONENTS OF REVENUE

                           TWELVE MONTHS      REVENUE PER   LIFT TICKET   OTHER SKI-RELATED   NON-SKI RELATED
        RESORT                 ENDED           SKIER DAY      REVENUE          REVENUE            REVENUE
        ------           ------------------   -----------   -----------   -----------------   ---------------
Northstar..............  October 31, 1996       $63.52          41.2%            43.5%              15.3%
Sierra.................  October 31, 1996        40.71          60.7             39.3                0.0
Bear Mountain..........  October 31, 1996        40.04          59.0             36.0                5.0
Waterville Valley......  October 27, 1996        45.73          46.8             39.0               14.2
Mt. Cranmore...........  July 28, 1996           33.77          53.8             33.5               12.7
Snoqualmie Pass........  September 30, 1996      20.76          63.2             32.4                4.4
Grand Targhee..........  May 31, 1996            63.21          35.2             52.3               12.5

     A significant portion of total operating costs at the Company's resorts are variable, consisting primarily of retail and food service cost of sales, utilities and labor expense. These variable costs can fluctuate significantly based upon skier days and seasonal factors. With the exception of certain management, marketing and maintenance personnel, all of the Company's employees are compensated on an hourly basis. Management believes a key element to maximizing profitability during the winter season is to closely monitor staffing requirements and to redirect or lay-off employees when skier volumes or seasonal needs dictate. In addition to financial performance, the advanced management information system currently in place at Northstar, Sierra, and Bear Mountain provides detailed statistics regarding staffing utilization which is instrumental in adjusting personnel requirements. Management believes that significant labor savings can be realized by implementing this system throughout the Company's resorts. The table below highlights the employment at each of the resorts as of January 31, 1997 and resort revenue per employee based on such employment and revenue

(excluding real estate and other) for each resort's last completed fiscal year or, in the case of Northstar, Sierra and Bear Mountain, the twelve months ended October 31, 1996.

                              EMPLOYMENT BREAKDOWN

                                                                                              RESORT
                                                       SEASONAL EMPLOYMENT   NON-SEASONAL   REVENUE PER
                       RESORT                               (WINTER)          EMPLOYMENT     EMPLOYEE
                       ------                          -------------------   ------------   -----------
Northstar............................................          685               174          $29,927
Sierra...............................................          342                22           28,802
Bear Mountain........................................          520                41           15,296
Waterville Valley....................................          402                59           25,452
Mt. Cranmore.........................................          300                66           11,372
Snoqualmie Pass......................................          969                60            9,185
Grand Targhee........................................          220               100           23,266

RESULTS OF OPERATIONS OF THE COMPANY

  Historical Six Months Ended May 2, 1997

     The Company was formed October 8, 1996. During the six months ended May 2, 1997, the Company made the following acquisitions which are included in the results of operations of the Company from the respective purchase dates and accounted for using the purchase method:

                          RESORT                              ACQUISITION DATE
                          ------                              ----------------
Waterville Valley                                             November 27, 1996
Mt. Cranmore                                                  November 27, 1996
Northstar                                                     December 3, 1996
Sierra                                                        December 3, 1996
Bear Mountain                                                 December 3, 1996
Snoqualmie Pass                                               January 15, 1997
Grand Targhee                                                 March 18, 1997

     For the six months ended May 2, 1997, revenues totaled $60.9 million, approximately $23.7 million, or 39%, of which was generated by Northstar. Operating income for the same period totaled $12.0 million, or 19.6%, of revenues.

     Both revenues and operating income were negatively impacted by the poor weather conditions experienced by a number of the Company's resorts during the 1996/97 ski season as discussed previously. Operating income is also net of over $5.1 million of depreciation and amortization expenses reflecting the stepped up values of the recently acquired resorts.

     Interest expense is primarily composed of interest on the Bridge Financing Facilities (which bore interest at approximately 11% per annum) through March 18, 1997 and on the Notes (which bore interest at 12.5% per annum) from March 18, 1997 through May 2, 1997.

     Amortization of deferred financing costs relate primarily to fees associated with the Bridge Financing Facilities. Unamortized fees associated with the Bridge Financing Facilities at March 18, 1997, the date the Bridge Financing Facilities were repaid, totaled over $2.6 million and were written off and reflected as an extraordinary loss on the early retirement of debt, net of a related $666,000 tax benefit, in the consolidated statement of operations.

     Taxes have been provided at a 25% rate, the expected effective income tax rate for the year.

  Pro Forma Six Months Ended May 2, 1997 as Compared to the Combined Six Months Ended April 30, 1996

     The Company was formed on October 8, 1996. During the six months ended May 2, 1997, the Company acquired Northstar, Sierra, Bear Mountain, Waterville Valley, Mt. Cranmore, Snoqualmie Pass and Grand Targhee. Each resort has been included in the statement of operations of the Company from the respective purchase date and accounted for using the purchase method.

     To provide an understanding of the results of operations of the Company's resorts for the six months ended May 2, 1997, for purposes of this discussion the Company is comparing revenue, operating expenses (excluding depreciation and amortization) and cost of sales -- real estate and other on a pro forma basis for the six months ended May 2, 1997 to the combined historical results of the seven resorts for the six months ended April 30, 1996.

     Total pro forma revenue for the six months ended May 2, 1997 was $71.2 million, a decrease of $396,000, or .6%, from the combined revenue of the Company's resorts for the six months ended April 30, 1996. Northstar, Bear Mountain, and Snoqualmie generated increased revenues in the 1997 period of 9.1%, 15.9%, and 11.4%, respectively, due to skier day increases of 10.1%, 29.1%, and 4.6%, respectively, as compared to the 1996 period. Skier day growth at Bear Mountain was offset by reduced ticket prices, due to the mix of ticket types (adult, children, complimentary, multi-day, season passes, etc.) and various promotional offers, resulting in the net 15.9% increase in revenue. Sierra, Waterville, and Grand Targhee revenues in 1997 decreased 20.3%, 5.7%, and 9.9%, respectively, as compared to the 1996 period, reflecting the decrease in skier days of 17.2%, 14.5%, and 18.7%, respectively. Road closures at Sierra and Grand Targhee and less favorable weather conditions contributed to these decreases. Real estate revenues in the 1997 period declined $1,379,000 to $754,000, or 64.7%, due to fewer lot sales in the 1997 period at Northstar.

     Pro forma operating expenses, excluding depreciation and amortization, for the six months ended May 2, 1997 totalled $55.1 million, an increase of $7.3 million, or 15.3%, from the combined operating expenses of the Company's resorts for the six months ended April 30, 1996. This increase was primarily due to road closures at Sierra and Grand Targhee, early opening of many of the Company's resorts (which were expected to generate improved momentum into peak holiday periods but resulted in increased operating costs) and poor weather conditions at many of the Company's resorts during peak holiday periods.

     The pro forma cost of sales -- real estate and other for the six months ended May 2, 1997 totalled $539,000, a decrease of $296,000, or 35.4%, from the combined costs of the Company's resorts for the six months ended April 30, 1996. This decrease is due primarily to fewer lot sales in the 1997 period at Northstar offset, in part, by increased costs allocated to each parcel in the 1997 period as part of the purchase accounting at Northstar.

RESULTS OF OPERATIONS OF CALIFORNIA RESORTS

     The following table summarizes Fibreboard Resort Group's historical results of operations as a percentage of revenue for the years ended December 31, 1992, 1993, 1994, and 1995, for the ten month periods ended October 31, 1995 and 1996.

                                                                                        TEN MONTHS    TEN MONTHS
                                                           YEAR ENDED DECEMBER 31,         ENDED         ENDED
                                                        -----------------------------   OCTOBER 31,   OCTOBER 31,
                                                        1992    1993    1994    1995       1995          1996
                                                        -----   -----   -----   -----   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Net Revenue
  Lift Tickets........................................   44.7%   45.0%   50.8%   44.7%      42.7%         45.0%
  Ski Related Resort..................................   38.3    39.9    38.5    35.1       34.0          34.0
  Non-Ski Related Resort..............................   17.0    15.1     9.2     8.6       10.6          10.6
  Real Estate and Timber..............................     --      --     1.5    11.6       12.7          10.4
                                                        -----   -----   -----   -----      -----         -----
         Total Net Revenue............................  100.0   100.0   100.0   100.0      100.0         100.0
Cost of Sales -- Resort Operations....................   74.9    71.0    65.0    63.4       58.6          65.5
Cost of Sales -- Real Estate and Other................     --      --     0.7     4.4        4.8           5.2
Selling, General and Administrative Expense...........   15.5    17.9    13.4    13.1       12.0          12.7
Management Fee and Corporate Expenses.................    0.8     2.0     1.6     2.8        1.4           1.7
                                                        -----   -----   -----   -----      -----         -----
Operating Income......................................    8.8     9.1    19.3    16.3       23.2          14.9
Interest (Income) Expense, Net........................   (1.9)     .7     1.6     1.8         .9           2.9
                                                        -----   -----   -----   -----      -----         -----
Pre-tax Income........................................   10.7     8.4    17.7    14.5       22.3          12.0
Income Taxes..........................................    4.3     3.4     7.2     5.8        9.0           4.9
                                                        -----   -----   -----   -----      -----         -----
Net Income............................................    6.4%    5.0%   10.5%    8.7%      13.3%          7.1%
                                                        =====   =====   =====   =====      =====         =====
OTHER DATA:
EBITDA................................................   13.7%   19.0%   27.7%   28.9%      35.3%         29.0%

  Ten Months Ended October 31, 1996 as Compared to the Ten Months Ended October 31, 1995

     The ski resort industry is highly seasonal, with operations typically commencing in November or December of each year, and closing in April or May. The exclusion of the months of November and December from the 1996 and 1995 fiscal periods results in decreases in virtually all income statement captions when compared to full fiscal periods.

     Total revenue for the ten months ended October 31, 1996 was $41,117,000, an increase of $4,386,000 or 11.9% from the comparable period in 1995. This increase is attributable to the acquisition of Bear Mountain in October 1995, which accounted for $7,147,000 of additional revenue during the ten month period ended October 31, 1996. Partially offsetting this increase was a $2,390,000 decline in lift ticket and ski-related revenues at the Company's Northstar and Sierra resorts, primarily resulting from fewer skier days, and a $371,000 decline in real estate and timber sales, primarily resulting from fewer developmental real estate sales.

     Skier days and revenue per skier day were 706,075 and $52.16 for the ten months ended October 31, 1996, as compared to 626,500 and $51.19 for the comparable period in 1995. The increase in skier days is attributable to the acquisition of Bear Mountain in October 1995, which accounted for 174,984 of the additional skier days. Skier days at the Company's Northstar and Sierra resorts declined by 95,409 in the ten months ended October 31, 1996 as compared to the comparable period in the prior year due to particularly favorable ski conditions in the prior period.

     Cost of sales for resort operations for the ten months ended October 31, 1996 increased by $5,414,000, or 25.1%, from the comparable period in the prior year due to a $5,860,000 increase in costs resulting from the acquisition of Bear Mountain in October 1995, offset by slightly lower cost of sales for resort operations at Northstar and Sierra of approximately $500,000.

     Selling, general, administrative and other operating expenses (including management fees and corporate allocations) increased by $1,009,000, or 20.5%, in the ten months ended October 31, 1996 as compared to the comparable period in the prior year due to a $1,406,000 increase in costs resulting from the acquisition of Bear

Mountain in October 1995, offset by slightly lower selling, general, administrative and other operating expenses at Northstar and Sierra.

     Interest expense, net for the ten months ended October 31, 1996 increased by $855,000 as compared to the same period in 1995 as a result of the advance made by Fibreboard Corporation to the Resort Group in October 1995 to finance the acquisition of Bear Mountain.

     The provision for income taxes for the ten months ended October 31, 1996 decreased by $1,290,000 as compared to the comparable period in 1995 due to the decrease in income subject to income tax. The effective income tax rate for the ten months ended October 31, 1996 was 41.1%, as compared to 40.5% for the same period in 1995.

     EBITDA for the ten months October 31, 1996 was $11,919,000, a decrease of $1,061,000, or 8.2%, from the comparable period in the prior year. EBITDA margin decreased from 35.3% during the ten months ended October 31, 1995 to 29.0% during the comparable 1996 period.

  Year Ended December 31, 1995 as Compared to the Year Ended December 31, 1994

     Total revenue for 1995 was $45,036,000, an increase of $3,616,000, or 8.7%, from 1994. This increase is attributable to the completion and sale of residential lots at the Big Springs development at Northstar, which accounted for an increase in revenue in 1995 of $4,418,000. Partially offsetting this increase was a $802,000 decline in lift ticket and ski-related revenues, primarily as a result of fewer skier days.

     Skier days and revenue per skier day were 784,964 and $50.73 for 1995, as compared to 837,179 and $48.75 for 1994. The operating season is dependent on favorable snow conditions, and in 1995 the season did not open until mid-December due to unusually warm weather and low precipitation. Revenue per skier day increased in 1995 as a result of increased lift ticket prices.

     Costs of sales for resort operations for 1995 increased by $1,649,000, or 6.1%, from the prior year, primarily as a result of increased costs resulting from the acquisition of Bear Mountain.

     Selling, general, administrative and other operating expenses increased by $326,000, or 5.9%, from 1994 to 1995. This increase was due to the formation of the Fibreboard Resort Group, which was necessitated by the acquisition of Bear Mountain, which added resort operating personnel, and the expansion of management training programs. Prior to this time, management at Northstar oversaw both Northstar and Sierra. Management fees allocated to the Fibreboard Group for 1995 increased by $592,000, or 90.4%, from 1994 due principally to the effects of a nonrecurring supplemental allocation of Fibreboard Corporation's corporate expenses to its various operating subsidiaries and divisions in 1995.

     Net interest expense increased by $155,000 over the prior year. This increase is due to an increase in intercompany interest of $488,000 charged to the California Resorts by Fibreboard Corporation, as Fibreboard Corporation did not charge intercompany interest in 1994. This increase was partially offset by a decrease in interest expense to third parties of $302,000, as the Company paid all of its outstanding debt to third parties during 1995, and an increase in interest income of $31,000.

     For 1995, the tax rate applied to the California Resorts was 40%, a decrease from the rate of 40.5% applied in 1994.

     EBITDA for 1995 was $13,002,000, an increase of $1,533,000, or 13.4%, from
1994. EBITDA margin increased from 27.7% in 1994 to 28.9% in 1995.

RESULTS OF OPERATIONS OF WATERVILLE VALLEY

     The following review of the performance of Waterville Valley is for the audited fiscal periods ended October 31, 1995 and October 27, 1996. Waterville Valley was sold by S-K-I Limited to American Skiing Company effective June 30, 1996. Accordingly, for the financial statements covering periods subsequent to June 30, 1996, purchase price accounting was reflected. Therefore, the pre- and post-acquisition financial statements of Waterville Valley reflect different bases of accounting which can significantly impact depreciation, amortization, interest and related tax expenses. However, for purposes of the following discussion regarding fiscal 1996 and fiscal 1995 activity, the pre- and post-acquisition financial information has been combined to provide the reader with an indication of the trend of results. Such combined information is referred to herein as "Combined 1996" information. The following table summarizes Waterville Valley's historical results of operations as a percentage of revenue for the year ended October 31, 1995 and Combined 1996.

                                                                      COMBINED
                                                              1995      1996
                                                              -----   --------
STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  100.0%   100.0%
Cost of Sales...............................................   48.3     49.1
                                                              -----    -----
Gross Margin................................................   51.7     50.9
Other Costs and Expenses....................................   39.7     38.7
Depreciation and Amortization...............................   11.3     10.5
                                                              -----    -----
Income from Operations......................................    0.7      1.7
Interest Expense............................................    1.0      0.8
                                                              -----    -----
Income (Loss) Before Income Taxes...........................   (0.3)     0.9
Income Tax Expense (Benefit)................................   (0.1)     3.9
                                                              -----    -----
          Net Income (Loss).................................   (0.2)%   (3.0)%
                                                              =====    =====
OTHER DATA:
EBITDA......................................................  12.0%     12.2%

  Year Ended October 27, 1996 as Compared to the Year Ended October 31, 1995

     Combined 1996 revenue increased by $2,081,000, or 22%, over fiscal 1995 revenue of $9,653,000. The revenue increase was primarily due to more favorable weather conditions, including a significant increase in snowfall (203 inches in fiscal 1996 vs. 101 inches in fiscal 1995) which contributed to a 23.7% increase in skier days. In addition, fiscal 1995 revenue was negatively impacted by problems with the high-speed quad lift which was non-operational for two and one-half weeks in December 1994. Skier days and revenue per skier day were 256,563 and $45.73 for 1996, as compared to 207,386 and $46.55 in 1995.

     Cost of sales as a percent of revenue increased slightly to 49.1% in the Combined 1996 fiscal period compared to 48.3% in fiscal 1995.

     Due to increased revenue volumes in fiscal 1996, the other costs and expenses and depreciation and amortization percentages of revenue decreased slightly in the Combined 1996 fiscal period as compared to 1995 due to the fixed nature of certain of these expenses.

     The tax provision for the Combined 1996 fiscal period is significantly higher than the prior year due to the inability in the post-acquisition period to recognize the tax benefits of the operating losses generated.

     EBITDA for the Combined 1996 period was $1,431,000, an increase of $272,000, or 23.5%, from 1995 EBITDA of $1,159,000. EBITDA margin increased from 12.0% in 1995 to 12.2% in 1996.

RESULTS OF OPERATIONS OF SNOQUALMIE PASS

     Ski Lifts, Inc. was acquired by Booth Creek effective January 15, 1997, and its results of operations have been included in the Company's consolidated results of operations since such date. The following review of the performance of Ski Lifts, Inc. is for the audited fiscal periods ended September 30, 1994, 1995 and 1996 and the unaudited three and one-half month periods ended January 15, 1996 and 1997. The comparison of the three and one-half month period ended January 15, 1997 to the four month period ended January 31, 1996, as summarized in the historical financial statements, would significantly impact revenues, cost of sales, general, administrative and other expenses as the second half of January is a significant revenue producing period. Thus, as noted above, this discussion covers the two three and one-half month periods ended January 15, 1997 and 1996 based on unaudited results through January 15, 1997 and estimated unaudited results through January 15, 1996.

     The following table summarizes Ski Lifts' historical results of operations as a percentage of revenue for the years ended September 30, 1994, 1995 and 1996 and the three and one-half month periods ended January 15, 1996 and 1997.

                                                                                THREE AND ONE-   THREE AND ONE-
                                                                                 HALF MONTHS      HALF MONTHS
                                                    YEAR ENDED SEPTEMBER 30,        ENDED            ENDED
                                                   --------------------------    JANUARY 15,      JANUARY 15,
                                                    1994      1995      1996         1996             1997
                                                   ------    ------    ------   --------------   --------------
STATEMENT OF OPERATIONS DATA:
Revenues.........................................   100.0%    100.0%    100.0%      100.0%           100.0%
Operating Salaries, Wages and Other Employee
  Costs..........................................    46.9      48.0      48.6        54.7             50.0
General, Administrative and Other Operating
  Expenses.......................................    29.4      30.5      32.1        45.3             38.1
Other Operating Expenses.........................    15.8      15.9      16.4        19.5             15.4
                                                    -----     -----     -----       -----            -----
Gross Margin.....................................     7.9       5.6       2.9       (19.5)            (3.5)
Other Costs and Expenses (Income)................     2.3       3.2       3.0        (0.2)            (0.6)
                                                    -----     -----     -----       -----            -----
Income (Loss) from Operations....................     5.6       2.4      (0.1)      (19.3)            (2.9)
Income Tax Expense (Benefit).....................     1.9      (3.7)      0.0         0.0              0.0
                                                    -----     -----     -----       -----            -----
         Net Income (Loss) (Before Cumulative
           Effect of Change in Accounting
           Principle)............................     3.7%      6.1%     (0.1)%    (19.3)            (2.9)
         Net Income (Loss).......................     2.0%      6.1%     (0.1)%    (19.3)            (2.9)
                                                    =====     =====     =====       =====            =====
OTHER DATA:
EBITDA...........................................   17.4%     15.3%     13.2%        (2.4)%            7.6%

  Three and One-Half Months Ended January 15, 1997 as Compared to the Three and One-Half Months Ended January 15, 1996

     Ski Lifts, Inc. was acquired by Booth Creek effective January 15, 1997. The discussion below compares the results of operations of Ski Lifts, Inc. prior to its acquisition by Booth Creek and since its last completed fiscal year to the comparable period in the prior year. The operating data presented are based on unaudited results through January 15, 1997 and estimated unaudited results through January 15, 1996.

     Total revenues for the 1997 period were $3,511,000, an increase of $890,000, or 34% from the 1996 period. The increase resulted from increased operating days and skier visits.

     Skier days and revenue per skier day were 167,708 and $20.94 for the 1997 period, as compared to 112,985 and $23.20 for 1996 period. There were 47 operating days through January 15, 1997 as compared to 33 operating days through January 15, 1996. The Snoqualmie Pass ski areas opened November 22, 1996 for the 1996/97 season as compared to December 9, 1995 for the 1995/96 season. Revenue per skier day was lower for the 1997 period as compared to the 1996 period as a result of the ski areas being closed for six days from December 26, 1996 through January 1, 1997 due to highway closures from avalanche danger and severe weather conditions. This six day closure was largely responsible for the decrease in revenue per skier day in the 1997 period as these were higher holiday priced days. Additionally, the early season days are priced at lower rates initially until all four ski areas comprising Snoqualmie Pass are in full operation. Due to the late start in the 1995/96 season, there were fewer days when the lower rates were in effect.

     Operating salaries, wages and other employee costs for the 1997 period increased by $323,000, or 22.6%, as compared to the 1996 period. The higher labor costs were due to the earlier start of the 1996/97 ski season as well as increased labor costs associated with additional snow grooming and removal required as a result of unusually heavy snowfall during late December and early January.

     General, administrative and other operating expenses for the 1997 period increased by $150,000, or 12.7%, as compared to the 1996 period. Approximately 30% of this increase was due to increased maintenance, gas, oil, diesel and electricity charges incurred as a result of the unusually large snowfall experienced at the areas during 1997, as discussed above. The remaining increase was a result of the increased number of operating days and skier visits in the 1997 period as compared to the 1996 period.

     Net interest expense for the 1997 period was approximately $113,000 as compared to approximately $110,000 for the 1996 period.

     EBITDA for the 1997 period was $266,000, an increase of $330,000 from the 1996 period. EBITDA margin increased from (2.4%) in the 1996 period to 7.6% in the 1997 period due to the increased number of operating days and skier visits in the 1997 period, which resulted in higher revenues.

  Year Ended September 30, 1996 as Compared to the Year Ended September 30, 1995

     Total revenues for 1996 were $9,451,000, a decrease of $1,219,000, or 11%, from 1995, primarily due to a shorter operating season. Lift revenues, which comprised 65% of total revenue in 1996, declined by $922,000, or 13%, from 1995, while ski rental revenue decreased by 12%. For 1996, the operating ski season lasted only 117 days, as compared to 158 days for 1995, because of unfavorable weather conditions.

     Skier days and revenue per skier day were 455,240 and $20.76 for 1996, as compared to 515,487 and $20.69 for 1995. The operating season is dependent on favorable snow conditions, and in 1996 the season did not open until mid-December, as compared to mid-November in 1995, due to lack of snow, and after opening snow coverage was minimal, resulting in lower than average skier days in December. In addition, in February of 1996 there were unusual weather patterns which resulted in significantly fewer skier days than in the prior year. Snow conditions and the quantity of snow most directly impact the number of skier days, and therefore total revenue.

     Operating salaries, wages and other employee costs for 1996 were $4,595,000, a decrease of $525,000, or 10%, from 1995. The decrease resulted from the shorter operating season due to the later opening of the resort which was offset by a profit sharing contribution of $162,000 in 1996. The Company employs approximately 60 year-round employees and 1,000 seasonal employees. Thus, with a shorter operating season, employee costs decreased in proportion to overall lift revenues. As a result of the poor operating season in 1996, a large number of year-round employees were laid off for a period of four to ten weeks, whereas in 1995 the same group of employees were laid off for a two week period.

     General, administrative and other operating expenses decreased by $218,000, or 6.6%, from 1995 to 1996. This decrease was primarily due an overall decrease in the number of operating days.

     Interest expense increased by $37,500 from 1995 to 1996, due primarily to higher average borrowings.

     For 1995, Ski Lifts, Inc. recognized a tax benefit of $408,000 for the elimination of certain deferred tax balances upon conversion to S Corporation status for federal income tax purposes.

     EBITDA for 1996 was $1,251,000, a decrease of $378,000, or 23.2%, from
1995. EBITDA margin decreased from 15.3% in 1995 to 13.2% in 1996.

  Year Ended September 30, 1995 as Compared to the Year Ended September 30, 1994

     Total revenues for 1995 were $10,670,000, an increase of $429,000, or 4%, from 1994. Lift revenues, which comprised 66% of total revenue in 1995, increased by $471,000, or 7%, from 1994. The increase in lift revenues was offset by a decrease in ski rentals and ski shop sales which decreased overall by approximately $60,000 from 1994 to 1995. This decrease resulted from poor snow conditions during the December holidays, which resulted in decreased rentals and retail sales. The 1995 operating season lasted 158 days, as compared to 130 days for 1994.

     Skier days and revenue per skier day were 515,487 and $20.69 for 1995, as compared to 519,953 and $19.69 for 1994. The increase in revenue per skier day resulted from an increase in lift ticket prices of approximately $1 per ticket. The operating season is dependent on favorable snow conditions, and in 1995, while there was an increase in operating days of 21%, the overall revenue increase was only 4% due to the deterioration of ski conditions from mid-December through February. Snow conditions and the quantity of snow most directly impact the number of skier days, and therefore total revenue.

     Operating salaries, wages and other employee costs for 1995 were $5,120,000, an increase of $316,000, or 6.5%, from 1994. The increase results from the longer operating season in 1995 compared to 1994. The longer operating season increased labor hours and, as a result, employee costs.

     General, administrative and other operating expenses increased by $244,897, or 8%, from 1994 to 1995. This increase was primarily due to an overall increase in the number of operating days.

     Interest expense decreased by $14,800 from 1994 to 1995, due primarily to lower average borrowings.

     For 1995, Ski Lifts, Inc. recognized a tax benefit of $408,000 for the elimination of certain deferred tax balances upon conversion to S Corporation status for federal income tax purposes.

     EBITDA for 1995 was $1,629,000, a decrease of $148,000, or 8.3%, from 1994.
EBITDA margin decreased from 17.4% in 1994 to 15.3% in 1995.

RESULTS OF OPERATIONS OF GRAND TARGHEE

     Grand Targhee Incorporated was acquired by the Company on March 18, 1997 and its results of operations have been included in the Company's consolidated results of operations since such date. The following review of the performance of Grand Targhee Incorporated is for the audited fiscal periods ended May 31, 1994, 1995 and 1996 and the unaudited nine and one-half month periods ended March 18, 1996 and 1997. The comparison of the nine and one-half month period ended March 18, 1997 to the ten month period ended March 31, 1996, as summarized in the historical financial statements, would significantly impact revenues, direct expenses, and other costs and expenses as the second half of March is a significant revenue producing period. Thus, as noted above, this discussion covers the two nine and one-half month periods ended March 18, 1997 and 1996 based on unaudited results through March 18, 1997 and estimated unaudited results through March 18, 1996.

     The following table summarizes Grand Targhee Incorporated's historical results of operations as a percentage of revenue for the years ended May 31, 1994, 1995 and 1996 and the nine and one-half month periods ended March 18, 1996 and 1997.

                                                            NINE AND ONE-HALF     NINE AND ONE-HALF
                                                               MONTHS ENDED          MONTHS ENDED
                                 1994     1995     1996       MARCH 18, 1996        MARCH 18, 1997
                                 -----    -----    -----    ------------------    ------------------
STATEMENT OF OPERATIONS DATA:
Revenue........................  100.0%   100.0%   100.0%         100.0%                100.0%
Direct Expenses................   55.1     55.1     56.4           53.1                  66.0
                                 -----    -----    -----         ------                ------
Gross Margin...................   44.9     44.9     43.6           46.9                  34.0
Other Costs and Expenses.......   40.5     40.7     39.5           35.6                  41.2
                                 -----    -----    -----         ------                ------
Income (Loss) Before Income
  Taxes........................    4.4      4.2      4.1           11.3                  (7.2)
Income Tax Expense (Benefit)...    1.8      1.2      1.0            3.9                  (1.4)
                                 -----    -----    -----         ------                ------
          Net Income (Loss)....    2.6%     3.0%     3.1%           7.4%                 (5.8)%
                                 =====    =====    =====         ======                ======
OTHER DATA:
EBITDA.........................   17.5%    15.7%    16.6%          20.8%                  4.8%

  Nine and One-Half Months Ended March 18, 1997 as Compared to the Nine and One-Half Months Ended March 18, 1996

     Total revenues for the nine and one-half months ended March 18, 1997 were $5,680,000, a decrease of $874,000, or 13% as compared to the same period in 1996. Revenues from lift ticket and season pass sales, which comprised 32% of the 1997 period's total revenue, decreased $461,000 or 20% from the 1996 period. This decrease was due primarily to a 18.7% decrease in skier days. Actual 1997 period skier days were 94,898 as compared to 116,696 in the 1996 period. Skier days in the current period were significantly impacted by poor weather conditions which limited access to the resort, particularly during the Christmas holiday season, and delays in the completion of a new high-speed detachable quad lift which became operational on January 27, 1997.

     The remaining decrease in revenues is attributable to lower revenues from food, beverage, retail merchandise and other guest services resulting from fewer skiers and lodging guests. Total revenue per skier increased to $59.85 in 1997 as compared to $56.16 in 1996.

     Direct expenses in the 1997 period were $3,750,000, or 66.0% of revenues, as compared to $3,479,000, or 53.1% of revenues, in the 1996 period. The increase in direct expenses as a percentage of revenue was primarily due to fewer skiers and the relatively high level of direct expenses that are fixed in nature. As a result, gross margin decreased from 46.9% in the 1996 period to 34.0% in the 1997 period.

     Other costs and expenses remained relatively unchanged at $2,334,000 in the 1996 period and $2,337,000 in the 1997 period. However, due to declining revenues, other costs and expenses increased as a percentage of revenues from 35.6% to 41.2%. The increase in other costs and expenses as a percent of revenue was due to fewer skiers and the fixed nature of these costs and expenses.

     Other costs and expenses included interest expense, which decreased $13,000 or 12% from the 1996 period due to lower debt levels, and $54,000 of land abandonment costs in the 1997 period related to the failed attempt to swap certain real estate.

     EBITDA for the 1997 period was $272,000, a decrease of $1,092,000 from $1,364,000 in the 1996 period. EBITDA margin was 4.8% in the 1997 period compared to 20.8% in the 1996 period.

  Year Ended May 31, 1996 as Compared to the Year Ended May 31, 1995

     Total revenues for 1996 were $7,376,000, an increase of $614,000, or 9%, over 1995. Revenues from lift ticket and season pass sales, which comprised 36% of 1996 total revenues, increased $143,000, or 6%, over 1995. This increase was due to a 7% increase in lift ticket revenue per skier, offset by a 1% decrease in skier days. Actual 1996 skier days were 116,696 as compared to 117,772 skier days in 1995. Skier days were not significantly impacted by the length of the ski season, which was 148 days in 1996, 8 days shorter than the 156 days in 1995.

     The remaining increase in revenues is attributable to a higher level of spending by both skiers and lodging guests for food, beverage, retail merchandise and other guest services. Total revenue per skier (excluding lodging revenue) increased by 11% from $38.64 per skier in 1995 to $42.91 per skier in 1996. Total revenues per lodging guest (excluding lift ticket revenue) were $63.53, a 7.6% increase from 1995. The number of lodging guests in 1996 was 37,987, a 1% decrease from 1995. Increased spending by skiers and lodging guests is primarily due to new guest facilities at the resort, including a restaurant, liquor store, snowboard retail shop and spa.

     Direct expenses in 1996 were $4,159,000, or 56.4%, of revenues, as compared to 55.1% of revenues in 1995. The increase in direct expenses as a percentage of revenues is primarily due to an increase in direct labor costs resulting from the hiring of additional staff to operate new guest facilities and a change in the employee benefit package which increased the percentage of insurance benefits paid by the Company. As a result of these increases, gross margin decreased from 44.9% in 1995 to 43.6% in 1996.

     Other costs and expenses increased by $167,000 from $2,751,000 in 1995 to $2,918,000 in 1996 but decreased as a percentage of revenues from 40.7% in 1995 to 39.5% in 1996. The decrease as a percentage of revenues was generally due to management's efforts to control general and administrative marketing costs, a $36,000 reduction in lease expense related to employee housing and a $54,000 reduction in interest expense due primarily to lower average borrowings. Significant increases in other costs and expenses included $99,000 of costs related to an abandoned land exchange, a $43,000 loss on disposition of miscellaneous assets and a $43,000 write-off of the net book value of the Shoshone lift which was replaced in fiscal 1997.

     EBITDA for 1996 was $1,225,000, an increase of $159,000, or 14.9%, from 1995. EBITDA margin increased from 15.8% in 1995 to 16.6% in 1996.

  Year Ended May 31, 1995 as Compared to the Year Ended May 31, 1994

     Total revenues for 1995 were $6,762,000, an increase of $477,000, or 8%, over 1994. Revenues from lift ticket and season pass sales, which comprise 37% of 1995 total revenues, increased $281,000, or 13%, over 1994. This increase is due to a 4% increase in skier days, 113,298 skier days in 1994 versus 117,772 skier days in 1995, and a 8% increase in lift ticket revenue per skier. The resort was open for skiing 156 days in 1995 as compared to 150 days in 1994.

     The remaining net revenue increase of $196,000 in 1995 was due to higher lodging, food and beverage and retail sales which increased a total of $271,000 (8%) over 1994. Revenue increases in these categories were primarily due to the higher number of skier days and a higher number of lodging guests. The number of lodging guests increased 14% from 32,937 guests in 1994 to 37,528 in 1995.

     Direct expenses increased 8% to $3,728,000 in 1995. However, direct expenses as a percentage of revenues and gross margin as a percentage of revenues remained constant at 55.1% and 44.9%, respectively.

     Other costs and expenses increased 8% in 1995 to $2,751,000 as compared to $2,549,000 in 1994. As a percentage of revenue, other costs and expenses increased slightly from 40.5% in 1994 to 40.7% in 1995. Significant increases in expenses included a $50,000 increase in professional fees primarily due to legal fees associated with an environmental impact statement and an increase in marketing labor and advertising expenses of $79,000 related to increased resort marketing programs. Interest expense decreased $33,000 primarily due to lower average borrowings.

     EBITDA for 1995 was $1,066,000, a decrease of $32,000, or 2.9%, from 1994.
EBITDA margin decreased from 17.5% in 1994 to 15.7% in 1995.

COMPANY COST REDUCTION MEASURES AND OPERATING IMPROVEMENTS

     As part of its business and operating strategy, management has identified and is in the process of implementing certain cost reduction measures and operating improvements that are expected to result in improved operating results. The following table sets forth certain expenses incurred by either the Fibreboard Resort Group, the New Hampshire Resorts, Ski Lifts, Inc. or Grand Targhee Incorporated for the twelve month period ending October 31, 1996, which the Company believes will not recur in future periods as a result of such cost reduction measures and operating improvements. In addition, while management believes the following expenses will not recur in future periods, there can be no assurance that the Company will not incur other expenses similar to the expenses described below in future periods. The following calculation should not be viewed as indicative of future results.

                                                              EXPECTED COST
                                                                 SAVINGS
                                                              -------------
Reduction in insurance premiums.............................   $  652,000
Snoqualmie Pass cost reductions.............................      500,000
In-house operation of certain ski-related services..........      435,000
Removal of Bear Mountain one-time post-acquisition
  adjustments...............................................      415,000
Post-closing inventory and accounting adjustments...........      309,000
One-time charges at Grand Targhee...........................      237,000
One-time charges at Waterville Valley.......................      147,000
Removal of prior owner services at Mt. Cranmore.............       49,000
                                                               ----------
          Expected cost savings adjustment..................   $2,744,000
                                                               ==========

     Reduction of insurance premium represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts and achievement of economies of scale. The level of insurance coverage maintained is considered to be consistent with historical levels.

     Snoqualmie Pass cost reductions represents elimination of expenses primarily related to a reduction in summer labor costs.

     In-house operation of certain ski-related services represents the increase in revenue and elimination of expenses related to services performed by outside vendors at Snoqualmie Pass that will be performed by the Company and which are performed by the Company at its other resorts.

     Removal of Bear Mountain one-time post-acquisition adjustments represents elimination of certain charges incurred by the Company in connection with the acquisition of Bear Mountain by Fibreboard Corporation, which the Company believes will not occur in the future. These costs included misclassified payroll and related expenses, labor expense overruns expected to be reduced and snowboard inventory writeoffs.

     Post-closing inventory and accounting adjustments represents elimination of one-time charges at Northstar for inventory writeoffs and sales tax audit adjustments.

     One-time charges at Grand Targhee represents elimination of several one-time expenses incurred by Grand Targhee Incorporated that reduced operating results. These expenses include the cost associated with abandoning a land exchange project, the write-off of an investment in a central reservation system, the establishment of an accrual for vacation pay, contributions to a local charity associated with the shareholders of Grand Targhee Incorporated, a loss on the disposal of fixed assets, fees associated with an application for financing which was never consummated and the write-off of certain credit card receivables.

     One-time charges at Waterville Valley represents elimination of several expenses incurred by Waterville Valley that were either non-recurring in nature, such as expenses related to the former owner, emissions testing for the state, or a tank removal project, or related to expenditures for property, plant and equipment which the Company would have capitalized such as roof and lodge repairs and various signage.

     Removal of prior owner services at Mt. Cranmore represents elimination of expenses incurred by Mt. Cranmore that were allocated to the resort by its former owner for services which are now being provided by the Company at no cost.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary liquidity needs are to fund capital expenditures, service indebtedness and support seasonal working capital requirements. The Company's primary sources of liquidity will be cash flow from operations and borrowings under the Senior Credit Facility. Virtually all of the Company's operating income will be generated by its subsidiaries. As a result, the Company will be dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes. See "Risk Factors -- Holding Company Structure; Effects of Asset Encumbrances." The Senior Credit Facility currently provides for borrowing availability of up to $12.0 million during the period from each July 15 through each January 31 during the term of such facility and $6.0 million during the remainder of each year. In addition, the Company is required to repay all borrowings under the Senior Credit Facility on or before March 1 of each year and have no outstanding indebtedness thereunder during the two months thereafter. Upon the satisfaction of a certain financial ratio on or after July 15, 1998, total borrowing availability under the Senior Credit Facility increases to $20.0 million. The Company intends to use borrowings under the Senior Credit Facility to meet seasonal fluctuations in working capital requirements, primarily related to off-season operations and maintenance activities during the months of May through October, to fund capital expenditures for lifts, trail work, grooming equipment and other on-mountain equipment and facilities and to build retail and other inventories prior to the start of the skiing season. The Senior Credit Facility requires the Company to escrow $5,820,000 on or prior to August 1, 1997 to fund the first payment of interest payable on the Notes after the Issue Date. Pursuant to the terms of the Senior Credit Facility, the Company may not borrow in excess of $1,430,000 thereunder to fund such interest payment. The Company expects to fund such interest payment through available cash on hand (including any remaining proceeds from the Initial Offering) and borrowings under the

Senior Credit Facility up to the $1,430,000 limit. The Company used a substantial portion of available cash on hand upon consummation of the Initial Offering to fund a portion of the Transactions. Such use of cash and borrowings may affect the Company's ability to undertake significant off-season capital projects during 1997.

     The Company's pro forma capital expenditures for the year ended October 31, 1996 and the six months ended May 2, 1997 were each approximately $10.3 million. For the pro forma year ended October 31, 1996, expenditures included approximately $5.5 million for maintenance capital expenditures, $1.2 million for the development of Northstar's Big Springs project, $1.7 million for two lifts at Grand Targhee, $1.7 million for a lift at Mt. Cranmore and $200,000 for other facility upgrades. For the pro forma six months ended May 2, 1997, expenditures related primarily to new lifts at Sierra and Grand Targhee and new snow groomers at various resorts. Management anticipates that total capital expenditures following consummation of the Initial Offering through fiscal year 1998 will be approximately $15.0 million. Future capital expenditures include approximately $5.0 million in each of the next two years for resort maintenance and safety and $5.0 million for resort upgrades that management deems appropriate. The Company plans to fund these capital expenditures from available cash flow, vendor financing to the extent permitted under the Senior Credit Facility and the Indenture and borrowings under the Senior Credit Facility.

     Management believes that there is a considerable degree of flexibility in the timing (and, to a lesser degree, the scope) of its capital expenditure program, and even greater flexibility as to its real estate development objectives. While the capital expenditure program described above is regarded by management as important, both as to timing and scope, discretionary capital spending above maintenance levels can be deferred, in some instances for substantial periods of time, in order to address cash flow or other constraints. With respect to the Company's potential real estate development opportunities, management believes that such efforts will enhance ski-related revenues and will contribute independently to earnings. In addition, with respect to significant development projects, the Company anticipates entering into joint venture arrangements that would reduce infrastructure and other development costs. Nonetheless, existing lodging facilities in the vicinity of each resort are believed to be adequate to support current skier volumes, and a deferral or curtailment of these development efforts is not regarded by management as likely to adversely affect skier days and ski-related revenues or profitability. The Company also believes that its current infrastructure is sufficient, and that development of real estate opportunities is not presently necessary, to support its existing operations.

     The Company's liquidity will be significantly affected by the substantial indebtedness incurred in connection with the financing of the Acquisitions, including the indebtedness evidenced by the Notes. As a result of its leveraged position, the Company will have significant cash requirements to service debt and funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited. In addition, the Company's high level of debt may increase its vulnerability to competitive pressures and the seasonality of the skiing and recreational industries. Any decline in the Company's expected operating performance could have a material adverse effect on the Company's liquidity and on its ability to service its debt and make required capital expenditures. See "Risk Factors -- High Level of Indebtedness and Leverage." Further, upon the occurrence of a Change of Control, the Company may be required to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. The occurrence of a change of control may also constitute a default under the Senior Credit Facility. See "Risk
Factors -- Change of Control" and "Description of the Notes -- Change of
Control."

     Management believes that the Company's cash flow from operations and borrowings available under the Senior Credit Facility will be sufficient to enable the Company to meet all of its cash operating and debt service requirements over the next twelve months.

SEASONALITY

     The business of the Company is highly seasonal, with the vast majority of its annual revenues expected to be generated between November and April of each fiscal year. Management considers it essential to achieve optimal operating results during key holidays and weekends during this period. During the off-season months of May through October, the Company's resorts typically experience a substantial reduction in labor and utility expense due to the absence of ski operations, but make significant expenditures for maintenance, expansion and capital improvement in preparation for the ensuing ski season. See "Risk Factors -- Dependence on Weather Conditions; Seasonality."

                                    BUSINESS

OVERVIEW

     Booth Creek owns and operates seven ski resort complexes encompassing ten separate resorts, making the Company the fourth largest operator in North America based on approximately 1.8 million skier days recorded during the 1995/96 ski season. Booth Creek primarily operates regional ski resorts which, in the aggregate, attract approximately 85% of their guests from their regional ski markets, within a 200 mile driving radius of each resort. The Company's properties offer approximately 8,150 acres of skiable terrain, 354 trails, 89 lifts (including 12 high-speed lifts) and on-mountain capacity to accommodate approximately 50,000 guests daily. For the twelve months ended October 31, 1996 and the six months ended May 2, 1997, the Company's resorts generated approximately $82.1 million and $71.2 million of pro forma revenue, respectively, $3.1 million and $8.8 million of pro forma operating income, respectively and ($8.4 million) and $805,000 of pro forma net income (loss), respectively. For the twelve months ended October 31, 1996 and the six months ended May 2, 1997, the Company's resorts generated approximately $20.7 million and $16.7 million of adjusted pro forma EBITDA, respectively.

     The Company has acquired an attractive group of resort properties primarily located near major skiing populations. According to the Sporting Goods Manufacturers Association, the average American skier skied approximately 3.3 days during the 1995/96 ski season, of which approximately 80% of visits were at regional ski resorts. The Company's resorts are located near approximately 26% of all skiers in the United States, including four of the five largest regional ski markets: Los Angeles/San Diego, San Francisco/Sacramento, Boston and Seattle/Tacoma. The Company believes this geographical diversification serves to limit the Company's exposure to regional economic downturns and unfavorable weather conditions.

     In addition to their proximity to four of the five largest metropolitan skier population markets, the Company's resorts continue to differentiate themselves in their respective markets by selectively upgrading on-mountain facilities and guest services, employing targeted marketing strategies and offering extensive skier development programs, all of which create a competitively-priced, high-quality guest experience. The Company's resorts have collectively spent over $35.0 million in expansion-related capital improvements over the past three years, including the addition of eight high-speed chairlifts, additional snowmaking capability, improved trail grooming equipment, and enhanced on-mountain lodging, retail and food service amenities. The Company believes its existing resorts have been well maintained and ongoing capital expenditure requirements are expected to be approximately $5.0 million in the aggregate in each of the next two years. The Company's California Resorts have introduced what management believes to be one of the industry's leading marketing programs, Vertical Plus, an electronic annual frequent skier program designed to build customer loyalty, increase visitation frequency and maximize guest revenue yields. In less than three full ski seasons since the introduction of Vertical Plus, its members already account for approximately 11% of total skier days at Northstar and Sierra. The Company intends to expand Vertical Plus to its other resorts over the next two ski seasons. In addition to Vertical Plus, the Company uses targeted advertising, database marketing and strategic marketing alliances to enhance the image of its resorts and increase regional market share. The Company also offers extensive development programs to improve the technical skill level of all types of skiers, which management believes is important to expand the total skier population and increase skier visitation frequency. Northstar and Sierra are consistently rated by consumer publications as having premier ski instruction and development programs. The Company intends to implement similar skier development programs at its other resorts in future ski seasons.

     The Company believes that one of its most important assets is its experienced and guest-oriented management team. The 10 members of the Company's senior management team have, on average, approximately 17 years of experience in the ski industry. George N. Gillett, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, has 13 years of experience operating ski resorts, including the Vail Ski Resort, which during his association as owner and Chairman became the largest ski mountain complex, and one of the most profitable ski resorts, in North America. Each of the Company's resorts is managed by an on-site resort executive with extensive local experience and industry expertise. See "Management."

OPERATING STRATEGY

     The Company expects to capitalize on certain benefits associated with being a multiple resort operating company by extending key operating strategies and management practices which have been successfully implemented at its California Resorts to the Company's other resorts. The key elements of the Company's strategy include the following:

          Continually Enhance the Guest Experience. In addition to offering accessible locations, the Company is committed to providing a high-quality guest experience by offering a diversity of terrain, consistent snow conditions (the Company's most weather-sensitive resorts have snowmaking coverage on nearly 100% of their trails), state-of-the-art ski lift capacity, attractive facilities, a friendly atmosphere and extensive skier development programs. The Company believes the physical condition of its resorts is very competitive with other regional resorts, and will continue to selectively enhance and expand its resorts in order to continuously offer a diverse and competitively-priced, high-quality skiing experience.

          Incorporate Sophisticated Management Information Systems. The Company's California Resorts utilize what management believes is one of the industry's premier management information systems, providing daily statistical and financial information on all operating departments within each resort. This system enables management to continuously monitor and align staffing and services to meet market demands, while enhancing the quality and timing of communications and decisions. The Company plans to integrate all of its resorts into its management information system.

          Develop Effective Marketing Plans. The Company's marketing plans are designed to attract skiers and snowboarders by emphasizing the Company's diverse facilities, high-quality services and proximity to each of the regional skier markets in which it operates. The Company intends to position each of its resorts as an economical and attractive alternative to competing regional resorts and to other forms of leisure entertainment. The Company's marketing objectives are to (i) increase each of its resorts' relative market share, (ii) expand the number of skiers in each of its markets, (iii) increase skier visitation frequency and (iv) influence the vacation destination choices of prospective guests. A key component to the Company's marketing plans will be the expansion of Vertical Plus to enhance guest loyalty and increase skier visitation frequency. The Company also believes there are opportunities to cross-market its resorts through the integration and expansion of the Vertical Plus program.

          Maximize Revenues and Resort Cash Flow. The Company focuses on increasing revenues and resort cash flow by managing the mix of skier days and revenue per skier day. The strategy for each resort is based on the demographic profile of its market and the physical capacity of its mountain and facilities. The Company seeks to increase skier days by developing effective ticket pricing strategies and marketing programs to improve peak and off-peak volume. The Company seeks to improve revenue per skier day by effectively managing the price, quality and value of each of its ski-related services, including retail shops, ski rentals, ski lessons and food and beverage facilities. The Company also generates revenue from a variety of non-ski related services, such as golf, tennis, health clubs and conference centers, as well as from real estate and timber sales.

          Pursue Cost Savings Opportunities. The Company expects to realize significant cost savings from operating multiple resorts through centralized purchasing of insurance, retail inventory, capital and rental equipment, bulk purchasing of advertising and printing, as well as through the selective consolidation of administrative functions. In addition, the Company intends to extend the flexible staffing practices utilized at its California Resorts to its other resorts, which management estimates will reduce expenses by approximately $500,000 at its non-California Resorts. By pursuing these and other operating synergies, management believes that it can realize significant cost savings while growing skier days and enhancing profitability.

          Selectively Develop New Terrain and Real Estate. Management believes that the Company has significant opportunities to expand skiable terrain and trails and to develop Company-owned real estate for commercial and residential use. The Company owns or has access to approximately 2,640 acres at Northstar, 425 acres at Grand Targhee and 700 acres at Mt. Cranmore for potential development of additional ski terrain and/or for residential and commercial purposes. The Company also owns approximately 84 acres at Snoqualmie Pass available for additional residential and commercial development which it holds through an Unrestricted Subsidiary. See "The Transactions." Management believes that the Company's undeveloped acreage at Northstar is the only significant privately-held land available for skiing expansion in the Lake Tahoe basin and could double the amount of skiable terrain and the number of trails at Northstar while significantly increasing the on-site bed base. The Company believes that increasing the on-site and area bed base is important in attracting regional overnight skiers, expanding market share and capturing a greater portion of each guest's expenditures. Management anticipates that any significant development project would be undertaken through a joint venture with a major real estate development company, which would offset a significant portion of the infrastructure cost.

ACQUISITION STRATEGY

     The Company believes that the domestic ski industry is highly fragmented but is undergoing a transition from individual resort ownership to ownership by multiple resort operating companies. With their high-quality facilities and services, sophisticated information systems and experienced management team, the California Resorts, in management's view, will serve as the core of the Company's operations and its base for future expansion. The acquisitions of the New Hampshire Resorts, Snoqualmie Pass and Grand Targhee provide the Company with additional geographical diversity and proximity to other major skiing population centers. In addition, the Company believes that there are numerous opportunities to introduce sophisticated management practices, many of which are already employed at its California Resorts, to all of its resorts, which are expected to increase the number of skier days, revenue per skier day and resort cash flow. The Company will consider future acquisition opportunities that it believes will further expand the Company's national presence or enhance its operating synergies.

INDUSTRY

     There are 519 ski areas in the United States, which during the 1995/96 ski season generated approximately 54 million skier days. These areas range from small ski resort operations, which cater primarily to day skiers and regional overnight skiers from nearby population centers, to larger resorts which, given the scope of their operations and their accessibility, are able to attract skiers and snowboarders from their regional ski markets as well as destination resort guests who are seeking a comprehensive vacation experience. While regional ski market skiers tend to focus primarily on lift ticket price and round-trip travel time, destination travelers tend to be heavily influenced by the number of amenities and activities offered as well as the perceived overall quality of the vacation experience. The table below summarizes regional skier days from the 1991/92 ski season through the 1995/96 ski season.

                    U.S. SKI INDUSTRY REGIONS AND SKIER DAYS
                                 (IN THOUSANDS)

                                                                                PACIFIC
SEASON                            NORTHEAST   SOUTHEAST   MIDWEST   ROCKY MTS    WEST     LAKE TAHOE   TOTAL
------                            ---------   ---------   -------   ---------   -------   ----------   ------
1991/92.........................   12,252       4,425      6,535     17,687      7,036      2,900      50,835
1992/93.........................   13,217       4,660      6,978     18,602      7,375      3,200      54,032
1993/94.........................   13,718       5,808      7,364     17,503      7,144      3,100      54,637
1994/95.........................   11,265       4,746      6,907     18,412      7,446      3,900      52,676
1995/96.........................   13,825       5,693      7,284     18,148      6,033      3,000      53,983
5 year avg......................   12,855       5,066      7,014     18,070      7,007      3,220      53,233

---------------

Northeast: CT, MA, ME, NH, NY, VT, RI
Southeast: AL, GA, KY, MD, NC, NJ, PA, TN, VA, WV
Midwest: IA, IL, IN, MI, MN, MO, ND, NE, OH, SD, WI
Rocky Mts: CO, ID, MT, NM, UT, WY
Pacific West: AK, AZ, CA (excluding Lake Tahoe Region), NV, OR, WA

Source: 1995/96 Kottke National End of Season Survey

     The ski resort industry is presently experiencing a period of consolidation. The number of U.S. ski areas has declined from 709 in 1986 to 519 in 1996 and, based on industry estimates, the number of ski areas is expected to decline further, as many mountain resorts lack the infrastructure, capital and management capability to compete in this multi-dimensional and service-intensive industry. No major new ski resort has opened in the United States since 1989. Of the 519 ski areas, RRC Associates estimates the average resort recorded approximately 104,000 skier days and only 25% of all resorts reported more than 220,000 skier days during the 1995/96 ski season. All of the Company's resorts except Mt. Cranmore and Grand Targhee typically record more than 220,000 annual skier days. The trend among leading resorts is toward investing in improving technology and infrastructure, including high speed lifts, attractive facilities and extensive snowmaking capabilities to deliver a more consistent, quality experience. The Company's resorts have spent over $35.0 million in expansion-related capital expenditures over the last three years to improve their competitive position. Management believes the need for increased investment in a resort has required a greater access to capital and has enhanced the position of larger and better capitalized resort owners. Despite this consolidation, the ski industry remains highly fragmented, with no one resort and no one resort operator accounting for more than 3% and 10%, respectively, of the United States' 54 million skier days during the 1995/96 ski season.

     Management believes that changes in demographics and certain ski industry trends will be favorable for the U.S. ski industry. The single largest group of skiers is the baby boom generation, which accounted for approximately 26% of all U.S. skier days during the 1995/96 ski season. Members of this generation are moving into an age and economic cycle when a greater portion of their disposable income is available for recreational activities and the purchase of vacation homes. The next largest groups are the echo boom generation (children of baby boomers) and the "X" generation (young adults). With an estimated 114 million people, members of these generations are beginning to form their recreational habits and offer the largest potential increase in skiers since the emergence of the baby boom generation in the late 1960's through the mid 1970's.

     The emergence and growth of snowboarding, driven primarily by the echo boom and X generations, have energized interest in "on-snow" recreation. According to the National Sporting Goods Association, the estimated number of snowboarders has increased from 1.5 million in the 1992/93 ski season to 2.3 million in the 1995/96 ski season, an increase of almost 55%. Snowboarding is now regarded as one of the fastest growing sports in the world. Recently the International Olympic Committee designated snowboarding as a medal event in the 2002 Winter Olympic Games. Snowboarders are primarily between the ages of 13 and 25 and presently represent an estimated 14% of all domestic ski resort visitors, an estimated 16% at domestic regional resorts, and an estimated 20% at the Company's resorts. Regional resorts are the industry leaders in providing designated snowboarding parks, trails and specialized trial grooming techniques for snowboarders. All of the Company's resorts have allocated significant terrain to snowboarders. Management believes that the growth in snowboarding has had, and will continue to have, a positive impact on the snow sports industry, especially since it is attracting new age groups, and will continue to be an important source of lift ticket, ski school, retail and rental revenue growth for the Company.

     The advent of snowboarding has been accompanied by the recent introduction of new "parabolic," or shaped, alpine skis which are making skiing easier to learn and enjoy. The new skis, which are estimated to account for up to 75% of all new ski sales, are expected to significantly improve a new skier's learning progression, as well as enhance the experience of skiers of all abilities through increased technical ability and control. The California Resorts have replaced all of their rental skiing equipment for the 1996/97 ski season with the new skis. Further advances and innovations in skier equipment, trail maintenance and lift technology are also expected to lead to the greater popularity of skiing.

     In the 1995/96 ski season, skier days declined at the Company's Northern California Resorts as the Lake Tahoe region experienced unusually low December snowfall and warm weather. The Lake Tahoe region has averaged approximately 3.2 million annual skier days over the last five years, including approximately 3.0 million in the 1995/96 ski season. Management estimates that approximately 60% of the skiers visiting Lake Tahoe resorts during the 1995/96 ski season were from the San Francisco, Sacramento and Central Valley metropolitan areas. Other guests come principally from Southern California and states with large ski populations, such as Texas, Illinois and Florida. Skiers in this market can choose from among nine major resorts, which include Northstar, Sierra, Squaw Valley, Heavenly Valley, Alpine Meadows, Kirkwood, Diamond Peak, Homewood and Mt. Rose. Squaw Valley and Heavenly Valley attract a significantly greater share of destination skiers than the area's other resorts.

     The Southern California market has averaged approximately 2.3 million annual skier days over the last five years. Management estimates that approximately 95% of the skiers visiting Southern California resorts during the 1995/96 ski season were drawn primarily from the Los Angeles, Orange County and San Diego metropolitan areas. Skiers in this market can choose from among five major resorts, which include Bear Mountain, Snow Summit, Snow Valley, Mammoth, and Mountain High.

     The Northeast market (including New York) has averaged approximately 12.9 million annual skier days over the last five years. The Northeast market consists of a significant percentage of day or weekend skiers due to the relatively short driving radius to major metropolitan areas. While the Northeast does not draw significant numbers of vacationing skiers from the Western regions of the United States, it does compete with the Rocky Mountains and Pacific West areas for Eastern vacationing skiers. Within the Northeast region, skiers can choose from among over 50 major ski areas and resorts. The region's major ski areas and resorts are concentrated in the mountainous areas of New England and eastern New York, with the bulk of skiers coming from the population centers located in eastern Massachusetts, southern New Hampshire, Connecticut, eastern New York, New Jersey and the Philadelphia area.

     The Company's Snoqualmie Pass resort complex operates in the Washington State segment of the Pacific West market, which recorded approximately 1.4 million skier days during the 1995/96 ski season. Management estimates that approximately 95% of the skier days recorded at Washington State resorts during the 1995/96 ski season were attributable to residents of the Seattle/Tacoma metropolitan area. Other guests come primarily from other parts of Washington, Oregon and Western Canada. Washington State resorts do not attract a significant number of destination skiers. Within Washington State, skiers can choose from among 14 ski resorts, including the four resorts comprising Snoqualmie Pass. The largest ski areas in Washington State are Snoqualmie Pass, Stevens Pass and Crystal Mountain, each of which had over 250,000 skier days during the 1995/96 ski season. Other ski areas in Washington are moderate to small in size.

     The Rocky Mountains market has averaged over 18 million skier days over the last five years, with a high percentage of visitors consisting of destination skiers. Of the 94 ski areas in the region, 29 are located in Colorado, accounting for approximately 63% of all recorded skier days during the 1995/96 ski season. The 40 ski resorts in the northern Rocky Mountain states of Montana, Idaho and Wyoming recorded a total of approximately 2.9 million skier days during the 1995/96 ski season. Because resorts in this part of the region are generally less accessible than resorts in Colorado or Utah, they tend to be smaller and attract fewer destination skiers from outside of the northern Rocky Mountain states.

RESORT OPERATIONS

     The Company's seven resort complexes offer a variety of ski and non-ski activities. The table below provides a summary of each resort's ski operations and is followed by a more detailed description of each resort.

                                                                                                         1994/95   1995/96
                       SKIABLE   VERTICAL                            SNOWMAKING              LODGES ON    SKIER     SKIER
       RESORT           ACRES      DROP     TRAILS       LIFTS        COVERAGE    GROOMERS   PREMISES    VISITS    VISITS
       ------          -------   --------   ------   --------------  ----------   --------   ---------   -------   -------
Northstar-at-Tahoe...   2,000     2,280       61     1 Gondola           50%         12          6       527,653   404,736
                                                     4 High-Speed
                                                     Quads(1)
                                                     4 Fixed Grip
                                                     3 Surface
Sierra-at-Tahoe......   1,675     2,212       46     3 High-Speed        12%          8          1       369,932   257,499
                                                     Quads
                                                     6 Fixed Grip
                                                     1 Surface
Bear Mountain........     175     1,665       33     1 High-Speed       100%          6          3       305,799   214,284
                                                     Quad
                                                     8 Fixed Grip
                                                     2 Surface
Waterville Valley....     300     2,020       50     1 High-Speed        91%          4          3       207,386   256,563
                                                     Quad
                                                     8 Fixed Grip
                                                     4 Surface
Mt. Cranmore.........     200     1,200       36     1 High-Speed       100%          3          2        96,527   123,201
                                                     Quad
                                                     4 Fixed Grip
                                                     1 Surface
Snoqualmie Pass......   2,300     2,200       65     23 Fixed Grip       --          16          7       515,487   455,240
                                                     9 Surface
Grand Targhee........   1,500     2,200       63     1 High-Speed        --           6          3       117,772   116,696
                                                     Quad
                                                     3 Fixed Grip
                                                     1 Surface

                       1996/97     1996
                        SKIER    BEDS IN
       RESORT          VISITS    VICINITY
       ------          -------   --------
Northstar-at-Tahoe...  445,753    16,000
Sierra-at-Tahoe......  213,156    20,000
Bear Mountain........  276,729    11,000
Waterville Valley....  219,313     6,500
Mt. Cranmore.........  120,052    16,000
Snoqualmie Pass......  476,218     1,000
Grand Targhee........   94,898       750

---------------

(1) High-Speed Quads are four-person chairlifts which detach from a cable during passenger loading and unloading and reattach and accelerate thereafter.

  Northstar-at-Tahoe

     In management's opinion, Northstar-at-Tahoe, located near the north end of Lake Tahoe, offers more activities and services in both winter and summer than any of its competitors in the Lake Tahoe area. The resort's 8,600-foot Mt. Pluto features 2,000 acres of skiable terrain for all abilities and a 2,280 foot vertical drop. Northstar's 61 ski trails are served by 12 operating lifts, including one gondola, four high-speed quads, two triple lifts and two double lifts, which combine to transport up to 19,275 skiers uphill per hour. Northstar also has approximately 42 kilometers of groomed trails for cross-country skiing and snowbiking and several on-mountain terrain parks for snowboarders and adventurous skiers offering non-traditional bumps, jumps and turns. Since the 1988 ski season, Northstar has spent over $25.0 million in capital expenditures, including $10.0 million to install four new high-speed lifts, $12.0 million to install snowmaking equipment, upgrade trail grooming equipment, and expand skiable terrain, and $3.0 million to upgrade lodging and retail facilities. Other facilities at Northstar include a European-style village that consists of a 22,700 sq. ft. ski lodge, condominium/hotel accommodations, various restaurants, bars, shops, a day-care center and entertainment and convention facilities. Summer recreation facilities include an 18-hole golf course, ten tennis courts, a horseback riding stable, mountain bike rentals and a swimming pool. Northstar currently ranks third in skier days in the Lake Tahoe area and is one of only 18 resorts in the United States to surpass the 500,000 skier days milestone, which it did during the 1994/95 ski season. Between 1990 and 1997, Northstar was named one of the top ten United States family resorts by Travel & Leisure, Better Homes & Gardens and Family Circle, as well as one of the best 50 North American ski resorts by Snow Country and Ski magazines.

     Northstar provides a full-service skiing experience for its clientele, which typically includes the upper-income, baby boomer population. Northstar's marketing is focused on the San Francisco Bay and the Sacramento Valley areas as a destination alternative to Colorado and Utah resorts. Northstar also markets aggressively in Southern California and states with large ski populations. Northstar is within a one hour drive of the Reno International Airport, which offers convenient scheduled air service to all parts of the United States, Western Canada and Mexico. Small private planes can fly into the all-weather Truckee Airport, where Northstar operates transit buses to the resort.

     Typical Northstar guests include single male intermediate skiers between the ages of 25 and 44 earning between $50,000 and $100,000 and families headed by professionals or business executives with incomes in excess of $100,000. Northstar is within a 200 mile driving radius of the major population centers of San Francisco and Sacramento and, therefore, attracts a significant number of its guests from Northern California. Northstar has approximately 6,000 beds at the resort with an additional 40,000 beds in the vicinity, 10,000 of which are within a 10 mile radius. Management estimates that during the 1995/96 ski season 75% of the skiers visiting Northstar came from Northern California, 8% from Southern California, 16% from other states, and 1% from international locales.

     Northstar's snowmaking system is engineered to cover approximately 50% of its ski trails, which management believes is adequate given the area's heavy annual snowfall, which averaged approximately 286 inches per year during the past six years. Northstar has pumping rights from nearby water sources which, when coupled with its 60 million gallon water storage capacity, have been more than sufficient to support the resort's needs. Snowmaking during the 1995/96 ski season consumed approximately 35.9 million gallons of water, which was slightly below Northstar's six year average of 36.3 million gallons per year.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Northstar during the previous six ski seasons.

YEAR                                                     DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
----                                                     -------------   ----------   -----------------
1991/92................................................       136         323,526            118
1992/93................................................       162         415,959            370
1993/94................................................       142         416,498            153
1994/95................................................       156         527,653            432
1995/96................................................       121         404,736            269
1996/97................................................       141         445,753            375

     Northstar consists of over 6,500 acres of privately owned land, of which less than one-third has been developed. Management believes that Northstar has significant opportunities to develop additional ski terrain as well as residential and commercial space. See "Business -- Real Estate Development."

  Sierra-at-Tahoe

     Sierra-at-Tahoe is conveniently located near the large bed base of South Lake Tahoe and is the closest major ski resort to Sacramento and the Central California Valley. The resort's 8,852-foot peak offers 1,675 skiable acres and a 2,212 foot vertical drop. Sierra's 46 ski trails are currently served by 10 operating lifts, including three high-speed quads, one triple lift and five double lifts, which combine to transport up to 16,400 skiers uphill per hour. In addition to significantly upgrading its retail and restaurant facilities in recent years, Sierra has invested approximately $9.8 million since 1994 to replace its Yan lifts with new high-speed lifts, upgrade its grooming equipment and rebuild its base lodge facilities. Sierra operates a 49,000 sq. ft. base lodge which offers a variety of food and beverage services. Management believes that Sierra's recent investment in its ski infrastructure has made it the best ski value in the South Lake Tahoe area. Sierra does not offer summertime activities.

     Sierra's demographic characteristics closely parallel Northstar's, although Sierra's core customer base is slightly younger and less affluent with more aggressive skiing demands. Sierra does not own or manage any real estate units in the area but there are 50,000 beds in the South Lake Tahoe vicinity, including 20,000 beds within a 10 mile radius. Sierra attracts a larger share of its guests from the Sacramento and Central Valleys than the San Francisco Bay area.

     Sierra owns 21 acres of its 1,700 gross acreage and leases the remainder under a special use permit with the United States Forest Service. See
"-- Regulation and Legislation." Sierra's skiable terrain, notable for its extensive summer grooming and wind-protected slopes, requires less snow than other resorts to provide ideal ski conditions. Due to its abundant annual snowfall, which has averaged approximately 467 inches per year since 1991, Sierra is not dependent upon snowmaking and, as a result, its snowmaking equipment covers only 12% of Sierra's total acreage. Sierra also employs a modern fleet of groomers which maintain high-quality skiing surfaces.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Sierra during the previous six ski seasons.

YEAR                                                     DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
----                                                     -------------   ----------   -----------------
1991/92................................................       138         210,805            257
1992/93................................................       136         243,254            608
1993/94................................................       135         247,883            425
1994/95................................................       165         369,932            590
1995/96................................................       121         257,499            480
1996/97................................................       135         213,156            440

  Bear Mountain

     Bear Mountain is located in the San Bernardino mountains of Southern California. Its 8,805-foot peak features 175 acres of skiable terrain and a 1,665 foot vertical drop. Bear Mountain's 33 ski trails are served by 11 lifts, including one high-speed quad, one fixed grip quad, three triple lifts and two double lifts, which combine to transport up to 15,500 skiers uphill per hour. During the 1996 off-season, Bear Mountain invested approximately $1.0 million to upgrade its base lodge facilities. Other facilities at Bear Mountain include three lodges which provide an aggregate of approximately 31,000 sq. ft. of space for food and beverage services (restaurants and cafeterias), skier services and entertainment. Summer recreation facilities include a nine-hole golf course.

     Bear Mountain is within a one to three hour drive of the Los Angeles and San Diego metropolitan areas, providing it with access to nearly 16 million Southern Californians of whom approximately 800,000 actively participate in skiing and snowboarding. Nearly 94% of Bear Mountain's skiers are from Southern California. Bear Mountain appeals to the younger generations of skiers, the echo boom and "X" generations, who are generally less affluent than the targeted customers at the Company's Lake Tahoe resorts. While Bear Mountain is in the middle of an 11,000 bed base area, it is primarily a day ski facility.

     Bear Mountain owns 34 of its 732 gross acreage and leases 698 acres of mountain terrain under a Forest Service special use permit. See "-- Regulation and Legislation." Management believes that Bear Mountain has one of the largest snowmaking capacities per acre of any resort west of the Mississippi and incorporates a state-of-the-art system which allows it to efficiently cover 100% of its ski trails. Bear Mountain also has access to three reservoirs capable of holding 11 million gallons of water for snowmaking. Management believes that the skiing infrastructure at Bear Mountain, including lifts, snowmaking and trail grooming equipment, is very strong, making it one of the most attractive ski areas in Southern California.

     Bear Mountain was acquired by Fibreboard Corporation shortly before the 1995/96 ski season. At the time of such acquisition, the resort had no marketing manager and no significant advertising campaigns were planned heading into the ski season. These factors, combined with the warmest early winter weather in 43 years, led to a significant decline in skier days during the 1995/96 ski season. Since Southern California tends to experience warm spring weather sooner than the regions in which the Company's other resorts are located, leading to a typically shorter ski season at Bear Mountain than at the Company's other resorts, early season skier days are more important at Bear Mountain than at the Company's other resorts, and during the 1995/96 ski season, the resort was not fully open until late December 1995. The Company is in the process of implementing an aggressive marketing campaign for the current ski season, targeted to Bear Mountain's core customer base. The Company believes that these efforts will enhance Bear Mountain's reputation as one of Southern California's premier ski facilities.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Bear Mountain during the previous six ski seasons.

YEAR                                                     DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
----                                                     -------------   ----------   -----------------
1991/92................................................       169         340,616            184
1992/93................................................       159         295,070            240
1993/94................................................       156         320,227            117
1994/95................................................       175         305,799            161
1995/96................................................       123         214,284            119
1996/97................................................       122         276,729            102

  Waterville Valley

     Waterville Valley has long been recognized as one of the largest and most picturesque ski resorts in New Hampshire. Waterville's major base facilities are located on the 4,004 foot high Mt. Tecumseh and offer 300 skiable acres and a vertical drop of 2,020 feet. Waterville Valley's 50 trails are served by 13 operating lifts, including one high-speed quad, three triple lifts and four double lifts, which combine to transport up to 16,631 skiers uphill per hour. The resort operates a 30,000 sq. ft. base lodge (complete with multiple food service centers and child care), a mid-mountain lodge featuring a cafeteria and deli and a mountain-top lodge with snack bar and acclaimed restaurant dining.

     The Waterville Valley resort has a year-round Base Camp Adventure Center offering mountain bikers, cross-country skiers, and hikers access to 105 kilometers of trails in the White Mountain National Forest. Other resort amenities include an ice skating arena, golf course, tennis center, sports and fitness center, and horseback riding. Waterville Valley's Conference Center has 17,000 sq. ft. of meeting space and provides banquet facilities for up to 1,000 people. With 11 meeting rooms, a business center, audio-visual capabilities and a self-contained pub, the Conference Center's on-site staff supports events year-round.

     Waterville has traditionally created an environment conducive to families who are either day skiers, regional overnight skiers or vacation skiers. Its location adjacent to Interstate 93 (a major north-south thoroughfare for skiers) makes it one of the most accessible of the larger New England resorts and it has the facilities, trails and programs to satisfy adults and children of all abilities. Waterville's proximity to large East Coast markets (Boston is less than two and one-half hours away by car) attracts day skiers, while the town's substantial bed base can accommodate the regional overnight skiers and vacationers who will stay an average of two to four days. There are approximately 6,500 beds in the Waterville area, of which approximately 3,000 can be rented. The majority of Waterville's skiers come from Massachusetts (49%) and New Hampshire (23%), with the remainder coming from Connecticut, New York, New Jersey and other regional locations.

     Waterville owns 35 acres on its smaller Snow's Mountain and two acres at the Conference Center. It leases 790 acres of land on Mt. Tecumseh from the federal government under a Special Use Permit issued by the Forest Service. Waterville's snowmaking system is engineered to cover 91% of the ski trails on Mt. Tecumseh. Snowmaking during the 1995/96 ski season consumed approximately 116 million gallons of water for about 682 acre feet of coverage; water for snowmaking is currently pumped from a local river and a pond. Waterville has begun the process of obtaining permits for additional water sources and water storage facilities for snowmaking.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Waterville Valley during the previous six ski seasons. Prior to the 1994/95 ski season, Waterville was operated by a local developer who eventually lost the property and related real estate through bankruptcy.

                         YEAR                            DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
                         ----                            -------------   ----------   -----------------
1991/92................................................       167         333,863            108
1992/93................................................       160         333,213            145
1993/94................................................       165         300,821            148
1994/95................................................       163         207,386            101
1995/96................................................       168         256,563            203
1996/97................................................       159         219,313            182

  Mt. Cranmore

     Mt. Cranmore is the oldest continuously operated ski area in the United States. Strategically located in the hub of New Hampshire's Mount Washington Valley, Mt. Cranmore's 1,714 foot summit offers 200 skiable acres and a 1,200 foot vertical drop. Mt. Cranmore's 36 trails, including 12 trails lighted for night skiing, are served by six operating lifts, including one high-speed quad, one triple lift, three double lifts and one surface lift, which combine to transport up to 6,600 skiers uphill per hour. The installation of the high-speed quad in 1995 and other recent capital improvements totaling $2.0 million, together with an aggressive marketing program, contributed to a 28% increase in skier days for Mt. Cranmore during the 1995/96 ski season. The mountain is serviced by two base lodges, offering multiple eating locations and pub/restaurant facilities, as well as a restaurant at the summit. In addition, Mt. Cranmore owns a year-round 43,000 sq. foot athletic facility which includes an outdoor tennis stadium with seating for up to 5,500 people, four indoor tennis courts, a pool, a spa, a weight-lifting area, aerobic rooms, an indoor-climbing wall, locker rooms, a snack area and a nursery. Mt. Cranmore also operates on-premises ski and rental shops.

     Management believes that Mt. Cranmore has great appeal to the family skier due to its intimate size, high percentage of intermediate trails (45%, with 33% for advanced) and its well-developed children's ski programs. An additional family attraction is Mt. Cranmore's neighboring town of North Conway, which is within walking distance of the mountain and has one of New England's largest rural retail outlet and restaurant centers. North Conway is part of the White Mountains area, which is the dominant tourist destination in New Hampshire. Approximately 10 million people live within a four-hour drive of Mt. Cranmore. During the 1995/96 ski season, management estimates that 61% of the resort's guests were from the Boston metropolitan area, 16% were from New Hampshire and 8% were from Rhode Island. To accommodate destination/vacation skiers there are 16,000 rental beds in the Mt. Washington Valley, including 76 condominium units at Mt. Cranmore itself.

     Mt. Cranmore owns 840 acres and holds deeded easements enabling it to develop an additional 1,200 acres of ski terrain. Mt. Cranmore does not lease any of its land from the federal government. Mt. Cranmore's snowmaking equipment consists of a computerized Hydralink weather-monitoring snowmaking system which, when installed in 1995, increased snowmaking output by 40% and currently covers 100% of the resort's ski trails. In addition to pumping rights from a nearby stream, Mt. Cranmore has an agreement with the local water district for unrestricted access to an additional reservoir of 1 million gallons of water for snowmaking. Mt. Cranmore's base area pond also holds 2.5 million gallons. Snowmaking during the 1995/96 ski season consumed approximately 90 million gallons of water for complete coverage.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Mt. Cranmore during the previous six ski seasons.

YEAR                                             DAYS OPERATED      SKIER DAYS      SNOWFALL (INCHES)
----                                             -------------      ----------      -----------------
1991/92........................................       103            108,416                68
1992/93........................................       112            103,841                96
1993/94........................................       106            104,935                90
1994/95........................................       105             96,527                63
1995/96........................................       142            123,201               115
1996/97........................................       135            120,052               114

  Snoqualmie Pass

     Snoqualmie Pass is located in the Cascade mountains of Northwest Washington and consists of four resorts, Alpental, Snoqualmie Summit, Ski Acres and Hyak, which collectively offer 2,300 acres of skiable terrain. Individually, Alpental has a 5,400 foot top elevation, 754 acres of skiable terrain (188 of which are lighted) and a 2,200 foot vertical drop; Snoqualmie Summit has a 3,900 foot top elevation, 334 acres of skiable terrain (285 of which are lighted) and a 1,000 foot vertical drop; Ski Acres has a 3,900 foot top elevation, 490 acres of skiable terrain (344 of which are lighted) and a 1,060 foot vertical drop; and Hyak has a 3,700 foot top elevation, 730 acres of skiable terrain (58 of which are lighted) and a 1,080 foot vertical drop. Snoqualmie Pass' 65 ski trails are served by 32 operating lifts, including one fixed-grip quad, four triple lifts, 18 double lifts and nine surface lifts, which combine to transport up to 30,290 skiers uphill per hour. Ski Acres and Hyak also offer approximately 55 kilometers of cross-country skiing on an expert trail system and a lighted beginner/student trail which hosts a season-long night racing series. In addition, Snoqualmie Summit, Ski Acres and Hyak are interconnected by cross-over trails. Since 1987, Snoqualmie Pass has invested approximately $9.9 million to improve base facilities and lodges and install additional lifts. Snoqualmie Pass operates seven lodges which provide an aggregate of approximately 111,175 sq. ft. of space for food and beverage services (restaurants and cafeterias), skier services and entertainment.

     Snoqualmie Pass is within a one-hour drive of the Seattle/Tacoma metropolitan area, providing it with access to nearly 442,000 active skiers and snowboarders. Although the Snoqualmie Pass complex offers a relatively even variety of trail difficulty, each of its resorts have been designed to appeal to specific skier profiles: 90% of Alpental's trails are designed for intermediate and advanced skiers, 82% of Hyak's trails are designed for beginner and intermediate skiers, 80% of Snoqualmie Summit's trails are designed for beginner and intermediate skiers, and 50% of Ski Acres' trails are designed for beginner skiers. Overall, Snoqualmie Pass is one of the largest learn-to-ski areas in the United States, with approximately 26% of its 1995/96 ski season skier days being attributable to guests enrolled in ski school. In addition, Snoqualmie Pass is the largest night ski complex in the United States, with approximately 40% of its 1995/96 ski season skier days being recorded at night.

     Snoqualmie Pass owns 768 acres of its 4,152 gross acreage, leases 1,520 acres under a private permit and utilizes 1,864 acres of mountain terrain under a Forest Service special use permit. See "-- Regulation and Legislation." Snoqualmie Pass enjoys abundant annual snowfall, averaging approximately 363 inches per year since 1991. As a result, there are no snowmaking capabilities at any of the Snoqualmie Pass resorts. Snoqualmie Pass does, however, possess water rights that would allow it to engage in snowmaking, if necessary. The Company intends to purchase five Bombardier Snowcat groomers for Snoqualmie Pass to complement and upgrade the resort's existing fleet of 16 groomers.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Snoqualmie Pass during the previous six ski seasons.

YEAR                                             DAYS OPERATED      SKIER DAYS      SNOWFALL (INCHES)
----                                             -------------      ----------      -----------------
1991/92........................................        83            432,014               210
1992/93........................................       127            521,127               295
1993/94........................................       130            519,953               300
1994/95........................................       158            515,487               405
1995/96........................................       117            455,240               375
1996/97........................................       143            476,216               595

  Grand Targhee

     Grand Targhee is located in the Grand Teton mountains of Wyoming, approximately 50 miles northwest of the town of Jackson. Jackson, Wyoming is a major ski destination resort center, recording an average of 400,000 skier days at the area's three resorts in the last three ski seasons. Grand Targhee, with a top elevation of 10,200 feet, 1,500 acres of skiable terrain for all abilities and a 2,200 foot vertical drop, offers two different mountain ski areas. The first mountain is served by four operating lifts, including the longest high-speed quad in the state of Wyoming, which combine to transport up to 4,680 skiers uphill per hour. The second mountain is reserved for Snowcat powder skiing. Grand Targhee also has approximately 17 kilometers of groomed trails for cross-country skiing. Grand Targhee recently has invested approximately $3.0 million to improve uphill capacity and the overall ski experience. Other facilities at Grand Targhee include base lodge facilities, hotel accommodations, restaurants, shops, a child care center and retail stores. In addition, Grand Targhee owns and operates a spa, fitness and conference center.

     Grand Targhee competes for day and regional overnight skiers in the northern Rocky Mountain region as well as national destination skiers traveling to the greater Jackson, Wyoming area. Guests from Idaho, Utah, Wyoming and Montana have accounted for approximately 38% of Grand Targhee's total skier days over the past five ski seasons. Grand Targhee's national destination guests, those guests residing outside the northern

Rocky Mountain region, accounted for the remaining 62% of the resort's skier days during the same period. A majority of these guests came from California, Washington, New York and Minnesota. Overall, approximately 60% of Grand Targhee's skiers reside more than 200 miles from the resort. Given that Grand Targhee only operates 96 rental units, many of the resort's overnight regional and destination skiers secure hotel accommodations at other resorts or hotels in the area. The Company believes that there are in excess of 5,000 beds in the Jackson, Wyoming vicinity. Management believes that the distinguishing features of Grand Targhee are well-maintained and uncrowded facilities, excellent ski conditions, attractive vacation packages and a high quality family ski school.

     Grand Targhee is located entirely on land leased under a Forest Service special use permit. See "-- Regulation and Legislation." Grand Targhee has averaged approximately 483 inches of snowfall during the last six years, and historically has received the second highest snowfall amount of all ski resorts in the United States. In 1996, Ski magazine rated Grand Targhee as the second best ski area in North America for snow conditions. In the same survey, Ski magazine readers rated snow conditions as the most important factor in choosing a ski destination resort.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Grand Targhee during the previous six ski seasons.

YEAR                                             DAYS OPERATED      SKIER DAYS      SNOWFALL (INCHES)
----                                             -------------      ----------      -----------------
1991/92........................................       153            134,535               258
1992/93........................................       153            108,666               553
1993/94........................................       151            113,298               368
1994/95........................................       153            117,772               537
1995/96........................................       149            116,696               523
1996/97........................................       146             94,898               659

     Management believes that Grand Targhee is currently underutilized, and that a key component of increasing skier days at the resort will be expanding its on-mountain bed base. Grand Targhee has recently received United States Forest Service approval to build 590 rental units and has had discussions that would allow for the future development of private dwellings.

REAL ESTATE DEVELOPMENT

     The Company believes that it has significant opportunities to develop available acreage for additional skiing terrain and trails as well as for residential lodging and commercial uses. Management believes that selective real estate development can enhance the Company's resorts and that there is opportunity for synergy between real estate development and the Company's ski operations. In management's view, increasing the on-mountain bed base, expanding retail and other commercial services and developing additional skiable terrain at a resort can accelerate growth in skier days and ski-related revenues. The following table lists certain owned or leased land available to the Company for expansion.

                                               RESIDENTIAL/
                                               COMMERCIAL/    NUMBER
          LOCATION             OWNED/DEEDED    SKI TERRAIN   OF ACRES          PRINCIPAL USES
          --------             ------------    ------------  --------          --------------
Northstar: Big Springs......  Owned            Residential        90    On-mountain housing
Northstar: North Lookout
           Mountain.........  Owned            Ski Terrain     1,300    Expand ski terrain by 65%
Northstar: Sawtooth Ridge...  Owned            Ski Terrain       700    Expand ski terrain by 35%
Northstar: Zoned/
            Undeveloped.....  Owned            Residential/      550    Increases on-mountain
                                               Commercial               housing by 78% (1,100 units)
Mt. Cranmore: Black Cap.....  Deeded:          Ski Terrain       700    Significantly expand and
                              Privately Owned                           vary ski terrain

Bear Mountain......................  Leased:             Ski Terrain           114   Expand ski terrain by 25%
                                     Forest Service
Bear Mountain: Big Bear Lake.......  Owned               Residential             6   56 condominiums
Snoqualmie Pass....................  Owned               Residential            84   On-mountain housing
Grand Targhee......................  Leased:             Ski Terrain           320   Expand ski terrain
                                     Forest Service
Grand Targhee......................  Leased:             Residential/          105   Ski Village which would increase
                                     Forest Service      Commercial                  on-mountain bed base by 615% and
                                                                                     expand commercial facilities

     The Company's strategy with regard to the expansion of skiable terrain at its resorts is based on the evaluation of several key factors, including (i) the anticipated growth of the skier base within the relevant market and the Company's ability to improve its competitive market position in that market, as measured by the potential increase in the number of skier days and revenue per skier on a long-term basis which the Company believes it can capture through expansion and (ii) the return on capital expected to be realized from an expansion project versus alternative projects. Management plans to undertake extensive planning and pre-development steps prior to investing significant capital into any development project. As the Company has done with Northstar's "Big Springs" development project, management intends to undertake a number of these projects with real estate partners who can provide a substantial portion of the construction capital.

     The Company's resorts have traditionally taken a conservative approach toward residential and commercial development and real estate development efforts have taken place primarily at Northstar. Beginning in 1995, the resort developed a new single family home residential community on Mt. Pluto ("Big Springs") consisting of 158 private residential subdivision lots. The total project has been planned in five phases to reduce infrastructure development costs and maximize returns by controlling both the timing and inventory of lots on the market. Northstar sold all of the 44 lots offered in phase one for an average price of approximately $154,000 and has sold 16 of the 35 lots available in phase two for an average price of approximately $152,000. Northstar is selling these lots in advance with the builder or property owner responsible for construction, resulting in little required capital investment by the Company. New homes range in price from approximately $600,000 to $1.2 million. The sale of the remaining lots in phase two requires no significant capital expenditures by the Company, since the infrastructure has already been developed. The sale of the remaining lots in phases three, four and five will require an estimated $3.0 million in capital expenditures to complete infrastructure development. Northstar expects to sell the remaining properties over the next five years. Management believes that the Big Springs development project alone will increase the on-mountain bed base by 5% over the next two years, and should contribute to an increase in paid skier days. Northstar also has opportunities to develop an additional 550 acres of owned real property on Mt. Pluto, which has been zoned for commercial and residential use.

     In addition, Northstar has begun a program to harvest timber through third party contracting. The timber harvesting program, which produced revenues of approximately $693,000 in the ten months ended October 31, 1996, is managed carefully to avoid interference with Northstar's resort operations and prevent any diminution in the quality of the resort's natural environment. The Company also intends to eventually expand Northstar's ski operations to the challenging additional terrain it owns on both North Lookout Mountain and Sawtooth Ridge, which are adjacent to the resort's current operations. Management believes that the skiable acreage at Northstar could more than double with the development of this terrain. The timing and scope of this expansion will depend on market conditions and on an evaluation of the Company's other expansion criteria.

     Mt. Cranmore holds an easement entitling it to develop at least 700 acres of additional ski terrain known as the "Black Cap Mountain area" or "Black Cap." The Black Cap easement was granted in 1951 and allows the Company to expand Mt. Cranmore's existing ski and recreational infrastructure and develop additional trails. The Black Cap property underlying the Company's easement is privately owned and therefore not subject to the same governmental regulations which presently restrict the activities of many New England ski areas that are located on national or state forest land. The Black Cap land available for development by the Company is high-quality, mostly south and southwest-facing ski terrain located in an area that can accommodate alpine and cross country trails, ski lifts, snowmaking and night ski lighting. Expansion would not only significantly increase Mt. Cranmore's skier capacity, but would also enhance the quality and diversity of its skiable terrain. Given the resort's location in the heart of the Mt. Washington region, the dominant tourist destination in New Hampshire, the Company believes that expansion into Black Cap could position Mt. Cranmore as a premier attraction in the White Mountains area and one of the largest and most appealing resorts in New Hampshire.

     Bear Mountain has received final approval from the Forest Service and local governmental authorities of an expansion plan (the "Bear Mountain Expansion Plan") that would, among other things, increase the resort's skiable terrain by 114 acres and increase daily skier capacity by approximately 25%. The approval, however, is subject to numerous mitigation conditions, including a requirement that Bear Mountain acquire and dedicate to the Forest Service two acres of spotted owl habitat and one acre of flying squirrel habitat in exchange for each acre proposed for development. Bear Mountain has also entered into a developer's agreement with the City of Big Bear Lake that generally authorizes, subject to certain conditions, the construction of up to 56 condominium units on property currently owned by Bear Mountain. The Company does not presently have any imminent expansion or development plans for Bear Mountain, and any future expansion or development would depend on a variety of factors, including local market conditions and the resolution of regulatory and Forest Service permitting issues.

     Snoqualmie Pass owns 84 acres of real property at the base of its mountain, which is available for residential development. The developmental real estate at Snoqualmie Pass is currently owned by the Real Estate LLC, an Unrestricted Subsidiary of the Company. The Real Estate LLC has executed a deed of trust with respect to the real property in favor of the holders of the Ski Lifts Preferred Stock to secure the Real Estate LLC's obligation to purchase such preferred stock. See "The Transactions." In the event the Real Estate LLC defaults under its obligation to purchase the Ski Lifts Preferred Stock, the holders thereof could foreclose on the developmental real property and deprive the Company of the benefit thereof.

     The Company, through a study commissioned by Grand Targhee, has identified approximately 320 acres of additional skiable terrain adjacent to the resort which could be developed with Forest Service approval. The study also contains numerous recommendations for the further development of Grand Targhee's infrastructure, including the creation of a European-style village center comprising a variety of tightly-knit structures with central pedestrian streets, plazas, commercial and recreation facilities and amenity spaces which reflect and complement the sloped mountain topography. The village center design includes nine additional or renovated hotel/condotel developments providing 590 additional public accommodation units, which would increase the resort's on-mountain bed base by 615%. The village center would be built on Forest Service land, and the Company has received preliminary approval for the construction of the residential units envisioned by the study, together with the development of an additional 320 acres of skiable terrain, subject to certain conditions. Management believes that the expansion of Grand Targhee's on-mountain bed base will be an important component in addressing the resort's historic underutilization. The Company intends to pursue long-term development opportunities with third parties, although the timing and scope of any such development is still being evaluated.

     The Company has no agreements, arrangements or understandings with respect to financing the development of any of the real estate projects discussed herein. Any future development would be subject to, among other things, the Company's ability to obtain the necessary financing and all necessary permits and approvals. No assurance can be given that the Company will develop successfully any additional properties or, if completed, any such properties will be successful. In addition, there are risks inherent in any expansion project and in the implementation of the Company's development strategy. See "Risk Factors -- Risks of Expansion" and "Risk Factors -- High Level of Indebtedness and Leverage."

MARKETING AND SALES

  Staff

     The Company has a total marketing staff of approximately 36 persons, including a marketing director at each resort who reports to the corporate director of marketing as well as to each resort's general manager. The marketing staff at each resort is responsible for the development of resort-specific marketing plans and also participates in the development of the Company's overall marketing strategy.

  Strategy

     The Company's marketing plans are designed to attract both day skiers and vacationers by emphasizing the Company's diverse facilities and services and proximity to approximately 26% of the total skiers in the United States. The Company intends to position each of its resorts as an attractive alternative to competing regional resorts and to other forms of leisure and entertainment. The primary objectives of the Company's marketing efforts are to (i) increase each of its resorts' relative market share, (ii) expand the number of skiers in each of its markets, (iii) increase skier visitation frequency and (iv) influence the vacation destination choice of its prospective guests.

     The Company's marketing efforts are predicated on knowing its guests and understanding the markets in which it competes. Accordingly, the Company's resorts, typically through professional marketing firms, conduct extensive market research, including on-site guest surveys, off-site focus groups, advertising tests and regional phone surveys. Each of the Company's resorts develops its own resort-specific marketing program based upon its unique qualities and characteristics as well as the demographics of its skier base. Management believes that a major benefit of being a multiple resort operator will be the ability to coordinate resort marketing programs in a manner that makes them more effective. For example, the extension of Vertical Plus to all of the Company's resorts will, in management's view, reinforce the existing marketing programs at each resort and create significant cross-marketing opportunities.

     The Company's resorts offer a variety of terrain for alpine skiing and snowboarding, with most providing a high percentage of intermediate trails and well developed skier development programs, which can accommodate skiers and snowboarders of all skill levels. Northstar markets primarily to the upper income baby boom generation and their families residing in the San Francisco Bay and Sacramento Valley areas as a full service, all season resort for day and vacation guests. In addition, the resort has been successful in attracting vacationing skiers from major Southern California markets largely through the use of targeted marketing programs, including tour packages with major airlines. Management believes that Northstar's diverse year round activities and services have made it attractive to affluent families interested in recreation-centered vacation homes. Real estate development and the resulting increase in on-mountain bed base likewise provide Northstar with significant opportunities for future growth. Sierra has been positioned as Lake Tahoe's economical "value" resort, primarily targeted to families, teenagers and young adults from the Central California Valley. Bear Mountain primarily targets generation "X" skiers and snowboarders as well as value-oriented families from the major Southern California metropolitan areas. Waterville Valley generally focuses on regional and vacationing families from the Southern New Hampshire and Boston metropolitan markets by promoting the resort's diverse year round facilities and New England village atmosphere. Mt. Cranmore targets vacationing families (including non-skiers) from the Boston metropolitan area by emphasizing its proximity to the Mt. Washington 16,000 area bed base and North Conway retail and restaurant district. Snoqualmie Pass' diversity of terrain among its four resorts and significant night skiing programs allow the resort to target multiple demographic groups including families, teenagers and young adults from the Seattle/ Tacoma metropolitan area. Grand Targhee primarily targets destination skiers visiting the Jackson Hole area as well as day skiers and regional overnight skiers from Wyoming, Idaho and Utah.

  Programs

     The Company has developed a number of specific marketing programs to achieve its objectives, including the following:

     - Customer loyalty programs
     - Multimedia advertising
     - Data-based marketing programs
     - Extensive skier development programs
     - Strategic marketing alliances
     - School, group and business affiliations

     Customer loyalty programs. The Company believes that the success of each of its resorts depends, in large part, on its ability to retain and increase the skier visitation frequency of its existing customer base. For example, approximately 82% of Northstar's 1995/96 ski season skier days were attributable to guests who had visited the resort on at least one other occasion. The Company believes a critical component to developing customer loyalty will be the expansion of Vertical Plus, the Company's electronic, frequent skier program. For an annual membership fee of $49, Vertical Plus members receive a special, personalized identification wristband containing a preprogrammed computer microchip which acts as their lift access for the season. In addition to offering daily ticket discounts, the system tracks the amount of vertical feet skied at participating resorts and rewards members with prizes based on the number of vertical feet skied in a season. Other benefits of the program include members-only lift lines, direct lift access, the convenience of being able to make cashless retail transactions and electronic messaging. An additional major benefit provided by this proprietary program is a state-of-the-art data collection system that provides "real-time" information for marketing, operations and capital investment analysis. The program was created in 1992 and currently has approximately 16,000 members, which accounted for approximately 11% of all skier days recorded at Northstar and Sierra during the 1995/96 ski season. Vertical Plus is currently in operation at Northstar, Sierra and Bear Mountain, and will be extended to the Company's other resorts in the near future.

     Multimedia advertising. The Company's marketing efforts include print, broadcast, outdoor, Internet and direct mail advertising, with the particular method tailored for each resort and existing market opportunities. The Company is also very active in a variety of promotional programs designed to attract guests from population centers in and around the Los Angeles, San Diego, San Francisco, Sacramento and Boston metropolitan areas and states with large skier populations such as Texas, Illinois, Florida and New York. For example, the Company's Northstar and Sierra resorts have participated in extensive cooperative marketing with other Lake Tahoe resorts to promote the region as a premier vacation destination.

     Data-based marketing programs. Primarily through the information obtained from Vertical Plus and extensive market surveys and other market research, the Company maintains a database containing detailed information on its existing customers. Currently, the database contains information on the Company's California Resorts, but is currently being updated with customer information from the Company's other resorts. Management believes that database marketing is an effective and efficient method to identify, target and maintain an on-going relationship with the Company's best customers. For example, the Company has been successful in the use of targeted direct mailings, which are designed to match customer preferences with special ski package offers to build peak and off-peak volume. Management believes that these types of relationship-based marketing programs build guest loyalty and play an important role in solidifying a resort's existing customer base.

     Extensive skier development programs. The Company's resorts operate a variety of skier development programs designed to improve the skills of children and beginners, as well as more advanced skiers and snowboarders. Management believes that these development programs increase skier days at the Company's resorts by expanding the total market of skiers and making skiing more enjoyable. Northstar, Sierra and Waterville Valley operate ski schools that are consistently rated among the best in their respective regions. In addition, several of the Company's resorts have introduced a development program, Vertical Improvement, geared toward intermediate and advanced skiers, which offers free specialized instruction and daily training. Northstar has also been an industry leader in developing interesting terrain features and trails designed to

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

improve the skill levels of its guests. For example, the resort recently developed four "terrain feature" ski trails geared toward its intermediate and advanced-level guests. The Company intends to expand its highly successful skiing and snowboarding instruction programs developed at Northstar and Sierra to all of its resorts over the next two ski seasons.

     Strategic marketing alliances. The Company is a national ski resort operator with more than 1.8 million skier days recorded during the 1995/96 ski season. At least one of the Company's resorts is within driving distance of four of the five largest consumer markets in the United States. These factors, together with the attractive demographics of the Company's skier base, position the Company to further develop resort marketing programs with major corporate sponsors. Sponsorship opportunities include potential relationships with automobile manufacturers, soft drink companies, and ski and snowboard equipment manufacturers. Currently, Northstar and Sierra have a relationship with a major automobile manufacturer that involves over $1 million worth of television exposure, free use of vehicles for Company purposes and a vehicle give-away promotion for resort guests. Management believes that the media exposure generated by this partnership is important in building market share and the image of the resorts, and that current joint marketing programs can be greatly expanded.

     School, group and business affiliations. The Company is dedicated to developing special programs designed to attract school, business and other groups. By introducing skiing and snowboarding to a wider audience, these programs broaden the Company's customer base and have proven to be a particularly effective way to build name recognition and brand loyalty. Ski groups have also emerged as the fastest and most profitable way of increasing business during non-peak periods. Marketing personnel at each resort provide year-round assistance to group leaders in organizing and developing events. Business affiliations are developed and maintained through corporate tickets programs, whereby participating businesses are given an opportunity to provide their employees with incentive-based pricing.

COMPETITION

     The general unavailability of new mountains, regulatory requirements and the high costs and expertise required to build and operate resorts present significant barriers to entry in the ski industry. The last major new ski resort to open in the United States was in 1989, and in the past 15 years, management believes at least 85 proposed resorts have been stalled or abandoned due to environmental issues and the high costs of entering into the capital intensive ski industry. The domestic ski industry is currently composed of 519 resorts and is highly competitive. The Company's competitive position in the markets in which it competes is dependent upon many diverse factors, including proximity to population centers, pricing, snowmaking capabilities, type and quality of skiing offered, prevailing weather conditions, quality and price of complementary services. The Company's Lake Tahoe resorts, Northstar and Sierra, face strong competition from Lake Tahoe's seven other major ski resorts. Northstar's primary competition in the Northwestern Lake Tahoe area is from Squaw Valley and Alpine Meadows. Northstar also competes with major ski and non-ski destination resorts throughout North America. Sierra primarily competes in the Southern Lake Tahoe area with Heavenly Valley and Kirkwood. The Company's other California Resort, Bear Mountain, competes primarily with Snow Summit and Mammoth.

     The Company's New England resorts, Waterville Valley and Mt. Cranmore, compete in the highly competitive Northeast ski market, which consists of Maine, New Hampshire, Vermont, Massachusetts, Connecticut and New York. Within the Northeast region, skiers can choose from over 50 major resorts and ski areas, most of which are located in the mountainous areas of New England and eastern New York. Waterville's primary regional competitors include Loon Mountain, Bretton Woods, Attitash/Bear Peak and Gunstock. Mt. Cranmore's primary regional competitors are the Attitash/Bear Peak ski resort and Gunstock.

     Snoqualmie Pass competes primarily with five local ski areas, including Crystal Mountain, Stevens Pass, White Pass, Mission Ridge and Mt. Baker. Additional competition comes from the regional destination resorts at Mt. Bachelor, Mt. Hood Meadows, Sun Valley and Whistler/Blackcomb, as well as other day and weekend ski facilities in Washington, Oregon and British Columbia.

     Grand Targhee competes for day and regional overnight skiers in the northern Rocky Mountain region as well as national destination skiers traveling to the greater Jackson, Wyoming area. Jackson Hole Ski Resort is the resort's largest single competitor. Grand Targhee has participated in joint marketing programs with Jackson Hole to promote the Jackson area and many visitors to the region ski at both resorts. Grand Targhee also competes for day and regional overnight skiers with Sun Valley and resorts in Utah.

     On a regional basis, at least one of the Company's resorts is readily accessible to four of the five largest ski markets in the United States. Management estimates that approximately 80% of the skiers visiting the Company's Lake Tahoe resorts are from the San Francisco, Sacramento Valley and Central Valley metropolitan areas, while approximately 94% of Bear Mountain's skiers are from the Los Angeles and San Diego metropolitan areas. Waterville Valley and Mt. Cranmore are estimated to attract more than 78% and 76%, respectively, of their guests from the Boston metropolitan area and southern New Hampshire. Snoqualmie Pass attracts approximately 95% of its skier guests from the Seattle/Tacoma region. Grand Targhee primarily attracts day and regional overnight skiers from the northern Rocky Mountain region and destination skiers visiting the region.

REGULATION AND LEGISLATION

     The Company's operations are dependent upon its ownership or control over the real estate constituting each resort. The real property presently used at the Northstar and Mt. Cranmore resorts is owned by the Company. The Company has the right to use a substantial portion of the real property associated with the Bear Mountain, Sierra, Snoqualmie Pass, Grand Targhee and Waterville Valley resorts under the terms of special use permits issued by the Forest Service. The special use permits for the Bear Mountain, Sierra, and Waterville Valley resorts were reissued at the time of the Company's acquisition of such resorts, with the Bear Mountain permit expiring in 2020, the Sierra permit expiring in 2008 and the Waterville Valley permit expiring in 2034. As a result of the acquisitions of Snoqualmie Pass and Grand Targhee, the Company will be similarly required to obtain reissuance of the permits for these resorts from the Forest Service. The Company is currently seeking such reissuance and is unaware of any reason that it will be unable to obtain reissuance of these permits in a timely manner on satisfactory terms, as it did at Bear Mountain, Sierra, and Waterville Valley, although no assurance can be given in this regard. The failure of the Company to obtain the reissuance of the Snoqualmie Pass or Grand Targhee permits, or the termination or revocation of any of its other Forest Service permits, could result in a default under the Senior Credit Facility and/or the inability of the Company to borrow thereunder. Assuming that the Snoqualmie Pass and Grand Targhee permits are reissued, they will expire in 2032 and 2034, respectively.

     The Forest Service has the right to approve the location, design and construction of improvements in the permit area and many operational matters. Under the permits, the Company is required to pay fees to the Forest Service. Under recently enacted legislation, retroactively effective to the 1995/96 ski season, the fees range from 1.5% to approximately 4.0% of certain revenues, with the rate generally rising with increased revenues. However, through fiscal 1998, the Company is required to pay the greater of (i) the fees due under the new legislation and (ii) the fees actually paid for the 1994/95 ski season, unless gross revenue in a ski season falls more than 10% below that of the 1994/95 ski season, in which case the fees due are calculated solely under the new legislation. The calculation of gross revenues includes, among other things, lift tickets, ski school lessons, food and beverages, rental equipment and retail merchandise revenues. Total fees paid to the Forest Service by the Company's resorts during their last completed fiscal years were approximately $810,000. The new legislation is not expected to have a material effect on fees payable in future periods.

     The Company believes that its relations with the Forest Service are good, and, to the best of its knowledge, no special use permit for any major ski resort has ever been terminated by the Forest Service. Prior to permit termination, the USFS would be required to notify the Company of the grounds for such action and to provide it with reasonable time to correct any curable non-compliance.

LEGAL PROCEEDINGS

     Each of the Company's resorts has pending and is regularly subject to litigation with respect to personal injury claims relating principally to skiing activities at its resorts. The Company and each of its resorts maintain extensive liability insurance that the Company considers adequate to insure claims related to usual

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

and customary risks associated with the operation of ski resorts. The Company does not believe that it or any of its resorts are involved in any litigation that will, individually or in the aggregate, have a material adverse effect on its financial condition or future results of operations.

EMPLOYEES

     As of March 31, 1997, the Company employed a full-time corporate staff of 10 persons. In addition, the Company's resorts employ an aggregate of approximately 520 full-time and 3,500 seasonal employees. None of the employees of the Company or its resorts is represented by a labor union, and the Company considers its employee relations to be good.

REGULATORY MATTERS

     The Company's resorts are subject to a wide variety of federal, state and local laws and regulations relating to land use, water resources, discharge, storage, treatment and disposal of various materials and other environmental matters. Management believes that the Company's resorts are presently in compliance with all land use and environmental laws, except where non-compliance is not expected to result in a material adverse effect on its financial condition. The Company also believes that the cost of complying with known requirements, as well as anticipated investigation and remediation activities, will not have a material adverse effect on its financial condition or future results of operations. However, failure to comply with such laws could result in the imposition of severe penalties and other costs or restrictions on operations by government agencies or courts that could adversely affect operations.

     The Company has not received any notice of material non-compliance with permits, licenses or approvals necessary for the operation of its properties or of any material liability under any environmental law or regulation. However, at Grand Targhee, the Wyoming Department of Environmental Quality (the "DEQ") has issued a Notice of Violation of state water pollution requirements based on alleged discharge from a wastewater lagoon without a permit. The Company expects to enter into an amended consent order with the DEQ requiring construction and operation of a new wastewater facility by November 1998 at a cost ranging from approximately $750,000 to $1.0 million. Penalties for the alleged noncompliance have not been sought by the DEQ or by any other governmental authority or person, although such action could be pursued.

     Pursuant to the air emissions reduction program currently in effect in the area regulated by the South Coast Air Quality Management District (the "SCAQMD"), where Bear Mountain is located, Bear Mountain will be required to "bank" emission credits from other facilities which have already implemented NO(x) emission reductions. The Company may purchase "banked" emission credits in a one-time transaction at the current market rate of approximately $681,000 or over time up to the year 2010 at prevailing market rates.

     The Company believes it has all permits, licenses and approvals from governmental authorities material to the operation of the resorts as currently configured. As a result of the Acquisitions, the Company has been required, and will in the future be required, to obtain certain governmental approvals with respect to the transfer of certain licenses and permits, including licenses to sell alcoholic beverages at certain of its resorts. The Company will continue to seek such approvals and is unaware of any reason that it will be unable to obtain such approvals in a timely manner on satisfactory terms, although no assurances can be given in this regard.

     The operations at the resorts require permits and approvals from certain federal, state and local authorities. In addition, the Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses or contractual arrangements, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have a detrimental effect on the Company, or that material permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Major expansions of any one or more resorts could require, among other things, the filing of an environmental impact statement or other documentation with the Forest Service and state or local governments under the NEPA and certain state or local counterparts if it is determined that the expansion may have a significant impact upon the environment. Although the Company has no reason to believe that it will not be successful in implementing its operations and development plans, no assurance can be given that necessary permits and approvals will be obtained.

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

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth information with respect to the directors, executive officers and other key employees of the Company.

                                                                                        YEARS IN
NAME                                     AGE                  POSITION                  INDUSTRY
----                                     ---                  --------                  --------
George N. Gillett, Jr..................  58    Chairman of the Board of Directors;
                                               Chief Executive Officer; Director           13
Jeffrey J. Joyce.......................  35    Executive Vice President, Finance            8
Nanci N. Northway......................  42    Vice President, Treasurer, Chief
                                               Financial Officer and Secretary             20
Julianne Maurer........................  40    Corporate Director of Marketing             13
Timothy Silva..........................  45    General Manager -- Northstar                23
John A. Rice...........................  41    General Manager -- Sierra                   16
Catherine M. Thero.....................  34    General Manager -- Bear Mountain            10
Timothy M. Harris......................  32    General Manager -- Mt. Cranmore              8
Chris Thompson.........................  49    General Manager -- Snoqualmie Pass          33
Larry H. Williamson....................  55    General Manager -- Grand Targhee            21

     George N. Gillett, Jr. Mr. Gillett has been the Chairman of the Board of Directors of the Company since its formation in October 1996 and Chief Executive Officer since February 1997. Mr. Gillett served as Chairman from 1977 until September 1996 of Gillett Holdings, Inc. (which was renamed Vail Resorts, Inc. in 1996). Gillett Holdings, Inc. owned Packerland Packing Company, Inc. until its sale in 1994, the Vail ski resort since its acquisition in 1985 and various media properties, including a controlling interest in SCI Television, Inc. from 1987 until 1993. Since August 1994 he has served as Chairman of Packerland Packing Company, Inc., a meatpacking company based in Green Bay, Wisconsin. From October 1987 until May 1993, Mr. Gillett served as Chairman and Chief Executive Officer of SCI Television, Inc. and from May 1993 until May 1996 as President of New World Television, Inc. (renamed from SCI Television Inc. in 1993). Mr. Gillett filed a petition of voluntary bankruptcy under Chapter 7 of the United States Bankruptcy Code on August 13, 1992 and was discharged from bankruptcy on July 27, 1993. In addition, certain entities for which Mr. Gillett has served as an executive officer or director, including Gillett Holdings, Inc., SCI Television, Inc. and their respective subsidiaries, filed bankruptcy petitions, or had bankruptcy petitions filed against them, in 1991 and 1993 under Chapter 11 of the United States Bankruptcy Code. All of these entities have since been discharged from bankruptcy.

     Jeffrey J. Joyce. Mr. Joyce has held the position of Executive Vice President, Finance of the Company since October 1996. He also has served since August 1994 as a Vice President of Packerland Packing Company, Inc., which is indirectly controlled by George N. Gillett, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company. From July 1988 until July 1993, Mr. Joyce was employed by Gillett Holdings, Inc., an affiliate of George
N. Gillett, Jr., in various financial management positions.

     Nanci N. Northway. Ms. Northway has held the positions of Vice President, Treasurer, Chief Financial Officer and Secretary of the Company since December 1996. Prior to this time, she served as Assistant Controller and Treasurer of Trimont Land Company, Sierra-at-Tahoe, Inc. and Bear Mountain, Inc. from May 1983, July 1993 and October 1995, respectively, until the consummation of the Acquisitions in December 1996.

     Julianne Maurer. Ms. Maurer has held the position of Corporate Director of Marketing of the Company since December 1996. Prior to this time she served as Director of Marketing of the Fibreboard Resort Group since November 1982.

     Timothy Silva. Mr. Silva has been the General Manager of Northstar since January 1995. Prior to this time, he served as Director of Operations of Trimont Land Company, the owner and operator of Northstar, since February 1992.

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

     John A. Rice. Mr. Rice has been the General Manager of Sierra since July 1993. Prior to this time, he served as Vice President of Administration of Bear Mountain, Ltd. (the predecessor of Bear Mountain, Inc.) since July 1988.

     Catherine M. Thero. Ms. Thero has been the General Manager of Bear Mountain, since March 1996. Prior to this time, she served as a Senior Associate of Sno.engineering, Inc. since May 1995. From June 1989 until May 1995, Ms. Thero was the President of Resort Consulting Group. From May 1992 until January 1994, Ms. Thero was the Director of Projects at the Sunday River Ski Resort in Maine.

     Timothy M. Harris. Mr. Harris has been the General Manager of Mount Cranmore since July 1995. From October 1994 to July 1995, Mr. Harris served as Skier Services Manager, and from November 1987 to October 1994, he served Guest Services Manager, at Sugarbush Resort.

     Chris Thompson. Mr. Thompson became the General Manager of Snoqualmie Pass upon consummation of the Snoqualmie Acquisition. He has also served as Chief Operating Officer and Vice President of Ski Lifts, Inc., the owner and operator of Snoqualmie Pass, since 1994 and 1992, respectively. From 1987 to 1992, he served as General Manager of the Alpental ski resort at Snoqualmie Pass.

     Larry H. Williamson. Mr. Williamson became the General Manager of Grand Targhee upon consummation of the Grand Targhee Acquisition. Mr. Williamson has held the position of General Manager of Grand Targhee Incorporated, the owner and operator of Grand Targhee, since March 1996. Prior to this time, he served as Director of Mountain Operations of Grand Targhee since 1989.

EMPLOYMENT AND OTHER AGREEMENTS

     The Company is a party to an agreement with Nanci N. Northway, Vice President, Treasurer, Chief Financial Officer and Secretary of the Company, pursuant to which Ms. Northway is entitled to a one-time payment of $100,000 within 90 days following an initial public offering of the Company's common stock or a change in control of the Company, in each case occurring while Ms. Northway is an employee of the Company.

DIRECTORS

     All directors of Booth Creek and Parent hold office until the respective annual meeting of stockholders next following their election, or until their successors are elected and qualified. George N. Gillett, Jr. is the sole director of Booth Creek. Pursuant to the Stockholders Agreement, John Hancock has nominated Dean C. Kehler and Gregg L. Engles to serve on Parent's Board of Directors and the Gillett Family Partnership has nominated George N. Gillett, Jr. to serve as Chairman of the Board of Directors of Parent and Jeffrey J. Joyce to serve as a director. One additional nomination to Parent's Board of Directors remains to be made by the Gillett Family Partnership. See "Certain Transactions -- Stockholders Agreement." No directors of Booth Creek or Parent receives compensation for acting in such capacity.

     Since August 1995, Mr. Kehler has been a Managing Director of the Initial Purchaser, an affiliate of Canadian Imperial Bank of Commerce and the CIBC Merchant Fund, and has investment responsibilities with respect to the CIBC Merchant Fund. From February 1990 to August 1995, Mr. Kehler was a Managing Director of Argosy Group, L.P., an investment banking firm. Mr. Engles has served as the Chairman of the Board and Chief Executive Officer of Suiza Foods Corporation since October 1994. He has also served as the Chairman of the Board and Chief Executive Officer of Reddy Ice Corporation since May 1988, Chairman of the Board of Suiza Holdings, L.P. since December 1993, and Chairman of the Board of Velda Farms since April 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's compensation policies are determined and executive officer compensation decisions are made by the Board of Directors. Mr. George N. Gillett, Jr. has been the sole director of the Company since its formation in October 1996.

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

                              CERTAIN TRANSACTIONS

THE FINANCING TRANSACTIONS

     Since its formation in October 1996, the Company has engaged in a series of related transactions for the purpose of raising capital to finance the Acquisitions. As part of these transactions, (i) in November and December 1996 Booth Creek Partners Limited II, L.L.L.P. (the "Gillett Family Partnership") contributed an aggregate of $7.5 million to Parent in exchange for 3,630 shares of Class A Common Stock of Parent; (ii) on November 27, 1996, Parent entered into a Securities Purchase Agreement (the "Hancock Securities Purchase Agreement") with John Hancock Mutual Life Insurance Company ("John Hancock") pursuant to which John Hancock purchased for an aggregate consideration of $42.5 million (a) 2,558 shares of Parent's Class B Common Stock (the "Hancock Purchased Common Shares"), (b) warrants (the "Hancock Warrants") to purchase an additional 2,500 shares of Parent's Class B Common Stock (the "Hancock Underlying Shares") and (c) $35.0 million aggregate principal amount of Parent's notes, including the Hancock Option Notes (the "Hancock Parent Financing Debt");
(iii) on November 27, 1996, Parent entered into a Securities Purchase Agreement (the "CIBC Merchant Fund Securities Purchase Agreement" and, together with the Hancock Securities Purchase Agreement, the "Securities Purchase Agreements") with the CIBC Merchant Fund pursuant to which the CIBC Merchant Fund purchased for an aggregate consideration of $6.5 million (a) 512 shares of Parent's Class B Common Stock (the "CIBC Merchant Fund Purchased Common Shares" and, together with the Hancock Purchased Common Shares, the "Purchased Common Shares"), (b) warrants (the "CIBC Merchant Fund Warrants" and, together with the Hancock Warrants, the "Warrants") to purchase an additional 400 shares of Parent's Class B Common Stock (the "CIBC Merchant Fund Underlying Shares" and, together with the Hancock Underlying Shares, the "Underlying Shares") and (c) $5.0 million aggregate principal amount of Parent's notes (the "CIBC Merchant Fund Parent Financing Debt"); and (iv) in December 1996, using the proceeds of the foregoing, Parent made an equity contribution of $40.0 million and a loan of $10.0 million to the Company, which was used to consummate the Acquisitions (the foregoing transactions are collectively referred to herein as the "Financing Transactions"). The loan from Parent to the Company had terms identical to the Hancock Option Notes and was repaid in connection with the consummation of the Initial Offering.

     In connection with the consummation of the Initial Offering, the Hancock Option Notes were exchanged for notes of the Company with substantially identical terms and repaid with a portion of the proceeds of the Initial Offering. The remaining portion of the Hancock Parent Financing Debt and the CIBC Merchant Fund Parent Financing Debt (collectively, the "Parent Financing Debt") matures on November 27, 2008 and bears interest at 12% per annum, if paid in cash, or 14% per annum, if paid in kind, payable semi-annually on each May 27 and November 27 commencing on May 27, 1997.

     The Securities Purchase Agreements, which govern the Parent Financing Debt, contain financial covenants relating to the maintenance of ratios of (a) consolidated total debt to consolidated cash flow, (b) consolidated cash flow to consolidated fixed charges and (c) consolidated cash flow to consolidated interest charges. The Securities Purchase Agreements also contain restrictive covenants pertaining to the management and operation of Parent and its subsidiaries, including the Company. The covenants include, among others, significant limitations on discounts or sales of receivables, funded debt and current debt, dividends and other stock payments, redemption, retirement, purchase or acquisition of equity interests in Parent and its subsidiaries, transactions with affiliates, investments, liens, issuances of stock, asset sales, acquisitions, mergers, fundamental corporate changes, tax consolidation, modifications of certain documents and leases. The Securities Purchase Agreements further required that all of the issued and outstanding common stock of Booth Creek be pledged upon consummation of the Initial Offering to secure the Parent Financing Debt and provide that Parent shall cause Booth Creek to pay cash dividends to Parent in the maximum amount permitted by law, subject to restrictions contained in the Company's debt agreements, in order to satisfy Parent's interest payment obligations under the Parent Financing Debt.

     The Securities Purchase Agreements provide for events of default customary in agreements of this type, including: (i) failure to make payments when due;
(ii) breach of covenants; (iii) bankruptcy defaults; (iv) breach of representations or warranties in any material respect when made; (v) default by Parent or any

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

of its subsidiaries under any agreement relating to debt for borrowed money in excess of $1.0 million in the aggregate; (vi) final judgments for the payment of money against Parent or any of its subsidiaries in excess of $1.0 million in the aggregate; (vii) ERISA defaults; (viii) any operative document ceasing to be in full force and effect; (ix) any enforcement of liens against Parent or any of its subsidiaries; and (x) a change of control of Parent. The Securities Purchase Agreements contain financial and operating covenants, events of default and other provisions customary for agreements of this type.

     The Warrants are exercisable, subject to certain conditions, at a per share price of $0.01 (as adjusted by certain anti-dilution provisions) at any time prior to November 27, 2008, on which date all unexercised Warrants will be deemed automatically exercised. The Securities Purchase Agreements provide that the holders of at least two-thirds of the Purchased Common Shares and the Underlying Shares will each be entitled to require Parent to register their shares under the Securities Act for resale to the public. The holders of Registrable Shares (as defined in the Securities Purchase Agreements) are also entitled to certain piggyback and other registration rights, subject in all cases to certain qualifications.

STOCKHOLDERS AGREEMENT

     In connection with the consummation of the Financing Transactions, Parent, the Gillett Family Partnership, John Hancock and the CIBC Merchant Fund entered into a Stockholders Agreement dated November 27, 1996 (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, the Board of Directors of Parent shall consist of five directors, three of whom shall be designated by the Gillett Family Partnership and two of whom (the "Unaffiliated Directors") shall be designated by John Hancock. No transaction between Parent or any of its subsidiaries, including the Company, and George N. Gillett, Jr. or any of his affiliates may be approved by the Board of Directors of Parent unless such transaction is approved by all of the Unaffiliated Directors. Moreover, without the consent of John Hancock and the CIBC Merchant Fund (or their respective transferees) (collectively, the "Institutional Investors"), neither Parent nor any subsidiary of Parent, including the Company, may issue any equity securities except, in the case of Parent, for certain enumerated permitted issuances and, in the case of any subsidiary of Parent, issuances to Parent or to any wholly-owned subsidiary of Parent. With respect to issuance of equity securities of Parent requiring the approval of the Institutional Investors, the Institutional Investors also are entitled to certain preemptive rights. In addition, the Stockholders Agreement provides that neither Parent nor any of its subsidiaries, including the Company, may acquire any assets or business from any other person (other than inventory and equipment in the ordinary course of business) without the consent of the Required Institutional Investors (as defined in the Stockholders Agreement).

     The Stockholders Agreement further provides that, subject to certain exceptions, the Gillett Family Partnership may not sell, assign, gift, pledge or otherwise transfer any equity securities of Parent beneficially owned by it (other than to an affiliate of the Gillett Family Partnership that becomes a party to the Stockholders Agreement) prior to November 27, 1999. In the event that at any time after such date, the Gillett Family Partnership shall not hold a majority of the outstanding Class A Common Stock of Parent as a result of the conversion of shares of Class B Common Stock into Class A Common Stock, the Stockholders Agreement requires that Parent grant to the Gillett Family Partnership registration rights with respect to its equity securities which are in all material respects the same as those provided to the Institutional Investors under the Securities Purchase Agreements.

     In addition to the foregoing, the Stockholders Agreement gives each party thereto certain co-sale rights and rights of first offer upon the sale or other transfer of any equity securities of Parent by any other party, and requires that, as a condition to the issuance or transfer of any equity securities of Parent to any third party (other than a person who acquires such securities pursuant to an effective registration statement under the Securities Act) that such person become a party to the Stockholders Agreement and agree to be bound by all the terms and conditions thereof.

     The provisions of the Stockholders Agreement relating to the composition of the Board of Directors of Parent terminate following any transfer or transfers of equity securities of Parent by the Gillett Family Partnership, John Hancock and the CIBC Merchant Fund (other than a transfer by any of them to any of their respective affiliates) if after giving effect to any such transfer or transfers the Gillett Family Partnership, John Hancock and the CIBC Merchant Fund have transferred in the aggregate 20% or more of the equity securities of Parent, as calculated in the Stockholders Agreement. The Stockholders Agreement shall terminate, and be of no force or effect, upon the consummation of a Qualified Public Offering (as defined in the Stockholders Agreement).

     Pursuant to the Stockholders Agreement, John Hancock has nominated Dean C. Kehler and Gregg L. Engles to serve on Parent's Board of Directors. The Gillett Family Partnership has nominated George N. Gillett, Jr. to serve as Chairman of the Board of Directors of Parent and Jeffrey J. Joyce to serve as a director. One additional nomination to Parent's Board of Directors remains to be made by the Gillett Family Partnership. George N. Gillett, Jr., Chairman and Chief Executive Officer of the Company, is the managing general partner of the Gillett Family Partnership. See "Management -- Directors."

THE INITIAL OFFERING

     CIBC Wood Gundy Securities Corp. was the Initial Purchaser in the Initial Offering and received compensation in such capacity. CIBC Wood Gundy Securities Corp. is an affiliate of CIBC, which was the lender under the Bridge Notes, and is an affiliate of the CIBC Merchant Fund, which owns 512 shares, and Warrants to acquire an additional 400 shares, of Class B Common Stock of Parent and $5.0 million aggregate principal amount of notes issued by Parent.

MANAGEMENT AGREEMENT WITH BOOTH CREEK, INC.

     Booth Creek, Inc. (the "Management Company") provides management services to the Company, the Parent and the Company's subsidiaries pursuant to the Management Agreement dated November 27, 1996 (the "Management Agreement") between the Company and the Management Company. The Management Company provides the Company, the Parent and the Company's subsidiaries with financial advice with respect to, among other matters, cash management, accounting and data processing systems and procedures, budgeting, equipment purchases, business forecasts, treasury functions and investor relations. The Management Company also provides general supervision and management advice concerning tax, legal and corporate finance matters, administration and operation, personnel matters, business insurance and the employment of consultants, contractors and agents. Under the terms of the Management Agreement, the Company provides customary indemnification, reimburses certain costs and pays the Management Company an annual management fee of $350,000 plus an operating bonus, not to exceed $400,000, equal to 2.5% of the excess of Consolidated EBITDA (as defined in the Securities Purchase Agreements) for such year over $25 million. The obligation of the Company to make payments under the Management Agreement is subject to the provisions of the Securities Purchase Agreements.

     Since the formation of the Company, the Management Company and certain of its affiliates have made advances and deposits, and have incurred fees and expenses, in connection with certain of the Acquisitions for which they were later reimbursed by the Company pursuant to the Management Agreement. Reimbursement amounts did not include any payment of interest.

     The Management Agreement will terminate automatically upon consummation of a sale of all or substantially all of the assets or stock of the Parent and its subsidiaries on a consolidated basis, and may be terminated earlier for certain cause by either the Company or the Management Company. George N. Gillett, Jr., Chairman and Chief Executive Officer of the Company is the sole shareholder, sole director and the Chief Executive Officer of the Management Company.

                             OWNERSHIP AND CONTROL

     The Company is a wholly-owned subsidiary of Booth Creek Ski Group, Inc., a Delaware corporation ("Parent"). The following table sets forth information concerning the beneficial ownership of Parent's Common Stock (including Class A Common Stock and Class B Common Stock) as of May 31, 1997 by (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of Parent, (ii) by each director and executive officer of the Company and
(iii) all directors and executive officers of the Company as a group. Each share of Parent's Class B Common Stock is non-voting (except with respect to certain amendments to the certificate of incorporation and bylaws of Parent and as otherwise required by the General Corporation Law of the State of Delaware) and is convertible into one share of voting Class A Common Stock of Parent at any time, subject to applicable regulatory approvals. All shares are owned with sole voting and investment power, unless otherwise indicated.

                                                             PARENT'S CLASS A         PARENT'S CLASS B
                                                               COMMON STOCK             COMMON STOCK
                                                            BENEFICIALLY OWNED       BENEFICIALLY OWNED
                                                            -------------------      ------------------
BENEFICIAL OWNER                                             SHARES         %        SHARES         %
----------------                                            --------      -----      -------       ----
Booth Creek Partners Limited II, L.L.L.P..................    3,630         100%
  6755 Granite Creek Road
  Teton Village, Wyoming 83025
John Hancock Mutual Life Insurance Company................    5,058(1)       58%      5,058(1)       85%
  John Hancock Place
  200 Clarendon Street
  Boston, Massachusetts 02117
CIBC WG Argosy Merchant Fund 2, L.L.C.....................      912(2)       20%        912(2)       15%
  425 Lexington Avenue, 3rd Floor
  New York, New York 10017
George N. Gillett, Jr.....................................    3,630(3)      100%
  Chairman of the Board of the Company
Rose Gillett..............................................    3,630(3)      100%
  6755 Granite Creek Road
  Teton Village, Wyoming 83025
Jeffrey J. Joyce..........................................    544.5(4)       15%
  Executive Vice President, Finance of the Company
Total Executive Officers and Directors as a Group.........    3,630(5)      100%

---------------

(1) Comprised of 2,558 shares of Class B Common Stock of Parent and Warrants to purchase 2,500 shares of Class B Common Stock of Parent. Each share of Parent's Class B Common Stock is convertible into one share of Class A Common Stock of Parent at any time, subject to applicable regulatory approvals. Each Warrant may be exercised for one share of Parent's Class B Common Stock at an exercise price of $.01 per share.
(2) Comprised of 512 shares of Class B Common Stock of Parent and Warrants to purchase 400 shares of Class B Common Stock of Parent. Each share of Parent's Class B Common Stock is convertible into one share of Class A Common Stock of Parent at any time, subject to applicable regulatory approvals. Each Warrant may be exercised for one share of Parent's Class B Common Stock at an exercise price of $.01 per share.
(3) Booth Creek Partners Limited II, L.L.L.P. owns directly 3,630 shares of Class A Common Stock of Parent. George N. Gillett, Jr. is the managing general partner and Rose Gillett is a co-general partner of Booth Creek Partners Limited II, L.L.L.P. and each may be deemed to possess shared voting and/or investment power with respect to the interests held therein. Accordingly, the beneficial ownership of such interests may be attributed to George N. Gillett, Jr. and Rose Gillett. Rose Gillett is the wife of George N. Gillett, Jr.
(4) Represents shares of Class A Common Stock of Parent that Mr. Joyce has an option to purchase from Booth Creek Partners Limited II, L.L.L.P. (the "Option") pursuant to that certain Option Letter

     Agreement dated December 3, 1996. The Option is exercisable, in whole or in part, at any time on or prior to December 1, 2006 at an initial exercise price equal to $2,066.12 per share, which exercise price shall increase by $55.10 on December 1, 1997 and on each December 1 thereafter. The shares subject to the Option and the per share exercise price are subject to adjustment under certain circumstances, and the obligation of Booth Creek Partners Limited II, L.L.L.P. to sell shares of Class A Common Stock of Parent upon exercise of the Option is subject to compliance with applicable securities laws.
(5) Represents 3,630 shares of Class A Common Stock of Parent owned by Booth Creek Partners Limited II, L.L.L.P., of which George N. Gillett, Jr. may be deemed to be the beneficial owner. Jeffrey J. Joyce may be deemed to be the beneficial owner of 544.5 of such shares pursuant to the Option described in note (4) above.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

     The following is a summary of the material provisions of the Amended and Restated Credit Agreement dated as of March 18, 1997 (the "Senior Credit Facility"), among the Company, its subsidiaries, the financial institutions party thereto and The First National Bank of Boston, as administrative agent ("Agent"). The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Senior Credit Facility, including all of the definitions therein of terms not defined in this Prospectus.

     General. The Senior Credit Facility provides for borrowing availability of up to $12.0 million during the period from each July 15 through each January 31 during the term of such facility and $6.0 million during the remainder of each year. In addition, the Company is required to repay all borrowings under the Senior Credit Facility on or before March 1 of each year and have no outstanding indebtedness thereunder during the two months thereafter. From and after July 15, 1998, borrowing availability under the Senior Credit Facility increases to $20.0 million upon the Company achieving a certain level of adjusted consolidated cash flow to total debt service for any trailing four quarter period ending on or after April 30, 1998. The Senior Credit Facility requires the Company to escrow $5,820,000 on or prior to August 1, 1997 to fund the first payment of interest payable on the Notes after the Issue Date. Pursuant to the terms of the Senior Credit Facility, the Company may not borrow in excess of $1,430,000 thereunder to fund such interest payment. The Company expects to fund such interest payment from available cash on hand (including any remaining proceeds from the Initial Offering) and borrowings under the Senior Credit Facility. Borrowings under the Senior Credit Facility are collectively referred to herein as the "Loans." See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Interest. For purposes of calculating interest, the Loans can be, at the election of the Company, Base Rate Loans or LIBOR Rate Loans or a combination thereof. Base Rate Loans will bear interest at the sum of (a) a margin of between 0% and .50%, depending on the level of consolidated EBITDA of the Company and its subsidiaries (as determined pursuant to the Senior Credit Facility), plus (b) the higher of (i) The First National Bank of Boston's base rate or (ii) the federal funds rate plus .50%. LIBOR Rate Loans will bear interest at the LIBOR Rate plus a margin of between 2.0% and 3.0%, depending on the level of consolidated EBITDA.

     Repayment. Subject to the provisions of the Senior Credit Facility, the Company may, from time to time, borrow, repay and reborrow under the Senior Credit Facility. The entire unpaid balance under the Senior Credit Facility is payable on the second anniversary of the closing date of the Senior Credit Facility.

     Security. Borrowings under the Senior Credit Facility are secured by (i) a pledge to the Agent for the ratable benefit of the financial institutions party to the Senior Credit Facility of all of the capital stock of the Company's principal subsidiaries and (ii) a grant of a security interest in substantially all of the consolidated assets of the Company and its Restricted Subsidiaries.

     Covenants. The Senior Credit Facility contains financial covenants relating to the maintenance of (i) ratios of (a) financing debt to consolidated cash flow, (b) adjusted consolidated cash flow to total debt service and (c) consolidated cash flow to consolidated interest expense, (ii) consolidated net worth and (iii) consolidated cash flow. The Senior Credit Facility also contains restrictive covenants pertaining to the management and operation of the Company and its subsidiaries. The covenants include, among others, significant limitations on indebtedness, guarantees, mergers, acquisitions, fundamental corporate changes, capital expenditures, asset sales, leases, investments, loans and advances, liens, dividends and other stock payments, transactions with affiliates, optional payments and modification of debt instruments and issuances of stock.

     Events of Default. The Senior Credit Facility provides for events of default customary in facilities of this type, including: (i) failure to make payments when due; (ii) breach of covenants; (iii) breach of representations or warranties in any material respect when made; (iv) default by the Company or Parent under any agreement relating to financing debt for borrowed money in excess of $1.0 million in the aggregate; (v) bankruptcy defaults; (vi) judgments in excess of $1.0 million; (vii) ERISA defaults; (viii) any security document ceasing to be in full force and effect or any security interest created thereby ceasing to be enforceable and of the same effect and priority purported to be created thereby; and (ix) a change of control of the Company.

ASC SELLER NOTE

     As part of the purchase price for the acquisitions of the New Hampshire Resorts, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of the Company, and Waterville Valley Ski Resort, Inc. and Mount Cranmore Ski Resort, Inc., wholly-owned subsidiaries of Booth Creek Ski Acquisition Corp. and the respective owners of the assets of the Waterville Valley and Mt. Cranmore resorts, jointly and severally issued a promissory note to American Skiing Company in the aggregate principal amount of $2.75 million (the "ASC Seller Note"). The ASC Seller Note matures on June 30, 2004 and bears interest at 12% per annum payable semi-annually on each June 30 and December 31 commencing on June 30, 1997.

SKI LIFTS PREFERRED STOCK PURCHASE AGREEMENT

     In connection with the consummation of the Snoqualmie Acquisition, Ski Lifts issued 28,000 shares of Ski Lifts Preferred Stock to its former shareholders having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the developmental real estate held by the Real Estate LLC and the real estate subject to the Real Estate Option. Concurrently with these transactions, the Real Estate LLC entered into the Preferred Stock Purchase Agreement pursuant to which the Real Estate LLC is required to purchase the Ski Lifts Preferred Stock, on a quarterly basis over the five years following the date of the Snoqualmie Acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. The Company advanced the first three quarterly payments under the Preferred Stock Purchase Agreement at or prior to the closing date of the Initial Offering. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the development real estate held by the Real Estate LLC and substantially all of its other assets. The Ski Lifts Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of Ski Lifts without premium. In addition, pursuant to the terms of the Ski Lifts Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of Ski Lifts.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company and the Guarantors entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Company and the Guarantors have agreed, for the benefit of the holders of the Old Notes, at the Company's cost, to use their best efforts to (i) file the Exchange Offer Registration Statement within 45 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the New Notes; (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the date of the original issuance of the Old Notes and (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, commence the Exchange Offer and use their best efforts to issue on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission (the "Exchange Offer Effectiveness Date") New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

     In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 210 days of the date of the original issuance of the Old Notes, the Company and the Guarantors will (i), as promptly as possible, file the Shelf Registration Statement covering resales of the Old Notes, (ii) use their respective best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (iii) use their respective best efforts to keep effective the Shelf Registration Statement until three years after its effective date. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resale of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     The Registration Rights Agreement provides that (i) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the date of the original issue of the Old Notes, (ii) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the date of the original issue of the Old Notes, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue on or prior to 60 days after the Exchange Offer Effectiveness Date New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission in a timely fashion. If (a) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Company fails to consummate the Exchange Offer within 60 days of the effectiveness of the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), the sole remedy available to holders of the Old Notes will be the immediate assessment of Additional Interest as follows: the per annum interest rate on the Old Notes will increase by 0.5% during the first 90-day period the Registration Default exists and is not waived or cured and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per annum in excess of 12 1/2% per annum. All Additional Interest will be payable to holders of the Old Notes in cash on each March 15 and September 15, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to 12 1/2% per annum. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

     Holders of Old Notes will be required to make certain representations (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes bear a Series B designation and a different CUSIP number from the Old Notes, (ii) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.


     As of the date of this Prospectus, $116,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on July 14, 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.


     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on August 13, 1997, unless the Company in its sole discretion extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, prior to the Expiration Date (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes on September 15, 1997. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Interest on the New Notes is payable semi-annually on each March 15 and September 15, commencing on September 15, 1997.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or an Agent's Message in connection with a book-entry transfer and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     By executing the Letter of Transmittal, each holder will make the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY

MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALER, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution,

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"); (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited); (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable discretion that any of the above conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      By Mail:                                         By Overnight Courier:
                 MARINE MIDLAND BANK                                    MARINE MIDLAND BANK
               140 Broadway -- Level A                                140 Broadway -- Level A
            New York, New York 10005-1180                          New York, New York 10005-1180

                      Attention: Corporate Trust Services
                   (registered or certified mail recommended)

                                    By Hand:
                              MARINE MIDLAND BANK
                            140 Broadway -- Level A
                         New York, New York 10005-1180
                      Attention: Corporate Trust Services
                      Attention: Corporate Trust Services

                            Facsimile Transmission:
                                 (212) 658-2292
                             Confirm by Telephone:
                                 (212) 658-5931

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (v) pursuant to an effective registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE NEW NOTES

     With respect to resales of New Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives New Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of
Section 10 of the Securities Act. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the New Notes, (iii) the holder of any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder of any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                            DESCRIPTION OF THE NOTES

     The New Notes will be issued under an Indenture, dated as of March 18, 1997 (the "Indenture") among the Company, the Guarantors and Marine Midland Bank, as trustee (the "Trustee"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes bear a Series B designation, (ii) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The New Notes are subject to all such terms, and holders of the New Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of the material terms and provisions of the New Notes. This summary does not purport to be a complete description of the New Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the New Notes and the Indenture (including the definitions contained therein). A copy of the form of Indenture has been filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part. See "Available Information." Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes."

     The Indenture provides for the issuance of additional series of Notes in aggregate principal amounts of not less than $25.0 million per series, subject to compliance with the covenant described below under "Limitation on Additional Indebtedness" and provided that no Default or Event of Default exists under the Indenture at the time of issuance or would result therefrom and that the aggregate principal amount of Notes issued under the Indenture does not exceed $200.0 million. All Notes will be substantially identical in all material respects other than issuance dates.

GENERAL

     The Notes will be general senior unsecured obligations of the Company.

     The Notes will be unconditionally guaranteed, on a senior unsecured basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all direct and indirect Restricted Subsidiaries of the Company having either assets or stockholders equity in excess of $20,000 (including each Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under "Limitation on Creation of Subsidiaries") (the "Guarantors").

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on March 15, 2007. The Notes are limited in aggregate principal amount to $200.0 million. Any Notes issued after the Issue Date (other than the Notes issuable upon exercise of the Initial Purchaser's option) can only be issued in compliance with the covenant described under "Limitation on Additional Indebtedness." The Notes will bear interest at a rate of 12 1/2% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on March 15 and September 15 commencing September 15, 1997, to holders of record of the Notes at the close of business on the immediately preceding March 1 and September 1, respectively.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued interest to the redemption date, if redeemed during the twelve-month period beginning on March 15, of each year listed below:

YEAR                                                          PERCENTAGE
----                                                          -----------
2002........................................................    106.250%
2003........................................................    104.167%
2004........................................................    102.083%
2005 and thereafter.........................................    100.000%

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 30% of the original principal amount of Notes at any time and from time to time prior to March 15, 2000 at a redemption price equal to 112.5% of the aggregate principal amount so redeemed plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $77.0 million of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants. Except as otherwise specified, all of the covenants described below appear in the Indenture.

  Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's EBITDA to the Company's Consolidated Interest Expense (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination (the "Specified Period")) is greater than 2.0 to 1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     If, during the Specified Period or subsequent thereto and on or prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, EBITDA and Consolidated Interest Expense for the Specified Period shall be calculated on a pro forma basis giving effect to such Asset Sale or acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or acquisition or designation had occurred on the first day of the Specified Period.

     If the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Indebtedness of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Specified Period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or any of its Restricted Subsidiaries and the inclusion in EBITDA of the EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary.

     If any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Specified Period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. For purposes of this covenant, EBITDA for the fiscal quarter ended January 31, 1997 shall be deemed to be $5,002,000, for the fiscal quarter ended October 31, 1996 shall be deemed to be ($924,000), for the fiscal quarter ended July 31, 1996 shall be deemed to be ($3,344,000) and for the fiscal quarter ended April 30, 1996 shall be deemed to be $15,156,000. Consolidated Interest Expense for each of the four fiscal quarters in the year ended January 31, 1997 shall be deemed to be $3,682,750.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

  Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) an amount equal to the excess of (x) cumulative Adjusted EBITDA of the Company subsequent to the Issue Date less, (y) 1.75 times cumulative Consolidated Interest Expense of the Company subsequent to the Issue Date, plus (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, plus (3) 100% of the capital contributions made by the Parent to the Company after the Issue Date (other than capital contributions which constitute Indebtedness), plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the cash return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment, plus (5) $3,500,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified

Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, (v) the payment by the Company of cash dividends to the Parent for the purpose of paying, so long as all proceeds thereof are promptly used by the Parent to pay, franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by the Parent, provided that any refund shall be promptly returned by the Parent to the Company, (vi) payments to employees (other than George N. Gillett, Jr. and Jeffrey J. Joyce) for repurchases of Capital Stock; provided, however, that the amount of all such payments under this clause (vi) does not exceed $500,000 during any twelve month period; and provided, further, that with respect to this clause (vi), no Default or Event of Default shall have occurred and be continuing at the time of any such payment or will occur immediately after giving effect to any such payment; and provided, further, that, in determining the aggregate amount of all Restricted Payments made subsequent to the Issue Date, all payments made pursuant to this clause (vi) shall be included, (vii) deposits and loans, not to exceed $3,000,000 at any time outstanding, made in connection with acquisition agreements; provided, however, that if an acquisition is not consummated within 180 days after the deposit or loan is made with respect to such acquisition, in determining the aggregate amount of all Restricted Payments made subsequent to the Issue Date, such deposit or loan shall be included, or (viii) contingent payments made in accordance with the terms of the Purchase Agreement dated as of February 11, 1997 relating to the acquisition of the capital stock of Grand Targhee Incorporated.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

  Limitations on Investments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with the "Limitation on Restricted Payments" covenant, after the Issue Date.

  Limitations on Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes.

  Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $3,000,000 which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm or a firm experienced in the subject matter of the Affiliate Transaction in question.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein, (ii) any transaction, approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or any of its Subsidiaries, (iii) capital contributions made by the Parent to the Company or made by the Company and its Subsidiaries to Subsidiaries of the Company, or (iv) if no Default or Event of Default has occurred and is continuing, payments by the Company pursuant to the Gillett Management Agreement as in effect on the Issue Date in an amount not to exceed $350,000 in any fiscal year.

  Limitation on Creation of Subsidiaries

     The Company will not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary that is created after the date of the Indenture to hold assets or conduct businesses previously held or conducted by the Company or any of its other Subsidiaries or that is acquired or created after the date of the Indenture in connection with the acquisition by the Company of a ski resort related business or asset, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause
(ii) shall at the time it has either assets or stockholders equity in excess of $20,000 have evidenced its guarantee with such documentation, satisfactory in form and substance to the Trustee relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee, pursuant to which such Restricted Subsidiary shall become a Guarantor. See "Description of the Notes -- General."

  Limitation on Certain Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt of the Company or any Restricted Subsidiary under the Senior Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;
(b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in the existing businesses of the Company and its Restricted Subsidiaries or in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in businesses similar or ancillary to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Asset Sale, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

     Notwithstanding the foregoing, (i) the Company and its Subsidiaries may sell real property constituting residential or commercial development parcels and timber provided that (x) the aggregate fair market value of all such property sold in any period of 365 consecutive days does not exceed $5,000,000 and (y) at the time of such sale and after giving effect thereto, no Default or Event of Default shall exist and (ii) Ski Lifts, Inc. (or any successor company) may sell and transfer real property pursuant to the Real Estate Option.

  Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the first paragraph of the covenant described under "Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued; provided that the foregoing covenant shall not apply to Preferred Stock of a Restricted Subsidiary outstanding on the Issue Date.

  Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than under the Senior Credit Facility or a successor facility) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "Limitation on Certain Asset Sales" or the issuance of Preferred Stock in compliance with the covenant described under "Limitation on Preferred Stock of Restricted Subsidiaries."

  Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the board of directors of the Company and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "Limitation on Additional Indebtedness."

  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital stock or
(B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date or under the Senior Credit Facility, (ii) the Indenture, the Notes and the Guarantees, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition of such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, provided that the EBITDA of such Person is not taken into account (to the extent of such restriction) in determining whether any financing or Restricted Payment in connection with such acquisition was permitted by the terms of the Indenture,
(v) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (vi) Refinancing Indebtedness, provided that such restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (viii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, (ix) customary net worth provisions contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business or (x) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

  Payments for Consent

     Neither the Company nor any of the Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

     Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below if not cured within 30 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 30 days after notice, constitutes an Event of Default.

     The Indenture provides that, (A) if the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to repurchase, or make an offer to repurchase, such Indebtedness, or redeem, or make an offer to redeem, such Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such repurchase, redemption, offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Neither the Company nor any Guarantor will consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect;
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis the Consolidated Net Worth of the Company or the surviving entity as the case may be is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and (iv) immediately after giving effect to such transaction on a pro forma basis the Company or the surviving Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Person that is a Guarantor may consolidate with, merge into or transfer all or substantially all of its assets to the Company or another Person that is a Guarantor without complying with this clause (iv).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto, if any, comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

GUARANTEES

     The Notes are jointly and severally guaranteed on a senior unsecured basis by the Guarantors. The Guarantees are full and unconditional, subject to the following paragraph.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Notes;

          (ii) default for 30 days in payment of any interest on the Notes;

          (iii) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (iv) failure to pay when due principal, interest or premium in an aggregate amount of $5,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof (other than Indebtedness owed to the Company or any Subsidiary of the Company), or the acceleration of any such Indebtedness aggregating $5,000,000 or more, which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5,000,000 (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed coverage) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Restricted Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five business days after receipt by the Company and the Representative of the holders of Indebtedness under or in respect of the Senior Credit Facility, of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest that has come due solely because of such acceleration, have been cured or waived as provided in the Indenture and if the rescission would not conflict with any judgment or decree. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or the Notes or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for a claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount

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

and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which, in the case of defeasance only, must be based upon a private ruling concerning the Notes, a published ruling of the Internal Revenue Service or a change in applicable federal income tax law.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend or waive provisions of the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the principal amount of outstanding Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made, (vi) waive a default in the payment of the principal of, interest on, or redemption payment with respect to any Note, (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby or (viii) affect the ranking of the Notes or the Guarantee in a manner adverse to the Holders.

     The consent of the holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture is the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee need perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default actually known to the Trustee, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and

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

transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The Notes will be issued in a transaction exempt from registration under the Act and will be subject to the restrictions on transfer described in "Transfer Restrictions."

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted EBITDA" means EBITDA minus cash taxes actually paid.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and
(y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that neither CIBC nor any of its Affiliates shall be treated as an Affiliate of the Company or of any Subsidiary of the Company.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $500,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any ski resort property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts

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

to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Attributable Indebtedness" under the Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at a rate of 10%, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied or committed in accordance with clauses (iii)(a) or (iii)(b), and which has not yet been the basis for an Excess Proceeds Offer in accordance with clause
(iii)(c), of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     A "Change of Control" of the Company means the occurrence of one or more of the following events:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;
     (iii) prior to a Qualified IPO, John Hancock Mutual Life Insurance Company and/or its Affiliates (other than its portfolio companies, including, without limitation, the Parent and its Subsidiaries) shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, Voting Stock representing, or Class B Common Stock and/or Warrants exercisable for shares of Class B Common Stock representing upon conversion, at least 50.1% of the total voting power of all Voting Stock of the Company or Parent on a fully diluted basis; (iv) any Person or Group (other than the Permitted Holders) shall become the beneficial owner, directly or indirectly, of Voting Stock representing, or Common Stock or Warrants exercisable for Common Stock representing upon conversion, more than 35% of the total voting power of all Voting Stock of the Company or Parent on a fully diluted basis; (v) prior to a Qualified IPO, Booth Creek Partners Ltd. II, L.L.L.P. or any Affiliate thereof that is a Permitted Holder shall cease to have the right to appoint a majority of the Board of Directors of Parent; (vi) the replacement of a majority of the Board of Directors of Parent over a two-year period from the directors who constituted the Board of Directors of Parent at the beginning of such period, and such replacement shall not have been approved or recommended by a vote of at least two-thirds of the Board of Directors of Parent then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; (vii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; (viii) George N. Gillett, Jr. ceases, other than by death or disability,

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

     to have an executive management position with the Company; or (ix) any creditor of Parent shall foreclose on any Capital Stock of the Company.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Preferred Stock of Subsidiaries of such Person (other than Preferred Stock outstanding on the Issue Date), imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or its Subsidiaries, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any gain or loss resulting from an asset sale by the Person in question or any of its Subsidiaries or abandonments or reserves relating thereto and the related tax effects according to GAAP other than asset sales in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person at any date, the consolidated stockholder's equity of such Person less the amount of such stockholder's equity attributable to Disqualified Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," and Capital Stock of the Company or any Restricted

Subsidiary thereof that is issued to employees (other than George N. Gillett, Jr. and Jeffrey J. Joyce) in connection with compensation arrangements that is issued with the benefit of provisions requiring the Company or such Restricted Subsidiary to redeem such Capital Stock shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) amortization of any capitalized real estate development costs, plus (vii) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum reasonably anticipated liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Permitted Holders" means Booth Creek Partners Limited II, L.L.L.P. as long as George N. Gillett, Jr. is the managing general partner, Jeffrey J. Joyce, only with respect to shares he purchases upon exercise of his option to purchase up to 15% of the shares of Common Stock of Parent held by George N. Gillett, Jr. and Affiliates of George N. Gillett, Jr., the Parent as long as it is controlled by another Permitted Holder other than Jeffrey J. Joyce, John Hancock Mutual Life Insurance Company and/or its Affiliates (other than its portfolio companies, including without limitation, the Parent and its Subsidiaries), CIBC WG Argosy Merchant Fund 2, L.L.C. and/or its Affiliates, George N. Gillett, Jr., Rose Gillett, any trust solely for the benefit of George N. Gillett, Jr. and Rose Gillett or their respective immediate family members, or any partnership or other entity all the ownership interests in which are beneficially owned by any of the foregoing; provided that with respect to any such trust, partnership or other entity either George N. Gillett, Jr. or Rose Gillett shall at all times have the exclusive power to direct, directly or indirectly, the voting of the shares of Voting Stock of the Company held by such trust, partnership or other entity.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in a principal amount at any time not to exceed $20,000,000 less each permanent reduction of commitments to extend credit thereunder as provided for under the Indenture;

          (ii) Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the Indenture;

          (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred after the Issue Date to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $2,500,000 at any time outstanding;

          (vi) Obligations of the Company or any Restricted Subsidiary under (A) Interest Rate Agreements designed to protect against fluctuations in interest rates in respect of Indebtedness of the Company and its Restricted Subsidiaries permitted to be incurred under the Indenture, which obligations do not exceed the aggregate principal amount of such Indebtedness, and (B) Currency Agreements designed to protect the Company and its Subsidiaries against fluctuations in foreign currency exchange rates in respect of foreign exchange exposures incurred by the Company and its Restricted Subsidiaries;

          (vii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary;

          (ix) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (x) any guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries, and any guarantee by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary, so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture;

          (xi) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $2,500,000 in principal amount outstanding at any time;

          (xii) Refinancing Indebtedness; and

          (xiii) Indebtedness assumed and subsequently repaid in connection with the acquisition of Grand Targhee Incorporated.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

          (iv) reasonable and customary loans and advances made to employees in connection with their relocation (including related travel expenses) not to exceed $500,000 in the aggregate at any one time outstanding;

          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Certain Covenants -- Limitation on Certain Asset Sales;"

          (vi) any Investment existing on the Issue Date;

          (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or
     (b) as the result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (viii) Investments the payment for which consists of Capital Stock of the Company (exclusive of Disqualified Capital Stock);

          (ix) Investments by Ski Lifts in the Real Estate LLC pursuant to the Real Estate Option; and

          (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed $1,000,000.

     "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property,
(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item,
(vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $2,500,000 in the aggregate at any one time outstanding, (viii) any extensions, substitutions, replacements or renewals of the foregoing, (ix) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (x) Liens securing Capital Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that such Lien does not extend to any property other than that subject to the underlying lease, (xi) easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the use of such property by the Company or any Restricted Subsidiary, (xii) Liens securing Indebtedness of the Company or any Restricted Subsidiary under the Senior Credit Facility and (xiii) deposit arrangements entered into in connection with acquisitions or in the ordinary course of business.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualified IPO" shall mean an underwritten initial offering and sale by the Company to the public of its Common Stock pursuant to an effective registration statement filed by the Company under the Securities Act; provided that the aggregate net proceeds to the Company from such offering and sale is at least $35,000,000.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company; provided, however, that subclauses (ii) and (iii) of this definition will not apply to any refunding or refinancing of any Indebtedness under the Senior Credit Facility.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date, except the Real Estate LLC. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Senior Credit Facility" means the Amended and Restated Credit Agreement among the Company, the Guarantors, the lenders listed therein and The First National Bank of Boston, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Significant Restricted Subsidiary" means any Restricted Subsidiary of the Company that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits at the time of investment totaling more than $500,000,000 and rated at the time of investment at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or
(iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

     "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

     The New Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Notes sold to Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) may be represented by the Global Note or, if such an investor may not hold an interest in the Global Note, a certificated Note.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes."

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar of the Notes.

Depository Procedures

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Notes for Certificated Notes."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of (and premium, if any) and interest on the Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     Interest in the Global Note will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account will DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "-- Exchange of Book Entry Notes for Certificated Notes" occur, DTC reserves the right to exchange the Global Note for Notes in certificated form, and to distribute such Notes to the relevant Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trustee nor any agent of the Company or Trustee will have any responsibility for the performance of DTC, or its respective accountholders, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

     The Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that is it unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax adviser as to the particular tax consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

     The Company believes that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION


     Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until October 13, 1997 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a prospectus.


     The Company will not receive any proceeds from any sales of the New Notes by Participating Broker Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the New Notes will be passed upon for the Company and the Guarantors by Winston & Strawn, New York, New York.

                                    EXPERTS

     The balance sheet of the Company as of October 31, 1996, the financial statements of Waterville Valley Ski Area Ltd., a subsidiary of S-K-I Limited, for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996, and the financial statements of Waterville Valley Ski Area Ltd., a subsidiary of American Skiing Company, for the period from July 1, 1996 to October 27, 1996 appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined balance sheets of the Resort Group of Fibreboard Corporation as of October 31, 1996, December 31, 1995, and 1994, and the related combined statements of income and cash flows for the ten months ended October 31, 1996, and each of the three years in the period ended December 31, 1995, included in this Prospectus and elsewhere in the registration statement of which this Prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The financial statements of Ski Lifts, Inc. as of September 30, 1996, 1995 and 1994 and for each of the three years in the period ended September 30, 1996 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon, which includes an explanatory paragraph describing Ski Lifts, Inc.'s change in method of accounting for income taxes and an emphasis of a matter paragraph describing an agreement in principle to sell the stock of Ski Lifts, Inc., and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Grand Targhee Incorporated as of May 31, 1996 and 1995 and for each of the three years in the period ended May 31, 1996 included in this Prospectus have been audited by Feldhake & Associates, P.C., independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         BOOTH CREEK SKI HOLDINGS, INC.

                         INDEX OF FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
BOOTH CREEK SKI HOLDINGS, INC.
Financial Statements -- May 2, 1997 (unaudited)
Consolidated Balance Sheet..................................     F-2
Consolidated Statement of Operations........................     F-3
Consolidated Statement of Shareholder's Equity..............     F-4
Consolidated Statement of Cash Flows........................     F-5
Notes to Consolidated Financial Statements..................     F-6
Financial Statements -- October 31, 1996
Report of Independent Auditors..............................    F-15
Balance Sheet...............................................    F-16
Notes to Balance Sheet......................................    F-17
THE RESORT GROUP OF FIBREBOARD CORPORATION
Combined Financial Statements -- December 2, 1996
  (unaudited)
Combined Statement of Operations............................    F-18
Combined Statement of Cash Flows............................    F-19
Notes to Combined Financial Statements......................    F-20
Combined Financial Statements -- October 31, 1996 and
  October 31, 1995 (unaudited) and December 31, 1995 and
  1994
Report of Independent Public Accountants....................    F-21
Combined Balance Sheets.....................................    F-22
Combined Statements of Operations...........................    F-23
Combined Statements of Cash Flows...........................    F-24
Notes to Financial Statements...............................    F-25
WATERVILLE VALLEY SKI AREA LTD. (A SUBSIDIARY OF AMERICAN
  SKIING COMPANY)
Financial Statements -- November 26, 1996 and November 26,
  1995 (unaudited)
Statements of Operations....................................    F-33
Statements of Cash Flows....................................    F-34
Notes to Financial Statements...............................    F-35
Financial Statements -- October 27, 1996
Report of Independent Auditors..............................    F-36
Balance Sheet...............................................    F-37
Statement of Operations and Accumulated Deficit.............    F-38
Statement of Cash Flows.....................................    F-39
Notes to Financial Statements...............................    F-40
WATERVILLE VALLEY SKI AREA LTD. (A SUBSIDIARY OF S-K-I
  LIMITED)
Financial Statements -- June 30, 1996 and October 29, 1995
Report of Independent Auditors..............................    F-45
Balance Sheets..............................................    F-46
Statements of Operations and Retained Earnings (Accumulated
  Deficit)..................................................    F-47
Statements of Cash Flows....................................    F-48
Notes to Financial Statements...............................    F-49
SKI LIFTS, INC.
Financial Statements -- January 15, 1997 and January 31,
  1996 (unaudited)
Statements of Operations....................................    F-54
Statements of Cash Flows....................................    F-55
Notes to Financial Statements...............................    F-56
Financial Statements -- September 30, 1996 and 1995
Report of Independent Accountants...........................    F-57
Balance Sheets..............................................    F-58
Statements of Operations and Retained Earnings..............    F-59
Statements of Cash Flows....................................    F-60
Notes to Financial Statements...............................    F-61
GRAND TARGHEE INCORPORATED
Condensed Financial Statements -- March 18, 1997 and March
  31, 1996 (unaudited)
Condensed Statements of Operations..........................    F-67
Condensed Statements of Cash Flows..........................    F-68
Notes to Condensed Financial Statements.....................    F-69
Financial Statements -- May 31, 1996 and 1995
Independent Auditors' Report................................    F-70
Balance Sheets..............................................    F-71
Statements of Operations....................................    F-72
Statements of Changes in Stockholder's Equity...............    F-73
Statements of Cash Flows....................................    F-74
Notes to Financial Statements...............................    F-75

                         BOOTH CREEK SKI HOLDINGS, INC.

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  MAY 2, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                           ASSETS
Current assets:
  Cash......................................................  $  8,716
  Accounts receivable, net of allowances of $12.............     1,352
  Inventories...............................................     2,759
  Prepaid expenses and other current assets.................       807
                                                              --------
Total current assets........................................    13,634
Property, plant and equipment, net..........................   131,564
Real estate held for development and sale...................    13,330
Deferred financing costs, net of accumulated amortization of
  $250......................................................     5,944
Other assets................................................     2,638
Goodwill, net of accumulated amortization of $697...........    25,047
                                                              --------
Total assets................................................  $192,157
                                                              ========
            LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $    915
  Accounts payable and accrued liabilities..................    15,518
                                                              --------
Total current liabilities...................................    16,433
Long-term debt..............................................   118,452
Deferred income taxes.......................................     5,187
Other long-term liabilities.................................       298
Commitments and contingencies
Preferred stock of subsidiary; 28,000 shares authorized,
  25,000 shares issued and outstanding; liquidation
  preference and redemption value of $3,212 at May 2,
  1997......................................................     3,125
Shareholder's equity:
  Common stock, .01 par value; 1,000 shares authorized,
     issued and outstanding.................................        --
  Additional paid-in capital................................    46,500
  Retained earnings.........................................     2,162
                                                              --------
Total shareholder's equity..................................    48,662
                                                              --------
Total liabilities and shareholder's equity..................  $192,157
                                                              ========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          SIX MONTHS ENDED MAY 2, 1997
                                 (IN THOUSANDS)

Revenue:
  Resort operations.........................................    $60,469
  Real estate and other.....................................        450
                                                                -------
Total revenue...............................................     60,919
                                                                -------
Operating expenses:
  Cost of sales -- resort operations........................     36,105
  Cost of sales -- real estate and other....................        378
  Depreciation..............................................      4,427
  Amortization..............................................        697
  Selling, general and administrative expense...............      6,518
  Management fees and corporate expenses....................        827
                                                                -------
Total operating expenses....................................     48,952
                                                                -------
Operating income............................................     11,967
Other income (expense):
  Interest expense..........................................     (5,163)
  Amortization of deferred financing costs..................     (1,196)
  Interest income...........................................         55
                                                                -------
  Other income (expense), net...............................     (6,304)
                                                                -------
Income before income taxes..................................      5,663
Provision for income taxes..................................      1,416
                                                                -------
Income before minority interest and extraordinary item......      4,247
Minority interest...........................................         87
                                                                -------
Income before extraordinary item............................      4,160
Extraordinary loss on early retirement of debt (net of
  applicable income taxes of $666)..........................      1,998
                                                                -------
Net income..................................................    $ 2,162
                                                                =======

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

           CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY (UNAUDITED)
                          SIX MONTHS ENDED MAY 2, 1997
                                 (IN THOUSANDS)

                                                                             NOTE
                                            COMMON STOCK     ADDITIONAL   RECEIVABLE
                                           ---------------    PAID-IN        FROM       RETAINED
                                           SHARES   AMOUNT    CAPITAL     SHAREHOLDER   EARNINGS    TOTAL
                                           ------   ------   ----------   -----------   --------    -----
Balance at October 31, 1996..............  1,000     $ --     $     2         $(2)       $   --    $    --
Payment received on shareholder note
  receivable.............................     --       --          --           2            --          2
Capital contributions....................     --       --      46,498          --            --     46,498
Net income...............................     --       --          --          --         2,162      2,162
                                           -----     ----     -------         ---        ------    -------
Balance at May 2, 1997...................  1,000     $ --     $46,500         $--        $2,162    $48,662
                                           =====    ======    =======     =========      ======    =======

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                          SIX MONTHS ENDED MAY 2, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $  2,162
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................     4,427
  Amortization of goodwill..................................       697
  Noncash cost of real estate sales.........................       349
  Amortization of deferred financing costs..................     1,196
  Deferred income taxes.....................................     1,416
  Minority interest.........................................        87
  Extraordinary loss on early retirement of debt............     1,998
  Changes in operating assets and liabilities:
     Accounts receivable....................................      (426)
     Inventories............................................     1,020
     Prepaid expenses and other current assets..............       900
     Accounts payable and accrued liabilities...............      (205)
                                                              --------
Net cash provided by operating activities...................    13,621
                                                              --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of ski resorts, net of cash acquired............  (142,062)
Capital expenditures........................................    (2,416)
Other assets................................................      (142)
                                                              --------
Net cash used in investing activities.......................  (144,620)
                                                              --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of long-term debt..................................   216,000
Principal payments of long-term debt........................  (112,980)
Deferred financing costs....................................    (9,805)
Payment received on shareholder note receivable.............         2
Capital contributions.......................................    46,498
                                                              --------
Net cash provided by financing activities...................   139,715
                                                              --------
Increase in cash............................................     8,716
Cash at beginning of period.................................        --
                                                              --------
Cash at end of period.......................................  $  8,716
                                                              ========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  MAY 2, 1997

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Booth Creek Ski Holdings, Inc. ("Booth Creek") was organized on October 8, 1996 in the State of Delaware for the purpose of acquiring and operating various ski resorts, including Northstar-at-Tahoe ("Northstar"), Sierra-at-Tahoe ("Sierra"), Bear Mountain, Waterville Valley, Mt. Cranmore, Snoqualmie Pass ("Snoqualmie") and Grand Targhee, as described more fully in Note 2.

     The consolidated financial statements include the accounts of Booth Creek and its subsidiaries (collectively referred to as the "Company"), all of which are wholly-owned except for Snoqualmie as discussed in Note 2. All significant intercompany transactions and balances have been eliminated.

     Booth Creek is a wholly-owned subsidiary of Booth Creek Ski Group, Inc. ("Parent").

     The accompanying consolidated financial statements as of May 2, 1997 and for the six months then ended are unaudited, but include all adjustments (consisting only of normal, recurring adjustments except for the extraordinary loss recognized upon the early retirement of certain debt) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's financial position at May 2, 1997 and its operating results and cash flows for the six months then ended. Due to the highly seasonal nature of the Company's business and the effect of recent acquisitions (Note 2), the results for the interim period are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. Management believes that the disclosures made are adequate to make the information presented not misleading.

REPORTING PERIODS

     The Company's reporting periods end on the Friday closest to the end of each month.

BUSINESS AND PRINCIPAL MARKETS

     Northstar is a year-round destination resort including ski and golf facilities. Sierra is a day ski area. Both Northstar and Sierra are located near Lake Tahoe, California. Bear Mountain is a day ski area located approximately two hours from Los Angeles, California. Waterville Valley, a destination resort, and Mt. Cranmore, a day ski area, are located in New Hampshire. Snoqualmie is located in Northwest Washington and is a day ski area. Grand Targhee is a destination ski resort located in Wyoming.

     Operations are highly seasonal at all locations with the majority of revenues realized during the ski season from late November through early April. The length of the ski season and the profitability of operations are significantly impacted by weather conditions. Although Northstar, Bear Mountain, Waterville Valley and Mt. Cranmore have snowmaking capacity to mitigate some of the effects of adverse weather conditions, abnormally warm weather or lack of adequate snowfall can materially affect revenues. Sierra, Snoqualmie and Grand Targhee lack significant snowmaking capability but generally benefit from higher annual snowfall.

     Other operational risks and uncertainties that face the Company include competitive pressures affecting the number of skier visits and ticket prices; the success of marketing efforts to maintain and increase skier visits; the possibility of equipment failure; and continued access to water supplies for snowmaking.

CASH

     Included in cash at May 2, 1997 is restricted cash of $240,000 relating to advance deposits and rental fees due to property owners for lodging and property rentals, and restricted cash of $655,000 relating to a liability assumed in the purchase of Grand Targhee.

                         BOOTH CREEK SKI HOLDINGS, INC.

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out) or market. The components of inventories at May 2, 1997 are as follows:

                                                                (IN THOUSANDS)
                                                                --------------
Retail products.............................................        $1,587
Supplies....................................................           896
Food and beverage...........................................           276
                                                                    ------
                                                                    $2,759
                                                                ===========

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation is provided on the straight-line method based upon the estimated service lives of the property, which are as follows:

Land improvements...........................................         20 years
Buildings and improvements..................................         20 years
Machinery and equipment.....................................    3 to 15 years

REAL ESTATE ACTIVITIES

     The Company capitalizes as real estate held for development and sale the original acquisition cost (or appraised value in connection with purchase business combinations), direct construction and development costs, and other related costs. Property taxes, insurance and interest incurred on costs related to real estate under development are capitalized during periods in which activities necessary to get the property ready for its intended use are in progress. The Company capitalized interest costs of $150,000 for the six months ended May 2, 1997. Land costs and other common costs incurred prior to construction are allocated to each land parcel benefited. Construction related costs are allocated to individual units in each development phase using the relative sales value method. Selling expenses are charged against income in the period incurred.

     Sales and profits on real estate sales are recognized using the full accrual method at the point that the Company's receivables from land sales are deemed collectible and the Company has no significant remaining obligations for construction or development. If such conditions are not met, the recognition of all or part of the sales and profit is postponed.

REVENUE RECOGNITION

     Revenues are generally recognized as services are provided and products are sold. Sales of season passes are initially deferred in unearned income and recognized ratably over the ski season.

AMORTIZATION

     The excess of the purchase price over the fair values of the net assets acquired (goodwill) is being amortized using the straight-line method over a period of 15 years.

     Deferred financing costs are being amortized over the lives of the related obligations.

                         BOOTH CREEK SKI HOLDINGS, INC.

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
ADVERTISING COSTS

     The cost of advertisements is expensed when the advertisement is initially released. The cost of professional services for advertisements, sales campaigns, promotion, and public relations is expensed when the services are rendered. The cost of brochures is expensed over the ski season. Advertising expenses for the six months ended May 2, 1997 were approximately $1,487,000.

INCOME TAXES

     Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The Company is included in the federal and state tax returns of Parent. The provision for federal and state income tax is computed as if the Company filed separate consolidated tax returns.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. ACQUISITIONS

     As described below, Booth Creek consummated the New Hampshire, California, Snoqualmie and Grand Targhee acquisitions prior to May 2, 1997. These acquisitions have been accounted for using the purchase method of accounting. The results of operations of the Waterville Valley, Mt. Cranmore, Northstar, Sierra, Bear Mountain, Snoqualmie and Grand Targhee resorts have been included in the accompanying statement of operations since the effective dates of such acquisitions. The consolidated financial statements reflect the preliminary allocations of purchase price based on the estimated fair values of assets acquired and liabilities assumed at the respective dates of acquisition and are subject to final allocations pursuant to appraisals, the effects of which could be material.

THE NEW HAMPSHIRE ACQUISITIONS

     On November 27, 1996, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of Booth Creek, purchased the assets of the Waterville Valley and Mt. Cranmore resorts from subsidiaries of American Skiing Company for an aggregate purchase price of $17.5 million. The purchase price was paid with $14.5 million in cash, before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed, and the $2.75 million ASC Seller Note (Note 5).

THE CALIFORNIA ACQUISITIONS

     On December 3, 1996, Booth Creek purchased from Fibreboard Corporation all of the issued and outstanding capital stock of Trimont Land Company, which operates Northstar, Sierra-at-Tahoe, Inc., which operates Sierra, and Bear Mountain, Inc., which operates Bear Mountain. The aggregate purchase price was $121.5 million in cash, before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed.

THE SNOQUALMIE ACQUISITION

     Effective January 15, 1997, Booth Creek purchased all of the issued and outstanding common stock of Ski Lifts, Inc. ("Ski Lifts"), the owner and operator of the ski resort assets of Snoqualmie Pass, for an

                         BOOTH CREEK SKI HOLDINGS, INC.

2. ACQUISITIONS -- (CONTINUED)
aggregate purchase price of approximately $14 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by Ski Lifts of the approximately $9.8 million Snoqualmie Seller Note (Note 5), and other obligations to the selling shareholders of approximately $600,000.

     In connection with the consummation of the Snoqualmie acquisition, Ski Lifts transferred approximately 71 acres of owned real estate held for development purposes into a Delaware limited liability company (the "Real Estate LLC"), of which Ski Lifts is a member and 99% equity interest holder and Booth Creek is the other member and 1% equity interest holder. In addition, Ski Lifts granted the Real Estate LLC an option (the "Real Estate Option") to purchase an additional 14 acres of developmental real estate for nominal consideration. Ski Lifts also issued 28,000 shares of non-voting preferred stock (the "Ski Lifts Preferred Stock") to its prior owners having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the real estate transferred to the Real Estate LLC and the real estate subject to the Real Estate Option. Concurrently with these transactions, the Real Estate LCC entered into an agreement to purchase (the "Preferred Stock Purchase Agreement") the Ski Lifts Preferred Stock, on a quarterly basis over the five years following the date of the Snoqualmie Acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. Through May 2, 1997, the Company has advanced the first three quarterly payments under the Preferred Stock Purchase Agreement aggregating $375,000. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the developmental real estate held by the Real Estate LLC and substantially all of its other assets. The Ski Lifts Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of Ski Lifts without premium. In addition, pursuant to the terms of the Ski Lifts Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of Ski Lifts. The amount of cumulative preferred dividends in arrears at May 2, 1997 was $87,000.

THE GRAND TARGHEE ACQUISITION

     On March 18, 1997, Booth Creek acquired all the issued and outstanding capital stock of Grand Targhee Incorporated, the owner of the ski resort assets of Grand Targhee, for an aggregate purchase price of approximately $7.9 million plus contingent payments of up to $2 million based on the performance of Grand Targhee through the 1998/99 ski season and additional commissions based on the number of dwelling units developed at the resort through 2012.

     Summary information regarding the preliminary purchase price allocations to the assets acquired and liabilities assumed in each of the acquisitions described above.

                                                         NEW                                        GRAND
                                                      HAMPSHIRE      CALIFORNIA    SNOQUALMIE      TARGHEE
                                                     ACQUISITIONS   ACQUISITIONS   ACQUISITION   ACQUISITION
                                                     ------------   ------------   -----------   -----------
                                                                         (IN THOUSANDS)
Net working capital................................    $  (291)       $ (4,508)      $(6,687)      $ (812)
Property, plant and equipment......................     17,500          87,984        19,487        8,834
Real estate and other long-term assets.............         --          12,044         4,188           61
Goodwill...........................................      1,234          22,885         1,625           --
Long-term debt.....................................     (2,750)             --        (9,880)          --
Deferred income taxes and other long-term
  liabilities......................................         --              --        (8,235)          --
                                                       -------        --------       -------       ------
Net purchase price.................................    $15,693        $118,405       $   498       $8,083
                                                     =========       =========      ========     ========

                         BOOTH CREEK SKI HOLDINGS, INC.

3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at May 2, 1997:

                                                             (IN THOUSANDS)
Land and improvements.......................................    $ 30,401
Buildings and improvements..................................      31,388
Machinery and equipment.....................................      74,202
                                                                --------
                                                                 135,991
Less accumulated depreciation...............................      (4,427)
                                                                --------
                                                                $131,564
                                                             ===========

     The allocation of purchase price to and amongst the various categories of property, plant and equipment was based on preliminary and tentative information and is subject to change as additional information becomes known.

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following at May 2, 1997:

                                                             (IN THOUSANDS)
Accounts payable............................................    $ 8,440
Accrued compensation........................................        593
Taxes other than income.....................................      2,220
Unearned income and deposits................................        863
Interest....................................................      1,918
Other.......................................................      1,484
                                                                -------
                                                                $15,518
                                                             ===========

5. FINANCING ARRANGEMENTS

SENIOR CREDIT FACILITY

     The following is a summary of certain provisions of the Credit Agreement (the "Senior Credit Facility") dated as of December 3, 1996 and subsequently amended on March 18, 1997, among Booth Creek, its subsidiaries, the financial institutions party thereto and The First National Bank of Boston, as administrative agent ("Agent").

        General -- The Senior Credit Facility provides for borrowing availability of up to $12 million during the period from July 15 through January 31 and $6 million during the remainder of the year. In addition, the Company is required to repay all borrowings under the Senior Credit Facility on or before March 1 of each year and have no outstanding indebtedness thereunder during the two months thereafter. From and after July 15, 1998, borrowing availability under the Senior Credit Facility increases to $20 million upon the Company achieving a certain level of adjusted consolidated cash flow to total debt service for any trailing four quarter period ending on or after April 30, 1998. The Senior Credit Facility requires the Company to escrow $5,820,000 on or prior to August 1, 1997 to fund the first payment of interest on certain senior notes (see "Long-Term Debt" below) after their issuance. Pursuant to the terms of the Senior Credit Facility, the Company may not borrow in excess of $1,430,000 thereunder to fund such interest payment. The Company expects to fund such payment from available cash on hand and borrowings under the Senior Credit Facility up to the $1,430,000 limit. Borrowings under the Senior Credit Facility are collectively referred to

                         BOOTH CREEK SKI HOLDINGS, INC.

5. FINANCING ARRANGEMENTS -- (CONTINUED) herein as the "Loans." There were no borrowings outstanding under the Senior Credit Facility at May 2, 1997.

        Interest -- For purposes of calculating interest, the Loans can be, at the election of the Company, Base Rate Loans or LIBOR Rate Loans or a combination thereof. Subsequent to the offering on March 18, 1997 of certain senior notes (see "Long-Term Debt" below), Base Rate Loans bear interest at the sum of (a) a margin of between 0% and .5%, depending on the level of consolidated EBITDA of the Company and its subsidiaries (as determined pursuant to the Senior Credit Facility), plus (b) the higher of (i) The First National Bank of Boston's base rate or (ii) the federal funds rate plus .5%. LIBOR Rate Loans bear interest at the LIBOR rate plus a margin of between 2% and 3%, depending on the level of consolidated EBITDA.

        Repayment -- Subject to the provisions of the Senior Credit Facility, the Company may, from time to time, borrow, repay and reborrow under the Senior Credit Facility. The entire unpaid balance under the Senior Credit Facility is due and payable on March 18, 1999.

        Security -- Borrowings under the Senior Credit Facility are secured by
        (i) a pledge of the Agent for the ratable benefit of the financial institutions party to the Senior Credit Facility of all of the capital stock of Booth Creek's principal subsidiaries and (ii) a grant of a security interest in substantially all of the consolidated assets of Booth Creek and its subsidiaries (excluding the Real Estate LLC).

        Covenants -- The Senior Credit Facility contains financial covenants relating to the maintenance of (i) ratios of (a) financing debt to consolidated cash flow, (b) adjusted consolidated cash flow to consolidated debt service and (c) consolidated cash flow to consolidated interest expense, (ii) consolidated net worth, and (iii) consolidated cash flow. The Senior Credit Facility also contains restrictive covenants pertaining to the management and operation of Booth Creek and its subsidiaries. The covenants include, among others, significant limitations on indebtedness, guarantees, mergers, acquisitions, fundamental corporate changes, capital expenditures, asset sales, leases, investments, loans and advances, liens, dividends and other stock payments, transactions with affiliates, optional payments and modification of debt instruments and issuances of stock.

LONG-TERM DEBT

     Long-term debt consists of the following instruments at May 2, 1997, which are described below:

                                                                (IN THOUSANDS)
                                                                --------------
Senior Notes................................................       $116,000
ASC Seller Note.............................................          2,500
Other debt..................................................            867
                                                                   --------
                                                                    119,367
Less current portion........................................            915
                                                                   --------
                                                                   $118,452
                                                                ===========

     On March 18, 1997, the Company consummated an offering (the "Offering") of $110 million in senior debt securities (the "Senior Notes"). An additional $6 million aggregate principal amount of Senior Notes were sold by the Company on April 25, 1997. The proceeds of the Offering, along with $6.5 million in additional equity contributions of Parent and available cash on hand, were used to i) repay $90 million in bridge notes bearing interest at approximately 11%,
ii) repay the $9.8 million Snoqualmie Seller Note bearing interest at 5% per annum and certain other debt assumed in connection with the Snoqualmie acquisition, iii) repay obligations relating to a $10 million intercompany note payable to Parent, iv) acquire Grand

                         BOOTH CREEK SKI HOLDINGS, INC.

5. FINANCING ARRANGEMENTS -- (CONTINUED)
Targhee and repay certain debt assumed in connection therewith, and v) pay certain fees and expenses associated with the Offering and the Senior Credit Facility. Existing deferred financing costs at March 18, 1997 of approximately $2.7 million relating principally to the bridge notes repaid, were charged off in connection with the early extinguishment of debt, and have been reflected as an extraordinary item in the accompanying statement of operations (net of related income taxes of $666,000).

     The Senior Notes mature on March 15, 2007, and bear interest at 12.5% payable semiannually on each March 15 and September 15, commencing September 15, 1997. The Senior Notes will be unconditionally guaranteed, on an unsecured senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally (the "Guarantees"), by all Restricted Subsidiaries of the Company having either assets or stockholders' equity in excess of $20,000 (the "Guarantors"). As of the date of the Offering, all of the Company's direct and indirect subsidiaries will be Restricted Subsidiaries, except the Real Estate LLC. Each Guarantee will be effectively subordinated to all secured indebtedness of such Guarantor. The Senior Notes will be general senior unsecured obligations of the Company ranking equally in right of payment with all other existing and future senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company. The Senior Notes will be effectively subordinated in right of payment to all secured indebtedness of the Company and the Guarantors, including indebtedness under the Senior Credit Facility. In addition, the Senior Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. The indenture for the Senior Notes contains covenants for the benefit of the holders of the Senior Notes that, among other things, restrict the ability of the Company and any Restricted Subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments; (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates, (viii) enter into sale and leaseback transactions,
(ix) create dividend or other payment restrictions affecting Restricted Subsidiaries; (x) merge or consolidate the Company or any Guarantors; and (xi) transfer and sell assets.

     The Guarantors are wholly-owned subsidiaries of Booth Creek and have fully and unconditionally guaranteed the Senior Notes on a joint and several basis. In addition, the aggregate assets, liabilities, earnings and equity of the Guarantors are substantially equivalent to the assets, liabilities, earnings and equity of Booth Creek on a consolidated basis. Accordingly, Booth Creek has not presented separate financial statements and other disclosures concerning the Guarantors because management has determined that such information is not material to investors.

     Booth Creek has no operations or assets separate from its investments in its subsidiaries. In addition, the assets, equity, income and cash flow of the Real Estate LLC, Booth Creeks' only unrestricted subsidiary described in Note 2, are inconsequential and the common stock of the Real Estate LLC is entirely owned by Booth Creek.

ASC Seller Note

     As part of the purchase price for the acquisitions of Waterville Valley and Mt. Cranmore, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of Booth Creek, and Waterville Valley Ski Resort, Inc. and Mount Cranmore Ski Resort, Inc., wholly-owned subsidiaries of Booth Creek Ski Acquisition Corp. and the respective owners of the assets of the Waterville Valley and Mt. Cranmore resorts, jointly and severally issued a promissory note to American Skiing Company in the aggregate principal amount of $2.75 million, of which $2.5 million is outstanding at May 2, 1997. The ASC Seller Note requires annual principal payments commencing January 31, 1998 at any initial level of $100,000 per year and increasing to $350,000 by January 31, 2003, with the remaining principal balance of $1,150,000 due on June 30, 2004. The ASC Seller Note bears interest at 12% per annum payable semi-annually on each June 30 and December 31 commencing on June 30, 1997.

                         BOOTH CREEK SKI HOLDINGS, INC.

5. FINANCING ARRANGEMENTS -- (CONTINUED)
Other Debt

     Other debt of $867,000 at May 2, 1997 consists of various notes payable and capital lease obligations assumed in connection with the acquisitions of Ski Lifts and Grand Targhee. Included in this balance is $655,000 of Grand Targhee assumed debt which was fully paid in May 1997 and funded by the restricted cash described in Note 1.

     During the six months ended May 2, 1997, the Company paid cash for interest costs of approximately $3,346,000.

6. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     The Company leases certain machinery, equipment and facilities under operating leases. Aggregate future minimum lease payments as of January 31, 1997 are as follows:

                        YEAR ENDING
                        JANUARY 31,
                        -----------                          (IN THOUSANDS)
  1998......................................................    $  2,090
  1999......................................................       1,297
  2000......................................................         730
  2001......................................................         350
  2002......................................................         177
  Thereafter................................................         454
                                                                --------
                                                                $  5,098
                                                             ===========

     Total rent expense for all operating leases amounted to $2,801,000 for the six months ended May 2, 1997.

     In addition, the Company leases property from the U.S. Forest Service under Special Use Permits for all or certain portions of the operations of Sierra, Bear Mountain, Waterville Valley, Snoqualmie and Grand Targhee. These leases are effective through 2008, 2020, 2032, and 2034, respectively. Lease payments are based on a percentage of revenues, and were approximately $683,000 for the six months ended May 2, 1997.

LITIGATION

     The nature of the ski industry includes the risk of skier injuries. Generally, the Company has insurance to cover potential claims; in some cases the amounts of the claims may be substantial. The Company is also involved in a number of other claims arising from its operations.

     Management, in consultation with legal counsel, believes resolution of these claims will not have a material adverse impact on the Company's consolidated financial condition or results of operations.

PLEDGE OF STOCK

     The stock of the Company is pledged to secure $30 million of indebtedness of the Parent.

7. INCOME TAXES

     Income taxes recognized for six months ended May 2, 1997 are based on the Company's estimated effective income tax rate for the year ending October 31, 1997.

                         BOOTH CREEK SKI HOLDINGS, INC.

7. INCOME TAXES -- (CONTINUED)
     Deferred tax liabilities of $5,187,000 at May 2, 1997 relate primarily to differences between the book and tax bases of certain assets and liabilities arising as a result of the stock purchase for the Snoqualmie acquisition, as the underlying net assets of Snoqualmie were not adjusted to their fair values for tax reporting purposes.

8. MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS

     Booth Creek, Inc. (the "Management Company") provides management services to Booth Creek, the Parent and Booth Creek's subsidiaries pursuant to the Management Agreement dated November 27, 1996 (the "Management Agreement") between Booth Creek and the Management Company. The Management Company provides Booth Creek, the Parent and Booth Creek's subsidiaries with financial advice with respect to, among other matters, cash management, accounting and data processing systems and procedures, budgeting, equipment purchases, business forecasts, treasury functions and investor relations. The Management Company also provides general supervision and management advice concerning tax, legal and corporate finance matters, administration and operation, personnel matters, business insurance and the employment of consultants, contractors and agents. Under the terms of the Management Agreement, the Company provides customary indemnification, reimburses certain costs and pays the Management Company an annual management fee of $350,000 plus an operating bonus, not to exceed $400,000, equal to 2.5% of the excess of consolidated EBITDA (as defined in the debt agreements for the Offering) for such year over $25 million. The obligation of the Company to make payments under the Management Agreement is subject to the provisions of the debt agreements for the Offering. Management fees during the six months ended May 2, 1997 were $159,000.

     Since the formation of the Company, the Management Company and certain of its affiliates have made advances and deposits of approximately $1,400,000 through May 2, 1997, and have incurred expenses of approximately $600,000 through May 2, 1997, in connection with certain of the acquisitions. All of these costs were later reimbursed by the Company pursuant to the Management Agreement.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Booth Creek Ski Holdings, Inc.

     We have audited the accompanying balance sheet of Booth Creek Ski Holdings, Inc. (the Company), as of October 31, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at October 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 3, 1997

                         BOOTH CREEK SKI HOLDINGS, INC.

                                 BALANCE SHEET
                                October 31, 1996

                           ASSETS
Total Assets................................................    $ --
                                                                =======
            LIABILITIES AND STOCKHOLDER'S EQUITY
Common stock, $.01 par value, 1,000 shares authorized,
  issued and outstanding....................................    $    10
Additional paid-in capital..................................      2,010
Note receivable from stockholder (Note 2)...................     (2,020)
                                                                -------
Total Liabilities and Stockholder's Equity..................    $ --
                                                                =======

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                             NOTES TO BALANCE SHEET
                                October 31, 1996

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

FORMATION AND OWNERSHIP

     Booth Creek Ski Holdings, Inc. (the Company) was formed October 8, 1996 to acquire and operate ski resort properties located throughout the United States. Through October 31, 1996, the Company had no operations.

     The Company is a wholly owned subsidiary of Booth Creek Ski Group, Inc. (Group).

ACCOUNTING PERIOD

     The Company's fiscal year end is October 31.

2. NOTE RECEIVABLE

     In conjunction with the original issuance of 1,000 shares of common stock, a note due from the original stockholder for $2,020 was issued and has been presented as a reduction to stockholder's equity.

3. SUBSEQUENT EVENTS -- ACQUISITIONS

     On November 27, 1996, the Company completed the acquisition of the assets of the Waterville Valley and Mt. Cranmore ski resorts from American Skiing Company for $14.4 million in cash, assumption of certain liabilities ($.3 million), and a promissory note due to the seller of $2.75 million.

     On December 3, 1996, the Company completed the acquisition of the assets of the Northstar-at-Tahoe, Sierra-at-Tahoe and Bear Mountain ski resorts from Fibreboard Corporation for $119.0 million in cash and assumption of certain estimated liabilities ($2.5 million).

     Both of these acquisitions will be accounted for using the purchase method and will be included in the results of operations of the Company from their respective purchase dates. The acquisitions were financed through equity contributions from Group and various bridge financing facilities.

     The Company is also in various stages of negotiation relating to two additional acquisitions, and expects to complete such acquisitions. These include the acquisition of the stock of Ski Lifts, Inc., which operates four ski resorts referred to as the Snoqualmie Pass ski resort complex, for a total purchase price of approximately $13.9 million, including debt assumption and the acquisition of the stock of Grand Targhee, Incorporated for a total purchase price of $7.6 million, including debt assumption.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                  COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
            FOR THE PERIOD FROM NOVEMBER 1, 1996 TO DECEMBER 2, 1996
                         (DOLLAR AMOUNTS IN THOUSANDS)

Revenue:
  Resort....................................................  $ 1,395
  Real estate and other.....................................      304
                                                              -------
     Total revenue..........................................    1,699
                                                              -------
Cost of sales:
  Resort....................................................    2,890
  Real estate and other.....................................      161
                                                              -------
     Total cost of sales....................................    3,051
                                                              -------
Gross margin................................................   (1,352)
Sales, general and administrative expense...................    1,087
Management fee..............................................       70
                                                              -------
Operating loss..............................................   (2,509)
Interest expense............................................      (86)
Interest and other income...................................       14
Intercompany interest expense, net..........................     (217)
                                                              -------
Loss before income taxes....................................   (2,798)
Income tax benefit..........................................      885
                                                              -------
Net loss....................................................  $(1,913)
                                                              =======

                            See accompanying notes.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                  COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)
            FOR THE PERIOD FROM NOVEMBER 1, 1996 TO DECEMBER 2, 1996
                         (DOLLAR AMOUNTS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................    $(1,913)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation, amortization and depletion..................         90
  Non-cash cost of real estate sales........................        133
  Gain on sale of assets....................................         (9)
  Net changes in assets and liabilities:
     Accounts receivable....................................         56
     Inventories............................................       (776)
     Prepaid expenses.......................................       (308)
     Accounts payable and accrued liabilities...............      5,554
                                                                -------
Net cash provided by operating activities...................      2,827
                                                                -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from property and equipment sales..................         30
Purchase of other assets....................................       (442)
Capital expenditures -- property and equipment..............     (5,531)
Development expenditures -- real estate held for resale.....       (192)
Principal payments received on real estate loans............        115
                                                                -------
Net cash used in investing activities.......................     (6,020)
                                                                -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in intercompany payable to Fibreboard
  Corporation...............................................      1,906
                                                                -------
Net cash provided by financing activities...................      1,906
                                                                -------
Net decrease in cash and cash equivalents...................     (1,287)
Cash and cash equivalents, beginning of period..............      1,499
                                                                -------
Cash and cash equivalents, end of period....................    $   212
                                                                =======

                            See accompanying notes.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
            FOR THE PERIOD FROM NOVEMBER 1, 1996 TO DECEMBER 2, 1996

1. ORGANIZATION AND BASIS OF PRESENTATION

     The Resort Group of Fibreboard Corporation (the "Group") includes the following wholly-owned subsidiaries of Fibreboard Corporation, a Delaware corporation ("Fibreboard"): Trimont Land Company, d.b.a. Northstar-at-Tahoe, Sierra-at-Tahoe, Inc., and Bear Mountain, Inc.

     The accompanying combined financial statements for the period from November 1, 1996 to December 2, 1996 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management of the Group, are considered necessary for a fair presentation of the Group's operating results and cash flows for the period from November 1, 1996 to December 2, 1996. Due to the highly seasonal nature of the Group's business, the results for the interim period are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. The unaudited interim financial statements should be read in conjunction with the following note and the audited financial statements of the Group as of October 31, 1996 and for the ten months then ended.

     The Group recognizes depreciation expense on substantially all resort related assets over the course of the operating ski season, which is presumed to be the months of December through March. Accordingly, depreciation expense of $7,000 recorded in the period from November 1, 1996 to December 2, 1996 is not reflective of the Group's annual depreciation charges.

2. SUBSEQUENT EVENT

     On December 3, 1996, Booth Creek Ski Holdings, Inc. purchased from Fibreboard all of the issued and outstanding capital stock of Trimont Land Company, Sierra-at-Tahoe, Inc. and Bear Mountain, Inc. The aggregate purchase price was $121.5 million in cash, before giving effect to certain working capital adjustments.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fibreboard Corporation and Mr. George N. Gillett, Jr.:

     We have audited the accompanying combined balance sheets of The Resort Group of Fibreboard Corporation (wholly-owned subsidiaries of Fibreboard Corporation, a Delaware corporation) as of October 31, 1996, December 31, 1995, and 1994, and the related combined statements of income, and cash flows for the ten months ended October 31, 1996, and each of the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Resort Group of Fibreboard Corporation as of October 31, 1996, December 31, 1995, and 1994, and the results of its operations and its cash flows for the ten months ended October 31, 1996, and each of the three years ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
November 22, 1996

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                            COMBINED BALANCE SHEETS
              AS OF OCTOBER 31, 1996, DECEMBER 31, 1995, AND 1994
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                   DECEMBER 31,
                                                                OCTOBER 31,    --------------------
                                                                   1996          1995        1994
                                                                -----------      ----        ----
                           ASSETS
Current assets:
  Cash and cash equivalents.................................     $  1,499      $  7,821    $  3,319
  Accounts receivable, net of allowance for doubtful
     accounts of $10, $12, and $11, respectively............          799           853         537
  Current portion of notes receivable.......................          350            78          24
  Inventories...............................................        2,106         3,267       1,468
  Prepaid expenses..........................................          681           545         502
  Current portion of real estate held for resale............        1,416         1,105         208
                                                                 --------      --------    --------
     Total current assets...................................        6,851        13,669       6,058
                                                                 --------      --------    --------
Property and equipment, at cost:
  Land and improvements.....................................       26,500        26,500      12,469
  Buildings.................................................       15,309        14,914      10,907
  Machinery and equipment...................................       38,415        38,923      31,820
  Construction in progress..................................        5,384         --          --
                                                                 --------      --------    --------
                                                                   85,608        80,337      55,196
  Less: Accumulated depreciation............................      (27,285)      (23,261)    (19,447)
                                                                 --------      --------    --------
     Net property and equipment.............................       58,323        57,076      35,749
Timber rights, net of accumulated depletion of $16..........        1,484         --          --
Notes receivable, net of current portion....................        1,368           752         554
Real estate held for resale, net of current portion.........          806         1,162         303
Other assets................................................          770           657         401
                                                                 --------      --------    --------
     Total assets...........................................     $ 69,602      $ 73,316    $ 43,065
                                                                 ========      ========    ========
                 LIABILITIES AND NET ASSETS
Current liabilities:
  Current portion of long-term debt.........................     $ --          $  --       $  1,000
  Accounts payable and accrued liabilities..................        4,323         8,156       7,391
  Intercompany payable to Fibreboard Corporation............       38,715        41,493       4,222
                                                                 --------      --------    --------
     Total current liabilities..............................       43,038        49,649      12,613
Long-term debt..............................................       --             --         10,200
Other long-term liabilities.................................       --             --            500
                                                                 --------      --------    --------
     Total liabilities......................................       43,038        49,649      23,313
Commitments (Note 11)
  Net assets................................................       26,564        23,667      19,752
                                                                 --------      --------    --------
  Total liabilities and net assets..........................     $ 69,602      $ 73,316    $ 43,065
                                                                 ========      ========    ========

   The accompanying notes are an integral part of these financial statements.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
             FOR THE TEN MONTHS ENDED OCTOBER 31, 1996 AND 1995 AND
               THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                 DECEMBER 31,
                                              OCTOBER 31,   OCTOBER 31,   ---------------------------
                                                 1996          1995        1995      1994      1993
                                              -----------   -----------    ----      ----      ----
                                                            (UNAUDITED)
Revenue:
  Resort....................................    $36,829       $32,072     $39,823   $40,810   $25,528
  Real estate...............................      3,595         4,659       5,028       610     --
  Timber....................................        693        --             185     --        --
                                                -------       -------     -------   -------   -------
       Total revenue........................     41,117        36,731      45,036    41,420    25,528
                                                -------       -------     -------   -------   -------
Cost of Sales:
  Resort....................................     26,950        21,536      28,569    26,920    18,117
  Real estate (including $1,461, $1,488,
     $1,618, $0, and $0, respectively, of
     non-cash cost of sales) (Note 3).......      1,739         1,780       1,928       280     --
  Timber....................................        403        --              61     --        --
                                                -------       -------     -------   -------   -------
       Total cost of sales..................     29,092        23,316      30,558    27,200    18,117
                                                -------       -------     -------   -------   -------
       Gross margin.........................     12,025        13,415      14,478    14,220     7,411
Sales, General, and Administrative
  Expense...................................      5,220         4,399       5,871     5,545     4,579
Management Fee (Note 8).....................        701           513       1,247       655       507
                                                -------       -------     -------   -------   -------
       Operating income.....................      6,104         8,503       7,360     8,020     2,325
Interest expense............................        100           418         439       741       326
Interest and other income...................       (350)          (84)       (106)      (75)     (140)
Intercompany interest expense, net..........      1,439        --             488     --        --
                                                -------       -------     -------   -------   -------
       Income before income taxes...........      4,915         8,169       6,539     7,354     2,139
Provision for Income Taxes..................      2,018         3,308       2,624     2,979       876
                                                -------       -------     -------   -------   -------
Net income..................................    $ 2,897       $ 4,861     $ 3,915   $ 4,375   $ 1,263
                                                =======       =======     =======   =======   =======

   The accompanying notes are an integral part of these financial statements.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE TEN MONTHS ENDED OCTOBER 31, 1996 AND 1995 AND
               THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                     DECEMBER 31,
                                              OCTOBER 31,    OCTOBER 31,    -------------------------------
                                                 1996           1995          1995       1994        1993
                                              -----------    -----------      ----       ----        ----
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income..............................      $ 2,897       $  4,861      $  3,915    $ 4,375    $  1,263
  Adjustments to reconcile to cash
     provided by operating activities --
     Depreciation, amortization, and
       depletion..........................        4,354          2,989         4,024      3,449       2,514
     Non-cash cost of real estate sales
       (Note 3)...........................        1,461          1,488         1,618      --          --
     Gain on sale of assets...............         (147)           (20)         (342)      (326)      --
     Changes in assets and liabilities --
     Decrease (increase) in accounts
       receivable.........................           54            242          (286)      (107)       (161)
     Decrease (increase) in inventories...        1,161           (427)       (1,427)        (9)       (308)
     (Increase) decrease in prepaid
       expenses...........................         (136)          (116)           56        106        (479)
     (Increase) decrease in notes
       receivable.........................         (888)          (150)         (252)       116          66
     (Decrease) increase in accounts
       payable and accrued liabilities....       (3,833)        (1,361)          555      1,878       1,317
                                                -------       --------      --------    -------    --------
       Net cash provided by operating
          activities......................        4,923          7,506         7,861      9,482       4,212
                                                -------       --------      --------    -------    --------
Cash flows from investing activities:
  Non-cash assets of acquired
     operations...........................       --            (20,604)      (20,604)     --        (13,054)
  Proceeds from property and equipment
     sales................................          361         --             --         --          --
  Development expenditures -- real estate
     held for resale......................       (1,297)        (3,443)       (3,374)      (198)      --
  Capital expenditures -- property and
     equipment............................       (5,761)        (3,786)       (5,226)    (6,199)     (4,619)
  Capitalized interest....................         (157)        --             --         --           (183)
  Acquisition of timber rights............       (1,500)        --             --         --          --
  (Increase) decrease in other assets.....         (113)          (488)         (226)       110        (480)
                                                -------       --------      --------    -------    --------
       Net cash used by investing
          activities......................       (8,467)       (28,321)      (29,430)    (6,287)    (18,336)
                                                -------       --------      --------    -------    --------
Cash flows from financing activities:
  New borrowings..........................       --                            --         --         15,000
  Repayment of long-term debt.............       --            (11,200)      (11,200)    (3,798)        (24)
  (Decrease) increase in intercompany
     payable to Fibreboard Corporation....       (2,778)        29,259        37,271      1,134      (5,949)
                                                -------       --------      --------    -------    --------
       Net cash (used) provided by
          financing activities............       (2,778)        18,059        26,071     (2,664)      9,027
                                                -------       --------      --------    -------    --------
Net increase (decrease) in cash and cash
  equivalents.............................       (6,322)        (2,756)        4,502        531      (5,097)
Cash and cash equivalents, beginning of
  year....................................        7,821          3,319         3,319      2,788       7,885
                                                -------       --------      --------    -------    --------
Cash and cash equivalents, end of year....      $ 1,499       $    563      $  7,821    $ 3,319    $  2,788
                                                =======       ========      ========    =======    ========
Supplemental cash flow information:
  Cash paid for interest to third
     parties..............................      $    55       $    590      $    590    $   810    $    186
                                                =======       ========      ========    =======    ========

   The accompanying notes are an integral part of these financial statements.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. ORGANIZATION

BASIS OF PRESENTATION

     The Resort Group of Fibreboard Corporation (the Group) includes the following wholly-owned subsidiaries of Fibreboard Corporation, a Delaware corporation (Fibreboard): Trimont Land Company, d.b.a. Northstar-at-Tahoe (Northstar), Sierra-at-Tahoe, Inc. (Sierra), and Bear Mountain, Inc. (Bear), from the date of acquisition by Fibreboard.

     Although for presentation purposes the Group's fiscal years and months are on a calendar basis, these fiscal periods actually end on the last Saturday of the period. Fiscal year 1995 and 1993 each contained 52 weeks; fiscal year 1994 contained 53 weeks. The impact of the additional week in 1994 resulted in increased revenue and income as the additional week was a peak holiday week.

BUSINESS

     Northstar is a year-round destination resort including ski and golf facilities. Northstar also has real estate operations. Sierra is a day ski area. Both Northstar and Sierra are located near Lake Tahoe, California. Bear is a day ski area located approximately two hours from Los Angeles, California.

     Operations are highly seasonal at all locations with more than 75% of revenues realized during the ski season from late November through early April. The length of the ski season and the profitability of operations are impacted by weather. Although Northstar and Bear have snowmaking capacity to mitigate some of the effects of adverse weather conditions, abnormally warm weather or lack of adequate snowfall can materially affect revenues. Sierra lacks significant snowmaking capability but generally benefits from higher annual snowfall. Depending on the weather and other factors, annual skier visits have varied from 300,000 to 500,000 at Northstar, 230,000 to 350,000 at Sierra and 230,000 to
360,000 at Bear over the last decade.

     In 1993 and 1994, Northstar's real estate activities consisted primarily of property management services for the homeowners at the resort. Beginning in 1995, the Group began also developing and selling residential lots.

     Other risks and uncertainties that face the resort group include competitive pressures affecting the number of skier visits and ticket prices; the success of marketing efforts to maintain and increase skier visits; the possibility of equipment failure; and continued access to water for snowmaking.

     On August 29, 1996, Fibreboard entered into a letter of intent to sell the assets of the Group to Booth Creek, Inc., for $121.5 million in cash. The transaction is expected to close in December 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Group participates in Fibreboard's centralized cash management system to minimize the amount of cash on deposit with banks and to maximize interest income. Cash includes cash on hand or in banks available for immediate disbursal. The Group considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out) or market. The components of inventories are as follows:

                                                                    DECEMBER 31,
                                                     OCTOBER 31,   ---------------
                                                        1996        1995     1994
                                                     -----------    ----     ----
Retail Products....................................    $1,186      $1,851   $  756
Supplies...........................................       805       1,141      424
Food and Beverage..................................       115         275      288
                                                       ------      ------   ------
     Total inventories.............................    $2,106      $3,267   $1,468
                                                       ======      ======   ======

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method based upon the estimated service lives of the property, ranging from 3 to 20 years. Annual depreciation on most property and equipment is recognized from December 1 to March 31, consistent with the ski season. Therefore, the accompanying statement of operations for the ten month period ended October 31, 1996 includes 75% of annual depreciation. Depreciation expense for the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993 was $4,338, $4,024, $3,449, and $2,514, respectively.

     The Group capitalizes interest on borrowed funds during construction periods. Capitalized interest is amortized over the lives of the related assets. Interest capitalized in the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993 was $64, $0, $0, and $183,
respectively.

ADVERTISING COSTS

     The cost of advertising is expensed when the advertisement is released. The cost of professional services for advertising, sales campaigns, promotion, and public relations is expensed when the services are rendered. The cost of brochures is expensed over the ski season.

INCOME TAXES

     The Group accounts for income taxes according to the provisions of Statement of Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. Deferred taxes primarily consist of the basis differences associated with property and equipment and certain liabilities as of October 31, 1996 and December 31, 1995 and 1994.

     The Group is included in the federal and state consolidated tax returns of Fibreboard. The Group computes its tax liability as if it had filed a separate tax return and accrues such amount to Fibreboard. Accordingly, all current and deferred taxes, which are provided for in total at the statutory rate, are included in the intercompany payable to Fibreboard Corporation.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     The following table summarizes the differences between the statutory federal and the effective rate:

                                                                  DECEMBER 31,
                                               OCTOBER 31,   ----------------------
                                                  1996        1995     1994    1993
                                               -----------    ----     ----    ----
Tax at statutory federal rate................    $1,721      $2,289   $2,574   $749
State taxes, net of federal tax benefit......       297         395      445    129
Other........................................        --         (60)     (40)    (2)
                                                 ------      ------   ------   ----
Tax provision................................    $2,018      $2,624   $2,979   $876
                                                 ======      ======   ======   ====

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year's financial statements to be consistent with the current year presentation.

3. REAL ESTATE OPERATIONS:

     Revenues and profits on the sales of real estate at Northstar are recognized in accordance with SFAS No. 66, "Accounting for the Sales of Real Estate."

     Real estate held for resale includes the initial development expenditures (e.g., roads, sewage systems, engineering fees, and capitalized interest) for a new residential development at Northstar. The costs have been allocated to the individual lots based on the development phase in which the lot is located. The current portion of these costs relates to lots which the Group expects to sell within one year. These costs are recognized as non-cash cost of sales upon the sale of the lot.

     Effective January 1, 1996, the Group capitalized interest applicable to real estate development. In the ten months ended October 31, 1996, approximately $119 was capitalized. Of that amount, $26 was applicable to lots sold in 1996. Such amount is reflected in cost of sales in the accompanying statement of operations.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

3. REAL ESTATE OPERATIONS -- (CONTINUED)
     Notes receivable relate to these real estate sales and equipment sales and consist of the following as of October 31, 1996 and December 31, 1995 and 1994:

                                                                         DECEMBER 31,
                                                          OCTOBER 31,    ------------
                                                             1996        1995    1994
                                                          -----------    ----    ----
Secured notes receivable bearing interest at 7.75% to
  10.5%; payments of interest and principal are due
  monthly and the notes mature between 1997 and
  2011................................................      $1,584       $830    $578
Notes receivable for sale of equipment; payable in
  full in April 1997..................................         134         --      --
                                                            ------       ----    ----
                                                             1,718        830     578
Less: current portion.................................        (350)       (78)    (24)
                                                            ------       ----    ----
Long-term notes receivable............................      $1,368       $752    $554
                                                            ======       ====    ====

     Future maturities of these notes are as follows:

1996 (two months)...........................................    $   11
1997........................................................       454
1998........................................................       784
1999........................................................        29
2000........................................................        32
2001........................................................        34
Thereafter..................................................       374
                                                                ------
                                                                $1,718
                                                                ======

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

                                                                     DECEMBER 31,
                                                      OCTOBER 31,   ---------------
                                                         1996        1995     1994
                                                      -----------    ----     ----
Accounts payable....................................    $1,176      $3,396   $2,885
Payroll related.....................................     1,076       1,640    1,362
Taxes other than income.............................       945         647      541
Unearned income.....................................       880       2,177    2,153
Interest............................................        50           5      155
Other...............................................       196         291      295
                                                        ------      ------   ------
                                                        $4,323      $8,156   $7,391
                                                        ======      ======   ======

     Unearned income relates primarily to season ski passes and customer deposits. Revenue from season passes is recognized ratably over the ski season.

5. EMPLOYEE BENEFIT PLANS

     The Group's employees are eligible to participate in a 401(k) plan. The Group contributed $226, $288, $246, and $207 as a result of these plans in the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively. Certain current and former group employees have vested benefits in Fibreboard's defined benefit plan which was frozen in 1993. All pension liabilities and expenses are funded directly by Fibreboard.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

5. EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     Certain Group officers and key employees participate in the Fibreboard stock option, rights, and long-term equity incentive plans. Stock options are generally granted at the then market value of Fibreboard stock. If the option price is less than the market price, compensation expense is recognized over the vesting period. Compensation related to restricted stock awards, rights, and incentive compensation is recognized over the related term of the award.

6. CREDIT FACILITY

     The Group's long-term debt consisted of the following as of December 31, 1994:

                                                               1994
                                                               ----
Reducing revolving credit facility, interest at LIBOR plus
  1.0% to 1.375%, secured by the assets of the Group........  $ 6,700
Term loan, interest at prime plus 0.5%, secured by the
  assets of Northstar.......................................    4,500
                                                              -------
                                                               11,200
Less current portion........................................   (1,000)
                                                              -------
                                                              $10,200
                                                              =======

     The group has a reducing revolving credit facility which provides for maximum borrowings of $34,686. Maximum availability reduces to $28,657 on April 30, 1997, $22,628 on April 30, 1998, and $16,600 on April 30, 1999, with any remaining outstanding amounts due on May 31, 2000. Borrowings against the line are secured by all of the stock and assets of the Group. As of October 31, 1996, no amounts were borrowed against this facility. The Company pays a fee of 0.375% of the unused amount; such fees were $81, $85, $33, and $9 for the ten months ended October 31, 1996, and each of the years ended December 31, 1995, 1994, and 1993, respectively, and are included in interest expense. The amount of credit available to the Group is reduced by $1,207 of letters of credit outstanding as of October 31, 1996.

     The Group's loan agreements contain various financial covenants, the most restrictive of which impose limitations on dividends and other distributions and require the maintenance of minimum levels of net worth and certain coverage ratios. As of September 30, 1996, the most recent reporting date for the bank, the Group was not in compliance with certain covenants. The Group obtained a waiver from the bank and was therefore able to draw on the line of credit through the next reporting date for the bank, December 31, 1996. At that time, the compliance with covenants will again be reviewed.

7. ACQUISITIONS

SIERRA-AT-TAHOE

     In July 1993, the Group acquired the net assets of Sierra Ski Ranch for $13,054 in cash. The acquisition was accounted for as a purchase of assets. The ski area was subsequently renamed Sierra-at-Tahoe.

BEAR MOUNTAIN

     In October 1995, the Group acquired the net assets of Bear for $20,604 in cash. The acquisition was accounted for as a purchase of assets. The Group's acquisition of Bear was financed by a loan from Fibreboard, which has been recorded at the Group level and is included in the intercompany payable balance as of October 31, 1996 and December 31, 1995.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

7. ACQUISITIONS -- (CONTINUED)
     The table below presents the unaudited revenues and net income of the Group as if Sierra and Bear had been a member of the Group since January 1, 1994, and had been charged intercompany interest from that date.

                                                      YEARS ENDED DECEMBER 31,
                                                     ---------------------------
                                                      1995      1994      1993
                                                      ----      ----      ----
Revenue:
  Resort...........................................  $48,304   $56,891   $44,302
  Real estate......................................    5,028       610     --
  Timber...........................................      185     --        --
                                                     -------   -------   -------
                                                      53,517    57,501    44,302
                                                     =======   =======   =======
Net Income.........................................  $ 3,672   $ 5,065   $ 1,737
                                                     =======   =======   =======

     The pro forma information does not purport to be indicative of results that actually would have occurred had the acquisitions been made on the dates indicated or of results which may occur in the future.

8. INTERCOMPANY TRANSACTIONS:

     The Group is charged a management fee by Fibreboard based on services rendered at Fibreboard for the benefit of the Group. These services primarily relate to legal, accounting, cash management, human resources, tax consultation and filings, management information systems (MIS), and overall corporate strategy and direction. The fee for the above services and others is based on a percentage of income, headcount, and estimated time spent by the legal and MIS staff on the Group's behalf.

     This fee was $701, $1,247, $655, and $507, for the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively.

     The Group was charged interest of $1,622, including $183 which was capitalized by the Group (Notes 2 and 3), and $488 by Fibreboard for the ten months ended October 31, 1996, and for the year ended December 31, 1995, respectively, based on outstanding intercompany amounts.

     In 1996, Fibreboard transferred timber rights of $1.5 million to the Group.

     All of the above transactions are accounted for through the Intercompany payable to Fibreboard Corporation account. In addition, all excess cash is remitted to and checks are covered by Fibreboard. Allocations for payroll, taxes, workers' compensation and income taxes are also accounted for through this account. The most significant activity, which occurred during 1995, related to the acquisition of Bear Mountain ($20,604) which was funded by Fibreboard and the refinancing of separate Group debt ($11,200) by Fibreboard.

Intercompany payable to Fibreboard Corporation
  Balance, December 31, 1994................................  $ 4,222
  Bear Mountain Acquisition.................................   20,604
  Debt Refinancing..........................................   11,200
  Other, net................................................    5,467
                                                              -------
  Balance, December 31, 1995................................   41,493
  Other, net................................................   (2,778)
                                                              -------
  Balance, October 31, 1996.................................  $38,715
                                                              =======

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

9. LITIGATION:

     The nature of the ski industry includes the risk of skier injuries. Generally, the Group has insurance to cover potential claims; in some cases the amounts of the claims are very substantial. Also, a case involving a fatality in 1994 may subject the Group to punitive damages which are not included in the Group's insurance coverage. The Group is also involved in a number of other claims arising from its operations.

     Management, in consultation with legal counsel, believes resolution of these claims will not have a material adverse impact on its financial condition or results of operations.

10. BUSINESS SEGMENTS

     The Company operates is three business segments -- resorts, real estate, and timber. Data by segment is as follows:

                                          OCTOBER 31,          DECEMBER 31,
                                          -----------   ---------------------------
                                             1996        1995      1994      1993
                                             ----        ----      ----      ----
Revenue:
  Resort................................    $36,829     $39,823   $40,810   $25,528
  Real estate...........................      3,595       5,028       610        --
  Timber................................        693         185        --        --
                                            -------     -------   -------   -------
                                             41,117      45,036    41,420    25,528
                                            =======     =======   =======   =======
Operating income:
  Resort................................      5,805       7,002     6,084     2,325
  Real estate...........................        116         116       116        --
  Timber................................         --          --        --        --
                                            -------     -------   -------   -------
                                              6,104       7,360     8,020     2,325
                                            =======     =======   =======   =======
Depreciation, amortization, and
  depletion:
  Resort................................      4,338       4,024     3,449     2,514
  Real estate...........................         --          --        --        --
  Timber................................         16          --        --        --
                                            -------     -------   -------   -------
                                              4,354       4,024     3,449     2,514
                                            =======     =======   =======   =======
Capital expenditures, exclusive of
  acquisitions:
  Resort................................      5,761       5,226     6,199     4,619
  Real estate...........................      1,297       3,374       198        --
  Timber................................      1,500          --        --        --
                                            -------     -------   -------   -------
                                              8,558       8,600     6,397     4,619
                                            =======     =======   =======   =======
Identifiable assets:
  Resorts...............................     58,323      57,076    35,749
  Real estate...........................      3,806       3,097     1,089
  Timber................................      1,484          --        --
  Corporate.............................      5,989      13,143     6,227
                                            -------     -------   -------
                                            $69,602     $73,316   $43,065
                                            =======     =======   =======

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

11. COMMITMENTS:

     The Group leases certain machinery and equipment under operating leases. Minimum lease payments for the remainder of 1996 and the next five years are as follows:

1996 (two months)...........................................    $  307
1997........................................................       973
1998........................................................       504
1999........................................................       224
2000........................................................        84
2001........................................................      --
                                                                ------
                                                                $2,092
                                                                ======

     In addition, the Group leases property from the U.S. Forest Service for Sierra and Bear. These leases are effective through 2008 and 2020, respectively. Lease payments are based on a percentage of revenues. Total rent expense for all operating leases amounted to $1,842, $1,411, $1,216, and $550, in the ten months ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively.

     During 1996, the Group entered into a contract to replace certain lift equipment at Sierra. The total cost of the new equipment is approximately $8.4 million of which the Group will receive a vendor's credit for $2 million related to the equipment being replaced. As of October 31, 1996, the Group had incurred approximately $2.3 million toward this commitment.

                        WATERVILLE VALLEY SKI AREA LTD.

                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                                               FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                               OCTOBER 28, 1996 TO    OCTOBER 28, 1995 TO
                                                                NOVEMBER 26, 1996      NOVEMBER 26, 1995
                                                               -------------------    -------------------
Revenue:
  Resort services..........................................         $  79,963              $ 185,572
  Consumer products........................................            61,711                112,637
  Rental and other income..................................            49,374                 75,180
  Conference center........................................           119,212                 61,381
                                                                    ---------              ---------
                                                                      310,260                434,770
Cost of sales:
  Resort services..........................................           135,307                224,969
  Consumer products........................................           150,962                101,081
  Rental and other income..................................            57,394                 29,397
  Conference center........................................            94,712                 80,632
                                                                    ---------              ---------
                                                                      438,375                436,079
                                                                    ---------              ---------
Expenses:
  Selling, general and administrative......................           180,738                243,161
  Utilities................................................            45,583                115,768
  Insurance................................................             9,546                 23,899
  Depreciation and amortization............................            82,300                 94,000
                                                                    ---------              ---------
                                                                      318,167                476,828
                                                                    ---------              ---------
Loss from operations.......................................          (446,282)              (478,137)
Interest expense...........................................             9,750                 25,239
                                                                    ---------              ---------
Net loss...................................................         $(456,032)             $(503,376)
                                                                    =========              =========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                             FOR THE PERIOD FROM   FOR THE PERIOD FROM
                                                             OCTOBER 28, 1996 TO   OCTOBER 28, 1995 TO
                                                              NOVEMBER 26, 1996     NOVEMBER 26, 1995
                                                             -------------------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...................................................       $(456,032)            $(503,376)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization............................          82,300                94,000
  Changes in operating assets and liabilities:
     Accounts receivable...................................         (42,874)               37,541
     Inventories...........................................          86,607               (87,819)
     Prepaid expenses and other assets.....................         (18,039)              (22,183)
     Accounts payable and accrued expenses.................          77,220                94,314
                                                                  ---------             ---------
Net cash used in operating activities......................        (270,818)             (387,523)
                                                                  ---------             ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment..................        (156,445)              (37,711)
                                                                  ---------             ---------
Net cash used in investing activities......................        (156,445)              (37,711)
                                                                  ---------             ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Due to affiliate...........................................         426,141               580,150
Principal payments on long-term debt.......................          (5,069)               (1,282)
                                                                  ---------             ---------
Net cash provided by financing activities..................         421,072               578,868
                                                                  ---------             ---------
Net increase (decrease) in cash............................          (6,191)              153,634
Cash at beginning of period................................         116,115               225,068
                                                                  ---------             ---------
Cash at end of period......................................       $ 109,924             $ 378,702
                                                                  =========             =========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
         For the Periods from October 28, 1996 to November 26, 1996 and from October 28, 1995, to November 26, 1995

1. ORGANIZATION AND BASIS OF PRESENTATION

     Waterville Valley Ski Area Ltd. (the "Company") was a wholly-owned subsidiary of S-K-I Ltd., which was acquired by American Skiing Company on June 30, 1996. The Company owns and operates the Waterville Valley ski resort and conference center in Waterville Valley, New Hampshire.

     Due to the change in ownership on June 30, 1996 and the related purchase accounting, the statements of operations and cash flows for the 1996 period are not comparable to the 1995 period, primarily in the areas of depreciation, amortization, interest expense and income taxes. Accordingly, the two periods are separated by a vertical line.

     The accompanying combined financial statements for the period from October 28, 1996 to November 26, 1996 and from October 28, 1995 to November 26, 1995 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's operating results and cash flows for such periods. Due to the highly seasonal nature of the Company's business, the results for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. The unaudited interim financial statements should be read in conjunction with the following note and the audited financial statements of the Company as of October 27, 1996 and for the period from July 1, 1996 to October 27, 1996.

2. SUBSEQUENT EVENT

     On November 27, 1996, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of Booth Creek Ski Holdings, Inc., purchased the assets of the Company and another resort from subsidiaries of American Skiing Company for an aggregate purchase price of $17.5 million. The purchase price was paid with $14.75 million in cash, before giving effect to certain working capital adjustments, and a $2.75 million note issued to American Skiing Company.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Waterville Valley Ski Area Ltd.

     We have audited the accompanying balance sheet of Waterville Valley Ski Area Ltd., as of October 27, 1996 and the related statements of operations and accumulated deficit and cash flows for the period from July 1, 1996 to October 27, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waterville Valley Ski Area Ltd. as of October 27, 1996 and the results of its operations and its cash flows for the period from July 1, 1996 to October 27, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
January 25, 1997

                        WATERVILLE VALLEY SKI AREA LTD.

                                 BALANCE SHEET
                                October 27, 1996

                           ASSETS
Current assets:
  Cash......................................................  $   116,115
  Accounts receivable, net of allowance of $37,236 for
     doubtful accounts......................................      320,972
  Inventories...............................................      223,721
  Prepaid expenses and other assets.........................      217,044
                                                              -----------
       Total current assets.................................      877,852
Property, plant and equipment, net..........................   13,066,931
Goodwill, net...............................................    1,272,650
                                                              -----------
       Total assets.........................................  $15,217,433
                                                              ===========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $   432,180
  Accrued expenses..........................................      878,581
  Advance ticket revenue....................................      454,946
  Due to affiliate..........................................      557,220
  Current portion of notes payable..........................       21,300
  Capital lease obligations.................................      106,256
                                                              -----------
       Total current liabilities............................    2,450,483
Notes payable, net of current portion.......................      150,754
Deferred taxes..............................................      875,000
Commitments and contingencies
Stockholder's equity:
  Common stock, no par, 100 shares authorized, issued and
     outstanding............................................   12,940,000
  Accumulated deficit.......................................   (1,198,804)
                                                              -----------
       Total stockholder's equity...........................   11,741,196
                                                              -----------
       Total liabilities and stockholder's equity...........  $15,217,433
                                                              ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                  Period from July 1, 1996 to October 27, 1996

Revenue:
  Resort services...........................................  $   116,506
  Consumer products.........................................       76,693
  Rental and other income...................................      244,789
  Conference center.........................................      516,716
                                                              -----------
                                                                  954,704
Cost of sales:
  Resort services...........................................      238,470
  Consumer products.........................................      106,080
  Rental and other expenses.................................      243,639
  Conference center.........................................      344,559
                                                              -----------
                                                                  932,748
                                                              -----------
                                                                   21,956
Expenses:
  Selling, general and administrative.......................      704,987
  Utilities.................................................      216,090
  Insurance.................................................       30,333
  Depreciation and amortization.............................      329,350
                                                              -----------
                                                                1,280,760
                                                              -----------
Loss from operations........................................   (1,258,804)
Interest expense............................................      (50,000)
                                                              -----------
Loss before income tax benefit..............................   (1,308,804)
Income tax benefit..........................................      110,000
                                                              -----------
Net loss and accumulated deficit at October 27, 1996........  $(1,198,804)
                                                              ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                            STATEMENT OF CASH FLOWS
                  Period from July 1, 1996 to October 27, 1996

Operating activities
  Net loss..................................................    $(1,198,804)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................        329,350
     Changes in operating assets and liabilities:
       Accounts receivable..................................         27,380
       Inventories..........................................         33,507
       Prepaid expenses.....................................       (169,952)
       Accounts payable and accrued expenses................        900,507
                                                                -----------
  Net cash used in operating activities.....................        (78,012)
Investing activity
  Purchase of property, plant and equipment.................       (366,931)
                                                                -----------
  Net cash used in investing activity.......................       (366,931)
Financing activities
  Due to affiliate..........................................        407,314
  Principal payments on long-term debt......................         (5,379)
                                                                -----------
  Net cash provided by financing activities.................        401,935
                                                                -----------
Net decrease in cash........................................        (43,008)
Cash at beginning of period.................................        159,123
                                                                -----------
Cash at end of period.......................................    $   116,115
                                                                ===========
State income taxes paid.....................................    $    15,000
                                                                ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                         NOTES TO FINANCIAL STATEMENTS
                                October 27, 1996

1. BUSINESS ORGANIZATION

     Waterville Valley Ski Area Ltd. (the Company) is a wholly-owned subsidiary of S-K-I Ltd., which was acquired by American Skiing Company on June 30, 1996 (see Note 3). The Company owns and operates the Waterville Valley ski resort and conference center located in Waterville Valley, New Hampshire. The Company also operates a year-round base camp adventure center offering mountain bikers, cross country skiers and hikers access to 100 kilometers of trails in the White Mountains National Forest.

     Due to the seasonality of the Company's business and the nature of its operations, which require a significant level of fixed operating costs, operating results may be significantly affected by the level of revenues, which depend on, among other things, weather conditions. The seasonality also has a significant effect on the Company's working capital requirements during the year, since operating losses are generally incurred from May through October. To the extent cash flows from operations are not sufficient to meet its working capital requirements, the Company has been dependent on borrowings from its affiliates, principally S-K-I Ltd. As discussed in Note 12, Booth Creek Ski Holdings Inc. purchased the business and net assets of the Waterville Valley ski resort and conference center effective November 27, 1996 and has represented that it has the ability and intent to fund its operations for the foreseeable future until the Company is able to support its own operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

     Revenues from the sale of lift tickets, ski schools and the repair shop have been included in the statement of operations in the caption Resort Services. Revenues from restaurants and retail shop sales have been included in the caption Consumer Products. Revenues from ski, locker and real estate rentals have been included in the caption Rental and Other Income. Revenues from use of the Company's convention center have been included in the caption Convention Center.

     Revenue is recognized at the time services are provided or products are sold. Sales of season and advance lift tickets prior to the beginning of the skiing season (November 1) are deferred and recognized in Resort Services during the ski season, which generally commences in November and extends through April.

INVENTORIES

     Inventories, which consist principally of food, beverage and retail merchandise, are valued at the lower of cost (first-in, first-out) or market.

INCOME TAXES

     The Company determines its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires that the liability method be used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company is a wholly-owned subsidiary of S-K-I Ltd., which files its federal return on a consolidated basis. However, the Company, for purposes of the accompanying financial statements, has provided for income taxes on a separate-return basis.

                        WATERVILLE VALLEY SKI AREA LTD.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost with depreciation being computed ratably on a monthly basis using the straight-line method over the useful lives of the related assets:

Land and trail improvements.................................     20 years
Buildings and improvements..................................     20 years
Machinery, snow making and other equipment..................    3-6 years
Lifts and lines.............................................  10-20 years

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable and notes payable approximate their fair values.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company accounts for impairment of long-lived assets based on Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," which provides criteria for the recognition and measurement of impairment loss associated with long-lived assets. This standard has had no material impact on the Company's financial position or results of operations.

GOODWILL

     Goodwill represents the excess of cost over the fair value of net assets of businesses acquired, which is amortized over 20 years. Accumulated amortization is $29,350 at October 27, 1996.

                        WATERVILLE VALLEY SKI AREA LTD.

3. ACQUISITION

     On June 30, 1996, the capital stock of S-K-I Ltd. was acquired by American Skiing Company, with S-K-I Ltd. becoming the surviving company. The acquisition was accounted for under the purchase method of accounting. The portion of the total purchase price allocated to the Company was as follows:

Assets
  Current assets............................................  $   812,000
  Property, plant and equipment.............................   13,000,000
  Goodwill..................................................    1,302,000
                                                              -----------
                                                               15,114,000
Liabilities
  Current liabilities.......................................    1,143,000
  Notes payable.............................................      156,000
  Deferred income taxes.....................................      875,000
                                                              -----------
                                                                2,174,000
                                                              -----------
                                                              $12,940,000
                                                              ===========

4. INVENTORIES

     Inventories consist of the following:

        Retail merchandise..................................  $   192,241
        Food and beverage...................................       31,480
                                                              -----------
                                                              $   223,721
                                                              ===========

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

        Land................................................  $   610,000
        Land and trail improvements.........................    2,151,878
        Buildings and improvements..........................    4,620,572
        Machinery, snow making and other equipment..........    3,654,018
        Lifts and lines.....................................    1,630,000
        Construction in progress............................      700,463
                                                              -----------
                                                               13,366,931
        Less accumulated depreciation and amortization......     (300,000)
                                                              -----------
                                                              $13,066,931
                                                              ===========

                        WATERVILLE VALLEY SKI AREA LTD.

6. ACCRUED EXPENSES

     Accrued expenses consist of the following:

Accrued costs in connection with acquired business..........  $200,000
Accrued compensation........................................    55,135
Deposits....................................................    50,527
Accrued rentals.............................................    90,082
Accrued utilities and other operating.......................   322,074
Unearned advertising revenue................................    64,000
Accrued insurance...........................................    96,763
                                                              --------
                                                              $878,581
                                                              ========

7. TRANSACTIONS WITH AFFILIATE

     S-K-I Ltd. provides all cash management and working capital financing to the Company. S-K-I Ltd. also provides certain insurance coverages and management services for which a corporate charge is allocated to the Company. The corporate charge covering management services, including staff salaries, payroll taxes, employee benefits and officers life insurance amounted to $32,096 for the period from July 1, 1996 to October 27, 1996. The corporate charge included in insurance expense for insurance coverages, including liability and workers' compensation, amounted to $25,333 for the period from July 1, 1996 to October 27, 1996.

     Interest expense of $36,000 for the period from July 1, 1996 to October 27, 1996 represents interest cost, net of interest income, charged to the Company from S-K-I Ltd. related to the net amounts due to and from S-K-I Ltd. based on average monthly balances. These amounts are included in interest expense.

8. NOTES PAYABLE

     Notes payable consists of the following:

Note payable -- Town of Waterville..........................  $162,271
Other notes payable.........................................     9,783
                                                              --------
                                                               172,054
Less current portion........................................    21,300
                                                              --------
                                                              $150,754
                                                              ========

     These notes are unsecured and interest rates range from 7% to 14%. Interest paid on these notes approximated interest expense of $14,000 for the period from July 1, 1996 to October 27, 1996.

     Aggregate annual maturities of long-term debt obligations as of October 27, 1996 are as follows:

1997........................................................  $ 21,300
1998........................................................    15,615
1999........................................................    15,615
2000........................................................    15,615
2001........................................................    15,615
Thereafter..................................................    88,294
                                                              --------
                                                              $172,054
                                                              ========

                        WATERVILLE VALLEY SKI AREA LTD.

9. LEASES AND PERMITS

     The Company operates certain portions of its skiing terrain under special use permits granted by the U.S. Forest Service. Amounts payable under these permits are measured based on percentages of revenues from certain activities. No fees were incurred under these permits for the period from July 1, 1996 to October 27, 1996.

     The Company is committed under operating leases for certain machinery and equipment which expire at various dates through 2001. Total rent expense under operating leases amounted to approximately $86,000 for the period from July 1, 1996 to October 27, 1996.

     Future minimum rental payments under theses leases as of October 27, 1996 are as follows:

1997........................................................  $267,449
1998........................................................   192,701
1999........................................................   178,859
2000........................................................   173,501
2001........................................................    78,000
                                                              --------
                                                              $890,510
                                                              ========

     The Company leases certain machinery and equipment under agreements classified as capital leases. Assets capitalized under capital leases had a cost of $200,000 and accumulated amortization of $68,000 at October 27, 1996. Future minimum lease payments which are paid in installments during the skiing season under capital leases are as follows:

1997........................................................  $185,652
Less amounts representing interest..........................    79,396
                                                              --------
Less current portion........................................  $106,256
                                                              ========

10. INCOME TAXES

     The income tax benefit of $110,000 for the period from July 1, 1996 to October 27, 1996 is based on the Company's recovery of its previously provided current federal taxes payable in 1995 and 1996. The Company includes currently payable and refundable income taxes in amounts due to an affiliate.

     The deferred tax liability of $875,000 is based on the excess of the financial statement basis of property, plant and equipment over the tax basis principally related to the difference between the fair market value of property, plant and equipment at June 30, 1996, the acquisition date described in Note 3, and the carryover tax basis.

11. MARKETING AGREEMENT

     Effective September 1, 1996, the Company entered into a one-year promotional program with Volvo Cars of North America (Volvo) to promote skiing and snowboarding in New England.

     The Company was provided the use of four Volvo station wagons and $40,000 in cash in exchange for designating Volvo as the official automobile of the Waterville ski area. The Company accounted for the transaction based upon the estimated fair value of the services and cash received of $64,000. This amount has been included as prepaid advertising in prepaid assets and as unearned advertising revenue included in accrued expenses. These amounts will be amortized to advertising expense and income, respectively, during the 1997 ski season.

12. SUBSEQUENT EVENT

     On November 27, 1996, the business and net assets of the Waterville Valley ski resort and conference center, along with another affiliated ski resort, were acquired by Booth Creek Ski Holdings, Inc. for $17,500,000.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Waterville Valley Ski Area Ltd.

     We have audited the accompanying balance sheets of Waterville Valley Ski Area Ltd. as of October 29, 1995 and June 30, 1996, and the related statements of operations and retained earnings (accumulated deficit), and cash flows for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waterville Valley Ski Area Ltd. as of October 29, 1995 and June 30, 1996, and the results of its operations and its cash flows for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
January 25, 1997

                        WATERVILLE VALLEY SKI AREA LTD.

                                 BALANCE SHEETS

                                                                OCTOBER 29,     JUNE 30,
                                                                   1995           1996
                                                                -----------     --------
                           ASSETS
Current assets:
  Cash......................................................    $   237,160    $   159,123
  Accounts receivable, net of allowance of $11,678 in 1995
     and $9,352 in 1996 for doubtful accounts...............        544,767        348,352
  Inventories...............................................        272,582        257,228
  Prepaid expenses..........................................        103,585         47,092
                                                                -----------    -----------
Total current assets........................................      1,158,094        811,795
Property, plant and equipment, net..........................     11,660,674     11,903,703
Deferred taxes..............................................         11,000             --
                                                                -----------    -----------
Total assets................................................    $12,829,768    $12,715,498
                                                                ===========    ===========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $   607,172    $   196,335
  Accrued expenses..........................................        262,393        467,946
  Advance ticket revenue....................................        484,605            919
  Due to affiliate..........................................        799,776        150,200
  Current portion of notes payable..........................         26,986         21,050
  Capital lease obligations.................................             --        106,256
                                                                -----------    -----------
Total current liabilities...................................      2,180,932        942,706
Notes payable, net of current portion.......................        173,349        156,383
Deferred taxes..............................................             --        379,000
Commitments and contingencies
Stockholder's equity:
  Common stock, no par, 100 shares authorized, issued and
     outstanding............................................     10,491,417     10,491,417
  Retained earnings (accumulated deficit)...................        (15,930)       745,992
                                                                -----------    -----------
Total stockholder's equity..................................     10,475,487     11,237,409
                                                                -----------    -----------
Total liabilities and stockholder's equity..................    $12,829,768    $12,715,498
                                                                ===========    ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                                                                             PERIOD FROM
                                                              YEAR ENDED     OCTOBER 30,
                                                              OCTOBER 29,      1995 TO
                                                                 1995       JUNE 30, 1996
                                                              -----------   -------------
Revenue:
  Resort services...........................................  $5,528,249     $ 6,141,127
  Consumer products.........................................   1,278,170       2,607,329
  Rental and other income...................................   1,501,038       1,509,125
  Conference center.........................................   1,345,349         521,146
                                                              ----------     -----------
                                                               9,652,806      10,778,727
Cost of sales:
  Resort services...........................................   2,140,755       2,006,867
  Consumer products.........................................     720,780       1,854,198
  Rental and other expenses.................................     945,950         491,251
  Conference center.........................................     857,169         476,037
                                                              ----------     -----------
                                                               4,664,654       4,828,353
                                                              ----------     -----------
                                                               4,988,152       5,950,374
Expenses:
  Selling, general and administrative.......................   2,754,344       2,329,963
  Utilities.................................................     753,287         962,209
  Insurance.................................................     321,459         297,357
  Depreciation and amortization.............................   1,090,992         900,408
                                                              ----------     -----------
                                                               4,920,082       4,489,937
                                                              ----------     -----------
Income from operations......................................      68,070       1,460,437
Interest expense............................................     (95,000)        (50,000)
                                                              ----------     -----------
Income (loss) before income taxes...........................     (26,930)      1,410,437
Income taxes (benefit)......................................     (11,000)        565,000
                                                              ----------     -----------
Net income (loss)...........................................     (15,930)        845,437
Accumulated deficit, beginning of period....................          --         (15,930)
Dividends declared..........................................          --         (83,515)
                                                              ----------     -----------
Retained earnings (accumulated deficit), end of period......  $  (15,930)    $   745,992
                                                              ==========     ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                            STATEMENTS OF CASH FLOWS

                                                                             PERIOD FROM
                                                              YEAR ENDED     OCTOBER 30,
                                                              OCTOBER 29,      1995 TO
                                                                 1995       JUNE 30, 1996
                                                              -----------   -------------
Operating activities
  Net income (loss).........................................  $   (15,930)   $  845,437
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................    1,090,992       900,408
     Deferred taxes.........................................      (11,000)      390,000
     Changes in operating assets and liabilities:
       Accounts receivable..................................     (544,767)      196,415
       Inventories..........................................     (222,140)       15,354
       Prepaid expenses.....................................     (103,585)       56,493
       Advance ticket revenue...............................     (182,558)     (483,686)
       Accounts payable and accrued expenses................      758,271      (205,284)
                                                              -----------    ----------
  Net cash provided by operating activities.................      769,283     1,715,137
Investing activities
  Purchase of property, plant and equipment.................   (1,248,814)     (808,513)
                                                              -----------    ----------
  Net cash used in investing activities.....................   (1,248,814)     (808,513)
Financing activities
  Principal payments on notes payable and capital leases....      (85,085)     (251,570)
  Due to affiliate..........................................      799,776      (649,576)
  Dividends paid............................................           --       (83,515)
                                                              -----------    ----------
  Net cash provided by (used in) financing activities.......      714,691      (984,661)
                                                              -----------    ----------
Net increase (decrease) in cash.............................      235,160       (78,037)
Cash at beginning of period.................................        2,000       237,160
                                                              -----------    ----------
Cash at end of period.......................................  $   237,160    $  159,123
                                                              ===========    ==========
State income taxes paid.....................................                 $   35,000
                                                                             ==========
Non-cash investing activities:
  Equipment acquired under lease obligations................                 $  334,924
                                                                             ==========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                         NOTES TO FINANCIAL STATEMENTS
                                 June 30, 1996

1. BUSINESS

     Waterville Valley Ski Area Ltd. (the Company), a wholly-owned subsidiary of S-K-I Ltd., owns and operates the Waterville Valley ski resort and conference center located in Waterville Valley, New Hampshire. The Company also operates a year-round base camp adventure center offering mountain bikers, cross country skiers and hikers access to 100 kilometers of trails in the White Mountains National Forest.

     Due to the seasonality of the Company's business and the nature of its operations, which require a significant level of fixed operating costs, operating results may be significantly affected by the level of revenues which depend on, among other things, weather conditions. The seasonality also has a significant effect on the Company's working capital requirements during the year, since operating losses are generally incurred from May through October. To the extent cash flows from operations are not sufficient to meet its working capital requirements, the Company is dependent on borrowings from its affiliates, principally S-K-I Ltd. and its successor (see Note 11), which have represented that they have the ability and intent to fund the Company's operations for the foreseeable future or until the Company is able to support its own operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

     Revenues from the sale of lift tickets, ski schools and repair shop have been included in the statement of operations in the caption Resort Services. Revenues from restaurants and retail shop sales have been included in the caption Consumer Products. Revenues from ski, locker and real estate rentals have been included in the caption Rental and Other Income. Revenues from use of the Company's convention center have been included in the caption Convention Center.

     Revenue is recognized at the time services are provided or products are sold. Sales of season and advance lift tickets prior to the beginning of the skiing season (November 1) are deferred and recognized in Resort Services during the skiing season, which generally commences in November and extends through April.

INVENTORIES

     Inventories, which consist principally of food, beverage and retail merchandise, are valued at the lower of cost (first-in, first-out) or market.

INCOME TAXES

     The Company determines its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires that the liability method be used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company is a wholly-owned subsidiary of S-K-I Ltd., which files its federal return on a consolidated basis using a tax year end of July 31. However, for purposes of the accompanying financial statements, the Company has recorded its tax provision on a separate-return basis.

                        WATERVILLE VALLEY SKI AREA LTD.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost with depreciation being computed ratably on a monthly basis using the straight-line method over the useful lives of the related assets:

Land and trail improvements.................................     20 years
Buildings and improvements..................................     20 years
Machinery, snow making and other equipment..................    3-6 years
Lifts and lines.............................................  10-20 years

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable and notes payable approximate their fair values.

ACCOUNTING PRONOUNCEMENT

     In March 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", which establishes criteria for the recognition and measurement of impairment loss associated with long-lived assets. The Company adopted this standard effective October 30, 1995 and its adoption did not have a material impact on the Company's financial position or results of operations.

3. INVENTORIES

     Inventories consist of the following:

                                                             OCTOBER 29,    JUNE 30,
                                                                1995          1996
                                                             -----------    --------
Retail merchandise.......................................     $241,102      $224,715
Food and beverage........................................       31,480        32,513
                                                              --------      --------
                                                              $272,582      $257,228
                                                              ========      ========

                        WATERVILLE VALLEY SKI AREA LTD.

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                        OCTOBER 29,     JUNE 30,
                                                           1995           1996
                                                        -----------     --------
Land................................................    $   576,719    $   576,719
Land and trail improvements.........................      2,802,998      2,820,209
Buildings and improvements..........................      3,742,613      3,895,776
Machinery, snow making and other equipment..........      3,137,919      4,025,896
Lifts and lines.....................................      2,058,242      2,108,471
Construction in progress............................        377,444        363,691
                                                        -----------    -----------
                                                         12,695,935     13,790,762
Less accumulated depreciation and amortization......      1,035,261      1,887,059
                                                        -----------    -----------
                                                        $11,660,674    $11,903,703
                                                        ===========    ===========

5. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                             OCTOBER 29,    JUNE 30,
                                                                1995          1996
                                                             -----------    --------
Accrued compensation.....................................     $ 44,531      $ 49,762
Deposits.................................................       54,627        52,532
Accrued rentals..........................................       31,826        95,864
Accrued utilities and other operating....................       66,683        78,486
Accrued insurance........................................       64,726       191,302
                                                              --------      --------
                                                              $262,393      $467,946
                                                              ========      ========

6. TRANSACTIONS WITH AFFILIATES

     S-K-I Ltd. provides all cash management and working capital financing to the Company. S-K-I Ltd. also provides certain insurance coverages and management services for which a corporate charge is allocated to the Company. The corporate charge covering management services, including staff salaries, payroll taxes, employee benefits, officers life insurance and professional fees amounted to $227,783 in fiscal 1995 and $554,892 for the period from October 30, 1995 to June 30, 1996. The corporate charge included in insurance expense for insurance coverages, including liability and workers compensation amounted to $226,357 in fiscal 1995 and $261,459 for the period from October 30, 1995 to June 30, 1996.

     Interest expense of $48,000 in fiscal 1995 and $31,000 for the period from October 30, 1995 to June 30, 1996 represents interest cost, net of interest income, charged to the Company related to the net amounts due to and from S-K-I Ltd. based on average monthly balances. These amounts are included in interest expense.

                        WATERVILLE VALLEY SKI AREA LTD.

7. NOTES PAYABLE

     Notes payable consists of the following:

                                                           OCTOBER 29,   JUNE 30,
                                                              1995         1996
                                                           -----------   --------
Note payable -- Town of Waterville.......................   $176,145     $163,502
Other....................................................     24,190       13,931
                                                            --------     --------
                                                             200,335      177,433
Less current portion.....................................     26,986       21,050
                                                            --------     --------
                                                            $173,349     $156,383
                                                            ========     ========

     These notes are unsecured and interest rates range from 7% to 14%. Interest paid on these notes approximated interest expense of $47,000 and $19,000 in fiscal 1995 and for the period from October 30, 1995 to June 30, 1996, respectively.

     Aggregate annual maturities of long-term debt obligations as of June 30, 1996 are as follows:

1997........................................................  $ 21,050
1998........................................................    21,605
1999........................................................    15,615
2000........................................................    15,615
2001........................................................    15,615
Thereafter..................................................    87,933
                                                              --------
                                                              $177,433
                                                              ========

8. LEASES AND PERMITS

     The Company operates certain portions of its skiing terrain under special use permits granted by the U.S. Forest Service. Amounts payable under these permits are measured based on percentages of revenues from certain activities. Fees for these permits amounted to $145,422 in fiscal 1995 and $165,214 for the period from October 30, 1995 to June 30, 1996 and are included in cost of resort services.

     The Company is committed under operating leases for certain machinery and equipment which expire at various dates through 2001. Total rent expense under operating leases for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996 were $235,000 and $213,000, respectively.

     Future minimum rental payments under these leases as of June 30, 1996 are as follows:

1997........................................................    $258,944
1998........................................................     215,489
1999........................................................     173,894
2000........................................................     163,894
2001........................................................     163,894
                                                                --------
                                                                $976,115
                                                                ========

     The Company leases certain machinery and equipment under agreements classified as capital leases. Assets capitalized under capital leases had a cost of $334,924 and accumulated amortization of $136,184 at

                        WATERVILLE VALLEY SKI AREA LTD.

8. LEASES AND PERMITS -- (CONTINUED)
June 30, 1996. Future minimum lease payments which are made in installments during the ski season are as follows:

1997........................................................    $185,652
Less amounts representing interest..........................      79,396
                                                                --------
                                                                $106,256
                                                                ========

9. INCOME TAXES

     The provisions (benefit) for income taxes consisted of the following:

                                                                       PERIOD FROM
                                                        YEAR ENDED     OCTOBER 30,
                                                        OCTOBER 25,      1995 TO
                                                           1995       JUNE 30, 1996
                                                        -----------   -------------
Current:
  Federal.............................................                  $ 110,000
  State...............................................                     65,000
                                                                        ---------
                                                                          175,000
Deferred:
  Federal.............................................   $  (9,000)       295,000
  State...............................................      (2,000)        95,000
                                                         ---------      ---------
                                                           (11,000)       390,000
                                                         ---------      ---------
                                                         $ (11,000)     $ 565,000
                                                         =========      =========

     Income taxes currently payable are included in amounts due to an affiliate.

     The tax effects of temporary differences that give rise to significant portions of net deferred tax assets and liabilities are presented below:

                                                        OCTOBER 29,
                                                           1995       JUNE 30, 1996
                                                        -----------   -------------
Deferred tax assets:
  Net operating loss carryforward.....................   $ 219,000
Deferred tax liabilities:
  Depreciation........................................    (208,000)     $(379,000)
                                                         ---------      ---------
Net deferred tax assets (liabilities).................   $  11,000      $(379,000)
                                                         =========      =========

     At October 29, 1995, the Company had a federal net operating loss carryforward of approximately $547,000, available to reduce future taxable income, which was fully utilized in the period from October 30, 1995 to June 30, 1996.

10. SUBSEQUENT EVENT

     On July 1, 1996, the capital stock of S-K-I Ltd. was acquired by American Skiing Company with S-K-I Ltd. becoming the surviving company. S-K-I Ltd. continued to own and operate Waterville Valley Ski Area Ltd. until November 27, 1996, at which date the business and net assets of the Waterville Valley ski resort and conference center were acquired by Booth Creek Ski Holdings, Inc.

                                SKI LIFTS, INC.

                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                  PERIOD FROM        PERIOD FROM
                                                                OCTOBER 1, 1996    OCTOBER 1, 1995
                                                                TO JANUARY 15,     TO JANUARY 31,
                                                                     1997               1996
                                                                ---------------    ---------------
Revenues:
  Lifts.....................................................      $2,268,458         $3,137,639
  Ski rentals...............................................         322,580            457,500
  Ski school lessons........................................          66,518            141,385
  Service and other sales...................................         123,489            140,130
  Building lease income.....................................          38,488             37,065
  Restaurant sales..........................................         459,798            547,667
  Beer, wine and liquor.....................................         126,862            183,003
  Ski shop..................................................         104,500            132,899
                                                                  ----------         ----------
Total revenues..............................................       3,510,693          4,777,288
                                                                  ----------         ----------
Costs and expenses:
  Operating salaries, wages and other employee costs........       1,755,257          1,849,023
  General, administrative and other operating expenses......       1,225,208          1,387,450
  Depreciation and amortization.............................         277,478            385,016
  Cost of restaurant, liquor and ski shop sales.............         263,900            285,600
                                                                  ----------         ----------
Total costs and expenses....................................       3,521,843          3,907,089
                                                                  ----------         ----------
Operating income............................................         (11,150)           870,199
                                                                  ----------         ----------
Other income (expense):
  Interest income...........................................           5,917              7,635
  Interest expense..........................................        (118,839)          (132,576)
  Gain (loss) on disposal of equipment......................           8,165            (21,459)
  Equity in earnings of real estate partnership.............           7,532                 --
  Ski school administrative and late fees...................           2,000             10,551
  Miscellaneous income -- auction sales.....................              --              3,268
  Other income..............................................           2,480              8,169
                                                                  ----------         ----------
                                                                     (92,745)          (124,412)
                                                                  ----------         ----------
Net income (loss)...........................................      $ (103,895)        $  745,787
                                                                  ==========         ==========

                            See accompanying notes.

                                SKI LIFTS, INC.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                PERIOD FROM       PERIOD FROM
                                                              OCTOBER 1, 1996   OCTOBER 1, 1995
                                                              TO JANUARY 15,    TO JANUARY 31,
                                                                   1997              1996
                                                              ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................    $  (103,895)      $   745,787
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.............................        277,478           385,016
  (Gain) loss on disposal of equipment......................         (8,165)           21,459
  Gain on sale of investment................................             --           (18,890)
  Other.....................................................         31,920            25,051
  Changes in:
     Receivables............................................         (8,040)           59,042
     Inventories............................................        (69,514)         (109,052)
     Prepaid expenses and other.............................         44,272             5,907
     Unearned revenue.......................................      1,203,254           894,248
     Accounts payable and other.............................        789,043           316,336
     Accrued interest, wages and taxes......................        311,226           638,239
     Insurance claims.......................................         24,003             7,144
                                                                -----------       -----------
Net cash provided by operating activities...................      2,491,582         2,970,287
                                                                -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment.........................       (379,269)       (1,141,385)
Proceeds from sale of equipment.............................          8,001                --
Proceeds from sale of investment............................             --           118,358
                                                                -----------       -----------
Net cash used in investing activities.......................       (371,268)       (1,023,027)
                                                                -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit borrowings and repayments, net...............     (1,405,000)       (1,971,000)
Additions to long-term debt.................................        150,000           580,000
Payments on long-term debt and capital leases...............       (679,771)         (355,980)
Distributions to shareholders...............................        (55,141)               --
                                                                -----------       -----------
Net cash used in financing activities.......................     (1,989,912)       (1,746,980)
                                                                -----------       -----------
Net increase in cash and cash equivalents...................        130,402           200,280
Cash and cash equivalents:
  Beginning of year.........................................         84,965            92,607
                                                                -----------       -----------
  End of year...............................................    $   215,367       $   292,887
                                                                ===========       ===========

                            See accompanying notes.

                                SKI LIFTS, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
       FOR THE PERIODS FROM OCTOBER 1, 1996 TO JANUARY 15, 1997 AND FROM
                      OCTOBER 1, 1995 TO JANUARY 31, 1996

1. ORGANIZATION AND BASIS OF PRESENTATION

     Ski Lifts, Inc. (the "Company") operates alpine and cross-country ski resorts at Snoqualmie Summit, Ski Acres, Alpental and Hyak in the western Cascade mountains of Washington State.

     The accompanying financial statements for the periods from October 1, 1996 to January 15, 1997 and from October 1, 1995 to January 31, 1996 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's operating results and cash flows for the periods from October 1, 1996 to January 15, 1997 and from October 1, 1995 to January 31, 1996. Due to the highly seasonal nature of the Company's business, the results for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. The unaudited interim financial statements should be read in conjunction with the following note and the audited financial statements of the Company as of September 30, 1996 and for the year then ended.

2. SUBSEQUENT EVENT

     Effective January 15, 1997, Booth Creek Ski Holdings, Inc. ("Booth Creek") purchased all of the issued and outstanding common stock of the Company for an aggregate purchase price of approximately $14.0 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by the Company of a note in the amount of approximately $9.8 million to the selling shareholders, and other obligations to the selling shareholders of approximately $600,000.

     In connection with the consummation of the acquisition, the Company transferred approximately 71 acres of owned real estate held for development purposes into a Delaware limited liability company (the "Real Estate LLC"), of which the Company is a member and 99% equity interest holder and Booth Creek is the other member and 1% equity interest holder. In addition, the Company granted the Real Estate LLC an option (the "Real Estate Option") to purchase an additional 14 acres of development real estate for nominal consideration, exercisable under certain conditions. The Company also issued 28,000 shares of non-voting preferred stock (the "Preferred Stock") to its prior owners having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the real estate transferred to the Real Estate LLC and the real estate subject to the Real Estate Option. Concurrently with these transactions, the Real Estate LLC entered into an agreement to purchase (the "Preferred Stock Purchase Agreement") the Preferred Stock, on a quarterly basis over the five years following the date of the acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. Booth Creek advanced the first three quarterly installments under the Preferred Stock Purchase Agreement on or prior to March 18, 1997. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the developmental real estate held by the Real Estate LLC and substantially all of its other assets. The Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of the Company without premium. In addition, pursuant to the terms of the Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Ski Lifts, Inc.

     We have audited the accompanying balance sheets of Ski Lifts, Inc. as of September 30, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ski Lifts, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 13 to the financial statements, in December 1996, the stockholders of the Company reached an agreement in principle to sell the stock of the Company to a third party.

     As reported in Note 8 to the financial statements, Ski Lifts, Inc. changed its method of accounting for income taxes effective October 1, 1993.

                                          COOPERS & LYBRAND L.L.P.
Seattle, Washington
December 9, 1996, except for Note 13 to the financial statements as to which the date is December 19, 1996

                                SKI LIFTS, INC.

                                 BALANCE SHEETS
                          SEPTEMBER 30, 1996 AND 1995

                                                                   1996          1995
                                                                   ----          ----
ASSETS
Current assets:
  Cash and cash equivalents.................................    $   84,965    $   92,607
  Receivables...............................................        77,881       170,596
  Inventories...............................................       208,620       211,401
  Prepaid expenses and other................................        44,272        42,832
                                                                ----------    ----------
     Total current assets...................................       415,738       517,436
                                                                ----------    ----------
Property and equipment, net.................................     8,697,089     8,278,770
                                                                ----------    ----------
Other assets:
  Self insurance deposit....................................       360,000       360,000
  Investments, at cost......................................       125,327       243,685
  Equity in real estate partnership.........................         3,771         5,674
  Other.....................................................       120,633       128,898
                                                                ----------    ----------
                                                                   609,731       738,257
                                                                ----------    ----------
     Total assets...........................................    $9,722,558    $9,534,463
                                                                ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit...........................    $3,500,000    $3,395,000
  Current portion of long-term debt.........................        80,115        73,708
  Obligation under capital lease............................        27,215        25,038
  Notes payable to affiliate................................     1,305,205     1,313,178
  Unearned revenue..........................................       151,563       121,212
  Accounts payable and other................................       308,600       490,048
  Accrued interest, wages and business taxes................       234,424        77,510
  Insurance claims..........................................       191,626       284,351
                                                                ----------    ----------
     Total current liabilities..............................     5,798,748     5,780,045
Long-term debt, less current portion........................       553,956       139,071
Obligation under capital lease, less current portion........        37,659        64,873
Deferred income taxes.......................................        28,120        28,120
                                                                ----------    ----------
     Total liabilities......................................     6,418,483     6,012,109
                                                                ----------    ----------
Commitments and contingencies
Stockholders' equity:
  Common stock (1,000 shares authorized and outstanding, no
     par value).............................................        36,720        36,720
  Retained earnings.........................................     3,267,355     3,485,634
                                                                ----------    ----------
     Total stockholders' equity.............................     3,304,075     3,522,354
                                                                ----------    ----------
     Total liabilities and stockholders' equity.............    $9,722,558    $9,534,463
                                                                ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                                SKI LIFTS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                            1996            1995            1994
                                                            ----            ----            ----
Revenues:
  Lifts................................................  $6,155,890      $7,077,779      $6,606,408
  Ski rentals..........................................     934,708       1,057,518       1,094,285
  Ski school lessons...................................     250,345         246,040         223,575
  Service and other sales..............................     230,042         250,867         229,980
  Building lease income................................     173,727         202,733         210,412
  Restaurant sales.....................................   1,117,254       1,216,973       1,210,660
  Beer, wine and liquor................................     349,605         380,214         404,313
  Ski shop.............................................     239,521         237,587         261,024
                                                         ----------      ----------      ----------
     Total revenues....................................   9,451,092      10,669,711      10,240,657
                                                         ----------      ----------      ----------
Costs and expenses:
  Operating salaries, wages and other employee costs...   4,594,629       5,119,558       4,803,428
  General, administrative and other operating
     expenses..........................................   3,035,147       3,252,677       3,007,780
  Depreciation and amortization........................     976,578       1,032,579         963,843
  Cost of restaurant, liquor and ski shop sales........     570,138         668,278         652,289
                                                         ----------      ----------      ----------
     Total costs and expenses..........................   9,176,492      10,073,092       9,427,340
                                                         ----------      ----------      ----------
     Operating income..................................     274,600         596,619         813,317
                                                         ----------      ----------      ----------
Other income (expense):
  Interest income......................................      30,732          22,348          19,591
  Interest expense.....................................    (327,178)       (289,657)       (304,428)
  Loss on abandonment of capitalized construction
     costs.............................................          --        (107,155)             --
  Gain (loss) on sales of equipment....................     (48,268)            928          21,957
  Miscellaneous, net...................................      58,301          31,099          29,821
                                                         ----------      ----------      ----------
                                                           (286,413)       (342,437)       (233,059)
                                                         ----------      ----------      ----------
     Income (loss) before income taxes and cumulative
       effect of accounting change.....................     (11,813)        254,182         580,258
                                                         ----------      ----------      ----------
Income taxes:
  Current..............................................          --         (10,551)       (161,726)
  Deferred.............................................          --         408,285         (35,718)
                                                         ----------      ----------      ----------
     Total income tax expense (benefit)................          --         397,734        (197,444)
                                                         ----------      ----------      ----------
Net income (loss) before cumulative effect of
  accounting change....................................     (11,813)        651,916         382,814
Cumulative effect of change in method of accounting for
  income taxes.........................................          --              --        (171,023)
                                                         ----------      ----------      ----------
  Net income (loss)....................................     (11,813)        651,916         211,791
Retained earnings:
  Beginning of year....................................   3,485,634       2,833,718       2,621,927
  Stockholder distributions............................    (206,466)             --              --
                                                         ----------      ----------      ----------
  End of year..........................................  $3,267,355      $3,485,634      $2,833,718
                                                         ==========      ==========      ==========

    The accompanying notes are an integral part of the financial statements.

                                SKI LIFTS, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                              1996           1995           1994
                                                              ----           ----           ----
Operating activities:
  Net income (loss)....................................    $   (11,813)   $   651,916    $  211,791
     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
       Depreciation and amortization...................        976,578      1,032,579       963,843
       Deferred Federal income taxes...................             --       (408,285)      206,741
       (Gain) loss on sale of equipment................         48,268          2,209       (12,778)
       Loss on abandonment of capitalized construction
          costs........................................             --        107,155            --
       Gain on sale of investment......................        (18,890)            --            --
       Other...........................................         10,168        (22,629)       10,276
       Changes in:
          Receivables..................................         92,715        (98,163)       46,481
          Inventories..................................          2,781       (101,398)      (28,708)
          Prepaid expenses and other...................         (1,440)      (104,785)         (570)
          Income taxes receivable......................             --         23,042       197,388
          Self-insurance deposit.......................             --        (35,000)           --
          Unearned revenue.............................         30,351        (34,764)      (58,640)
          Accounts payable and other...................       (181,448)       194,743       (51,730)
          Accrued interest, wages and taxes............        156,914         (9,008)     (270,500)
          Insurance claims.............................        (92,725)       (11,869)       44,851
                                                           -----------    -----------    ----------
            Net cash provided by operating
               activities..............................      1,011,459      1,185,743     1,258,445
                                                           -----------    -----------    ----------
Investing activities:
  Purchases of property and equipment..................     (1,465,647)    (1,158,802)     (346,290)
  Proceeds from sale of equipment......................         22,482          7,711        12,778
  Proceeds from sale of investment.....................        137,248             --            --
  Purchases of investment..............................             --        (84,096)      (13,386)
  Other................................................             --             --        17,957
                                                           -----------    -----------    ----------
            Net cash used in investing activities......     (1,305,917)    (1,235,187)     (328,941)
                                                           -----------    -----------    ----------
Financing activities:
  Line of credit borrowings and repayments, net........        105,000      1,113,624      (374,924)
  Additions to long-term debt..........................      2,650,000        410,000        86,053
  Payments on long-term debt and capital leases........     (2,253,745)    (1,457,704)     (556,886)
  Payments on notes payable to affiliate...............         (7,973)       (14,465)      (11,236)
  Distributions to stockholders........................       (206,466)            --            --
                                                           -----------    -----------    ----------
            Net cash provided by (used in) financing
               activities..............................        286,816         51,455      (856,993)
                                                           -----------    -----------    ----------
Net increase (decrease) in cash and cash equivalents...         (7,642)         2,011        72,511
Cash and cash equivalents:
  Beginning of year....................................         92,607         90,596        18,085
                                                           -----------    -----------    ----------
  End of year..........................................    $    84,965    $    92,607    $   90,596
                                                           ===========    ===========    ==========
---------------------------------------------------------------------------------------------------
Supplemental information:
  Cash paid for:
     Interest, net of amounts capitalized..............    $   301,359    $   299,196    $  383,402
     Income taxes......................................    $        --    $    74,723    $  114,538

    The accompanying notes are an integral part of the financial statements.

                                SKI LIFTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

     Ski Lifts, Inc. (the "Company"), operates alpine and cross-country ski resorts at Snoqualmie Summit, Ski Acres, Alpental and Hyak in the western Cascade mountains of Washington State.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Construction in progress consists of costs incurred related to the construction of various buildings at the ski resorts including interest costs of $30,000 in 1996. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                        DESCRIPTION                              YEARS
                        -----------                              -----
Buildings and land improvements.............................    15 - 40
Lifts, tows and hill lighting...............................     5 - 30
Vehicles and equipment......................................     4 - 15

     Gains or losses are recognized in the year of retirement or disposition. Expenditures for additions and betterments are capitalized and expenditures for maintenance are charged to expense as incurred.

INVENTORIES

     Inventories include ski accessories, food and liquor and are stated at the lower of first-in, first-out cost or market.

EQUITY IN REAL ESTATE PARTNERSHIP

     The investment in real estate partnership is accounted for using the equity method.

LIFT REVENUE AND UNEARNED REVENUE

     The Company records lift ticket revenue from season pass and scrip sales during the ski season in which passes and scrip are used. Unearned revenue is recorded for unused season passes, coupons, scrip and other items.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments consist of the Company's line of credit and long-term debt. Information about the fair value of these financial instruments is included in Note 6.

                                SKI LIFTS, INC.

2. PROPERTY AND EQUIPMENT:

     Property and equipment at September 30 consists of:

                                                          1996            1995
                                                          ----            ----
Land and land improvements........................    $  2,913,165    $  2,893,603
Buildings.........................................       6,166,183       5,267,535
Lifts, tows and hill lighting.....................       4,244,025       4,262,588
Vehicles and equipment............................       6,192,877       6,036,959
Construction in process...........................         626,788         652,092
                                                      ------------    ------------
                                                        20,143,038      19,112,777
Less accumulated depreciation and amortization....     (11,445,949)    (10,834,007)
                                                      ------------    ------------
  Property and equipment, net.....................    $  8,697,089    $  8,278,770
                                                      ============    ============

     During 1994, equipment with a cost of $129,000 was acquired pursuant to a capital lease. Accumulated amortization on this equipment totaled $73,100 and $47,300 at September 30, 1996 and 1995, respectively.

3. SELF-INSURANCE DEPOSIT:

     The Company is self insured for worker's compensation (see Note 12). Amounts required to be held in trust as a security deposit by the Department of Labor and Industries totaled $360,000 at September 30, 1996 and 1995. This deposit may be adjusted annually. The deposit was invested in a certificate of deposit which bore interest at 5.42% and 6.00% at September 30, 1996 and 1995, respectively.

4. EQUITY IN REAL ESTATE PARTNERSHIP:

     On March 15, 1991, the Company formed a general partnership with certain other partners (who are stockholders and officers of the Company) to purchase a building. The Company paid $75,000 for its 25% general partner's interest. The Company is allocated operating profits and losses in proportion to its partnership interest (profits of $5,598, $5,720 and $8,030 in 1996, 1995 and 1994, respectively, are included in miscellaneous income in the Statements of Operations). The Company and a stockholder of the Company have provided a $250,000 subordinated line of credit to the partnership with interest payable monthly at 9%. At September 30, 1996 and 1995 the Company had no amount outstanding under this agreement. The Company leases a portion of the building for its headquarters under the terms described in Note 11.

5. INVESTMENTS:

     During 1990, the Company paid $100,000 for an investment in 2,223 shares of Class E preferred stock of Arlberg Holding Company, ("Arlberg") an insurance corporation owned by various ski resorts. In December, 1995 these shares were redeemed by Arlberg resulting in a gain of $18,890 for the year ended September 30, 1996. The Company also holds 17,033 shares of common stock of Arlberg with a cost of $75,327 and $50,000 of convertible debentures of Arlberg at September 30, 1996 and 1995. These debentures, which bear interest at 9%, mature on June 30, 2000, and are convertible, under certain conditions, into common stock. A stockholder of the Company serves as a director of Arlberg.

                                SKI LIFTS, INC.

6. LINE OF CREDIT AND LONG-TERM DEBT:

     At September 30, 1996, the Company had a $3,500,000 revolving line of credit agreement with a bank expiring on April 1, 1998. Borrowings under the agreement, which are payable on demand and are collateralized by substantially all assets except real estate, bear interest at the bank's prime rate plus .75% (9.0% and 9.5% at September 30, 1996 and 1995, respectively).

     Long-term debt consists of the following at September 30:

                                                                1996       1995
                                                                ----       ----
Note payable with monthly payments of $7,393 including
  interest at 8.25%, collateralized by certain equipment,
  due May, 1998.............................................  $139,071   $212,779
Revolving loan facility with maximum borrowings of
  $2,132,000; maximum borrowings reduced by $164,000
  annually; interest payable monthly at prime plus 1.15%,
  (9.4% and 9.9% at September 30, 1996 and 1995,
  respectively), collateralized by personal and real
  property; total unpaid principal and interest is due
  September, 2004...........................................   495,000         --
                                                              --------   --------
                                                               634,071    212,779
Less current portion........................................   (80,115)   (73,708)
                                                              --------   --------
                                                              $553,956   $139,071
                                                              ========   ========

     The aggregate amount of scheduled principal payments on the above notes as of September 30 are as follows:

1997........................................................  $ 80,115
1998........................................................    58,956
Thereafter (2004)...........................................   495,000
                                                              --------
                                                              $634,071
                                                              ========

     The carrying amounts reported in the balance sheet approximate fair values based upon interest rates that are currently available to the Company for issuance of similar debt with similar terms and maturities.

     The Company's debt agreements limit capital expenditures, and require that the Company meet certain financial ratios including maintenance of minimum tangible net worth and a minimum debt to net worth ratio. As of September 30, 1996 and 1995, the Company had obtained a waiver of rights from creditors with respect to occurrences of noncompliance with these provisions.

7. RELATED PARTY TRANSACTIONS:

     The Company borrows money for operating purposes from W. W. Moffett, Inc., which is an affiliated company through common stockholders. The notes payable from W. W. Moffett, Inc. totaled $1,305,205 and $1,313,178 at September 30, 1996 and 1995, respectively, bear interest at 5.93% and 5.84%, respectively, are subordinated to the line of credit and long-term debt, and are due on demand.

     Interest expense on these notes payable for 1996, 1995 and 1994 was approximately $76,000, $77,000 and $48,000, respectively.

                                SKI LIFTS, INC.

8. INCOME TAXES:

     As of October 1, 1994, an election to be taxed as an S Corporation under
Section 1362 of the Internal Revenue Code became effective. This Section provides that, in lieu of corporate income taxes, the stockholders pay taxes on the Company's taxable income.

     Effective October 1, 1993, the Company adopted the liability method of accounting for income taxes under Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes ("Statement No. 109"), and the cumulative effect of this change is reported in the 1994 statement of operations. Under Statement No. 109, the differences between the tax bases of assets and liabilities and their financial statement amounts are reflected as deferred income taxes using enacted tax rates. Deferred Federal income taxes are provided for temporary differences which result principally from use of accelerated depreciation methods for certain assets, and from reporting certain other items in different periods for financial reporting and Federal income tax purposes.

     In addition, the S Corporation rules provide that a tax be payable by the Company if assets acquired on or before September 30, 1994, are sold or disposed of prior to October 1, 2004. This tax is payable on the resultant gains to the extent of the excess of the fair market value of the assets over their tax bases on September 30, 1994. Accordingly, the Company continues to record deferred taxes on its balance sheet with respect to assets for which sale or disposition may result in built-in gain taxes.

     The S Corporation election resulted in recognition of a deferred tax benefit of $408,285 in the 1995 statements of operations and retained earnings.

     Total gross deferred tax liabilities at September 30, 1996 and 1995 were approximately $28,000.

     At September 30, 1996 and 1995, the Company has alternative minimum tax credits of approximately $150,000 which can be utilized against regular taxes.

9. SPECIAL USE PERMITS AND PROPERTY LEASES:

     The Company operates on approximately 3,821 acres of land of which 1,864 acres are covered by a Special Use Permit issued by the United States Department of Agriculture's Forest Service (the "Forest Service"). This permit expires December 31, 2032 and is generally renewable. Special Use Permit fees are based on revenues for 1996 and are based on fixed assets and revenues for 1995 and 1994. Total Special Use Permit fees for 1996, 1995 and 1994 were approximately $120,000, $188,600 and $180,300, respectively.

     The remaining 1,957 acres are owned by the Company or leased from a private company. The lease payments are based primarily on skier visits. Total lease expense for 1996, 1995 and 1994 was $8,810, $7,096 and $10,316, respectively.

10. EMPLOYEE BENEFIT PLANS:

     The Ski Lifts, Inc. Profit Sharing Retirement Plan (the "Plan") provides for both a 401(k) defined contribution plan and a unilateral profit sharing plan for all employees who have worked over 1,000 hours and are over 21 years of age. During 1996, 1995 and 1994, the Company contributed $56,887, $55,810 and $51,499, respectively, under the defined contribution provisions of the Plan. The Company has accrued discretionary contributions as of September 30, 1996 of approximately $162,000 under the unilateral profit sharing provisions of the Plan.

                                SKI LIFTS, INC.

11. LEASE COMMITMENTS AND SUBLEASE AGREEMENTS:

     The Company leases its office space from a partnership in which the Company is a general partner (see Note 4). On November 1, 1995, this lease was amended to extend the expiration date to March 31, 2006. Rental expense approximated $105,000, $90,000 and $90,000 in 1996, 1995 and 1994, respectively.

     A portion of the office space is subleased to third parties under six to thirty-six month noncancelable operating leases. Sublease income received in 1996, 1995 and 1994 was $68,210, $59,667 and $55,913, respectively.

     At September 30, 1996, future minimum lease payments and income under noncancelable operating subleases are as follows:

                                                   RENT      SUBLEASE      NET
                                                 PAYMENTS    PAYMENTS    PAYMENTS
                                                 --------    --------    --------
1997..........................................  $  108,908    $14,375   $   94,533
1998..........................................     108,908         --      108,908
1999..........................................     108,908         --      108,908
2000..........................................     108,908         --      108,908
2001..........................................     108,908         --      108,908
2002 and thereafter...........................     490,084         --      490,084
                                                ----------    -------   ----------
                                                $1,034,624    $14,375   $1,020,249
                                                ==========    =======   ==========

     In addition, the Company leases snow grooming and maintenance equipment under a capital lease. The following is a schedule of future minimum lease payments under capital leases together with the present value of net minimum lease payments as of September 30, 1996:

FOR THE FISCAL YEARS:
  1997......................................................    $ 31,610
  1998......................................................      31,610
  1999......................................................       7,903
                                                                --------
  Net minimum lease payments................................      71,123
  Less amount representing interest.........................      (6,249)
                                                                --------
  Present value of net minimum lease payments...............      64,874
  Less current portion......................................     (27,215)
                                                                --------
  Long-term obligation......................................    $ 37,659
                                                                ========

12. CONTINGENCIES:

     The Company is party to various claims arising in the normal course of business related to alleged injuries which, in the opinion of management, will not have a material effect on the Company's business. The Company's insurance limits its risk of loss on such claims to the amounts of the deductible under the related insurance policies. At September 30, 1996 and 1995, $142,124 and $240,240, respectively, were accrued related to such claims (primarily deductible amounts).

     The Company is self-insured with the State of Washington for workers' compensation (see Note 3). Provision is made in the financial statements for the estimated cost of claims. The accrued liability at September 30, 1996 and 1995 was $49,502 and $44,111, respectively.

     The Company is currently undergoing an examination by the Forest Service for fiscal years 1991 through 1995 in connection with the Company's use of land under a special use permit. Although the Company has not

                                SKI LIFTS, INC.

12. CONTINGENCIES -- (CONTINUED):
yet received the final report, the Forest Service has indicated that the assessment will be approximately $100,000. This amount has been accrued for at September 30, 1996, however, the Company intends to vigorously challenge the proposed assessment of additional use fees.

13. SUBSEQUENT EVENT:

     In December 1996, the stockholders of the Company reached an agreement in principle to sell the stock of the Company to a third party. The proposed transaction is expected to be completed in January 1997.

                           GRAND TARGHEE INCORPORATED

                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                  PERIOD FROM           PERIOD FROM
                                                                JUNE 1, 1996 TO       JUNE 1, 1995 TO
                                                                MARCH 18, 1997        MARCH 31, 1996
                                                                ---------------       ---------------
Revenue:
  Sales.....................................................       $5,679,620            $7,100,901
                                                                   ----------            ----------
Direct expenses:
  Labor, taxes and benefits.................................        1,945,416             1,932,585
  Cost of goods sold........................................          729,967               890,735
  Other direct costs........................................        1,074,617               896,650
                                                                   ----------            ----------
                                                                    3,750,000             3,719,970
                                                                   ----------            ----------
Gross margin................................................        1,929,620             3,380,931
                                                                   ----------            ----------
Operating costs and expenses:
  General and administrative................................          690,938               731,386
  Marketing.................................................          477,636               425,869
  Insurance.................................................          179,769               215,354
  Forest service lease......................................          136,481               170,301
  Other leased property.....................................            2,125                55,600
  Property maintenance......................................          214,642               192,071
  Depreciation and amortization.............................          489,600               500,000
                                                                   ----------            ----------
                                                                    2,191,191             2,290,581
                                                                   ----------            ----------
Income (loss) from operations...............................         (261,571)            1,090,350
Other expense:
  Interest expense..........................................          (92,439)             (107,275)
  Abandonment of land swap costs............................          (53,669)                   --
                                                                   ----------            ----------
Income (loss) before income tax benefit (expense)...........         (407,679)              983,075
Income tax benefit (expense)................................           81,536              (334,200)
                                                                   ----------            ----------
Net income (loss)...........................................       $ (326,143)           $  648,875
                                                                   ==========            ==========

                  See notes to condensed financial statements.

                           GRAND TARGHEE INCORPORATED

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                  PERIOD FROM        PERIOD FROM
                                                                JUNE 1, 1996 TO    JUNE 1, 1995 TO
                                                                MARCH 18, 1997     MARCH 31, 1996
                                                                ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................      $  (326,143)        $  648,875
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.............................          533,954            542,500
  Loss on disposal of equipment.............................            5,361              2,364
  Changes in assets and liabilities:
     Trade accounts receivable..............................          (84,056)          (163,692)
     Inventories............................................          (84,180)           (58,252)
     Prepaid expenses.......................................           (9,939)           (27,425)
     Accounts payable.......................................          597,125             97,398
     Current and deferred income taxes......................         (100,536)           227,200
     Due to/from related parties............................          (34,143)            (5,123)
                                                                  -----------         ----------
                                                                      497,443          1,263,845
                                                                  -----------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment..........................         (529,960)          (414,041)
Proceeds from disposal of property and equipment............               --              1,000
Other assets................................................          (35,870)             2,002
                                                                  -----------         ----------
                                                                     (565,830)          (411,039)
                                                                  -----------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing on new notes and capital leases...................        1,877,201            134,500
Net borrowings (payments) on line of credit.................         (334,500)          (300,000)
Payments on long-term debt and capital lease obligations....       (1,384,093)          (262,358)
                                                                  -----------         ----------
                                                                      158,608           (427,858)
                                                                  -----------         ----------
Net increase in cash........................................           90,221            424,948
Cash at beginning of period.................................           41,211             63,677
                                                                  -----------         ----------
Cash at end of period.......................................      $   131,432         $  488,625
                                                                  ===========         ==========

                  See notes to condensed financial statements.

                           GRAND TARGHEE INCORPORATED

              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
              FOR THE PERIODS FROM JUNE 1, 1996 TO MARCH 18, 1997,
                    AND FROM JUNE 1, 1995 TO MARCH 31, 1996

1. ORGANIZATION AND BASIS OF PRESENTATION

     Grand Targhee Incorporated (the "Company"), a Delaware corporation, owns and operates the Grand Targhee ski and summer resort.

     The accompanying financial statements for the periods from June 1, 1996 to March 18, 1997, and from June 1, 1995 to March 31, 1996 are unaudited, but include all adjustments (consisting only of normal recurring adjustments and a charge for abandoned land swap costs of $53,669 in the period from June 1, 1996 to March 18, 1997) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's operating results and cash flows for the periods from June 1, 1996 to March 18, 1997, and from June 1, 1995 to March 31, 1996. Due to the highly seasonal nature of the Company's business, the results for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. The unaudited interim financial statements should be read in conjunction with the following notes and the audited financial statements of the Company as of May 31, 1996 and for the year then ended.

2. CONSTRUCTION OF NEW LIFTS AND RELATED FINANCING

     During the period from June 1, 1996 to March 18, 1997, the Company constructed two new lifts. The cost of the lifts was approximately $3,313,000 (including capitalized interest of $62,000), which was financed in part with the proceeds of a $400,000 loan from a stockholder and a $655,000 loan from a third party.

3. SUBSEQUENT EVENT

     On March 18, 1997, Booth Creek Ski Holdings, Inc. ("Booth Creek") acquired all of the issued and outstanding capital stock of the Company. The aggregate purchase price for the acquisition was approximately $7.9 million plus contingent payments of up to $2 million based on the performance of the resort through the 1998/99 ski season and additional commissions based on the number of dwelling units developed at the resort through 2012.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Grand Targhee Incorporated
Alta, Wyoming

     We have audited the accompanying balance sheets of Grand Targhee Incorporated as of May 31, 1996 and 1995 and the related statements of operations, changes in stockholder's equity and cash flows for the years ended May 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grand Targhee Incorporated as of May 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended May 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

FELDHAKE & ASSOCIATES, P.C.

Englewood, Colorado
June 20, 1996, except for Note 11 for
which the date is January 27, 1997

                           GRAND TARGHEE INCORPORATED

                                 BALANCE SHEETS

                                                                        MAY 31,
                                                                ------------------------
                                                                   1996          1995
                                                                   ----          ----
                           ASSETS
Current assets:

  Cash......................................................    $   41,211    $   63,677
  Receivables from related parties..........................        44,045        23,923
  Trade accounts receivable.................................        25,042        21,863
  Inventories...............................................       298,520       276,963
  Prepaid expenses..........................................       135,308       100,705
                                                                ----------    ----------
     Total current assets...................................       544,126       487,131
                                                                ----------    ----------
Property and equipment, at cost:
  Buildings and improvements................................     5,119,403     5,067,537
  Ski lift facilities.......................................       927,851       949,120
  Snow cats and hill grooming equipment.....................       574,361       573,423
  Furniture and fixtures....................................       959,008       888,465
  Land improvements.........................................       222,021       222,021
  Other equipment...........................................     1,312,395     1,219,995
  Transportation equipment..................................       183,454       160,454
  Construction in process...................................        67,439        64,037
                                                                ----------    ----------
                                                                 9,365,932     9,145,052
  Less accumulated depreciation and amortization............     4,674,236     4,125,060
                                                                ----------    ----------
                                                                 4,691,696     5,019,992
                                                                ----------    ----------
Other assets:
  Deposits -- ski lifts.....................................       684,500       100,000
  Other.....................................................        25,610        63,482
                                                                ----------    ----------
                                                                   710,110       163,482
                                                                ----------    ----------
     Total assets...........................................    $5,945,932    $5,670,605
                                                                ==========    ==========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $  165,829    $  111,470
  Accrued liabilities.......................................       270,405       411,104
  Advanced deposits.........................................       147,867       179,956
  Income taxes currently payable............................        19,000       107,000
  Line of credit with bank..................................       334,500       300,000
  Current portion of notes payable..........................       219,274       288,906
  Current portion of obligations under capital leases.......        59,821        69,571
                                                                ----------    ----------
     Total current liabilities..............................     1,216,696     1,468,007
                                                                ----------    ----------
Long term debt:
  Notes payable.............................................       725,439       358,388
  Obligations under capital leases..........................        56,284        26,747
  Due to related parties....................................       416,216       460,618
                                                                ----------    ----------
                                                                 1,197,939       845,753
                                                                ----------    ----------
Deferred income taxes.......................................       130,000       182,000
                                                                ----------    ----------
Stockholder's equity:
  Common stock, $.01 par value
     Authorized -- 600,000 shares
     Issued and outstanding -- 450,000 shares...............         4,500         4,500
  Capital in excess of par value............................     1,887,942     1,887,942
  Retained earnings.........................................     1,508,855     1,282,403
                                                                ----------    ----------
     Total stockholder's equity.............................     3,401,297     3,174,845
                                                                ----------    ----------
     Total liabilities and stockholder's equity                 $5,945,932    $5,670,605
                                                                ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED MAY 31,
                                                             --------------------------------------
                                                                1996          1995          1994
                                                                ----          ----          ----
Revenue:
  Sales..................................................    $7,364,363    $6,736,459    $6,241,285
  Concessions............................................        11,896        25,350        44,089
                                                             ----------    ----------    ----------
                                                              7,376,259     6,761,809     6,285,374
                                                             ----------    ----------    ----------
Direct expenses:
  Labor, taxes and benefits..............................     2,245,472     1,915,790     1,764,753
  Cost of goods sold.....................................       982,957       912,930       843,431
  Other direct costs.....................................       930,238       899,083       852,193
                                                             ----------    ----------    ----------
                                                              4,158,667     3,727,803     3,460,377
                                                             ----------    ----------    ----------
Gross margin.............................................     3,217,592     3,034,006     2,824,997
                                                             ----------    ----------    ----------
Operating costs and expenses:
  General and administrative.............................       892,745       876,697       801,207
  Marketing..............................................       482,854       475,848       342,266
  Insurance..............................................       218,362       198,424       199,987
  Forest service lease...................................       171,436       164,015       154,194
  Other leased property..................................        66,100       104,750       102,000
  Property maintenance...................................       210,415       194,653       179,382
  Depreciation and amortization..........................       583,282       576,802       566,397
  Impairment of long-lived assets........................        42,619            --            --
                                                             ----------    ----------    ----------
                                                              2,667,813     2,591,189     2,345,433
                                                             ----------    ----------    ----------
Income from operations...................................       549,779       442,817       479,564
                                                             ----------    ----------    ----------
Other income (expenses):
  Abandonment of land exchange costs.....................       (99,259)           --            --
  Gain (loss) on disposition of assets...................       (42,799)        9,732        (1,000)
  Interest income........................................         9,595         2,206         1,872
  Interest expense.......................................      (117,864)     (171,812)     (204,604)
                                                             ----------    ----------    ----------
                                                               (250,327)     (159,874)     (203,732)
                                                             ----------    ----------    ----------
Income before income taxes...............................       299,452       282,943       275,832
Income tax expense.......................................        73,000        79,098       113,371
                                                             ----------    ----------    ----------
Net income...............................................    $  226,452    $  203,845    $  162,461
                                                             ==========    ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                    years ended May 31, 1996, 1995 and 1994

                                                                CAPITAL
                                                               IN EXCESS                       TOTAL
                                                     COMMON      OF PAR       RETAINED     STOCKHOLDER'S
                                                     STOCK       VALUE        EARNINGS        EQUITY
                                                     ------    ---------      --------     -------------
Balance at
  June 1, 1993...................................   $4,500     $1,887,942    $  916,097     $2,808,539
Net income.......................................       --             --       162,461        162,461
                                                     -----     ----------    ----------     ----------
Balance at
  May 31, 1994...................................    4,500      1,887,942     1,078,558      2,971,000
Net income.......................................       --             --       203,845        203,845
                                                     -----     ----------    ----------     ----------
Balance at
  May 31, 1995...................................    4,500      1,887,942     1,282,403      3,174,845
Net income.......................................       --             --       226,452        226,452
                                                     -----     ----------    ----------     ----------
Balance at
  May 31, 1996...................................   $4,500     $1,887,942    $1,508,855     $3,401,297
                                                    ======     ==========    ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED MAY 31,
                                                              ------------------------------------
                                                                1996          1995         1994
                                                                ----          ----         ----
Cash flows from operating activities:
  Net income..............................................    $ 226,452    $  203,845    $ 162,461
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization........................      632,935       622,739      618,597
     Impairment of long-lived asset.......................       42,619            --           --
     Loss (gain) on disposal of assets....................       42,799        (9,732)       1,000
     Changes in assets and liabilities:
       Trade receivables..................................       (3,179)       17,900      (31,264)
       Inventory..........................................      (21,557)       (5,295)     (34,535)
       Prepaid expenses...................................      (34,603)      (10,442)     (20,213)
       Net deferred taxes.................................      (52,000)      (28,000)      17,373
       Accounts payable and accrued liabilities...........     (189,428)      252,326      (82,766)
       Due to/from related parties........................       23,003       (27,112)       9,776
                                                              ---------    ----------    ---------
                                                                667,041     1,016,229      640,429
                                                              ---------    ----------    ---------
Cash flows from investing activities:
  Proceeds from sale of fixed assets......................        1,000        20,650           --
  Purchase of property and equipment......................     (236,454)     (472,527)    (169,665)
  Deposits and other assets...............................        2,002       (10,944)     (22,463)
  Related party receivable................................      (30,000)           --           --
                                                              ---------    ----------    ---------
                                                               (263,452)     (462,821)    (192,128)
                                                              ---------    ----------    ---------
Cash flows from financing activities:
  Borrowing on new notes..................................      400,000       276,537        4,590
  Borrowings from related parties.........................           --            --      188,100
  Payments on debt to related parties.....................      (77,915)           --           --
  Net borrowing on line of credit.........................     (300,000)     (152,547)    (199,955)
  Payments on long-term debt and capital lease
     obligations..........................................     (448,140)     (650,790)    (662,255)
                                                              ---------    ----------    ---------
                                                               (426,055)     (526,800)    (669,520)
                                                              ---------    ----------    ---------
Net increase (decrease) in cash...........................      (22,466)       26,608     (221,219)
Cash at beginning year....................................       63,677        37,069      258,288
                                                              ---------    ----------    ---------
Cash at end of year.......................................    $  41,211    $   63,677    $  37,069
                                                              =========    ==========    =========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Grand Targhee Incorporated (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied.

HISTORY OF ORGANIZATION

     In October 1992, in connection with a tax-free reorganization pursuant to
Section 368 (a)(1)(F) of the Internal Revenue Code of 1986, as amended, Big Valley Corporation, a Wyoming corporation, merged with Grand Targhee Incorporated, a Delaware corporation. Grand Targhee Incorporated was formed just prior to the merger and had no prior operations. Prior to this merger, Big Valley Corporation operated the Grand Targhee Resort. As part of the merger agreement, the outstanding stock of Big Valley Corporation common stock was exchanged for 450,000 shares of common stock of Grand Targhee Incorporated. The purpose of this merger was to establish Delaware as the State of domicile and change the name of the corporation.

BUSINESS ACTIVITIES

     The Company operates the Grand Targhee Ski and Summer Resort (the Resort). The Resort offers downhill skiing and related activities such as cross-country skiing, ski lessons and other winter and summer activities. In addition, the Company operates lodging facilities, restaurants and retail shops.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

DEPRECIATION

     The cost of buildings, improvements and equipment is depreciated over the lesser of the length of the lease with the Forest Service or the estimated useful lives of the assets. Depreciation is computed on the straight-line method over the following estimated useful lives:

                                                                 YEARS
                                                                 -----
Buildings and improvements..................................    12 - 30
Ski lift facilities.........................................    11 - 30
Snow cats and hill grooming equipment.......................          5
Furniture and fixtures......................................     5 -  7
Land improvements...........................................     3 - 30
Ski rental equipment........................................          3
Other equipment.............................................     3 - 10
Transportation equipment....................................     3 -  7

CASH FLOWS

     For purposes of the statement of cash flows, the Company considers short-term cash investments with a maturity of three months or less as cash. The Company considers the line of credit with the bank to be short-term and presents transactions net for purposes of the statement of cash flows.

     Interest paid for the years ended May 31, 1996, 1995 and 1994 was $187,424, $158,469 and $233,795, respectively.

                           GRAND TARGHEE INCORPORATED

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     The Company acquired certain equipment totaling $132,364 and $47,698 through capital leases and purchase contracts during the years ended May 31, 1996 and 1995. respectively.

     The Company made deposits on the new chair lifts (Note 8) through advances of $334,500 from its line of credit and $250,000 from its term loan during the year ended May 31, 1996. These advances were non-cash transactions for the Company and therefore are not presented in the statements of cash flows.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

RECLASSIFICATION

     Certain reclassifications have been made to the 1994 and 1995 financial statements in order to conform to the 1996 presentation.

2. INVENTORIES

     Inventories are as follows:

                                                                   MAY 31,
                                                             --------------------
                                                               1996        1995
                                                               ----        ----
Retail goods.............................................    $250,688    $248,941
Lounge -- beverage and supplies..........................       6,792       9,923
Restaurant -- food and supplies..........................      28,910      14,843
Sundries.................................................      12,130       3,256
                                                             --------    --------
                                                             $298,520    $276,963
                                                             ========    ========

3. LINE OF CREDIT

     The Company has a line of credit in the amount of $850,000 with a bank which is subject to renewal annually in April. As of May 31, 1996 the company has an outstanding balance of $334,500. This line of credit is secured under a general blanket collateral agreement which includes a security interest in the Company's stock, buildings, inventory, equipment, furnishings, the forest service lease and receivables. Additionally, this line of credit is personally guaranteed by the stockholder and an officer of the Company. Interest is at 2% above Chase Manhattan Bank's prime rate. Interest only payments are due monthly beginning on April 30, 1996. Monthly principal payments of the lesser of $200,000 or the entire principal balance then outstanding are due December 1996 through March 1997 with remaining balance due April 30, 1997.

                           GRAND TARGHEE INCORPORATED

4. LONG-TERM DEBT

                                                                      MAY 31,
                                                                --------------------
                                                                  1996        1995
                                                                  ----        ----
Notes payable to the Farmers Home Administration, payable in annual installments of $53,214 including interest at 5%,
  balance due August, 1999, collateralized by buildings and
  equipment.................................................    $202,715    $243,743
Note payable to a bank, payable in five monthly principal
  payments of $12,500 each year, December through April,
  plus monthly interest payments at 3% above the bank's
  index rate, due December 15, 1998, collateralized by
  virtually all assets of the Company. .....................          --     189,518
Note payable to a bank, payable in five monthly installments equal to one thirty-fifth of the principal balance of the
  note, December through April, plus monthly interest
  payments at prime plus 2% as published by Chase Manhattan
  Bank, due April 30, 2003, collateralized by virtually all
  assets of the company, this loan is cross-collateralized
  with the bank line of credit, see Note 3. ................     650,000          --
Equipment purchase contract, payable in four monthly
  installments of $1,381 each year, January through April,
  including interest at 7.9% due April 1998, collateralized
  by certain equipment......................................       9,983          --
Notes payable -- individuals(1).............................          --     100,000
Note payable to a related party, payable in monthly
  installments of $2,046, including interest at 10.48%,
  balance due August 1, 1997, unsecured.....................      28,645      49,033
Notes payable with interest ranging from 9% to 10%, due
  January 26, 1997, guaranteed by the stockholder and an
  officer of the Company, unsecured.........................      53,370      50,000
Short-term note payable with interest at a rate of 3.5%,
  guaranteed by the stockholder and an officer of the
  Company, unsecured........................................          --      15,000
                                                                --------    --------
                                                                 944,713     647,294
Less current portion........................................     219,274     288,906
                                                                --------    --------
                                                                $725,439    $358,388
                                                                ========    ========

-------------------------
(1) Notes payable -- individuals represent notes to individuals in the amounts ranging from $10,000 to $25,000, at an interest rate of 13% due within 60 days of the date the note holder demands payment.

    Maturities of long-term debt are as follows:

                         YEAR ENDED
                          MAY 31,
                         ----------
1997........................................................    $216,721
1998........................................................     149,302
1999........................................................     157,184
2000........................................................     142,934
2001........................................................      92,857
Thereafter..................................................     185,715
                                                                --------
                                                                $944,713
                                                                ========

                           GRAND TARGHEE INCORPORATED

5. RELATED PARTY TRANSACTIONS

     Transactions with related parties are as follows:

                                                                    MAY 31,
                                                              -------------------
                                                               1996        1995
                                                               ----        ----
CURRENT RECEIVABLE (PAYABLE):
  High Mountain Travel...................................     $    --    $    154
  Grand Teton Furniture Company..........................          --     (39,250)
  Targhee Institute......................................      14,045      23,769
  Moritz Bergmeyer.......................................      30,000          --
                                                              -------    --------
                                                               44,045     (15,327)
Portion included in accounts payable.....................          --      39,250
                                                              -------    --------
                                                              $44,045    $ 23,923
                                                              =======    ========

     The receivable from Moritz Bergmeyer is non-interest bearing and is due on demand. The remaining related party accounts are non-interest bearing and result from operating activities.

LONG-TERM PAYABLE:
  Notes payable and accrued interest.....................  $154,609   $212,136
  Leases payable.........................................   261,607    248,482
                                                           --------   --------
                                                           $416,216   $460,618
                                                           ========   ========

     Targhee Institute was formed with the assistance of the Company as a not-for-profit entity. Targhee Institute's purpose is to provide educational programs on science, nature, and cultural related topics. The Company received $102,522, $39,775 and $61,180 during the years ended May 31, 1996, 1995 and 1994 from Targhee Institute for room, board, and site fees related to its educational and cultural programs. High Mountain Travel is a for-profit travel agency formed by the shareholder to provide bus transportation to the ski resort area. The Company accrued commissions totaling $31,879, $37,485 and $40,020 to High Mountain Travel for the years ended May 31, 1996, 1995 and 1994, respectively.

     During the years ended May 31, 1996, 1995 and 1994, the Company incurred interest expense of $9,064, $22,596 and $6,169, respectively, with related parties. The Company incurred lease expense of $63,000, $99,000 and $96,000 with related parties during the years ended May 31, 1996, 1995 and 1994, respectively. See also Notes 7 and 8.

     During the year ended May 31, 1994, the Company acquired furniture and fixtures from Grand Teton Furniture totaling $41,230. Grand Teton Furniture is related to the Company through common ownership and management.

6. INCOME TAXES

     At May 31, 1996, the Company has for tax purposes unused Alternative Minimum Tax (AMT) credits of approximately $60,000 which can be carried forward indefinitely. The Company has established a valuation allowance of $60,000 because of limitations on the usage of this credit. As a result, the Company has used $0 of its AMT tax credit carryovers to reduce deferred income taxes payable.

     Deferred income taxes arise primarily because of temporary differences related to recognition of the gain on the disposal of the building and equipment destroyed in a fire. For tax purposes, the gain is treated as a reduction of the cost of the replacement property and is recognized ratably over the life of the property as a

                           GRAND TARGHEE INCORPORATED

6. INCOME TAXES -- (CONTINUED)
reduction of depreciation. The resulting deferred taxes are allocated between current and non-current liabilities based on the expected reversal period.

     Income tax expense for the years ended May 31, 1996, 1995 and 1994 vary from Federal statutory rates because of the impact of the Alternative Minimum Tax and use of the Alternative Minimum Tax Credit. Income tax expense includes the following components:

                                                                               PAYABLE
                                                                         --------------------
                                                              EXPENSE     CURRENT    DEFERRED
                                                              -------     -------    --------
Balance June 1, 1993........................................             $  33,206   $192,627
Payments....................................................               (33,204)        --
Expense.....................................................  $113,371      95,998     17,373
                                                              ========   ---------   --------
Balance May 31, 1994........................................                96,000    210,000
Payments....................................................               (96,098)        --
Expense.....................................................  $ 79,098     107,098    (28,000)
                                                              ========   ---------   --------
Balance May 31, 1995........................................               107,000    182,000
Payments....................................................              (213,000)        --
Expense.....................................................  $ 73,000     125,000    (52,000)
                                                              ========   ---------   --------
Balance May 31, 1996........................................             $  19,000   $130,000
                                                                         =========   ========

7. LEASING ARRANGEMENTS

     The Company leases certain furniture, fixtures, and equipment under leases which expire at various times over the next three years. In addition, the Company leases a building from its stockholder as more fully described in Note 8.

     The following is a yearly schedule of future minimum lease payments under long-term capital and operating leases:

                         YEAR ENDED                           CAPITAL    OPERATING
                          MAY 31,                              LEASES     LEASES
                         ----------                           -------    ---------
  1997......................................................  $ 68,276   $ 59,000
  1998......................................................    46,673     59,000
  1999......................................................    18,261     59,000
  2000......................................................        --     59,000
  2001......................................................        --         --
                                                              --------   --------
Total minimum lease payments................................   133,210   $236,000
                                                                         ========
Less amounts representing interest..........................    17,105
Less portion included in current liabilities................    59,821
                                                              --------
                                                              $ 56,284
                                                              ========

     Substantially all of the operating leases are with the stockholder. Management expects, as part of normal operations, to renew its operating leases after the current lease term. In addition to these long-term operating leases, minimum payments for short-term renewable leases with related parties in effect at May 31, 1996 was approximately $250 per month.

                           GRAND TARGHEE INCORPORATED

7. LEASING ARRANGEMENTS -- (CONTINUED)
     Equipment under capital leases of approximately $165,000, is included in snow cats and hill grooming equipment, furniture and fixtures, other equipment and transportation equipment. At the conclusion of these leases, title will transfer to the Company or the Company will have the option to acquire the asset at a bargain price. Amortization associated with the equipment under capital leases is included in depreciation expense.

8. COMMITMENTS AND CONTINGENCIES

FOREST SERVICE LEASE

     The Company has an agreement with the United States Department of Agriculture whereby the Forest Service has granted the Company a permit for use at the Resort. The permit, expiring on December 31, 2034, is a special use permit covering approximately 2,400 acres for the purposes of constructing, operating and maintaining a ski and summer resort including food service, retail sales and other facilities.

     A further reissuance of the National Forest special use permit may be granted provided the holder shall comply with the then existing laws and regulations governing the occupancy and use of National Forest lands.

     The fee for this use is based on a graduated rate fee system using the cost of certain "gross fixed assets" and annual sales to determine the rate applied to sales. This fee was $171,436, $164,015 and $154,194 for the years ended May 31, 1996, 1995 and 1994, respectively. The Company is required to have minimum public liability and bodily injury insurance in force. All installations and improvements made on the property must be incompliance with the terms of the permits. The Resort is subject to inspection by the Forest Service and must be maintained to meet the applicable safety standards. The Company may sublease the use of land and improvements covered under these permits and the operation of concessions and facilities upon prior written notice to the authorized officer.

LEASE WITH RELATED PARTY

     The Company has a sub-lease with its stockholder extending through May, 2000, allowing the stockholder the right to use and occupy a portion of the Forest Service lease. The lease term requires payment of $1,000 per year.

     The Company has a five year lease with the stockholder extending through May, 2000, allowing the Company the use of the Teewinot Lodge, located on the sub-lease with the stockholder described above. The lease agreement calls for annual payments of $60,000 payable in equal monthly installments of $5,000. The Company is to maintain the premises and pay insurance and taxes thereon. During the years ended May 31, 1996, 1995 and 1994, rent under this lease was $60,000.

CONCENTRATION OF CREDIT RISK

     The Company's revenues are earned from the general public. The nature of operations are such that credit is not generally extended to its customers. Goods and services purchased are supplied by a variety of vendors. The Company is, however, dependent upon a permit from the U.S. Forest Service because the Resort is located in the Targhee National Forest.

     The Company maintains its bank accounts in a Federally insured financial institution. Amounts are insured up to $100,000. At times during the year, amounts in excess of $100,000 are on deposit with the financial institution.

                           GRAND TARGHEE INCORPORATED

8. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
CONSTRUCTION OF NEW LIFTS

     At May 31, 1996, the Company has committed to the construction of two new lifts. One is a stealth detachable quad and the second is a fixed grip quad. These lifts will replace the current Bannock and Shoshone lifts. The Bannock lift will continue to operate until its replacement is fully operational. The Shoshone lift is being abandoned and impairment of its net carrying value at May 31, 1996 has been recognized (Note 9).

     The contract calls for the new Bannock detachable quad to cost $2,371,865 and the Shoshone fixed grip quad to cost $437,750. The price is a "turnkey" price but does not include removal of existing equipment nor taxes.

     Financing for these lifts is provided in part by the existing term loan from the Company's bank. The balance of the financing is to be provided through loans arranged by the potential purchaser of the Company (Note 11). At May 31, 1996, the Company has made deposits of $684,500. Of this amount, $100,000 was deposited as of May 31, 1995 and the balance was paid with $334,500 advanced from the line of credit and $250,000 advanced from the term loan.

9. IMPAIRMENT OF LONG-LIVED ASSETS

     At May 31, 1996, the Company has contracted to construct two new ski lifts to be operational for the 1996-1997 ski season (Note 8). As part of this process, the existing Shoshone lift with a net book value of $42,619 will be abandoned. Fair market value of the abandoned lift, estimated by management based on published advertisements for lifts with similar characteristics, is $25,000. Cost to salvage this lift is also estimated at $25,000. A loss of $42,619 is included in the statements of operations for the year ended May 31, 1996. The impairment is included in accumulated depreciation and amortization in the balance sheet.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of funds in financial institutions, which includes checking accounts and operating money markets, are equal to their carrying value.

     The estimated fair values of amounts due to/from related parties are equal to their carrying value because terms of these rights and obligation have been recently established or have recently been subject to remodification.

     The established fair values of capitalized lease obligations and notes payable are equal to their carrying value because all material obligations of their nature have been negotiated recently with the exception of the note payable to the U.S. Department of Agriculture, F.H.A. Department. The carrying amount of this loan is $202,715 and the estimated fair value is not determinable because notes of this nature are no longer issued.

11. SUBSEQUENT EVENT

     On November 15, 1996, Mr. Moritz O. Bergmeyer and Ms. Carol Mann Bergmeyer executed a letter of intent with Booth Creek, Inc. pursuant to which Booth Creek proposes to acquire all of the issued and outstanding capital stock of the Company.

        ===============================================================

    NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                               ------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Available Information........................    3
Certain Definitions and Market and Industry
  Data.......................................    4
Prospectus Summary...........................    6
Risk Factors.................................   21
The Transactions.............................   28
Capitalization...............................   30
Pro Forma Financial Information..............   31
Selected Combined Financial Data.............   42
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.................................   44
Business.....................................   58
Management...................................   77
Certain Transactions.........................   79
Ownership and Control........................   82
Description of Certain Indebtedness..........   83
The Exchange Offer...........................   85
Description of the Notes.....................   94
Certain U.S. Federal Income Tax
  Considerations.............................  117
Plan of Distribution.........................  118
Legal Matters................................  118
Experts......................................  118
Index of Financial Statements................  F-1


  UNTIL OCTOBER 13, 1997 (90 DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

        ===============================================================
        ===============================================================

                                  $116,000,000

                                BOOTH CREEK LOGO

                                  BOOTH CREEK

                               SKI HOLDINGS, INC.

                            OFFER TO EXCHANGE $1,000
                           IN PRINCIPAL AMOUNT OF ITS
                     SERIES B 12 1/2% SENIOR NOTES DUE 2007
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR EACH $1,000
                     IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                         12 1/2% SENIOR NOTES DUE 2007

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              MARINE MIDLAND BANK

                                 BY FACSIMILE:
                                 (212) 658-2292

                           CONFIRMATION BY TELEPHONE:
                                 (212) 658-5931

                  BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY:
                            140 BROADWAY -- LEVEL A
                         NEW YORK, NEW YORK 10005-1180
                      ATTENTION: CORPORATE TRUST SERVICES
                               -----------------

                                   PROSPECTUS

                               -----------------

                                 JULY 14, 1997

        ===============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Booth Creek Ski Holdings, Inc. and its subsidiaries, Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Booth Creek Ski Acquisition Corp., Waterville Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Grand Targhee Incorporated, Targhee Company and Targhee Ski Corp. (collectively, the "Delaware Subsidiaries"), are Delaware corporations. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Certificate of Incorporation and/or Bylaws of each of Booth Creek and the Delaware Subsidiaries provide for the indemnification of persons under the circumstances described in Section 145 of the DGCL.

     Trimont Land Company is a California corporation and its Articles of Incorporation and Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 204(10) of the California General Corporation Law (the "CGCL") eliminates the liability of a corporation's directors for monetary damages to the fullest extent permissible under California law. Pursuant to Section 204(11) of the CGCL, a California corporation may indemnify Agents (as defined in Section 317 of the CGCL), subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

     As permitted by Section 317 of the CGCL, indemnification may be provided by a California corporation of its Agents (as defined in Section 317 of the CGCL), to the maximum extent permitted by the CGCL, in connection with any proceeding arising by reason of the fact that such person is or was such a director or officer, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in any such proceeding.

     Ski Lifts, Inc. is a Washington corporation and its Articles of Incorporation provide for indemnification of its officers and directors in accordance with Section 23B.08.510 of the Revised Code of Washington, which authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Under Washington law, the indemnification provision of Ski Lifts' Articles of Incorporation eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts of omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

     B-V Corporation is a Wyoming corporation and its Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by the Wyoming Business Corporation Act, Wyoming Statutes 17-16-850 et seq., which provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

 *3.1      Certificate of Incorporation of Booth Creek Ski Holdings,
           Inc.
 *3.2      Bylaws of Booth Creek Ski Holdings, Inc.
 *3.3      Restated Articles of Incorporation of Trimont Land Company.
 *3.4      Bylaws of Trimont Land Company.
 *3.5      Certificate of Incorporation of Sierra-at-Tahoe, Inc.
 *3.6      Bylaws of Sierra-at-Tahoe, Inc.
 *3.7      Certificate of Incorporation of Bear Mountain, Inc.
 *3.8      Bylaws of Bear Mountain, Inc.
 *3.9      Certificate of Incorporation of Booth Creek Ski Acquisition
           Corp.
 *3.10     Bylaws of Booth Creek Ski Acquisition Corp.
 *3.11     Amended and Restated Certificate of Incorporation of
           Waterville Valley Ski Resort, Inc.
 *3.12     Bylaws of Waterville Valley Ski Resort, Inc.
 *3.13     Amended and Restated Certificate of Incorporation of Mount
           Cranmore Ski Resort, Inc.
 *3.14     Bylaws of Mount Cranmore Ski Resort, Inc.
 *3.15     Amended and Restated Articles of Incorporation of Ski Lifts,
           Inc.
 *3.16     Bylaws of Ski Lifts, Inc.
 *3.17     Certificate of Incorporation of Grand Targhee Incorporated.
 *3.18     Bylaws of Grand Targhee Incorporated.
 *3.19     Articles of Incorporation of B-V Corporation.
 *3.20     Bylaws of B-V Corporation.
 *3.21     Certificate of Incorporation of Targhee Company.
 *3.22     Bylaws of Targhee Company.
 *3.23     Certificate of Incorporation of Targhee Ski Corp.
 *3.24     Bylaws of Targhee Ski Corp.
 *4.1      Indenture dated as of March 18, 1997 by and among Booth
           Creek Ski Holdings, Inc., as Issuer, Trimont Land Company,
           Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Waterville
           Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc.,
           Booth Creek Ski Acquisition Corp., Ski Lifts, Inc., Grand
           Targhee Incorporated, B-V Corporation, Targhee Company and
           Targhee Ski Corp., as Subsidiary Guarantors, and Marine
           Midland Bank, as trustee (including the form of 12 1/2%
           Senior Note due 2007 and the form of Guarantee).

 *4.2      Supplemental Indenture No. 1 to Indenture dated as of April
           25, 1997 by and among Booth Creek Ski Holdings, Inc., as
           Issuer, Trimont Land Company, Sierra-at-Tahoe, Inc., Bear
           Mountain, Inc., Waterville Valley Ski Resort, Inc., Mount
           Cranmore Ski Resort, Inc., Booth Creek Ski Acquisition
           Corp., Ski Lifts, Inc., Grand Targhee Incorporated, B-V
           Corporation, Targhee Company and Targhee Ski Corp., as
           Subsidiary Guarantors, and Marine Midland Bank, as trustee.
 *4.3      Registration Rights Agreement dated as of March 18, 1997 by and among Booth Creek Ski Holdings, Inc., as Issuer, Trimont
           Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
           Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
           Resort, Inc., Booth Creek Ski Acquisition Corp., Ski Lifts,
           Inc., Grand Targhee Incorporated, B-V Corporation, Targhee
           Company and Targhee Ski Corp., as Subsidiary Guarantors, and
           CIBC Wood Gundy Securities Corp.
 *4.4      Securities Purchase Agreement dated as of March 13, 1997, by and among Booth Creek Ski Holdings, Inc., Trimont Land
           Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
           Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
           Resort, Inc., Booth Creek Ski Acquisition Corp. and Ski
           Lifts, Inc. and CIBC Wood Gundy Securities Corp.
 *5.1      Opinion of Winston & Strawn.
*10.1      Amended and Restated Credit Agreement dated as of March 18,
           1997 among Booth Creek Ski Holdings, Inc., Booth Creek Ski
           Acquisition Corp., Trimont Land Company, Sierra-at-Tahoe,
           Inc., Bear Mountain, Inc., Waterville Valley Ski Resort,
           Inc., Mount Cranmore Ski Resort, Inc., Ski Lifts, Inc.,
           Grand Targhee Incorporated and The First National Bank of
           Boston.
*10.2      Purchase and Sale Agreement dated as of August 30, 1996 by and between Waterville Valley Ski Area, Ltd., Cranmore,
           Inc., American Skiing Company and Booth Creek Ski
           Acquisition Corp.
*10.3      Subordinated Promissory Note dated November 27, 1996 issued by Booth Creek Ski Acquisition Corp.,Waterville Valley Ski
           Resort, Inc. and Mount Cranmore Ski Resort, Inc. to American
           Skiing Company.
*10.4      Stock Purchase and Indemnification Agreement dated as of
           November 26, 1996 among Booth Creek Ski Holdings, Inc.,
           Fibreboard Corporation, Trimont Land Company,
           Sierra-at-Tahoe, Inc. and Bear Mountain, Inc.
*10.5      Escrow Agreement dated December 3, 1996 by and among
           Fibreboard Corporation, Booth Creek Ski Holdings, Inc. and
           First Trust of California.
*10.6      Purchase Agreement dated February 11, 1997 among Booth Creek
           Ski Holdings, Inc., Grand Targhee Incorporated, Moritz O.
           Bergmeyer and Carol Mann Bergmeyer.
*10.7      Promissory Note dated February 11, 1997 issued by Grand
           Targhee Incorporated to Booth Creek Ski Holdings, Inc.
*10.8      Stock Purchase Agreement dated as of February 21, 1997 by
           and between Booth Creek Ski Holdings, Inc., William W.
           Moffett, Jr., David R. Moffett, Laurie M. Padden,
           individually and as custodian for Christina Padden, Jennifer
           Padden and Mary M. Padden, Stephen R. Moffett, Katharine E.
           Moffett, Frances J. DeBruler, individually and as
           representative of the Estate of Jean S. DeBruler, Jr.,
           deceased, and Peggy Westerlund, and David R. Moffett, as
           representative.
*10.9      Preferred Stock Purchase Agreement dated as of February 21,
           1997 by and between DRE, L.L.C., William W. Moffett, Jr.,
           David R. Moffett, Laurie M. Padden, individually and as
           custodian for Christina Padden, Jennifer Padden and Mary M.
           Padden, Stephen R. Moffett, Katharine E. Moffett, Frances J.
           DeBruler, individually and as representative of the Estate of Jean S. DeBruler, Jr., deceased, and Peggy Westerlund and
           David R. Moffett, as representative.
*10.10     Management Agreement dated as of November 27, 1996 by and
           between Booth Creek Ski Holdings, Inc. and Booth Creek, Inc.
*10.11     Letter Agreement dated December 3, 1996 between Booth Creek
           Ski Holdings, Inc. and Nanci N. Northway.
*10.12     Ski Area Term Special Use Permit No. 4002/01 issued by the
           United States Forest Service to Waterville Valley Ski
           Resort, Inc.
*10.13     Ski Area Term Special Use Permit No. 5123/01 issued by the
           United States Forest Service to Bear Mountain, Inc.

*10.14     Ski Area Term Special Use Permit No. 4186/01 issued by the
           United States Forest Service to Sierra-at-Tahoe, Inc.
*10.15     Ski Area Term Special Use Permit No. 4033/01 issued by the
           United States Forest Service to Grand Targhee Incorporated.
*10.16     Ski Area Term Special Use Permit No. 4127/09 issued by the
           United States Forest Service to Ski Lifts, Inc.
*10.17     Annual Special Use Permit Nos. 4127/19 & 4127/19 issued by the United States Forest Service to Ski Lifts, Inc.
*10.18     Amendment No. 1 to Credit Agreement as Amended and Restated
           dated as of June 15, 1997 among Booth Creek Ski Holdings,
           Inc., Booth Creek Ski Acquisition Corp., Trimont Land
           Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
           Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
           Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
           and BankBoston, N.A.
*12.1      Statement Regarding Computation of Ratio of Earnings to
           Fixed Charges.
*21.1      Subsidiaries of the Registrants.
*23.1      Consents of Ernst & Young LLP.
*23.2      Consent of Arthur Andersen LLP.
*23.3      Consent of Coopers & Lybrand L.L.P.
*23.4      Consent of Feldhake & Associates, P.C.
*23.5      Consent of Winston & Strawn (included in Exhibit 5.1)
*24.1      Powers of Attorney.
*25.1      Statement of Eligibility of Trustee.
*27.1      Financial Data Schedule.
*99.1      Form of Letter of Transmittal.
*99.2      Form of Notice of Guaranteed Delivery.
*99.3      Form of Tender Instructions.


---------------
* Previously filed.

(b) Financial Statement Schedules:

     None.

ITEM 22. UNDERTAKINGS.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) Each undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

        (5) Each registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

        (7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

        (8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (9) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

       (10) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          BOOTH CREEK SKI HOLDINGS, INC.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer
              Nanci N. Northway                  (principal financial and accounting
                                                 officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          TRIMONT LAND COMPANY

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer
              Nanci N. Northway                  (principal financial and accounting
                                                 officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          SIERRA-AT-TAHOE, INC.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer
              Nanci N. Northway                  (principal financial and accounting
                                                 officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          BEAR MOUNTAIN, INC.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer
              Nanci N. Northway                  (principal financial and accounting
                                                 officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          BOOTH CREEK SKI ACQUISITION CORP.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                        DATE
                  ---------                                       -----                        ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and    July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial        July 14, 1997
---------------------------------------------    Officer (principal financial and
              Nanci N. Northway                  accounting officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          WATERVILLE VALLEY SKI RESORT, INC.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                        DATE
                  ---------                                       -----                        ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and    July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial        July 14, 1997
---------------------------------------------    Officer (principal financial and
              Nanci N. Northway                  accounting officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          MOUNT CRANMORE SKI RESORT, INC.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                        DATE
                  ---------                                       -----                        ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and    July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial        July 14, 1997
---------------------------------------------    Officer (principal financial and
              Nanci N. Northway                  accounting officer)



*By:  /s/ NANCI N. NORTHWAY

     ---------------------------
          Nanci N. Northway
         (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          SKI LIFTS, INC.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer (principal financial and
              Nanci N. Northway                  accounting officer)


*By:  /s/ NANCI N. NORTHWAY

     ---------------------------
          Nanci N. Northway
         (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          GRAND TARGHEE INCORPORATED

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer (principal financial and
              Nanci N. Northway                  accounting officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          B-V CORPORATION

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer (principal financial and
              Nanci N. Northway                  accounting officer)

             *  JEFFREY J. JOYCE                 Director                                    July 14, 1997
---------------------------------------------
              Jeffrey J. Joyce

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          TARGHEE COMPANY

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial          July 14, 1997
---------------------------------------------    Officer (principal financial and
              Nanci N. Northway                  accounting officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of July 14, 1997.


                                          TARGHEE SKI CORP.

                                          By:     /s/ NANCI N. NORTHWAY

                                            ------------------------------------
                                                     Nanci N. Northway
                                             Vice President and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                         DATE
                  ---------                                       -----                         ----

          *  GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and     July 14, 1997
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ NANCI N. NORTHWAY                Vice President and Chief Financial         July 14, 1997
---------------------------------------------    Officer
              Nanci N. Northway                  (principal financial and accounting
                                                 officer)

          *By /s/ NANCI N. NORTHWAY
  ----------------------------------------
              Nanci N. Northway
             (Attorney-in-Fact)